Registration No. 333-279357

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 10)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	8741	90-0687379
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

95 Bulldog Blvd, Suite 202

Melbourne, Florida 32901-1932

(321) 725-0090

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lance Friedman

Chief Executive Officer

First Choice Healthcare Solutions, Inc.

95 Bulldog Blvd, Suite 202

Melbourne, Florida 32901

(321) 725-0090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Arthur S. Marcus, Esq.	Thomas J. Poletti, Esq.
Sichenzia Ross Ference Carmel LLP	Manatt, Phelps & Phillips LLP
1185 Avenue of the Americas, 31 Fl.	695 Town Center Drive, 14th Floor
New York, NY 10036	Costa Mesa, CA 92626
(212) 930-9700	(714) 371-2500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) ☐

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses:

(i)	one to be used in connection with the initial public offering of an aggregate of 3,800,000 shares of our Series D Convertible Preferred Stock, par value $0.001 per share (the “Offered Preferred Stock”) and warrants (the “Warrants”) to purchase up to 3,800,000 shares of our Series D Convertible Preferred Stock, par value $0.001 per share. Each share of the Offered Preferred Stock we sell in this offering will be accompanied by one Warrant to purchase one share of Series D Preferred Stock. The shares of Offered Preferred Stock and the Warrants will be issued separately but can only be purchased together in this offering. The Offered Preferred Stock and the Warrants will be convertible and exercisable, as the case may be, immediately upon issuance, and the Warrants will expire on the fifth anniversary of the initial issuance date. The Offered Preferred Stock will be convertible at an assumed initial conversion price of $5 per share and the Warrants will be exercisable at an assumed initial exercise price of $5 per share. This initial public offering also relates to: (a) shares of common stock issuable upon the conversion of the Offered Preferred Stock, (b) payment of dividends accrued on the Offered Preferred Stock in shares of common stock upon conversion of the Offered Preferred Stock, (c) the shares of Series D Convertible Preferred Stock issuable upon exercise of the Warrants (such shares of Series D Convertible Preferred Stock, the “Warrant Preferred Stock”), (d) the shares of common stock issuable from time to time upon the conversion of the Warrant Preferred Stock, (e) payment of dividends accrued on the Warrant Preferred Stock in shares of common stock upon conversion of the Warrant Preferred Stock, and (f) the additional shares of common stock issuable from time to time upon conversion of the Series D Convertible Preferred Stock sold hereunder if the conversion price is lower than the initial conversion price of $5 per share. The aforementioned securities in the initial public offering will be sold through the underwriter named on the cover page of this prospectus (the “IPO Prospectus”); and

(ii)	one to be used in connection with the potential resale by selling stockholders of up to 3,000,010 shares of common stock which includes 51,114 shares issuable upon the exercise of certain outstanding warrants (the “Resale Prospectus”).

The IPO Prospectus and the Resale Prospectus will be identical in all respects except for the alternate pages for the Resale Prospectus included herein which are labeled “Alternate Pages for Resale Prospectus.”

The Resale Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different offering sections in the Prospectus Summary section;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Resale Prospectus;

●	the Dilution section is deleted from the Resale Prospectus;

●	A Selling Stockholder section is included in the Resale Prospectus;

●	the Underwriting section from the IPO Prospectus is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriters.

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the IPO Prospectus.

While the selling stockholders have expressed an intent not to sell the common stock registered pursuant to the Resale Prospectus prior to the closing of or concurrently with the initial public offering, the sales of our securities registered in the IPO Prospectus and the common stock registered in our Resale Prospectus may result in two offerings taking place sequentially or concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page 17 of the IPO Prospectus.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED January 30, 2026

3,800,000 Shares of Series D Convertible Preferred Stock

3,800,000 Shares of Common Stock Underlying the Series D Convertible Preferred Stock

Up to 1,710,000 Shares of Common Stock Issuable Upon Payment of all Dividends Accrued on the Series D Convertible Preferred Stock

Warrants to Purchase 3,800,000 Shares of Series D Convertible Preferred Stock

3,800,000 Shares of Series D Convertible Preferred Stock Issuable Upon Exercise of Warrants

3,800,000 Shares of Common Stock Issuable Upon Conversion of the

Series D Convertible Preferred Stock Underlying the Warrants

Up to 1,710,000 Shares of Common Stock Issuable Upon Payment of all Dividends Accrued on the Series D Convertible Preferred Stock Underlying the Warrants

190,000 Additional Shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock if the conversion price is lower than the initial conversion price of $5 per share

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

This is a firm commitment public offering of up to an aggregate of 3,800,000 shares of our Series D Convertible Preferred Stock, par value $0.001 per share (the “Offered Preferred Stock”) and warrants (the “Warrants”) to purchase up to 3,800,000 shares of our Series D Convertible Preferred Stock, par value $0.001 per share. Each share of Offered Preferred Stock we sell in this offering will be accompanied by one Warrant to purchase one share of our Series D Convertible Preferred Stock. The shares of Offered Preferred Stock and the Warrants will be issued separately but can only be purchased together in this offering. The Offered Preferred Stock and the Warrants will be convertible and exercisable, as the case may be, immediately upon issuance, and the Warrants will expire on the fifth anniversary of the initial issuance date. The Offered Preferred Stock will be convertible at an assumed initial conversion price of $5 per share (“the “Conversion Price”) and the Warrants will be exercisable at an assumed initial exercise price of $5 per share. This initial public offering also relates to: (a) up to 3,800,000 shares of common stock issuable upon the conversion of the Offered Preferred Stock, (b) up to 1,710,000 shares of common stock representing payment of dividends accrued on the Offered Preferred Stock in shares of common stock upon conversion of the Offered Preferred Stock, (c) up to 3,800,000 shares of Series D Convertible Preferred Stock issuable upon exercise of the Warrants (such shares of Series D Convertible Preferred Stock, the “Warrant Preferred Stock”), (d) up to 3,800,000 shares of common stock issuable from time to time upon the conversion of the Warrant Preferred Stock, (e) up to 1,710,000 shares of common stock representing payment of dividends accrued on the Warrant Preferred Stock in shares of common stock upon conversion of the Warrant Preferred Stock, and (f) up to 190,000 additional shares of common stock issuable from time to time upon conversion of the Series D Convertible Preferred Stock sold hereunder if the conversion price is lower than the initial conversion price of $5 per share.

Altogether we are registering 12,863,000 shares of Common Stock, which represents our reasonable good-faith estimate of how many shares of common stock may be issuable from time to time upon conversion of the Series D Convertible Preferred Stock (including the conversion of the Offered Preferred Stock and the conversion of the Warrant Preferred Stock underlying the Warrants) and payment of dividends accrued on the Series D Convertible Preferred Stock in shares of common stock upon conversion of the Series D Convertible Preferred Stock (assuming the immediate conversion of all of the Warrants).

We will have one closing for all the securities purchased in this offering. The combined public offering price per share of the Offered Preferred Stock and the Warrant will be fixed for the duration of this offering.

All share and Warrant numbers are based on an assumed combined public offering price of $5 per share of the Offered Preferred Stock and the accompanying Warrant and an assumed conversion price of $5 per share, and an assumed exercise price of $5 per share. The actual combined public offering price per share of the Offered Preferred Stock and Warrant will be determined through negotiation among us and the representative of the underwriters (the “representative”) based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the assumed combined public offering price may not be indicative of the final combined public offering price. There is no established trading market for the Offered Preferred Stock or the Warrants, and we do not expect a market to develop.

We do not intend to apply for a listing of the Series D Convertible Preferred Stock or the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series D Convertible Preferred Stock and the Warrants will be limited.

The Certificate of Designation for our Series D Convertible Preferred Stock contains anti-dilution provisions, which provisions require the lowering of the Conversion Price on any unconverted Series D Convertible Preferred Stock Preferred Stock to the purchase price of future offerings by us (subject to certain exclusions). If in the future we issue securities for less than the Conversion Price of our Series D Convertible Preferred Stock, we will be required to reduce the relevant Conversion Price of any unconverted Series D Convertible Preferred Stock, which will result in a greater number of shares of Common Stock being issuable upon conversion, which in turn will have a greater dilutive effect on our shareholders. In addition, as there is no floor price on the Conversion Price, we cannot determine the total number of shares issuable upon conversion. As such, it is possible that we may not have sufficient available shares to satisfy the conversion of the Series D Convertible Preferred Stock if we enter into a future transaction that results in the reduction of the Conversion Price. If we do not have sufficient available shares for any Series D Convertible Preferred Stock conversions, we will be required to increase our authorized shares, which may not be possible and will be time consuming and expensive. The potential for such Conversion Price adjustments may depress the price of our Common Stock regardless of our business performance, and, as a result, we may find it more difficult to raise additional equity capital while our Series D Convertible Preferred Stock is outstanding. See “Risk Factors” for additional information.

Concurrent with this offering, we are also offering 3,000,010 shares of common stock of the Company that may be sold from time to time by the selling stockholders named in the Resale Prospectus. 51,114 of such shares are issuable upon the exercise of warrants that two selling stockholders have agreed to exercise upon the effective date of the registration statement. The selling stockholders must sell their shares at a fixed price per share of $5.00, which is the per share price of the shares being offered in our initial public offering, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by the Resale Prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

Upon the completion of the contemplated 1 for 2,000 reverse split (which was approved by the Board of Directors of the Company on September 15, 2024) applicable to all the shares currently held by all of the three current largest shareholders followed by the offering under the IPO Prospectus and the Resale Prospectus, we anticipate that our current three largest shareholders of common stock will collectively hold less than approximately 1% of our total voting power. Additionally, Lance Friedman, our Chief Executive Officer, holds all of the 4 outstanding shares of our Series A Super Voting Preferred Stock, entitled to that number of votes equal to the number of votes that all issued and outstanding shares of the Common Stock and all other voting securities of the Company are entitled to, as of any such date of determination, plus one million (1,000,000) votes. Upon completion of the offering, all of the 4 outstanding shares of our Series A Super Voting Preferred Stock will be cancelled and none of the Series A Super Voting Preferred Stock will be outstanding. Since no individual, company or persons acting as a group (as described in Section 13(d) of the Securities Exchange Act of 1934, as amended) will own a majority of our voting power at the closing of the offering, we will not be a “controlled company” under the corporate governance standards for companies listed on the NYSE American, although it is possible that we may become a “controlled company” in the future if our executive officers and directors decide to form a group. See also “Risk Factors - Risks Related to this Offering and Our Securities.”

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant (1)	Total (2)
Public offering price	$5.00	$19,000,000
Underwriting discounts and commissions (3)	$0.40	$1,520,000
Proceeds to us (before expenses)	$4.60	$17,480,000

(1)	The per share price represents the combined public offering price for one share of Offered Preferred Stock and a Warrant to purchase one share of common stock. The price of a share of the Offered Preferred Stock and accompanying Warrant in this prospectus assumes a combined public offering price of $5 per share and accompanying Warrant and a conversion price and exercise price per share of the Offered Preferred Stock and per Warrant of $5 per share, as the case may be.

(2)	Assumes no exercise of the over-allotment option to purchase units we have granted to the underwriters as described below. See “Underwriting” on page 73 for a description of total compensation payable to the underwriters.

(3)	Does not include a reasonable and accountable out-of-pocket expenses not exceeding $75,000 payable to RBW Capital Partners LLC acting through Dawson James Securities, Inc. (the “Representative”), the representative of the underwriters. See “Underwriting” on page 73 for a description of compensation payable to the underwriters.

We have granted the underwriters a 45-day option to purchase from us, at the public offering price, less the underwriting discounts, up to 570,000 additional shares of Offered Preferred Stock and/or Warrants to purchase up to 570,000 shares of Warrant Preferred Stock, solely to cover over-allotments, if any. This offering also relates to the additional shares of Offered Preferred Stock and Warrants to purchase shares of Warrant Preferred Stock, issuable upon exercise of the over-allotment option, if any, the common shares issuable upon the exercise of such Offered Preferred Stock and such Warrant Preferred Stock and the shares of common stock issuable upon payment of any dividends accrued on such Offered Preferred Stock and such Warrant Preferred Stock.

Unless otherwise noted, the share and per share information in this prospectus reflects, other than our historical financial statements and the notes thereto, a proposed 1 for 2,000 reverse stock split of the 32,958,288 shares of common stock of the Company outstanding as of January 30, 2026 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split does not apply to shares exchanged for notes and certain other liabilities or issued related to the purchases of Pointe Med/LiveWell and The Good Clinic.

The delivery to the purchasers of the shares of Offered Preferred Stock and Warrants in this offering is expected to be made on or about ___________, 2025, subject to satisfaction of certain customary closing conditions.

RBW Capital Partners LLC

Securities offered through Dawson James Securities, Inc., a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc. (FINRA)

The date of this prospectus is __________, 2025

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find Additional Information” before making your investment decision. You should rely only on the information provided in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

This prospectus includes important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in or incorporated by reference this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. All of the summaries in this prospectus are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or incorporated by reference in this prospectus or contained in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the underwriters are not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained in this prospectus is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information contained therein has been obtained from third-party sources believed to be dependable. We have not commissioned any of the industry publications or other reports generated by third-party providers that we refer to in or incorporate by reference into this prospectus. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, investors should not place undue reliance on such data and information.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use of or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended for, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 17 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing. You should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and our financial statements and the related notes appearing at the end of this prospectus, before making an investment decision. Except as otherwise indicated, references to “we,” “us,” “our,” and the “Company” refer to First Choice Healthcare Solutions, Inc., and its wholly owned subsidiaries. Unless otherwise indicated, all share numbers will be revised to reflect a 1 for 2,000 reverse stock split of the 32,958,288 shares of common stock of the Company outstanding as of January 30, 2026 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split does not apply to shares offered under the Resale Prospectus as well as shares to be exchanged for notes and certain other liabilities or to be issued related to the purchases of Pointe Med/LiveWell and The Good Clinic.

Business Overview

First Choice Healthcare Solutions, Inc. (“FCHS,” “the Company,” “we,” “our” or “us”) is actively engaged in pivoting the Company’s strategy away from our historic orthopedic business model to a strategy of developing a national chain of innovative primary care and wellness clinics focused on providing life improvement services (anti-aging, weight management, and hormone replacement) and pharmacy services, in key high growth markets throughout the U.S. Although we still provide rehabilitative services on a limited basis, such as Physical Therapy, concurrent with the completion of this offering we will terminate all of our remaining legacy orthopedic and Physical Therapy services and focus the company resources on our strategy of building and operating primary care and wellness clinics.

Operating Subsidiaries

We have operated as First Choice Healthcare Solutions, Inc., a Delaware corporation, since February 13, 2012. Our corporate address is 95 Bulldog Blvd., Suite, 202, Melbourne, Florida, 32901 and our phone number is 321-725-0090. Our corporate website address is www.myfchs.com. The information contained on our website is not incorporated by reference herein. We have historically operated our business through two wholly owned subsidiaries. FCID Medical, Inc. (“FCID Medical”) is the subsidiary under which we own and operate First Choice Medical Group of Brevard, LLC, (“FCMG”), our original medical services practice. The second wholly owned subsidiary, The Good Clinic Properties, LLC is the subsidiary under which we have leased clinic facilities. During the nine months ended September 30, 2025 and 2024, the Company posted net losses of approximately $3.5 million and $3.9 million and corresponding cash outflows from operations of approximately $0.55 million and $0.68 million, respectively. As of September 30, 2025 and December 31, 2024, the Company had an accumulated deficit of approximately $71.3 million and $67.8 million, respectively. For the years ended December 31, 2024 and 2023, the Company experienced net losses of approximately $3.8 million and $8.2 million, respectively, and corresponding cash outflows from operations of $1.7 million and $6.8 million, respectively. As of December 31, 2024 and 2023, the Company had an accumulated deficit of approximately $67.8 million and $63.9 million, respectively.

Our go forward strategy will be executed using a corporate structure of centralized management services designated as Leading Primary Care, Inc. (which will be the Company’s name after the proposed name change from First Choice Healthcare Solutions, Inc.) with three operating subsidiaries, Live Well Medical Group (comprised of the primary care clinic locations nationally), The Good Clinic Properties, Inc. (which holds leases on all physical clinic locations), and Live Well Drugstore, Inc. (comprised of our current and future compounding pharmacy operations). The Company is reviewing consumer-facing branding and retains the option to rebrand clinic sites with the Live Well MD acquired trademark.

The current and proposed corporate structure of the Company is as follows:

Current Corporate Structure:

Proposed Corporate Structure:

Our Legacy Healthcare Services Business

Historically, we offered fully integrated Orthopedic services, delivering diagnostics, surgery and treatment services. In addition, we offered a suite of imaging services, including X-Ray, MRI and ultrasound. The scope of quality of life services included interventional and pain management, orthopedic urgent care services, as well as physical and occupational therapy recovery services in the below areas.

Orthopedic

●	Foot & ankle service treating achilles tendonitis, tears, bunions, diabetic foot problems and ankle arthritis.

●	Hand & arm Service treating hand and elbow disorders, carpal tunnel syndrome, trigger finger, nerve injuries, and complex hand & elbow fractures.

●	Hip & knee replacement service with healthcare providers specializing in innovative approaches to total hip replacement and total knee replacement using minimally invasive techniques.

●	Sports medicine services providing comprehensive treatment for sports-related injuries from recreational, amateur and professional sports.

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Interventional Pain and Pain Management

●	First Choice Medical Group was a full musculoskeletal (MSK) wellness center for patients who have chronic musculoskeletal pain. Patients received treatment, guidance, and support to get back to living pain free.

●	Pharmacogenetic testing was used to minimize patient reactions to medications.

●	First Choice Medical Group offered alternatives to opioids such as pain pumps which are considered more effective than oral medication that allows meds to be absorbed quicker and more directly.

●	Outpatient ambulatory surgery for pain management.

●	L2 procedure room with Phillips C-arm, offering efficient procedures in a timely manner.

Physical Therapy/Occupational Therapy

●	First Choice Medical Group had multiple locations for physical therapy, geographically pinpointed for patient convenience.

●	First Choice Medical Group offered on-site custom splinting.

●	Physical therapists were trained in multiple modalities of treatment: Graston Technique®, Lymphedema wrapping, Acupuncture, Dry Needling, and Cupping.

●	First Choice Physical Therapy conducted free educational classes for the community to receive education regarding balance, back pain, etc.

●	Offered on site support to community for workplace ergonomics.

●	Provided onsite occupational health, including employer testing and exams.

In 2023, we began the transition to our future growth strategy, we curtailed offerings in certain services and focused on offering physical and occupational therapy. As stated previously, as part of our strategic shift to a national chain of primary care and wellness clinics, we will terminate all previously offered orthopedic and physical therapy services.

Material Corporate Events

As a result of the criminal charges brought against our former Chief Executive Officer, which he pled guilty to, we became involved in multiple legal proceedings which ultimately resulted in the Company being forced to file bankruptcy. See “Risk Factors-Our former Chief Executive Officer, Christian C. Romandetti, Sr. was arrested on November 15, 2018, on a conspiracy to commit securities fraud charges.” On June 15, 2020, the Company and its operating subsidiaries filed for bankruptcy in the Middle district of Florida. On February 22, 2021, the Company’s reorganization plan related to the Company’s June 15, 2020, filing of bankruptcy in the Middle district of Florida was confirmed. As a result of the confirmation, all litigation was settled or converted into unsecured creditors. In addition, the temporary equity classification relating to Steward Healthcare’s March 2018 investment in the Company was eliminated as part of a settlement agreement with Steward Healthcare. The final decree was granted on April 27, 2022, whereby the Company exited bankruptcy. See the Explanatory Note to this report above and further details in Note 13 to the consolidated financial statements of the Company for the fiscal year ended December 31, 2023.

On June 25, 2020, a new board was seated, and our current CEO was appointed.

Strategic Pivot

In February of 2023, three of our four board members resigned as the Company management made the strategic decision to pivot away from the orthopedic services model, described above, to leveraging our management services infrastructure to support the development and growth of a national chain of branded primary care and wellness clinics following our exit from bankruptcy. The Company has eliminated all former services other than select Physical Therapy support. Following these resignations and shift in company strategy, our sole board member is Mr. Lance Friedman, the Company’s Chief Executive Officer (“CEO”). The Company has identified new board members and intends to bring in such people to fill the full Board of Directors upon the completion of this offering.

To establish this new strategy, we took the following steps which will be completed immediately after the closing of this offering:

●	On July 20, 2023, the Company entered into a definitive purchase agreement to acquire all of the shares of the capital common stock of Pointe Medical Services, Inc., a Florida corporation, Pointe Med Pharmacy, Inc., a Florida corporation, Livewell MD, LLC, a Florida limited liability company, and Livewell Drugstore, LLC, d/b/a TruLife Pharmacy, a Florida limited liability company (collectively “Pointe Med Pharmacy”) for $15,800,000 to be paid in a combination of cash, assumption and/or payoff of debt, stock issuance, earn out, and performance bonus. Minority shareholders of Livewell Drugstore, LLC will be given as consideration a fixed amount of restricted common stock in connection with the stock purchase of Livewell Drugstore, Inc. as is allocated based upon the Seller’s valuation of Livewell Drugstore, LLC multiplied by the minority shareholder ownership percentage.

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●	On January 25, 2024, the Company entered into an asset purchase agreement to acquire all of the physical property (primarily medical equipment, furniture and fixtures) and intangible assets (comprising the goodwill and the trademark ‘The Good Clinic’ registered on April 6, 2021 (Trademark No. 90077963)) of The Good Clinic, Inc. a Minnesota company, which is a primary care clinic concept specializing in providing whole person primary care and wellness, in an all-stock deal for $3,500,000.

We are currently working towards closing the transactions contemplated by the definitive purchase agreement for PointeMed Pharmacy and the asset purchase agreement with The Good Clinic, Inc. and plan to complete both the transactions immediately after the closing of the offering. We expect to be able to commence operations for the primary care and wellness clinics as part of our new strategy starting March 1, 2026.

Our Growth Strategy

Our go forward strategy is to utilize our two acquisitions and the current administrative infrastructure to create a national system of innovative, branded primary care and wellness clinics. Our strategic commitment is to provide a more effective medical “home” by redefining primary care, through personalization of care and a broad spectrum of healthcare services that focus on improving the quality of life for our clients at every stage of their lives. We intend to deliver on this promise by providing a personalized care plan based on the client’s specific health needs / goals and their individual body chemistries. This will include an assessment of their current health state, a review of their current diet and lifestyle choices, as well as a battery of lab and genetic tests designed to determine any imbalances in their body functions.

While we are confident in the market size of our business opportunity, the strength of our strategy, and the experience of our management team, we face well established, specialized competitors including but not limited to virtual competitors (e.g. Hims, Ro, REX MD, or Renew Youth for men’s health, Alloy and Midi for women’s health), brick and mortar clinics (e.g. Revibe, Herself Health, Oak Street Medical, or One Medical), and individual private practices specializing in a subset of the services we will provide. The market for healthcare solutions including primary care clinics, online medical providers and compounding pharmacies is highly competitive. We operate in a fragmented healthcare market with direct and indirect competitors that offer varying levels of systemic medical services. Our financial success is contingent on our ability to address the needs of patients efficiently and with superior service experience and medical outcomes compared to our competitors. This shift in strategy and operational investment carries with it a number of risks, including but not limited to the availability of financing for implementing the business plan for our new strategy, difficulties in integrating the acquisitions of PointeMed and the assets of The Good Clinic, Inc., within the new strategy as well as obtaining and maintaining regulatory approvals on an ongoing basis. Failing to meet or exceed our client’s customer service expectations or failing to properly communicate the perceived benefits of our clinics and service offerings or failing to attract and retain the quality staff required to deliver our planned healthcare services would result in the company missing our revenue and profitability targets. Although there are significant business, investment, and financial risks in launching this new healthcare concept, we believe our strategy of combining a full suite of primary care services and the specialized services of our competition in an operational environment focused on providing high quality care, excellent customer experience, personalized care plans and personalized medications has the potential to deliver our desired financial performance.

Competition in our market involves rapidly changing technologies, evolving regulatory requirements and industry expectations, frequent new product and service introductions and changes in customer and patient requirements. If we are unable to keep pace with the evolving needs of our clients and continue to develop and introduce new applications and services in a timely and efficient manner, demand for our solutions and services may be reduced and our business and results of operations would be harmed. Accordingly, we cannot guarantee we will succeed in executing our strategy. See “Risk Factors” section of this prospectus for a discussion of the risks and challenges facing the Company in implementing and achieving our Growth Strategy.

Our provider staff will be comprised almost exclusively of licensed, advanced degreed nurse practitioners (“Nurse Practitioners”) supported by medical assistants and patient service administrative staff in each of our clinic sites. Our expansion plan is to focus on the 27 states and the District of Columbia that allow Nurse Practitioners full practice authority. Full practice authority means that Nurse Practitioners can diagnose, treat, prescribe medications, and manage patient care without physician oversight or collaboration. Nurse Practitioners with full practice authority have the autonomy to practice to the full extent of their education and training, Full practice authority states grant Nurse Practitioners the authority to work in a hospital, in private practice, independent clinics (e.g., The Good Clinic and Live Well sites we will establish), or other health care facilities without restrictions.

The lower labor costs of employing Nurse Practitioners provide an approximate 25% margin improvement over the traditional primary care offices staffed with medical doctors. Additionally, studies prove Nurse Practitioners deliver care equal to and in some measures better than their physician counterparts.1 Our primary care clinics will offer a robust suite of primary care services which are typically reimbursed in most commercial insurance policies and governmental insurance programs such as Medicare, Medicaid, and TriCare. These services will include:

●	Preventive care: Annual physical exams, vaccinations and immunizations, Screenings (e.g., blood pressure, cholesterol, cancer, diabetes), health risk assessments, counseling on healthy lifestyle choices;
●	Diagnosis and treatment of acute conditions: Cold, flu, and respiratory infections, minor injuries (e.g., sprains, cuts), Urinary tract infections (UTIs), gastrointestinal issues (e.g., indigestion, nausea);
●	Chronic disease management: Diabetes care, hypertension (high blood pressure) management, asthma and chronic obstructive pulmonary disease (COPD), heart disease and hyperlipidemia (high cholesterol);
●	Women’s health services: Pap smears and pelvic exams, family planning and contraception, prenatal and postpartum care;
●	Men’s health services: Prostate exams, testicular exams, screening for erectile dysfunction;
●	Mental health care: Depression and anxiety screenings, stress management and counseling, substance abuse screenings, referrals for specialized mental health services;
●	Pediatric care: Well-child visits, growth and development monitoring, vaccinations and immunizations, acute illness care for children (e.g., ear infections, colds);
●	Geriatric care: Health assessments for older adults, fall risk assessments, management of age-related conditions (e.g., arthritis, memory loss);
●	Coordination of care and referrals: Referrals to specialists (e.g., cardiologists, dermatologists); and
●	Health education and counseling: Diet and nutrition advice, smoking cessation programs, exercise and fitness recommendations, chronic disease prevention.

Our current proformas and financial projections estimate these primary care services will represent approximately 85% of our clinic level revenue. The remaining 15% of our projected clinic level revenue will be generated by a suite of quality-of-life services to include anti-aging regenerative medicine, hormone replacement therapy, Botox treatments, cosmetic dermatology, medically assisted weight management, and biohacking which are primarily self-pay. Under the self-pay model, the patient pays for the healthcare services out of pocket without the expectation of any reimbursement from private or governmental insurance plans/ services. Offering services outside a patient’s insurance plan may require the company to discount these services, which in turn could negatively impact our revenue and profitability targets set for these services. For additional details regarding the risks in relation to such quality of life services under the new growth strategy being primarily self-pay, please see “Risk Factors - Our quality of life services will be based primarily on the self-pay model, which could lead to fewer patients utilizing these services or the need for us to discount such services, which could limit our growth and negatively impact our operations resulting in us missing our financial projections.” on page 24.

We intend to differentiate our clinics from our competition by establishing our centers as the premier destinations for patient-centric personalized care, coordinated across our patients’ entire care continuums. By doing so, we expect to deliver more meaningful and collaborative provider-patient experiences, more effective treatment plans, faster recoveries, and reduced costs resulting from improved care coordination.

Our business model is centered on providing the right personalized care to patients with the objective of improving their overall quality of life. Our providers will have the ability to offer a robust suite of primary care services as well as refer patients to our on-site laboratory diagnostic, internal compounding pharmacy, and quality of life services when medically appropriate. By consolidating our primary care suite of services with both these cutting-edge quality of life services (which are generally self-pay services) and with our internal compounding pharmacy we believe that we will not only deliver a better healthcare experience for our clients, but we will also deliver greater revenue opportunity for the clinics through the sale of prescription medications and over the counter nutraceuticals at attractive margins for the Company.

Immediately after the closing of this offering, we will use the proceeds to, among other uses, complete the 100% stock purchase acquisition of LiveWell Drugstore, a currently operating compounding pharmacy. We intend to immediately utilize the current and unused capacity of this successful compounding pharmacy to facilitate our differentiating clinical strategy of offering personalized treatment plans enhanced with personalized prescription medication, when medically appropriate, at an overall lower cost for our clients. Our ability to deliver on this promise is the proven operations of the acquired medication compounding facility, offering both sterile and nonsterile formulations, that will fulfil most of the recommended prescribed therapies for our patients on a system wide scale. As we grow the number of clinics, we may add other compounding pharmacies that would then supply medications to a specific region of clinics. This centra-fill approach to pharmacy care facilitates the Company’s ability to provide enhanced patient experience with initial medication fills, refill management, personalized medication counselling and the secure and private delivery of prescribed medications directly to the patient’s home or their choice of clinic location while simultaneously maximizing profitability via consolidated overhead and operating expenses. In addition to the fulfilment of individualized patient medication orders, also referred to as 503A, the Company intends to expand its compounding services to include non-patient specific medications, referred to as 503B, which will enable it to provide sterile and non-sterile medication inventories to patient care facilities that are owned and operated by the Company, as well as any unaffiliated patient care centers wishing to purchase compounded inventories. A 503A compounding pharmacy is a pharmacy that compounds to accommodate patient-specific compounding for prescribed medications. These facilities are required by the state boards of pharmacy to comply with USP 795 and 797 Guidelines. 503A facilities can only dispense to patients using their compounded medications (i.e., a drug that is specifically mixed for the individual patient) for home use. The 503B pharmacy designation is a compounding pharmacy that prepares medications at a large-scale, mass-production level.

1American Association of Nurse Practitioners, “Discussion Paper on Quality of Nurse Practitioner Practice,” (2023); Barnett et. al, “The level of quality care nurse practitioners provide compared with their physician colleagues in the primary care setting: A systematic review,” (March 2022); Stanik-Hutt et. al, “The Quality and Effectiveness of Care Provided by Nurse Practitioners,” (September 2013); Carranza et. al., “Comparing quality of care in medical specialties between nurse practitioners and physicians,” (May 2020).

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Every clinical member of our provider teams will have cloud-based access to a robust electronic medical record (“EMR”) system. Our EMR system fully complies with Stages 1 and 2 Meaningful Use standards defined by the Centers for Medicare & Medicaid Services Incentive Programs. These programs govern the use of electronic health records and allow us to earn incentive payments from the U.S. government, pursuant to the Health Information Technology for Economic and Clinical Health (HITECH) Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009. By employing this shared electronic medical record infrastructure, all patent information will be available across all Company supported healthcare locations including our compounding pharmacy. This technological investment and its utilization will significantly reduce the hazards associated with disparate healthcare information systems. The Company’s centra-fill pharmacists will have both the electronic prescription order as well as the complete medical record available to allow a rapid and thorough evaluation for any potential negative interaction with medications the patient is currently taking as well as avoiding negative impact on health conditions that patient may have. The ability to rapidly communicate with the prescribers regarding alternative medication therapies, when clinical scenarios arise warranting a change in pharmaceuticals, also allows for enhanced personalized patient experience and higher quality outcome. This powerful combination of personalized treatment plans and individualized medication therapeutics will provide us with a significant competitive advantage for attracting and retaining our patients. We anticipate that our clinics will have the added benefit of economies of scale, via billing, collections, purchasing, advertising, and compliance, which can each be fully leveraged to reduce expense and fuel income growth. We also aim to increase awareness of our brand by aligning with patients, medical institutions, insurers, employers, and other healthcare stakeholders in local markets that share our core values.

We believe that our centralized system of administrative infrastructure will allow us to achieve measurable cost and productivity efficiencies, as we expand the number of clinics we own and operate. We have specifically designed our centralized back-office system to alleviate care providers from business administration responsibilities associated with operating a medical practice or clinic, enabling them to focus strictly on caring for the patients we serve.

It is our plan that the cost of our “back-office operations” will not increase in direct relation to the growth of our network of primary care clinics, which will allow us to sustain profit margins across our business operations with a cost effective and scalable back office. As the numbers of our care providers and primary care clinics increase, the economies of scale for our back-office operations will also increase.

Technology Infrastructure

Successful client focused models in other industries have proven effective at using cutting edge technology in various forms such as telecommunications, remote computing, mobile computing, cloud computing, and virtual networks to manage geographically diverse operating units. We believe that our new strategy incorporates the best distributed infrastructure supported by these technologies. This commitment to technology will allow a central management team to monitor and support our medical operations and will control the operating costs of our future client focused primary care clinics resulting in improved financial performance.

Risks Related to Our Business

Our business is subject to numerous risks as described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

Risks Related to our Financial Position and Capital Needs:

●	Our business has posted minimal profit since commencing operations.

●	If our cash from operations is not sufficient to meet our current or future operating needs, expenditures and debt service obligations, our business, financial condition, and results of operations may be materially adversely affected.

●	We need additional capital to expand operations; if we do not raise additional capital, we will need to curtail or cease operations.

●	Raising additional capital may cause dilution to our existing stockholders, restrict our operations, or require us to relinquish rights to our technologies or other assets.

●	Our strategy to open new clinics sites in multiple new markets makes it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

●	Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and ability to achieve profitability.

●	We expect our quarterly financial results to fluctuate.

●	Volatility in the financial markets could have a material adverse effect on our business.

●	Potential profit margins may decline due to increasing pressure on margins.

●	Our indebtedness may have a material adverse effect on our business, financial condition, and results of operations.

●	Pandemics and epidemics, including the COVID-19 pandemic, natural disasters, terrorist activities, political unrest, and other outbreaks could have a material adverse impact on our business, results of operations, financial condition and cash flows or liquidity.

●	Business interruptions resulting from the COVID-19 outbreak or similar public health crises could cause a disruption of our clinic operations and adversely impact our business.

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Risks Related to our Healthcare Services Business

●	We have a limited operating history that impedes our ability to evaluate our potential future performance and strategy.
●	Acquisitions involve risks that could adversely affect our business/internal controls.
●	To pursue our business strategy, we will need to raise additional capital. If we are unable to raise additional capital, our business may fail.
●	We may not be able to achieve the expected benefits from opening new primary care clinics, which would adversely affect our financial condition and results.
●	If we are unable to attract and retain qualified medical professionals, our ability to maintain operations attract patients or open new primary care clinics could be negatively affected.
●	We may have difficulties managing our Company’s growth, which could lead to higher operating losses, or we may not grow at all.
●	Loss of key executives and failure to attract qualified managers could limit our growth and negatively impact our operations.
●	We may be subject to medical professional liability risks, which could be costly and could negatively impact our business and financial results.
●	The healthcare regulatory and political framework is evolving.
●	The healthcare industry is highly regulated, and government authorities may determine that we have failed to comply with applicable laws or regulations.
●	The practice of pharmacy is highly regulated on the state and federal level, and government authorities may determine that we have failed to comply with applicable laws or regulations limiting our opportunity to grow our compounding pharmacy revenue.
●	Compounding pharmacies are dependent on the consistent availability and quality of the base pharmaceuticals required to deliver personalized medications to their patients and clinics.
●	Federal and state laws that protect the privacy and security of protected health information may increase our costs and limit our ability to collect and use that information and subject us to penalties if we are unable to fully comply with such laws.
●	Our primary clinics will be based primarily on the self-pay model, which could lead to lesser patients utilizing our services or the need for us to discount such services, which could limit our growth and negatively impact our operations.
●	Changes in the rates or methods of third-party reimbursements for medical services could result in reduced demand for our services or create downward pricing pressure, which would result in a decline in our revenues and harm our financial position.
●	We are subject to federal and state restrictions on advertising that may adversely affect our ability to advertise our clinics and services.
●	Health Insurance Portability and Accountability Act (“HIPAA”) compliance is critically import to our continuing operations.
●	We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.
●	The market for healthcare services is highly competitive.
●	If we are forced to lower our procedure prices in order to compete with a better-financed or lower-cost provider of medical healthcare services, our medical revenues and results of operations could decline.
●	A decline in consumer disposable income could adversely affect the number of clinical visits and could have a negative impact on our financial results.
●	To pursue our business strategy, we will need to raise additional capital. If we are unable to raise additional capital, our business may fail.

Risks Related to this Offering and Our Securities

●	We are a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

●	The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”
●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
●	There has been a limited trading market for our Common Stock to date.
●	The market for our common stock may fluctuate significantly.
●	A significant percentage of the Company’s common stock is held by a small number of shareholders.
●	The issuance of our common stock in connection with the Company’s outstanding convertible preferred stock and warrants could cause substantial dilution, which could materially affect the trading price of our common stock.
●	Resales by the selling stockholders under the Resale Prospectus may have an adverse effect on the market price of our Common Stock.
●	We have not paid dividends in the past and have no immediate plans to pay dividends.
●	We expect that our quarterly results of operations will fluctuate, and this fluctuation could cause our stock price to decline.
●	“Penny stock” rules may make buying or selling our securities difficult which may make our stock less liquid and make it harder for investors to buy and sell our securities.
●	Our former Chief Executive Officer, Christian C. Romandetti, Sr., was arrested on November 15, 2018, on a conspiracy to commit securities fraud charge.
●	Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.
●	Failure to achieve and maintain internal controls in accordance with Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

5

THE OFFERING

The following summary of the offering contains basic information about the offering and the securities and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the securities, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Securities offered:

Up to an aggregate of 3,800,000 shares of our Series D Convertible Preferred Stock, par value $0.001 per share (the “Offered Preferred Stock”) and warrants (the “Warrants”) to purchase up to 3,800,000 shares of our Series D Convertible Preferred Stock, par value $0.001 per share. Each share of Offered Preferred Stock we sell in this offering will be accompanied by one Warrant to purchase one share of our Series D Convertible Preferred Stock. The shares of Offered Preferred Stock and the Warrants will be issued separately but can only be purchased together in this offering. The Offered Preferred Stock and the Warrants will be convertible and exercisable, as the case may be, immediately upon issuance, and the Warrants will expire on the fifth anniversary of the initial issuance date. The Offered Preferred Stock will be convertible at an assumed initial conversion price of $5 per share (“the “Conversion Price”) and the Warrants will be exercisable at an assumed initial exercise price of $5 per share.

This initial public offering also relates to: (a) up to 3,800,000 shares of common stock issuable upon the conversion of the Offered Preferred Stock, (b) up to 1,710,000 shares of common stock representing payment of dividends accrued on the Offered Preferred Stock in shares of common stock upon conversion of the Offered Preferred Stock, (c) up to 3,800,000 shares of Series D Convertible Preferred Stock issuable upon exercise of the Warrants (such shares of Series D Convertible Preferred Stock, the “Warrant Preferred Stock”), (d) up to 3,800,000 shares of common stock issuable from time to time upon the conversion of the Warrant Preferred Stock, (e) up to 1,710,000 shares of common stock representing payment of dividends accrued on the Warrant Preferred Stock in shares of common stock upon conversion of the Warrant Preferred Stock, and (f) up to 190,000 additional shares of common stock issuable from time to time upon conversion of the Series D Convertible Preferred Stock sold hereunder if the conversion price is lower than the initial conversion price of $5 per share.

Altogether we are registering 12,863,000 shares of Common Stock, which represents our reasonable good-faith estimate of how many shares of common stock may be issuable from time to time upon conversion of the Series D Convertible Preferred Stock (including the conversion of the Offered Preferred Stock and the conversion of the Warrant Preferred Stock underlying the Warrants) and payment of dividends accrued on the Series D Convertible Preferred Stock in shares of common stock upon conversion of the Series D Convertible Preferred Stock (assuming the immediate conversion of all of the Warrants).

Preferred Stock Offered by Us	Up to 3,800,000 shares of Offered Preferred Stock will be offered in this offering. This prospectus also relates to the offering of the shares of common stock issuable upon conversion of the Offered Preferred Stock.

Conversion

The Series D Convertible Preferred Stock will be convertible into shares of our common stock at an assumed conversion price of $5 per share, subject to adjustment as provided in the Certificate of Designations, at any time on or after the date of issuance at the option of the holder prior to the fifth anniversary of the date of issuance, at which time all shares of outstanding Series D Convertible Preferred Stock shall automatically and without any further action by the holder be converted into shares of our common stock at the then effective conversion price, provided that the holder will be prohibited from converting the Offered Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

The Certificate of Designation for our Series D Convertible Preferred Stock contains anti-dilution provisions, which provisions require the lowering of the Conversion Price on any unconverted Series D Convertible Preferred Stock Preferred Stock to the purchase price of future offerings by us (subject to certain exclusions). If in the future we issue securities for less than the Conversion Price of our Series D Convertible Preferred Stock, we will be required to reduce the relevant Conversion Price of any unconverted Series D Convertible Preferred Stock, which will result in a greater number of shares of Common Stock being issuable upon conversion, which in turn will have a greater dilutive effect on our shareholders. In addition, as there is no floor price on the Conversion Price, we cannot determine the total number of shares issuable upon conversion. As such, it is possible that we may not have sufficient available shares to satisfy the conversion of the Series D Convertible Preferred Stock if we enter into a future transaction that results in the reduction of the Conversion Price. If we do not have sufficient available shares for any Series D Convertible Preferred Stock conversions, we will be required to increase our authorized shares, which may not be possible and will be time consuming and expensive. The potential for such Conversion Price adjustments may depress the price of our Common Stock regardless of our business performance, and, as a result, we may find it more difficult to raise additional equity capital while our Series D Convertible Preferred Stock is outstanding. See “Risk Factors” for additional information.

Voting Rights	The holders of the Series D Convertible Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or the Certificate of Designations that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of the Offered Preferred Stock then outstanding.

Dividends

The holders of the Series D Convertible Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 9% per annum of the stated value per share, until the fifth anniversary of the date of issuance of the Series D Convertible Preferred Stock. The dividends become payable, at our option, in either cash, out of any funds legally available for such purpose, or in shares of common stock, (i) upon any conversion of the Series D Convertible Preferred Stock, (ii) on each such other date as our Board of Directors may determine, subject to written consent of the holders of the Series D Convertible Preferred Stock holding a majority of the then issued and outstanding Series D Convertible Preferred Stock, (iii) upon our liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, including any merger or consolidation, sale of all or substantially all of our assets, exchange or conversion of all of our common stock by tender offer, exchange offer or reclassification; provided, however, that if the Series D Convertible Preferred Stock is converted into shares of common stock at any time prior to the fifth anniversary of the date of issuance of the Series D Convertible Preferred Stock, the holder will receive a make-whole payment in an amount in cash equal (i) to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of the Series D Convertible Preferred Stock being converted for the period commencing on the issuance Date and ending on the five (5) year anniversary of the issuance date, or if such day is not a business day, on the next succeeding business day (the “Mandatory Conversion Date”) minus (ii) the amount of all prior dividends paid on such converted Series D Convertible Preferred Stock before the relevant Conversion Date (each as defined in the Certificate of Designations of the Series D Convertible Preferred Stock). Make-whole payments are payable at our option in either cash, out of funds legally available for such purpose, or in shares of common stock.

With respect to any dividend payments and make-whole payments paid in shares of common stock, the number of shares of common stock to be issued to a holder of the Series D Convertible Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the conversion price then in effect.

This prospectus also relates to the offering of (i) up to 1,710,000 shares of common stock issuable upon payment of dividends accrued on the Offered Preferred Stock in shares of common stock upon conversion of the Preferred Stock, (ii) up to 256,500 shares of common stock issuable upon payment of any dividends accrued on the up to 570,000 shares of the Offered Preferred Stock (which may be purchased by the representative solely to cover over-allotments, if any) in shares of common stock upon conversion of such additional shares of the Offered Preferred Stock, (iii) up to 1,710,000 shares of common stock issuable upon payment of dividends accrued on the Warrant Preferred Stock in shares of common stock upon conversion of the Warrant Preferred Stock, (iv) up to 256,500 shares of common stock issuable upon payment of any dividends accrued on the up to 570,000 shares of the Warrant Preferred Stock (which may be purchased by the representative solely to cover over-allotments, if any) in shares of common stock upon conversion of such additional shares of the Warrant Preferred Stock.

Warrants to be Offered

Warrants to purchase up to 3,800,000 shares of our Series D Convertible Preferred Stock. Each Warrant will be exercisable on or after the date of issuance, at an assumed exercise price of $5 per share of common stock and will expire five years from the date of issuance.

See “Description of Securities We Are Offering” for more information. This prospectus also relates to the offering of the shares of Warrant Preferred Stock issuable upon exercise of the Warrants and the shares of common stock issuable upon conversion of the Warrant Preferred Stock.

Common Stock outstanding before this offering:	16,479 shares of common stock (32,958,288 shares of common stock prior to the reverse split approved by the Board of Directors of the Company on September 15, 2024)

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Common Stock to be outstanding immediately after this offering:

8,393,979 shares, assuming (i) issuance of 7,197,500 commitment shares issuable to selling stockholders under the Private Placement (as defined above); and (ii) issuance of 1,180,000 shares of common stock issued related to the purchases of Pointe Med/LiveWell (480,000 shares) and The Good Clinic (700,000 shares).(1)

Option to purchase additional common units:

We have granted a 45-day option to the representative to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to 570,000 additional shares of Offered Preferred Stock and/or Warrants to purchase up to 570,000 shares of Warrant Preferred Stock solely to cover over-allotments, if any.

The over-allotment option purchase price to be paid by the underwriters per additional (i) share of Offered Preferred Stock shall be equal to the purchase price allocated to one share of Offered Preferred Stock (“Preferred Stock Purchase Price”), (ii) share of common stock shall be equal to the quotient of (x) Preferred Stock Purchase Price divided by (y) stated value per Offered Preferred Stock Preferred Stock divided by conversion price, and (iii) Warrant to purchase one share of common stock shall be equal to purchase price allocated to the Warrants. This offering also relates to the additional shares of Offered Preferred Stock and Warrants to purchase shares of Warrant Preferred Stock, issuable upon exercise of the over-allotment option, if any, the common shares issuable upon the exercise of such Offered Preferred Stock and such Warrant Preferred Stock and the shares of common stock issuable upon payment of any dividends accrued on such Offered Preferred Stock and such Warrant Preferred Stock.

Use of proceeds:	After deducting the underwriting discounts and commissions and estimated offering expenses payable by us, we expect to receive net proceeds of $17,080,000 (or net proceeds of $19,702,000 if the over-allotment option is exercised in full). We intend to use the net proceeds from this offering for acquisitions, hiring of key personnel, including medical, sales and management professionals, for working capital and general corporate purposes and marketing expenses.

Dividend Policy:	Holders are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors, or the Board, out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for the development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 17 of this prospectus before deciding whether or not to invest in our securities.

Proposed NYSE Ticker Symbol:	We intend to apply to list our common stock on the NYSE, subject to official notice of issuance, under the symbol “FCHS”, or as changed to reflect the contemplated name change of FCHS to the “Leading Primary Care, Inc.”. There can be no assurance that our common stock will be approved for listing on the NYSE.

Lockups:	We and our directors, officers, and holders of 5% of our outstanding securities have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock for a period of 180 days from the effectiveness of this registration statement, in the case of our company and our officers and directors. See “Underwriting” on page 73.

(1)

The share and per share information reflect a 1 for 2,000 reverse stock split of the 32,958,288 shares of common stock of the Company outstanding as of January 30, 2026 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split will not apply to: (i) shares to be sold under the IPO Prospectus; (ii) shares to be issued to the selling stockholders (of which 720,000 shares will be sold by the selling stockholders under the Resale Prospectus) or shares to be exchanged for notes and certain other liabilities; and (iii) shares to be issued related to the purchases of Pointe Med/LiveWell and The Good Clinic.

The number of shares of our common stock to be outstanding immediately after the closing of this offering, i.e., 8,393,979 is calculated based on 16,479 shares of common stock (32,958,288 shares of common stock before the contemplated 1 for 2,000 reverse stock split) outstanding as of January 30, 2026, and, unless otherwise indicated, excludes the following:

●	11,656,581 shares of common stock to be issued upon exercise of warrants outstanding prior to this offering. Of these, 51,114 shares form a part of Resale Shares under the Resale Prospectus.

●	3,800,000 shares of common stock to be issued pursuant to conversion of Offered Preferred Stock into 3,800,000 shares of common stock under the IPO Prospectus;

●	1,710,000 shares of common stock to be issued upon conversion of the Offered Preferred Stock at an assumed conversion price of $5 per share

●	3,800,000 shares upon exercise of Warrants (relating to the Offered Preferred Stock) issued in this offering. The shares of Offered Preferred Stock and the Warrants will be issued separately but can only be purchased together in this offering.

●	Issuance of 550,000 shares of common stock upon exercise of the 550,000 Warrants issuable to Puritan Partners LLC and Roderic Prat.

Unless otherwise indicated, the information in this prospectus assumes (i) no exercise of any Warrants issued in this offering, (ii) no exercise of the options or warrants described above, and (iii) no exercise by the representative of its option to purchase additional Offered Preferred Stock and/or Warrants to cover over-allotments, if any.

Resale of shares of the Company’s common stock by the selling stockholders under the Resale Prospectus:

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The 3,000,010 shares of common stock offered by the selling stockholders is defined herein as the “Resale Shares.” 51,114 of such shares are issuable upon the exercise of warrants that two selling stockholders, namely Puritan Partners LLC and Roderic Prat have agreed to exercise upon the effective date of the registration statement.

The transactions by which the selling stockholders (other than Puritan Partners LLC and Roderic Prat) acquired their securities from us involved the issue of a strip, with each strip comprising 20% convertible notes, certain shares of common stock and warrants (“Strip”) and were exempt under the registration provisions of the Securities Act. For more information, see “Transactions giving rise to the right to receive Resale Shares to the selling stockholders - Details of the Private Placement giving rise to right to receive 668,886 Resale Shares (not subject to the proposed reverse split)” below. In addition, 51,114 shares of Resale Shares to be sold by Puritan Partners LLC and Roderic Prat arise out of 550,000 warrants exercisable into 550,000 shares of common stock (200,000 for Roderic Prat and 350,000 for Puritan Partners LLC) offered as consideration for services provided by them to the Company during its restructuring and bankruptcy proceedings. Of these 550,000 shares issuable to these selling shareholders, 51,114 shares (18,587 for Roderic Prat and 32,527 for Puritan Partners LLC) form part of Resale Shares.

7

The Resale Shares are contractually obligated to be issued to the selling stockholders under the subscription agreement and will be issued immediately prior to the offerings under the IPO Prospectus and the Resale Prospectus and but immediately after the 1 for 2,000 reverse stock split of the 32,958,288 shares of common stock of the Company outstanding as of September 17, 2025 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split will not apply to shares to be sold: (a) under the IPO Prospectus; (b) by the selling stockholders under the Resale Prospectus or shares to be exchanged for notes and certain other liabilities; and (c) shares to be issued related to the purchases of Pointe Med/LiveWell and The Good Clinic.

The first column lists the name of the selling stockholder.

The second column lists the number of shares of common stock beneficially owned by each selling stockholder before the offering as of January 30, 2026 before giving effect to the 1 for 2,000 reverse split (which was approved by the Board of Directors of the Company on September 15, 2024) and the issuance of shares of common stock of the Company to be issued to the selling stockholders under the terms of the Private Placement.

The third column states the percentage of shares beneficially owned by each selling stockholder before the offering as of January 30, 2026 before giving effect to the 1 for 2,000 reverse split and the issuance of shares of common stock of the Company to be issued to the selling stockholders under the terms of the Private Placement.

The fourth column states the number of shares to be issued to each selling stockholder immediately after the reverse split under the terms of the Private Placement but immediately prior to the offering under the IPO Prospectus and the Resale Prospectus.

The fifth column states the percentage of shares beneficially owned by each selling stockholder immediately after the reverse split under the terms of the Private Placement but immediately prior to the offering under the IPO Prospectus and the Resale Prospectus.

The sixth column states the number of shares of common stock being offered by the selling stockholders under the Resale Prospectus.

The seventh column states the number of shares beneficially owned by each selling stockholder after offering under the IPO Prospectus and Resale Prospectus.

The eighth column states the percentage of shares beneficially owned by each selling stockholder immediately after offerings under the IPO Prospectus and Resale Prospectus.

The Resale Shares are contractually obligated to be issued to the selling stockholders under the subscription agreements for the Private Placement and will be issued immediately prior to completion of the offerings under the IPO Prospectus and the Resale Prospectus and immediately after the 1 for 2,000 reverse stock split of the 32,958,288 shares of common stock of the Company outstanding as of January 30, 2026 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split will not apply to shares to be sold: (a) under the IPO Prospectus; (b) by the selling stockholders under the Resale Prospectus or shares to be exchanged for notes and certain other liabilities; and (c) shares to be issued related to the purchases of Pointe Med/LiveWell and The Good Clinic. We have prepared the following table based on written representations and information furnished to us by or on behalf of the selling stockholders. Unless otherwise indicated in the footnotes to the table below, we believe that (i) none of the selling stockholders are broker-dealers or affiliates of broker-dealers, and (ii) no selling stockholder has direct or indirect agreements or understandings with any person to distribute their Resale Shares. To the extent any selling stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually, but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the selling stockholders may change over time.

Selling Stockholder	Number of Shares Beneficially Owned Before offering under the IPO Prospectus and Resale Prospectus (before giving effect to reverse split and issuance of Resale Shares)	Percentage of Shares Beneficially Owned Before offering under the IPO Prospectus and Resale Prospectus (before giving effect to reverse split and issuance of Commitment Shares)	Number of Shares Issued After the Reverse Split (immediately before the offering under the IPO Prospectus and Resale Prospectus)	Percentage of Shares Beneficially Owned Immediately Before offering under the IPO Prospectus and Resale Prospectus (after giving effect to Reverse Split and issuance of Resale Shares) (%)	Number of Shares Being Offered for resale under the Resale Prospectus	Number of Shares Beneficially Owned After offering under the IPO Prospectus and Resale Prospectus	Percentage of Shares Beneficially Owned After offering under the IPO Prospectus and Resale Prospectus (%)(1)
Marina Turovets (2)		-	75,000	1.03	29,042	45,958	0.55%
CLEJ Holdings, LLC (3)	201,129	1	600,000	8.24	232,333	367,667	4.38%
Paul Bing (4)	-	-	150,000	2.06	58,083	91,917	1.10%
Apparao Kandru	-	-	75,000	1.03	29,042	45,958	0.55%
Paul Stamatis, Jr	-	-	225,000	3.09	87,125	137,875	1.64%
SLDK, Inc. (5)	-	-	75,000	1.03	29,042	45,958	0.55%
Venkateswarlu Vadlamudi	-	-	150,000	2.06	58,083	91,917	1.10%
Gopi Manne	-	-	150,000	2.06	58,083	91,917	1.10%
William Davis	-	-	75,000	1.03	29,042	45,958	0.55%
Vatsala Parchuri	-	-	75,000	1.03	29,042	45,958	0.55%
Robert N. Hutcheson (6)	167,000	1	75,000	1.03	29,042	45,958	0.55%
Stephen Nicholas (7)	-	-	150,000	2.06	58,083	91,917	1.10%
SUNEAN Investments, LP (8)	-	-	75,000	1.03	29,042	45,958	0.55%
Ocean View Living, LLC	-	-	75,000	1.03	29,042	45,958	0.55%
Gregory Gallina (9)	-	-	37,500	0.51	14,521	22,979	0.27%
GWDEP, LLC (10)	-	-	555,000	7.62	214,908	340,092	4.05%
Barbara Sher (11)	-	-	495,000	6.38	191,675	303,325	3.61%
Equity Trust Company fbo Raja Bonthu, IRA200428960	-	-	75,000	1.03	29,042	45,958	0.55%
Robert T. Lee, II	-	-	75,000	1.03	29,042	45,958	0.55%
Brice Lukasko Investments, LLC (12)	-	-	150,000	2.06	58,083	91,917	1.10%
Polansky Holdings, LP (13)	-	-	150,000	2.06	58,083	91,917	1.10%
Derek Strine	-	-	150,000	2.06	58,083	91,917	1.10%
Philip Rubinfeld	146,778	1	75,000	1.03	29,042	45,958	0.55%
622 Capital, LLC (14)	-	-	150,000	2.06	58,083	91,917	1.10%
Morhaf Ibrahim, MD	-	-	150,000	2.06	58,083	91,917	1.10%
Joseph Mannino	-	-	300,000	4.12	116,167	183,833	2.19%
Craig P. McGuinn, II	-	-	210,000	2.88	81,317	128,683	1.53%
Robin Moriarty	-	-	150,000	2.06	58,083	91,917	1.10%
Anthony Milone	-	-	50,000	0.69	19,363	30,637	0.36%
Point637 Advisors, LLC (15)	-	-	75,000	1.03	29,042	45,958	0.55%
Target Capital 1, LLC (16)	-	-	600,000	8.24	232,333	367,667	4.38%
Legend CAP Opportunity Fund, LLC (17)	75,000	1	1,050,000	12.36	406,583	643,417	7.67%
Steven Brandstetter	-	-	300,000	4.12	116,167	183,833	2.19%
Roderic Prat (18)	-	-	200,000	2.75	77,446	122,554	1.46%
Puritan Partners LLC (18)	-	-	350,000	4.81	135,529	214,471	2.56%
Nuvo Accessories Limited (19)	-	-	75,000	1.03	29,042	45,958	0.55%
William J. McCluskey			300,000	4.12	116,167	183,833	2.19%
			7,747,500		3,000,010	4,747,490

The Resale Shares shall not be subject to the contemplated 1 for 2,000 reverse split in accordance with the terms of the subscription agreements entered into by them. The selling stockholders received the right to be issued the Resale Shares by way of private placement transactions in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933. Puritan Partners LLC and Roderic Prat received 550,000 warrants exercisable into 550,000 shares of common stock of the Company (of which 51,114 shares form part of the Resale Shares under the Resale Prospectus) as consideration for services to the Company, and the other selling stockholders (of which 668,886 shares form part of the Resale Shares) entered into subscription agreements with the Company for the sale of the specified number of shares of common stock of the Company, and warrants and 10% convertible notes having the terms as set forth in such subscription agreements. For more information, see “Transactions giving rise to the right to receive Resale Shares to the selling stockholders” below. The form of the subscription agreement entered into by the selling stockholders has also been filed as an exhibit to this Registration Statement. The warrants issued to Puritan Partners LLC and a form of the warrants issued to Roderic Prat which is exercisable into shares of Common Stock has been provided as Exhibits 10.9 and 10.10 to this Registration Statement, respectively.

8

*	Represents beneficial ownership of less than one percent.

1	Applicable percentage ownership after this offering is based on 8,393,979 shares of common stock outstanding immediately after the offering under the IPO Prospectus and the Resale Prospectus. For additional details, see “The Offering - Common Stock to be outstanding immediately after this offering” on page 7 above.
2	Does not include Series B Preferred Convertible Shares beneficially owned by Marina Turovets through Turov Management, LLC.
3	Includes CLEJ Holdings and LFG International JV, LLC with Daniel Lowy as the beneficial owner.
4	Does not include Series B Preferred Convertible Shares beneficially owned by Paul Bing.
5	Does not include Series B Preferred Shares owned by Doraraju Kurusamy and SLDK, Inc. as beneficial owner.
6	Does not include underlying shares of Super Priority 35% OID Convertible Note issued to Robert N. Hutcheson as holder.
7	Does not include 10% Senior Secured Convertible Note and Super Priority 35% OID Convertible Note underlying shares issued to Stephen Nicholas as holder.
8	Does not include Series B Convertible Preferred Shares beneficially owned by Anil Odhav through SUNEAN Investments LP.
9	Does not include Series B Convertible Preferred Shares held by Gregory Gallina as beneficial owner.
10	GWDEP, LLC with Daniel Powell as managing member.
11	Does not include 10% Senior Secured Convertible Note and Super Priority 35% OID Convertible Note underlying shares issued to Barbara Sher as holder.
12	Brice Lukasko as beneficial owner and managing member of Brice Lukasko Investments, LLC.
13	Joshua Polansky as beneficial owner and managing member of Polansky Holdings, LP.
14	Gary Clayburn, Jr as beneficial owner and managing member of 622 Capital, LLC.
15	Michael Jordan as beneficial owner and managing member of Point637 Advisors, LLC.
16	Dmitriy Shapiro as beneficial owner and managing member of Target Capital 1, LLC.
17	Evan Greenberg as beneficial owner and managing member of Legend CAP Opportunity Fund, LLC.
18	Indicates holders (namely Puritan Partners LLC and Roderic Prat) who hold warrants exercisable into 550,000 common shares, 51,114 of which form part of the Resale Shares under the Resale Prospectus. The warrants were issued to these holders as consideration for services provided to the Company during its restructuring and bankruptcy proceedings.
19	Sol Wahba as beneficial owner of Nuvo Accessories Limited.

Transactions giving rise to the right to receive Resale Shares to the selling stockholders:

Background to bankruptcy proceedings and existing investors’ knowledge of reverse split applying to their existing investments and investments during bankruptcy proceedings:

As in all non-liquidation bankruptcies, in order to have sufficient capital to execute a business plan that the court will approve, there must be adequate funds to successfully implement that plan. In the case of the Company, we were offered by various creditors the option of “debtor in possession” or “DIP” financing, which the bankruptcy court ultimately did not prefer, recognizing that existing investors would be significantly diluted as any investment in the Company post-resolution of the bankruptcy proceedings would be subject to anti-dilution protection, as is the case with the investors in the Private Placement here (with the shares of the investors in the Private Placement not being subject to the 1 for 2,000 reverse split). The existing investors agreed to invest more to avoid conversion of the Chapter 11 to a Chapter 7 bankruptcy with the understanding that their existing shares would be subject to a reverse split and any additional investment in the Company post the resolution of bankruptcy would not.

As part of the resolution in the bankruptcy proceedings, the Company explored with its Company’s financial advisors at the time various alternatives available to the management pursuant to a traditional “DIP” financing. The financial advisors agreed to assist in an alternative financing that would have provided more capital to the Company with less pressure to repay in a very short maturity than that generally offered by “DIP” financiers. These alternative financing discussions were held primarily with the Company’s existing outstanding shareholder base (whose existing shares of common stock are subject to the 1 for 2,000 reverse split). The majority of the funding obtained by the Company during the bankruptcy and thereafter until the Private Placement (whereby the new investors’ shares are not subject to the reverse split) was primarily from existing shareholders (whose existing shares of common stock are subject to the 1 for 2,000 reverse split) on the understanding that their equity owned prior to the bankruptcy proceedings of the Company would most likely be significantly diluted moving forward. Such existing shareholders agreed to move forward with their investment in the Company on the aforementioned understanding and acknowledgement of significant dilution to the capital they would infuse as part of their plan. The bankruptcy court approved the plan on February 22, 2021 concluded and ordered to approve this alternative financing from the existing shareholders (whose existing shares of common stock are subject to the 1 for 2,000 reverse split) as opposed to the “DIP” financing. The court advised the Company that based on its experience, in almost all Chapter 11 bankruptcy cases, current equity is generally either entirely “wiped out” and is in effect as a class terminated and as to the creditors of the classes that are generally protected. In the Company’s case, there were six creditor classes above the equity class at the time. In fact, it was unusual that the management and board were able to get an approved plan where current equity had any place in the go forward company in the first place. The provisions and protections in the Company’s plan were granted and approved. The bankruptcy court granted its final decree on April 27, 2022 whereby the Company exited bankruptcy

The Company’s plan to exit bankruptcy was based in large part on this financing approved by the court which agreed to allow a series of protections to new investors who took the risk of financing a company which, just as likely could have been at that time liquidated and converted to a Chapter 7 bankruptcy. With the support and advice of the engaged licensed investment bankers, the alternative financing was discussed on a series of shareholder-wide zoom calls from July 2020 till mid-year 2023 when the Company exited bankruptcy.

Details of the Private Placement giving rise to right to receive 2,948,896 Resale Shares (not subject to the proposed reverse split):

In order to facilitate the strategic pivot as described in this Registration Statement under “Our Business – Strategic Pivot” and provide the opportunity for existing investors to preserve the value of their respective prior investment(s) in the 10% OID Senior Secured Convertible Notes and accompanying warrants, 35% OID Super Priority Senior Secured Convertible Notes and accompanying warrants, Series B 10% Convertible Preferred Stock and accompanying warrants and other short term promissory notes and warrants, a private placement offering of 20% OID convertible notes, certain shares of common stock and warrants (collectively, referred to as a “Strip”) was proposed to all such investors (“Private Placement”). The terms of the Private Placement, including terms relating to the contemplated reverse split not applying to the Resale Shares were proposed to the investors for the first time in April 2024 after open and fair feedback and negotiations with prospective stakeholders/investors as well as discussions with the then-existing shareholders of the Company, with consensus on all material terms, including but not limited to certain anti-dilution protections, convertible features, original issue discount and warrant coverage based upon the nature of the promissory notes being unsecured and highly speculative in nature.

Prior to the infusion of additional capital to sustain the Company’s operations in light of the Chapter 11 proceedings then pending, all existing investors in the Company then holding issued and outstanding shares of the Company were informed in writing as well as referenced on investor calls that the Company would have to offer anti-dilution protection for such new investment in order to avoid being converted to a Chapter 7 restructuring from the Chapter 11 filed and that capital would also involve an up list. The anti-dilution protection involved protection against a reverse split for securities issued or to be issued as part of the capital infusion, as it was evident that to invest funds during a bankruptcy, there would have to be a significant reverse split of the then current issued and outstanding shares to be able to meet NASDAQ or NYSE requirements pertaining to minimum share price. The Company did not receive any objection from the then-existing shareholders to such a proposal, with the investors recognizing the bankruptcy court’s view that in Chapter 11 bankruptcies, existing investors generally get “wiped out” while the new investors obtain various protections to safeguard their investments, including anti-dilution protections. Further, many of the existing shareholders at the time, who attended the meetings and reviewed the communications from the Company explaining the way forward for the Company to be able to exit bankruptcy also invested additional amounts which entitled them to securities not subject to dilution as a result of the potential reverse split. Accordingly, the shares to be issued to the selling stockholders immediately prior to the primary and resale offering are not subject to the contemplated 1 for 2,000 reverse split as part of the anti-dilution protection offered to them during the time of their investments.

The Private Placement offering was kept open from the time it was proposed to the investors in April 2024 until August 2025 in order to ensure that the Company was able to attract additional investment in order to ensure availability of working capital for the Company’s operations and to ensure that the Company remains current with respect to its regulatory filings and corporate compliances. Throughout the offering period, the selling stockholders which invested in the Private Placement were investing with the intention of facilitating the strategic pivot of the Company and the understanding that the shares they would receive from the Private Placement would not be subject to reverse splits. See “Our Business – Strategic Pivot” for additional details.

As a result of the Private Placement, the Company issued 2,582,500 Strips to 37 holders as of January 30, 2026, under which it is obligated to issue (a) 20% OID convertible notes (for a total face amount of $2,934,375 with a total original issue discount of $511,875); (b) warrant shares equal to the quotient of 150% of the face value of the 20% OID convertible note divided by the exercise price. For example, if the note face value is $100,000 and the exercise price is $2.00, the “Maximum Exercise Amount” would be equal to 75,000 Warrant Shares (150%*$100,000)/$2); and (c) 7,192,500 shares of Common Stock as part of the investment in the Strip.

Below are the material terms of the Private Placement. The subscribers in the Private Placement provided customary representations and warranties. A form of the subscription agreement executed by the subscribers has also been provided as Exhibit 10.8 to this Registration Statement:

●	The Company’s agreement with each subscriber in the Private Placement is a separate agreement and the sale of a Strip to each subscriber was a separate sale in the Private Placement.
●	20% OID Convertible Notes. Each such note has the rights, preferences, and limitations applicable as set forth in the form of such note annexed to the subscription agreement. Each note was issued at an original issue discount of 20%.
●	Warrants. Each warrant will entitle its holder to purchase the Company’s common stock at a purchase price of 85% of the per share price in a qualified financing (as such term is defined in the warrant). The quantity of common stock subject to purchase upon exercise of such warrant will be an amount equal to 150% of the face value of the 20% OID convertible note held by the subscriber divided by the exercise price.
●	Issuance of Common Stock. For each dollar invested, the Company agreed to issue the subscriber three (3) shares of its common stock for no additional consideration. The subscription agreement also stated that in the event that the Company effects a reverse split of its common stock in connection with a qualified offering, the number of shares of common stock issued to the subscribers will not be adjusted to reflect such reverse split. For any reverse splits that may occur after such qualified offering, the number of shares if still owned by the subscriber would adjust on the same terms as all other shareholders.
●	Registration Rights. The Strip also entitled the subscriber to the registration rights set forth in the registration rights agreement.

Transactions giving rise to remaining 51,114 shares of common stock forming part of the Resale Shares:

In addition to the 2,948,896 Resale Shares arising out of the Private Placement being offered under the Resale Prospectus, 51,114 shares of Resale Shares to be sold by Puritan Partners LLC and Roderic Prat arise out of 550,000 warrants exercisable into 550,000 shares of common stock (200,000 for Roderic Prat and 350,000 for Puritan Partners LLC). The warrants were offered as consideration for services provided by them to the Company during its restructuring and bankruptcy proceedings. Of these 550,000 shares issuable upon exercise of the warrants to these selling shareholders, 51,114 shares (18,587 for Roderic Prat and 32,527 for Puritan Partners LLC) form part of Resale Shares under the Resale Prospectus.

9

SUMMARY SELECTED FINANCIAL DATA

The summary selected financial data set forth below should be read together with our audited financial statements and the related notes to those statements, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus. We derived the summary consolidated statements of operations data for the nine months ended September 30, 2025 and 2024, for the financial years ended December 31, 2024 and 2023, and the consolidated balance sheet data as of September 30, 2025 from the unaudited consolidated financial statements of FCHS included elsewhere in this prospectus. We derived the summary consolidated statements of operations data for the financial years ended December 31, 2024 and 2023 from the audited consolidated financial statements of FCHS included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of the results that may be expected in the future. The pro forma share and per share information below reflects a 1 for 2,000 reverse stock split of the 32,958,288 shares of common stock of the Company outstanding as of September 30, 2025 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split does not apply to the resale shares as well as shares exchanged for notes and certain other liabilities or issued related to the purchases of Pointe Med/Live Well and The Good Clinic.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement.

Introduction

The following unaudited pro forma condensed combined financial statements of the Company present the combination of the historical financial information of FCHS, Pointe Med/Live Well and The Good Clinic adjusted to give effect for FCHS’s stock purchase of Pointe Med/LiveWell and the asset purchase of The Good Clinic (collectively, the “Purchases”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, combines the historical balance sheet of FCHS, the historical balance sheet of Pointe Med/Live Well and the historical balances of The Good Clinic on a pro forma basis as if the Purchases had been consummated on September 30, 2025.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, combines the historical statements of operations of FCHS and Pointe Med/Live Well and the historical balances of The Good Clinic on a pro forma basis as if the Purchases had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, combines the historical statements of operations of FCHS and Pointe Med/Live Well and balances of The Good Clinic on a pro forma basis as if the Purchases had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of FCHS as of and for the nine months ended September 30, 2025 and the related notes thereto, included elsewhere in this proxy statement;

●	the historical unaudited financial statements of Pointe Med/Live Well as of and for the nine months ended September 30, 2025 and the related notes thereto, included elsewhere in this proxy statement;

●	the historical audited financial statements of FCHS as of and for the year ended December 31, 2024 and the related notes thereto, included elsewhere in this proxy statement;

●	the historical audited financial statements of Pointe Med/Live Well as of and for the year ended December 31, 2024 and the related notes thereto, included elsewhere in this proxy statement; and

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information relating to FCHS and Pointe Med/Live Well included elsewhere in this proxy statement, including the Merger Agreement

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what FCHS’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of FCHS. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The parties believe that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Purchases based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Description of transactions

This is a firm commitment public offering of up to an aggregate of 3,800,000 shares of the Offered Preferred Stock and Warrants to purchase up to 3,800,000 shares of our Series D Convertible Preferred Stock, par value $0.001 per share. Each share of Offered Preferred Stock we sell in this offering will be accompanied by one Warrant to purchase one share of our common stock. The shares of Offered Preferred Stock and the Warrants will be issued separately but can only be purchased together in this offering. The Offered Preferred Stock and the Warrants will be convertible and exercisable, as the case may be, immediately upon issuance, and the Warrants will expire on the fifth anniversary of the initial issuance date. The Offered Preferred Stock will be convertible at an assumed initial conversion price of $5 per share and the Warrants will be exercisable at an assumed initial exercise price of $5 per share. This initial public offering also relates to the shares of common stock issuable from time to time upon the conversion of the Offered Preferred Stock, payment of dividends accrued on the Offered Preferred Stock in shares of common stock upon conversion of the Offered Preferred Stock, and the shares of common stock issuable upon conversion of the Series D Convertible Preferred Stock underlying the Warrants.

In order to list on the NYSE, the Company must raise at least $15.0 million. If the Company is unable to raise at least $15.0 million, the public offering will not close and the Purchases will not close and the exchange of notes and certain other liabilities will not close.

In February of 2023, three of the Company’s four board members resigned as the Company management made the strategic decision to pivot away from the orthopedic services model, described above, to leveraging our management services infrastructure to support the development and growth of a national chain of branded primary care and wellness clinics following our exit from bankruptcy. The Company has eliminated all former services other than select Physical Therapy support. Following these resignations and shift in company strategy, our sole board member is Mr. Lance Friedman, the Company’s Chief Executive Officer (“CEO”). The Company has identified new board members and intends to bring in such people to fill the full Board of Directors upon the completion of this offering.

To establish this new strategy, we took the following steps which will be completed immediately after the closing of this offering:

●	On July 20, 2023, the Company entered into a definitive purchase agreement to acquire all of the shares of the capital common stock of Pointe Medical Services, Inc., a Florida corporation, Pointe Med Pharmacy, Inc., a Florida corporation, Livewell MD, LLC, a Florida limited liability company, and Livewell Drugstore, LLC, d/b/a TruLife Pharmacy, a Florida limited liability company (collectively “Pointe Med Pharmacy”) for $15,800,000 to be paid in a combination of cash, assumption and/or payoff of debt, stock issuance, earn out, and performance bonus. Minority shareholders of Livewell Drugstore, LLC will be given as consideration a fixed amount of restricted common stock in connection with the stock purchase of Livewell Drugstore, Inc. as is allocated based upon the Seller’s valuation of Livewell Drugstore, LLC multiplied by the minority shareholder ownership percentage.

●	On January 25, 2024, the Company entered into an asset purchase agreement to acquire all of the physical property (primarily medical equipment, furniture and fixtures) and intangible assets (comprising the goodwill and the trademark ‘The Good Clinic’ registered on April 6, 2021 (Trademark No. 90077963)) of The Good Clinic, Inc. a Minnesota company, which is a primary care clinic concept specializing in providing whole person primary care and wellness, in an all-stock deal for $3,500,000.

We are currently working towards closing the transactions contemplated by the definitive stock purchase agreement for PointeMed/ Live Well Pharmacy and the asset purchase agreement with The Good Clinic, Inc. and plan to complete both the transactions immediately after the closing of the offering.

10

Pro Forma Information

First Choice Healthcare Solutions

UNAUDITED PRO FORMA CONDENSED AND COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2025

	First Choice (Historical)	Pointe Med/Living Well (Historical)	Good Clinic (Historical)	Combined Entities	Pro Forma Adjustments related to the Purchases		Pro Forma Combined Entities after Adjustments related to the Purchases	Pro Forma Adjustments		Pro Forma Combined Financial Statements
ASSETS
Cash and cash equivalents	2,430	170,020		172,450			172,450	19,000,000	F	12,252,450
								(1,920,000)	G
								(5,000,000)	H

Accounts receivable, net	-	78,056		78,056			78,056			78,056
Accounts receivable, other	-	709,182		709,182			709,182			709,182
Deposits	513,522	-		513,522			513,522			513,522
Other current assets	1,173	-		1,173			1,173			1,173
Equipment	-	-	325,000	325,000			325,000			325,000
Investments	-	4,223,470		4,223,470	(4,223,470)	K	-			-
Inventory	-	157,008		157,008			157,008			157,008
Total current assets	517,125	5,337,736	325,000	6,179,861	(4,223,470)		1,956,391	12,080,000		14,036,391
Non-current assets:
Property, plant and equipment, net	150,653	227,949		378,602			378,602			378,602
Right of use assets	3,445,332	278,138		3,723,470			3,723,470	(3,445,332)	E	278,138
Intangible assets, net	-	5,590		5,590	3,175,000	M	22,863,244			22,863,244
	-	-		-	19,682,654	K				-

Other non-current assets	-	6,832		6,832			6,832			6,832
Deferred tax asset		-		-			-			-
Total assets	4,113,110	5,856,245	325,000	10,294,355	18,634,184		28,928,539	8,634,668		37,563,207

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Accounts payable and accrued expenses	11,098,453	130,495		11,228,948			11,212,103	(1,775,756)	C	9,436,347
Collateralized loan		1,094,940		1,094,940	(1,094,940)	K	-			-
					(16,845)	P
Lease Liability, right of use current	404,447	98,330		502,777			502,777	(404,447)	E	98,330
Notes payable, current	25,658,086	-		25,658,086			25,658,086	(22,038,952)	B	2,427,500
								(1,191,634)	D
Other current liabilities	-	249,571		249,571	4,500,000	J	4,749,571	915,093	L	5,664,664

Total current liabilities	37,160,986	1,573,336		38,734,322	3,388,215		42,122,537	(24,495,696)		17,626,841
Non current liabilities:
SBA Loans	-	4,380,350		4,380,350			4,380,350	(4,380,350)	H	-

PPP Loans		-		-			-			-
Other notes payable	-	476,876		476,876			476,876			476,876
Lease liability, right of use	2,994,260	179,807		3,174,067			3,174,067	(2,994,260)	E	179,807
Total liabilities	40,155,246	6,610,369		46,765,615	3,388,215		50,153,830	(29,574,611)		18,283,524

Stockholders’ Equity (Deficit)
Common stock	32,958	300		33,258	180	K	34,138	(32,942)	A	8,394
					700	M		7,198	O

Series A Super Voting Preferred Stock										-
Series B Convertible Preferred Stock	1	-	-	1	-		-	(1)	E	-
Series C Convertible Preferred Stock								328	B, C & D	328
Series D Convertible Preferred stock								3,800	F	3,800
	-	-		-						-
Additional paid-in capital	35,206,268	(1,699,403)	325,000	33,831,865			50,253,650	32,942	A	90,518,637
								22,038,952	B
								1,775,754	C
								1,191,632	D

								(4)	G
								18,996,200	F
								(1,920,000)	G
								(619,650)	K
								(46,626)	E
					(4,500,000)	J		(7,198)	N

					16,553,944	K
					16,845	P
					3,174,300	M

Accumulated deficit	(71,281,363)	827,088		(70,454,275)	-		(70,454,275)	(915,093)	L	(71,369,368)
Total equity (deficit)	(36,042,136)	(872,015)	325,000	(36,589,151)	15,245,969		(20,166,536)	40,504,974		19,161,792
Non-controlling interest		117,891		117,891			117,891			117,891
Total equity (deficit)	(36,042,136)	(754,124)	325,000	(36,471,260)			(20,048,645)			19,279,683
Total liabilities and stockholders’ equity (deficit)	4,113,110	5,856,245	325,000	10,294,355	18,634,184		30,105,185	9,194,668		37,563,207

11

Pro Forma Information

First Choice Healthcare Solutions

UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2025

	First Choice (Historical)	Pointe Med/Live Well (Historical)	Combined Entities	Pro Forma Adjustments		Pro Forma Combined Financial Statements
Revenue
Revenue, net of discounts	5,686	5,107,040	5,112,726			5,112,726
Cost of sales	-	787,971	787,971			787,971
Gross profit	5,686	4,319,069	4,324,755			4,324,755

Operating expenses
Compensation expense	400,854	2,073,661	2,474,515			2,474,515
Selling, general and administrative expenses	1,384,866	1,283,645	2,668,511	(121,616)	CC	6,023,145
				3,000,000	K
				476,250	M

Total operating expenses	1,785,720	3,357,306	5,143,026	3,354,634		8,497,660
Operating income (loss)	(1,780,034)	961,763	(818,271)	3,354,634		(4,172,905)
Other income (expenses)
Gain (loss) on sale of equipment	(48,327)	-	(48,327)			(48,327)
Miscellaneous income (expense)	471,300	618,415	1,089,715			1,089,715
Interest expense, net	(2,143,153)	(12,757)	(2,155,910)	2,358,517	AA	219,452
				16,845	P

Total other income (expenses), net	(1,720,180)	605,658	(1,114,522)	2,375,362		1,260,840
Net income (Loss) before income taxes	(3,500,214)	1,567,421	(1,932,793)	(979,272)		(2,912,065)
Income taxes expense (benefit)	-	29,205	29,205	-		29,205
Net income (loss)	(3,500,214)	1,538,216	(1,961,998)	(979,272)		(2,941,270)
Preferred stock dividends	-	-	-	(423,768)	BB	(2,988,768)
				(2,565,000)	DD
Net income (loss)	(3,500,214)	1,538,216	(1,961,998)	(2,483,040)		(5,930,038)
Non-controlling interest	-	94,167	94,167	-		94,167
Net income (loss) attributable to common shareholders	(3,500,214)	1,444,049	(2,056,165)	(3,023,040)		(6,024,205)

Basic and diluted loss per share						$(0.72)

Basic and diluted shares outstanding						8,393,979

12

Pro Forma Information

First Choice Healthcare Solutions

UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT FOR THE YEAR ENDED

DECEMBER 31, 2024

	First Choice (Historical)	Pointe Med/Live Well (Historical)	Combined Entities	Pro Forma Adjustments		Pro Forma Combined Financial Statements
Revenue
Revenue, net of discounts	-	5,649,346	5,649,346			5,649,346
Cost of sales	-	(864,436)	(864,436)			(864,436)
Gross profit	-	4,784,910	4,784,910			4,784,910

Operating expenses
Compensation expense	382,476	2,337,819	2,720,295			2,720,295
Selling, general and administrative expenses	906,815	1,614,989	2,521,804	(435,089)	CC	6,721,715
				4,000,000	K
				635,000	M

Total operating expenses	1,289,291	3,952,808	5,242,099	4,199,911		9,442,010
Operating income (loss)	(1,289,291)	832,102	(457,189)	4,199,911		(4,657,100)
Other income (expenses)
Miscellaneous income	88,876	888,122	976,998			976,998
PPP loan forgiveness	812,325		812,325			812,325
Interest expense, net	(3,348,103)	(233,462)	(3,581,565)	3,223,051	AA	(341,669)
				16,845	N

Total other income (expenses), net	(2,446,902)	654,660	(1,792,242)	3,239,896		1,447,654
Net income (loss) before income taxes	(3,736,193)	1,486,762	(2,249,431)	(466,772)		(3,209,446)
Income taxes expense	(111,950)	(936)	(112,886)	-		(112,886)
Net income (loss)	(3,848,143)	1,485,826	(2,362,317)	(960,015)		(3,322,332)
Preferred stock dividends	(93,345)	-	(93,345)	(141,256)	BB	(3,654,601)
				(3,420,000)	DD
Non-controlling interest	-	71,333	71,333	-		71,333
Net income (loss) attributable to common shareholders	(3,941,488)	1,414,493	(2,526,059)	(3,261,271)		(2,906,509)

Basic and diluted loss per share						$(0.35)

Basic and diluted shares outstanding						8,393,979

13

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Transactions

This is a firm commitment public offering of up to an aggregate of 3,800,000 shares of the Offered Preferred Stock and Warrants to purchase up to 3,800,000 shares of our Series D Convertible Preferred Stock, par value $0.001 per share. Each share of Offered Preferred Stock we sell in this offering will be accompanied by one Warrant to purchase one share of our common stock. The shares of Offered Preferred Stock and the Warrants will be issued separately but can only be purchased together in this offering. The Offered Preferred Stock and the Warrants will be convertible and exercisable, as the case may be, immediately upon issuance, and the Warrants will expire on the fifth anniversary of the initial issuance date. The Offered Preferred Stock will be convertible at an assumed initial conversion price of $5 per share and the Warrants will be exercisable at an assumed initial exercise price of $5 per share. This initial public offering also relates to the shares of common stock issuable from time to time upon the conversion of the Offered Preferred Stock, payment of dividends accrued on the Offered Preferred Stock in shares of common stock upon conversion of the Offered Preferred Stock, and the shares of common stock issuable upon conversion of the Series D Convertible Preferred Stock underlying the Warrants. In connection with the public offering the Company intends to uplist to the NYSE. In order to list on the NYSE, the Company must raise at least $15.0 million. If the Company is unable to raise at least $15.0 million, the public offering will not close and the Purchases will not close and the exchange of notes and certain other liabilities will not close.

In February of 2023, three of the Company’s four board members resigned as the Company management made the strategic decision to pivot away from the orthopedic services model, described above, to leveraging our management services infrastructure to support the development and growth of a national chain of branded primary care and wellness clinics following our exit from bankruptcy. The Company has eliminated all former services other than select Physical Therapy support. Following these resignations and shift in company strategy, our sole board member is Mr. Lance Friedman, the Company’s Chief Executive Officer (“CEO”). The Company has identified new board members and intends to bring in such people to fill the full Board of Directors upon the completion of this offering.

To establish this new strategy, we took the following steps which will be completed immediately after the closing of this offering:

●	On July 20, 2023, the Company entered into a definitive purchase agreement to acquire all of the shares of the capital common stock of Pointe Medical Services, Inc., a Florida corporation, Pointe Med Pharmacy, Inc., a Florida corporation, Livewell MD, LLC, a Florida limited liability company, and Livewell Drugstore, LLC, d/b/a TruLife Pharmacy, a Florida limited liability company (collectively “Pointe Med Pharmacy”) for $15,800,000 to be paid in a combination of cash, assumption and/or payoff of debt, stock issuance, earn out, and performance bonus. Minority shareholders of Livewell Drugstore, LLC will be given as consideration a fixed amount of restricted common stock in connection with the stock purchase of Livewell Drugstore, Inc. as is allocated based upon the Seller’s valuation of Livewell Drugstore, LLC multiplied by the minority shareholder ownership percentage.

●	On January 25, 2024, the Company entered into an asset purchase agreement to acquire all of the physical property (primarily medical equipment, furniture and fixtures) and intangible assets (comprising the goodwill and the trademark ‘The Good Clinic’ registered on April 6, 2021 (Trademark No. 90077963)) of The Good Clinic, Inc. a Minnesota company, which is a primary care clinic concept specializing in providing whole person primary care and wellness, in an all-stock deal for $3,500,000.

We are currently working towards closing the transactions contemplated by the definitive stock purchase agreement for PointeMed/LiveWell and the asset purchase agreement for The Good Clinic and plan to complete both the transactions immediately after the closing of the offering.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of the Company and Pointe Med/Live Well include transaction accounting adjustments to illustrate the estimated effect of the Business Combination and asset purchase and certain other adjustments to provide relevant information necessary for an understanding of the Company upon consummation of the Business Combination described herein.

The stock purchase agreement between FCHS and Pointe Med/Live Well is expected to be accounted for as a forward purchase with FCHS as the accounting acquirer.

The asset purchase agreement between FCHS and The Good Clinic is expected to be accounting for as a forward purchase with FCHS as the accounting acquirer.

The unaudited pro forma condensed combined financial information has been prepared assuming that the proposed public offering defined within this prospectus is approved by the shareholders and successfully closes.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given the company’s incurred losses during the historical period presented.

14

Note 3 — Transaction Accounting Adjustments to the FCHS, Pointe Med/Live Well and The Good Clinic Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2025, are as follows:

(A)	Reflects the reverse stock split of the 32,958,288 shares of common stock of the Company outstanding as of September 30, 2025. The reverse stock split does not apply to shares exchanged for notes and certain other liabilities or shares of common stock issued related to the Purchases.

(B)	Reflects the exchange of 25,246 shares of Series C Preferred Stock to settle $22,038,952 of notes payable, including the accrued interest of FCHS.

(C)	Reflects the exchange of 2,397 shares of Series C Preferred Stock to settle $1,775,756 of accounts payable of FCHS.

(D)	Reflects the exchange of 1,609 shares of Series C Preferred Stock to settle 147 shares of Series B Preferred Stock and the related accrued dividends of FCHS.

(E)	Reflects the exchange of 3,503 shares of Series C Preferred Stock to settle $3,398,707 of lease obligations (right of use assets and liabilities) in connection with the premises leased by First Choice Medical Group of Brevard in Melbourne, Florida. Pursuant to the Strategic Pivot discussed herein, the lease premises in Melbourne would no longer be required for the operation of the business. There is a verbal agreement with the lessor regarding the exchange and settlement of lease obligations. The lessor had been both a long-standing business collaborator and landlord to FCHS and FCMG. As a result, arm’s-length negotiations were conducted, achieving an outcome favorable to Omni Healthcare, Inc. as both landlord and business partner. Additionally, the principal of Omni Healthcare was also an investor in FCHS. FCHS is currently using a small portion of office space rent-free to operate its business; however, the terms of the Series C conversion remain unchanged, per a verbal agreement.

(F)	Reflects the sale of an aggregate of 3,800,000 shares of the Offered Preferred Stock and Warrants to purchase up to 3,800,000 shares of our Series D Convertible Preferred Stock, par value $0.001 per share for gross proceeds of $19 million. Each share of Offered Preferred Stock we sell in this offering will be accompanied by one Warrant to purchase one share of our Series D Convertible Preferred Stock. The shares of Offered Preferred Stock and the Warrants will be issued separately but can only be purchased together in this offering. The Offered Preferred Stock and the Warrants will be convertible and exercisable, as the case may be, immediately upon issuance, and the Warrants will expire on the fifth anniversary of the initial issuance date. The Offered Preferred Stock will be convertible at an assumed initial conversion price of $5 per share and the Warrants will be exercisable at an assumed initial exercise price of $5 per share. In connection with the public offering the Company intends to uplist to the NYSE. In order to list on the NYSE, the Company must raise at least $15.0 million. If the Company is unable to raise at least $15.0 million, the public offering of the Series D Convertible Preferred Stock will not close and the Purchases will not close and the exchange of notes and certain other liabilities will not close. For purposes of the pro forma financial information, management does not believe it is probable that the Offered Preferred Stock will be converted into common stock. As such, the pro forma financial information presents the sale of the Offered Preferred Stock without the conversion to common stock.

(G)	Reflects the estimated offering costs of $1,920,000, including $400,000 in offering expenses and $1,520,000 in underwriter discounts associated with the offering.

(H)	Reflects the cash settlement of the Pointe Med/Live Well SBA loans of $4.6 million in accordance with the stock Purchase Agreement.

(J)	Reflects an additional $4.5 million to be paid to the sellers of Pointe Med/Live Well within 120 days of the closing date.

(K)	Reflects the purchase of Pointe Med/Live Well.

Purchase consideration

Cash to settle SBA loans in full	$5,000,000
Cash payment to the sellers	4,500,000
Issuance of FCHS stock (1)	2,400,000

Earnout (2)	2,900,000

Bonus payment (2)	1,000,000

Total Consideration	$15,800,000
(1) 480,000 shares valued at the assumed public offering share price of $5.00
(2) The Company has not completed its preliminary valuation of these components of consideration.

Assets and liabilities acquired (1)

Total assets (2)	$1,632,775
Intangibles	19,682,654
Goodwill	-
Total liabilities	(5,515,429)
Net	$15,800,000

(1)	The Company has not completed its preliminary valuation of the acquired assets and liabilities, but currently expects that intangibles will relate to the knowledge, skills, and experience and brand/marketing. Although the preliminary valuation has not been completed, the Company estimates that most of the intangibles will be subject to amortization. As such, the Company has included amortization expense in the pro forma income statement using an estimated life of 5 years.

(2)	Excludes $3,128,530 of investments to be retained by the seller.

15

(L)	Reflects the release of the liability related to the inducement shares.

(M)	Reflects the purchase of The Good Clinic.

Purchase consideration
Issuance of FCHS stock (1)	$3,500,000

Total consideration	$3,500,000

Assets and liabilities acquired (2)
Furniture, Fixtures & Equipment	$325,000
Intangibles	3,175,000
Net	$3,500,000

(1) 700,000 shares valued at the assumed public offering share price of $5.00.

(2) The Company has not completed its preliminary valuation of the acquired assets and liabilities, but currently expects that intangibles will relate to the knowledge, skills, and experience and brand/marketing. Although the preliminary valuation has not been completed, the Company estimates that most of the intangibles will be subject to amortization. As such, the Company has included amortization expense in the pro forma income statement using an estimated life of 5 years.

(N)	Reflects the issuance of the 20% Bridge Notes commitment shares.

(BB)	Reflects the accrued dividends on a pro rata basis of 15% per annum and payable on a quarterly basis on 32,755 shares of Class C Preferred Stock.

Note 4 - The transaction accounting adjustments included in the unaudited pro forma condensed combined income statement for the nine months ended September 30, 2025, are as follows:

(AA)	Reflects the reduction to the interest expense to reflect only the interest expense that would have occurred over the nine months for those debt instruments that were not exchanged for Series C Preferred Stock. Specifically, the 20% OID notes. Interest expense related to the 20% OID notes reflects the amortization of the issuance discount.

(BB)	Reflects the accrued dividends on a pro rata basis of 15% per annum and payable on a quarterly basis on 32,755 shares of Class C Preferred Stock. The dividend is included in other liabilities.

(CC)	Reflects the deduction of rent expense and amortization of right of use assets related to the FCHS leases settled with Series C Preferred Stock.

(DD)	Reflects the 9% dividend on the Series D Preferred Stock in this Offering

(K)	Reflects the amortization of intangibles from the purchase of Pointe Med/Live Well.

(M)	Reflects the amortization of intangibles from the purchase of The Good Clinic.

Note 5 - The transaction accounting adjustments included in the unaudited pro forma condensed combined income statement for the year ended December 31, 2024, are as follows:

(AA)	Reflects the reduction to the interest expense to reflect only the interest expense that would have occurred over the nine months for those debt instruments that were not exchanged for Series C Preferred Stock. Specifically, the 20% OID notes. Interest expense related to the 20% OID notes reflects the amortization of the issuance discount.

(BB)	Reflects the accrued dividends on a pro rata basis of 15% per annum and payable on a quarterly basis on 32,755 shares of Class C Preferred Stock. The dividend is included in other liabilities.

(CC)	Reflects the deduction of rent expense and amortization of right of use assets related to the FCHS leases settled with Series C Preferred Stock.

(DD)	Reflects the 9% dividend on the Series D Preferred Stock in this Offering

(K)	Reflects the amortization of intangibles from the purchase of Pointe Med/Live Well.

(M)	Reflects the amortization of intangibles from the purchase of The Good Clinic.

Note 6 – Loss per share

Outstanding shares used to calculate basic and diluted loss per share for the nine months ended September 30, 2025 and basic income per share for year ended December 31, 2024 were as follows:

Shares outstanding, September 30, 2025	32,958,288
Impact of reverse split	(32,941,809)
Shares outstanding after reverse split	16,479
Pointe Med/Live Well acquisition (1)	480,000
The Good Clinic acquisition (1)	700,000
20% Bridge Notes commitment shares (1)(2)	7,197,500
Pro forma shares outstanding	8,393,979

(1)	Not subject to the reverse split.

(2)	Commitment shares are issuable upon the closing the preferred stock offering. Terms are fixed and agreed to upon the issuance of the 20% OID Bridge Notes. The Company entered into security purchase agreements with lenders for the sale of 20% OID Bridge Notes, warrants to purchase shares of the Company’s common stock with a five-year term, exercisable at any time at the option of the holder at a cash exercise price equal to 85% of the per share price of Company’s common stock sold to third-party investors in a qualified financing and incentive shares of the Company’s common stock. The 20% OID Bridge Notes accrue interest at 10% per annum, principal and interest are due at the earlier of six months from the date of issue or upon the occurrence of a liquidity event. The holder shall have the right to convert the principal amount of the 20% OID Bridge Note and any accrued interest into Common Stock (i) on a qualified financing at a price equal to 85% of the qualified offering price; or (i) otherwise at a conversion price equal to: a 10% discount to the VWAP for the five days preceding the date of conversion subject to a maximum price of $1.00, subject to adjustment herein. For more details, see “The Offering - Resale of shares of the Company’s common stock by the selling stockholders under the Resale Prospectus”

Shares excluded from loss per share because their inclusion would be anti-dilutive for the nine months ended September 30, 2025, but included in calculating diluted income per share for the year ended December 31, 2024 are as follows.

Shares
Existing Warrants (1)	11,656,581
Series C Convertible Preferred Stock	3,275,500
Series D Convertible Preferred Stock	3,800,000
Series D Convertible Preferred Stock Warrants	3,800,000
Total	22,532,081

(1)

The warrants comprise the following and have the terms as discussed below:

2,986,500 warrants in connection with 10% OID Senior Secured Convertible Notes

In connection with the issuance of the 10% Senior Secured Convertible Notes the Company issued warrants. The warrants can only be exercised upon a qualified offering. The warrants have an exercise price equal to 93.75% of the price of the qualified offering, subject to a minimum exercise price of $1, coverage of 50% and a term of five years.

2,800,231 warrants in connection with 35% OID Super Priority Senior Secured Convertible Notes

In connection with the issuance of the 35% Senior Secured Convertible Notes the Company issued warrants. The warrants can only be exercised upon a qualified offering. The warrants have an exercise price equal to 93.75% of the price of the qualified offering, subject to a minimum exercise price of $1, coverage of 50% and a term of five years.

702,375 warrants in connection with 20% OID Unsecured Convertible Notes Payable

In connection with the issuance of the 20% Unsecured Convertible Notes the Company issued warrants. The warrants have an exercise price equal to 85% of the price of the qualified financing price (s defined under the warrant), coverage of 150% and a term of five years from the date of the warrant.

528,600 warrants in connection with Series B Preferred Convertible Stock

In connection with the issuance of the Series B Preferred Convertible Stock the Company issued warrants. The warrants can only be exercised upon a qualified offering. The warrants have an exercise price equal to 93.75% of the price of the qualified offering, subject to a minimum exercise price of $1, coverage of 50% and a term of five years.

850,000 warrants in connection with Non-Convertible Notes

In connection with the issuance of the Non-Convertible Notes the Company issued warrants. The warrants have an exercise price equal to $0.05 and a term of 5 years.

850,000 other warrants issued to Service Providers

The Company issued 850,000 warrants to four holders in consideration provided by them to the Company during its restructuring and bankruptcy proceedings. Of these, 200,000 warrants have a term of 5 years issued to one holder and an exercise price of $0.05, 350,000 warrants issued to one holder have a term of 5 years and an exercise price of $0.25 and 300,000 warrants (150,000 each issued to two separate holders) have a term of 5 years and an exercise price of 93.75% of the next qualifying offering.

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RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. In determining whether to purchase the Company’s securities, an investor should carefully consider all of the material risks described below, together with the other information contained in this Prospectus. We cannot assure you that any of the events discussed below will occur. These events could have a material and adverse impact on our business, financial condition, results of operations and prospects. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

The risk factors discussed below could cause our actual results to differ materially from those expressed in any forward-looking statements. Although we have attempted to list comprehensively these important factors, we caution you that other factors may in the future prove to be important in affecting the results of operations. New factors could arise that have an impact on the Company from time to time and it is not possible for us to predict all of these factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The risks described below set forth what we believe to be the most material risks associated with the purchase of our securities. Before you invest in our securities, you should carefully consider these risk factors, as well as the other information contained in this report.

Going Concern

During the nine months ended September 30, 2025 and 2024, the Company posted net losses of approximately $3.5 million and $3.9 million and corresponding cash outflows from operations of approximately $0.55 million and $0.68 million, respectively. As of September 30, 2025 and December 31, 2024, the Company had an accumulated deficit of approximately $71.3 million and $67.8 million, respectively. For the years ended December 31, 2024 and 2023, the Company experienced net losses of approximately $3.8 million and $8.2 million, respectively, and corresponding cash outflows from operations of approximately $1.7 million and $6.8 million, respectively. As of December 31, 2024 and 2023, the Company had an accumulated deficit of approximately $67.8 million and $63.9 million, respectively. This performance reflected challenges in operating and restructuring the Company as a result of previous issues that confronted the Company in the healthcare market such as growing referral bases and negotiating favorable contract rates with third party payors for services rendered, the negative impact of the former CEO’s indictment in November 2018, the bankruptcy from June 2020, and COVID-19. As a result of the CEO’s actions, the Company has been subject to litigation as well as incurring damage to its relationships with its employees and referral sources. The Company’s ability to continue as a going concern is dependent upon the success of its continuing efforts to acquire profitable companies, grow its revenue base, reduce operating costs, especially as related to provider services, and access additional sources of capital, and/or sell assets. The Company believes that it will be successful in repairing its relationships with employees and referral sources, generating growth and improved profitability resulting in improved cash flows from operations. Additionally, headcount was reduced in October 2021 and again in January 2023 to generate reductions in operating costs while the Company focused on developing and executing its future business strategy.

However, in order to execute the Company’s business development plan, which there can be no assurance we will achieve, the Company may need to raise additional funds through public or private equity offerings, debt financing, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may have to curtail its business development initiatives and take additional measures to reduce costs in order to conserve its cash, thus raising substantial doubt about its ability to continue as a going concern more than one year from the date of issuance of the 2024 financial statements included in this filing.

Risks Related to our Financial Position and Capital Needs

Our business has posted minimal profit since commencing operations.

During the nine months ended September 30, 2025 and 2024, the Company posted net losses of approximately $3.5 million and $3.9 million and corresponding cash outflows from operations of approximately $0.55 million and $0.68 million, respectively. As of September 30, 2025 and December 31, 2024, the Company had an accumulated deficit of approximately $71.3 million and $67.8 million, respectively. For the years ended December 31, 2024 and 2023, the Company experienced net losses of approximately $3.8 million and $8.2 million, respectively, and corresponding cash outflows from operations of approximately $1.7 million and $6.8 million, respectively. As of December 31, 2024 and 2023, the Company had an accumulated deficit of approximately $67.8 million and $63.9 million, respectively. The adverse effects of a limited operating history include, but are not limited to, liquidity risks related to our net losses, negative cash flows, and accumulated deficit comprise reduced management visibility into forward sales, marketing costs, and customer acquisition, which could lead to missing targets for achievement of future profitability.

If our cash from operations is not sufficient to meet our current or future operating needs, expenditures and debt service obligations, our business, financial condition, and results of operations may be materially adversely affected.

Our ability to generate cash to meet our operating needs, expenditures and debt service obligations will depend on our future performance and financial condition, which will be affected by financial, business, economic legislative, regulatory, and other factors, including potential changes in costs, pricing, competitive pressure, and consumer preferences. If our cash flow and capital resources are insufficient to fund our debt service obligations and other cash needs, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness. Even if we are successful in taking any such alternative actions, such actions may not allow us to meet our scheduled debt service obligations and, as a result, our business, financial condition, and results of operations may be materially adversely affected.

We need additional capital to expand operations; if we do not raise additional capital, we will need to curtail or cease operations.

Since our inception, we have financed our operations primarily through the sale of our common stock. To execute our business plan successfully, we will need to raise additional money in the future. Additional financing may not be available on favorable terms, or at all. The exact amount of funds raised, if any, will determine how quickly we can maintain the profitability of our operations. No assurance can be given that we will be able to raise capital when needed or at all, or that such capital, if available, will be on terms acceptable to us. If we are not able to raise additional capital, we will likely need to curtail or cease operations.

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Raising additional capital may cause dilution to our existing stockholders, restrict our operations, or require us to relinquish rights to our technologies or other assets.

We may seek additional capital through a combination of private and public equity offerings, debt financing, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted, and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financing may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property.

Our strategy to open new clinics sites in multiple new markets makes it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our proliferation into new markets may place a significant strain on our resources and increase demands on our executive management, personnel, and systems, and our operational, administrative, and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations or achieve planned growth on a timely or profitable basis. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and ability to achieve profitability.

Our effective income tax rate in the future could be adversely affected by a number of factors including changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws. We regularly assess all of these matters to determine the adequacy of our tax provision which is subject to discretion. If our assessments are incorrect, it could have an adverse effect on our business and financial condition. There can be no assurance that income tax laws and administrative policies with respect to the income tax consequences generally applicable to us or to our subsidiaries will not be changed in a manner which adversely affects our shareholders.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	Demand for our services;

●	Our ability to obtain and retain existing clients;

●	General economic conditions, both domestically and in foreign markets;

●	Advertising and other marketing costs; and

●	Costs of creating and expanding clinic locations.

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As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

Volatility in the financial markets could have a material adverse effect on our business.

Although we have had access to equity markets through our various financing activities, equity markets may experience significant disruptions. Deterioration in global financial markets could make future financing difficult or more expensive. This could leave us with reduced borrowing capacity, which could have a material adverse effect on our business, financial condition, and results of operations.

Potential profit margins may decline due to increasing pressure on margins.

The industry in which we plan to operate is subject to potentially significant pricing pressure caused by many factors. If our estimated gross margin declines and we fail to sufficiently reduce our operating costs or grow our future net revenues, we could incur significant operating losses that we may be unable to fund or sustain for extended periods of time, if at all. This could have a material adverse effect on the results of operations, liquidity, and financial condition.

Our indebtedness may have a material adverse effect on our business, financial condition, and results of operations.

As of December 31, 2024 and December 31, 2023, our indebtedness amounted to $24,743,366 and $20,500,642, respectively. Our indebtedness could have significant consequences, including:

●	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of funding growth, working capital, capital expenditures, investments, or other cash requirements;

●	reducing our flexibility to adjust to changing business conditions or obtain additional financing;

●	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our term loan facilities are at variable rates;

●	making it more difficult for us to make payments on our indebtedness;

●	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

●	subjecting us to restrictive covenants that may limit our flexibility in operating our business; and

●	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements and general corporate or other purposes.

Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could have a material adverse impact on our business, results of operations, financial condition and cash flows or liquidity.

We are also vulnerable to natural disasters and other calamities. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to maintain clinic operations.

Business interruptions resulting from the outbreak of a pandemic or epidemic or similar public health crises could cause a disruption of our clinic operations and adversely impact our business.

Public health crises such as pandemics or similar outbreaks could adversely impact our business. The continued spread of an outbreak globally could adversely impact our operations, including our ability to recruit and retain patients and staff who, as healthcare providers, may have heightened exposure to such outbreaks if an outbreak occurs in their geography. For instance, during the outbreak of Covid-19, patients in Florida did not have access to elective services due to stringent restrictions in this regard within the state. As a result, this led to significant reduction in revenues as many of the services/ treatments that the Company provided during the time were elective in nature. Further, as a result of an outbreak in affected geographies that we rely upon, we may experience delays in sourcing supplies for our diagnostic equipment and pharmaceuticals that we intend to sell as part of our compounding pharmacy and operations at our primary care clinics. Any negative impact that such outbreaks have on patient acquisition or treatment could adversely affect our ability to maintain operations, increase our operating expenses, and have a material adverse effect on our financial results.

General Risks Related to our Healthcare Services Business

We have a limited operating history that impedes our ability to evaluate our potential future performance and strategy.

Our limited primary care clinic operating history makes it difficult for us to evaluate our future business prospects and make decisions based on estimates of our future performance. It will take time and marketing/ messaging investment to successfully build a financially viable panel of patients for each of our clinics. It is difficult to predict with certainty how long the process of patient acquisition will take. To address these risks and uncertainties, we must do the following:

●	Successfully execute our business strategy to establish our brand and reputation as a profitable, well-managed enterprise committed to delivering quality and cost-effective healthcare;

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●	Respond to competitive developments;

●	Provide Nurse Practitioners with a compelling alternative to other medical practice or hospital employment; and

●	Attract, integrate, retain, and motivate qualified clinic personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. If we do not successfully address these risks, our business, prospects, financial condition, and results of operations may be materially and adversely affected.

Acquisitions involve risks that could adversely affect our business/internal controls.

As part of our growth strategy, the Company has made strategic transactions with the expectation that such transactions will result in various benefits, including, among others, an expanded range of healthcare services to patients in the community, cost savings and increased profitability of the businesses by improving operating efficiencies. Achieving the anticipated benefits is subject to a number of uncertainties, including whether we integrate our acquired companies in an efficient and effective manner, and general competitive factors in the marketplace. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and resources.

In addition, effective internal controls are necessary for us to provide reliable and accurate financial reports and to effectively prevent fraud. The integration of acquired businesses is likely to result in our systems and controls becoming increasingly complex and more difficult to manage.

We devote significant resources and time to complying with the internal control over financial reporting requirements of the Sarbanes-Oxley Act of 2002. However, we cannot be certain that these measures will ensure that we design, implement and maintain adequate control over our financial processes and reporting in the future, especially in the context of acquisitions or assuming management control over other businesses. Any difficulties in the assimilation of acquired businesses into our Company’s control system could harm our operating results or cause us to fail to meet our financial reporting obligations. Inferior internal controls could also cause investors to lose confidence in our Company’s reported financial information, which could have a negative effect on the trading price of the Company’s stock and our access to capital.

To pursue our business strategy, we will need to raise additional capital. If we are unable to raise additional capital, our business may fail.

We may need to raise additional capital to pursue our business plan, which includes hiring additional Nurse Practitioners to expand our business operations and to acquire or develop new primary care clinics. We believe that we have access to capital resources through possible public or private equity offerings, debt financing, corporate collaborations, or other means. If the economic climate in the United States does not continue to improve or further deteriorates, our ability to raise additional capital could be negatively impacted. If we are unable to secure additional capital, we may be required to curtail our initiatives and take additional measures to reduce costs to conserve our cash in amounts sufficient to sustain operations and meet our financial obligations.

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We may not be able to achieve the expected benefits from opening new primary care clinics, which would adversely affect our financial condition and results.

We plan to rely on hiring additional Nurse Practitioners to create branded primary care clinics as a method of expanding our business. If we do not successfully integrate such new primary care clinics, we may not realize the anticipated operating advantages and cost savings. The integration of these new primary care clinics into our business operations involves several risks, including:

●	Demands on management related to the increase in our Company’s size with the establishment of each new clinic, which is crucial to our business plan;

●	The diversion of management’s attention from the management of daily operations to the integration of operations of the new primary care clinics;

●	Difficulties in the assimilation and retention of employees; and

●	Potential adverse effects on operating results.

Further, the successful integration of the new Nurse Practitioners will depend upon our ability to manage the new staff and to eliminate redundancies and excess costs. Difficulties in integrating new clinical staff may impede our ability to achieve the cost savings and other size-related benefits that we hoped to achieve, which would harm our financial condition and operating results.

If we are unable to attract and retain qualified medical professionals, our ability to maintain operations attract patients or open new primary care clinics could be negatively affected.

We generate our revenues through Nurse Practitioners and clinical staff who work for us to perform medical services and procedures. The retention of those medical professionals is a critical factor in the success of our clinics, and the hiring of qualified medical professionals is a critical factor in our ability to launch new primary care clinics successfully. However, at times it may be difficult for us to retain or hire qualified medical professionals. If we are unable consistently to hire and retain qualified medical professionals, our ability to open new clinics, maintain operations at existing clinics, and attract patients could be materially and adversely affected.

We may have difficulties managing our Company’s growth, which could lead to higher operating losses, or we may not grow at all.

Our strategy of opening clinics in multiple markets could strain our human and capital resources, potentially leading to higher operating losses. Our ability to manage operations and control growth will be dependent upon our ability to raise and spend capital to successfully attract, train, motivate, retain, and manage new employees and continue to update and improve our management and operational systems, infrastructure and other resources, financial and management controls, and reporting systems and procedures. Should we be unsuccessful in accomplishing any of these essential aspects of our growth in an efficient and timely manner, then management may receive inadequate information necessary to manage our operations, possibly causing additional expenditures and inefficient use of existing human and capital resources or we otherwise may be forced to grow at a slower pace that could slow or eliminate our ability to achieve and sustain profitability. Such slower than expected growth may require us to restrict or cease our operations and go out of business.

Loss of key executives and failure to attract qualified managers could limit our growth and negatively impact our operations.

We require medical professionals and marketing persons with experience in our industry to operate and market our primary care clinic services. It is impossible to predict the availability of qualified persons or the compensation levels that will be required to hire them. The loss of the services of any member of our senior management or our inability to hire qualified people at economically reasonable compensation levels could adversely affect our ability to operate and grow our business.

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We may be subject to medical professional liability risks, which could be costly and could negatively impact our business and financial results.

We may be subject to professional liability claims. We maintain professional liability insurance with coverage that we believe is consistent with industry practice and appropriate considering the risks attendant to our business. However, any claim made against us could be costly to defend against, resulting in a substantial damage award against us and diverting the attention of our management team from our operations, which could have an adverse effect on our financial performance.

There are significant operational and financial risks in billing Medicare, Medicaid, and TriCare for healthcare services.

We plan to be bill government payers for our primary care services. Billing to Medicare and Medicaid programs presents several risks that our providers must carefully manage to avoid severe financial, legal, and operational consequences. These risks include:

●	Compliance risks: Medicare, Medicaid, and TriCare have highly detailed and complex billing rules, including regulations on coding, documentation, and reimbursement. Even small errors in claims submission, such as incorrect billing codes, missing documentation, or failure to meet medical necessity criteria, can lead to denied claims, audits, and penalties. The Company must stay current on evolving regulations, which differ by state for Medicaid, to avoid compliance violations.

●	Fraud and abuse allegations: Medicare, Medicaid, and TriCare programs are closely monitored for fraudulent activity. Billing mistakes or misinterpretations of guidelines can expose us to accusations of fraud or abuse under the False Claims Act. Activities such as upcoding (billing for more expensive services than provided), unbundling (charging separately for services that should be billed as a package), or providing services not medically necessary can lead to criminal or civil penalties, fines, and exclusion from federal programs.

●	Payment delays and cash flow disruptions: Due to the complexity of the claims process, Medicare, Medicaid, and TriCare payments can be delayed, causing cash flow challenges. Claims may be rejected or denied, requiring additional time and resources to correct and resubmit, which may further exacerbate financial strain on the Company.

●	Audit risks: Billing Medicare, Medicaid, and TriCare can subject the Company to frequent audits by government agencies such as the Centers for Medicare & Medicaid Services (CMS), state Medicaid agencies, and Recovery Audit Contractors (RACs). These audits review claims for compliance, accuracy, and potential overpayments. An unfavorable audit outcome can result in recoupment of funds, fines, and even suspension from participation in these programs.

●	Regulatory changes: Medicare, Medicaid, and TriCare policies are regularly updated with changes in reimbursement rates, eligibility criteria, and coverage guidelines. The Company will be required to adapt to these regulatory changes, or it risks submitting incorrect claims or providing services that are no longer covered. Failure to keep up with regulatory updates can lead to billing inaccuracies, lost revenue, or penalties for noncompliance.

●	Overpayment and recoupment risks: If any of the agencies, Medicare, Medicaid, and TriCare, determines that overpayments were made, whether due to errors or overbilling, they will require repayment, sometimes retroactively for several years. Recoupment of funds could create significant financial pressure, particularly if the amounts involved are substantial.

Operating primary care clinics in multiple states, billing multiple commercial payers creates the need for additional administrative staff may lead to higher overhead costs, and recurring coding and billing training for our clinic level staff.

Our strategy of operating multiple primary care clinics across different states creates heightened risks when managing the billing and compliance processes with commercial payers for reimbursement. For commercial payers, contracts often differ from one state to another, with varying eligibility verification requirements, reimbursement structures, billing and coding requirements, and appeals processes. Managing these differences across multiple states may add administrative complexity and costs, increasing the chances of errors, delays, and potential financial losses.

Additionally, compliance risks are amplified when operating in multiple states. Commercial payers and individual states impose stringent regulations to prevent fraud and abuse, with severe penalties for non-compliance. The Company must ensure that all clinics adhere to federal and state laws, including proper documentation, accurate coding, and appropriate utilization of services. Inconsistent practices or lack of uniformity across clinics in different states can lead to compliance violations, such as unintentional overbilling or failing to meet documentation requirements. This could result in costly audits, fines, or legal action under programs like the False Claims Act or state-specific fraud enforcement. Managing compliance on a multi-state scale requires a well-trained centralized staff and system with rigorous oversight to ensure consistency and avoid regulatory scrutiny.

Managing billing across multiple states creates an increased administrative burden, potentially straining the Company’s resources. With each state having its own payer landscape and rules, clinics may need dedicated billing specialists familiar with local laws and payer guidelines. Ensuring proper training and oversight across a dispersed network of clinics is critical to reducing the risk of claim errors or compliance breaches. If billing errors occur, clinics face delays in reimbursement, thereby impacting cash flow. Moreover, the administrative cost of managing appeals, correcting claim rejections, and staying up-to-date with evolving regulations can be significant and may reduce our profitability and operational efficiency.

The healthcare regulatory and political framework is evolving.

Healthcare laws and regulations may change significantly in the future which could adversely affect our financial condition and results of operations. We will continuously monitor these developments and modify our operations from time to time as the legislative and regulatory environment changes. It may require significant resources to make these modifications.

The healthcare industry is highly regulated, and government authorities may determine that we have failed to comply with applicable laws or regulations.

The healthcare industry is subject to extensive and complex federal, state and local laws and regulations, compliance with which imposes substantial costs on us. Of particular importance are the provisions summarized as follows:

●	federal laws (including the federal False Claims Act) that prohibit entities and individuals from knowingly or recklessly making claims to Medicare and other government programs that contain false or fraudulent information or from improperly retaining known overpayments;

●	a provision of the Social Security Act, commonly referred to as the “anti-kickback” law, that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate, or other remuneration, in cash or in kind, in return for the referral or recommendation of patients for items and services covered, in whole or in part, by federal healthcare programs, such as Medicare;

●	a provision of the Social Security Act, commonly referred to as the Stark Law, that, subject to limited exceptions, prohibits providers from referring Medicare patients to an entity for the provision of certain “designated health services” if the provider or a member of such provider’s immediate family has a direct or indirect financial relationship (including a compensation arrangement) with the entity;

●	similar state law provisions pertaining to anti-kickback, fee splitting, self-referral and false claims issues, which typically are not limited to relationships involving federal payors;

●	provisions of HIPAA that prohibit knowingly and willfully executing a scheme or artifice to defraud a healthcare benefit program or falsifying, concealing, or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

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●	state laws that prohibit general business corporations from practicing medicine, controlling providers’ medical decisions or engaging in certain practices, such as splitting fees with providers;

●	federal and state laws that prohibit providers from billing and receiving payment from Medicare and TRICARE for services unless the services are medically necessary, adequately, and accurately documented and billed using codes that accurately reflect the type and level of services rendered;

●	federal and state laws pertaining to the provision of services by non-physician practitioners, such as advanced nurse practitioners, physician assistants and other clinical professionals, physician supervision of such services and reimbursement requirements that may be dependent on the manner in which the services are provided and documented; and

●	federal laws that impose civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs, inappropriately reducing hospital care lengths of stay for such patients or employing individuals who are excluded from participation in federally funded healthcare programs.

In addition, we believe that our business will continue to be subject to increasing regulation, the scope and effect of which we cannot predict.

The practice of pharmacy is highly regulated on the state and federal level, and government authorities may determine that we have failed to comply with applicable laws or regulations limiting our opportunity to grow our compounding pharmacy revenue.

The practice of pharmacy is regulated on both the Federal and State levels with each State maintaining its own pharmacy statutes relating to in-State and Out-of- State pharmacy operations. Without exception, prior to shipping any prescription medication to a patient client or medical practice, a pharmacy must be completely licensed as an Out-of-State Pharmacy by that State. Also, it is management’s plan to immediately complete the application process with the Accreditation Commission for Healthcare (ACHC) Pharmacy Compounding Accreditation Board (PCAB) accreditations for Sterile, Non-Sterile and Hazardous Drug compounding and handling. Achieving PCAB accreditation certifies the pharmacy as meeting or exceeding pharmaceutical compounding industry standards and all State and Federal pharmacy regulations. Our expansion strategy will be greatly restricted if we are unable to secure the necessary licensure and accreditation within the states where we plan to operate our clinics.

Compounding pharmacies are dependent on the consistent availability and quality of the base pharmaceuticals required to deliver personalized medications to their patients and clinics.

Our expansion strategy is based on both personalized care plans and personalized medications that arise from these care plans. The compounding pharmacy that is part of our acquisition strategy maintains contracted business relationships with licensed drug wholesalers and FDA approved Active Pharmaceutical Ingredient (API) distributors to ensure it can meet the prescription medication needs for its patient clients. All API distributors contracted with the pharmacy are FDA registered facilities able to source the bulk pharmaceuticals that are fully compliant with the United States Pharmacopeia (USP) or National Formulary (NF) monograph standards and maintain valid Certificates of Analysis (COAs) for all API and excipients used in the compounding of patient medications.

The loss of these contractual relationships or the failure of our current suppliers to maintain their regulatory required accreditation and/ or licensure would delay or limit the amount and breadth of compounded medications that we could deliver to our clients. The resultant limitations from a supply disruption would significantly decrease the revenue stream we expect from our compounding pharmacy and significantly reduce the scope of services our clinics could provide our clients.

Our growth strategy includes utilizing the single compounding pharmacy that is part of the LiveWell acquisition to supply all personalized medications for the initial expansion of our primary care clinics. Any disruption in component supplies may create a significant risk to our consistent delivery of personalized medication and the delivery of our quality of life services.

Supply chain disruptions pose significant risks to our compounding pharmacy supplying multiple clinics within a specific geographic region. A disruption in the supply of key pharmaceutical ingredients or packaging materials could lead to delayed or incomplete personalized medication deliveries, which in turn can affect patient satisfaction and our projected revenues. Our ability to consistently supply personalized medications are a key part of the quality of life services portion of our strategy. Any interruption in the availability of raw materials could create a bottleneck, forcing the pharmacy to delay or halt production. This could result in clinics being unable to provide the quality of life services, undermining patient trust and clinic operations.

A single compounding pharmacy for multiple clinics creates the risk that any disruption in component supply could have a cascading effect, magnifying the impact on quality of life services delivery in the region. Without multiple suppliers for critical ingredients, the Company becomes vulnerable to shortages, price fluctuations, or logistical issues, such as transport delays or customs holdups. This concentration risk leaves the compounding pharmacy exposed to market volatility or geopolitical events that could unexpectedly disrupt supply chains. As a result, we may need to source alternatives which could be more expensive or require additional validation, further straining administrative and financial resources.

Additionally, regulatory concerns add another layer of risk. In the highly regulated pharmaceutical industry, supply chain issues that result in changes to the source of ingredients may necessitate additional quality control measures or approvals, which can slow down production. If a disruption causes our pharmacy to use an alternative supplier that has not been thoroughly vetted, it risks compromising the safety and efficacy of the compounded medications. This could lead to compliance violations, product recalls, and potential legal liabilities, which may not only harm the Company’s reputation but also have adverse financial repercussions.

Federal and state laws that protect the privacy and security of protected health information may increase our costs and limit our ability to collect and use that information and subject us to penalties if we are unable to fully comply with such laws.

Numerous federal and state laws and regulations govern the collection, dissemination, use, security and confidentiality of individually identifiable health information. These laws include:

●	Provisions of HIPAA that limit how healthcare providers may use and disclose individually identifiable health information, provide certain rights to individuals with respect to that information and impose certain security requirements;

●	HITECH, which strengthens and expands the HIPAA Privacy Standards and Security Standards;

●	Other federal and state laws restricting the use and protecting the privacy and security of protected information, many of which are not preempted by HIPAA;

●	Federal and state consumer protection laws; and

●	Federal and state laws regulating the conduct of research with human subjects.

As part of our medical record keeping, billing and other services, we collect and maintain protected health information in paper and electronic format. New protected health information standards, whether implemented pursuant to HIPAA, HITECH, congressional action or otherwise, could have a significant effect on the manner in which we handle healthcare-related data and communicate with payors, and compliance with these standards could impose significant costs on us or limit our ability to offer services, thereby negatively impacting the business opportunities available to us.

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If we do not comply with existing or new laws and regulations related to protected health information, we could be subject to remedies that include monetary fines, civil or administrative penalties or criminal sanctions.

Our quality of life services will be based primarily on the self-pay model, which could lead to fewer patients utilizing these services or the need for us to discount such services, which could limit our growth and negatively impact our operations resulting in us missing our financial projections.

Including self-pay services in our clinic level proforma and financial projections comes with significant risks that can impact our financial stability and forecasting accuracy:

●	Revenue volatility: Self-pay services can lead to unpredictable revenue streams, as they depend on patient willingness and ability to pay out-of-pocket. Unlike insurance reimbursements, which can be relatively stable and regulated, self-pay income can fluctuate based on the local economy, patient demographics, and consumer preferences. Economic downturns or changes in the patient population could lead to a significant drop in expected revenue.
●	Bad debt and collections risk: Patients who opt for self-pay may face financial difficulties, leading to delayed or non-payment. This increases the risk of bad debt, which can skew our financial projections. We may need to invest in debt collection services or write off uncollectible accounts, which could further affect our bottom line.
●	Pricing challenges: Determining competitive and appropriate pricing for self-pay services can be difficult. Setting prices too high can deter patients from using services, while pricing too low may reduce profitability and affect our ability to meet our financial projections for these services and overall clinic profitability.
●	Cost of administration and billing: Managing self-pay services requires additional administrative work, such as processing payments, handling disputes, and setting up payment plans. The costs associated with these tasks—staff time, billing software, and payment collection—could be greater than we have planned. If not properly accounted for in our proforma, these expenses could cause our profits to be less than projected.
●	Potential regulatory risks: Including self-pay services in financial projections without fully understanding local, state, and federal regulations can lead to unforeseen legal risks. Some jurisdictions have specific rules regarding price transparency, fair billing, and consumer protection. Non-compliance can result in fines, legal disputes, and reputational damage, which can negatively impact our financial performance.

Changes in the rates or methods of third-party reimbursements for medical services could result in reduced demand for our services or create downward pricing pressure, which would result in a decline in our revenues and harm our financial position.

Third-party payors such as Medicare and commercial health insurance companies may change the rates or methods of reimbursement for the services we currently provide or plan to provide and such changes could have a significant negative impact on those revenues. At this time, we cannot predict the impact that rate reductions will have on our future revenues or business. Moreover, patients on whom we currently depend, and expect to continue to depend on, our medical clinic revenues generally rely on reimbursement from third-party payors for the payment of medical services. If our patients begin to receive decreased reimbursement from third-party payors for their medical services and as such are forced to pay for the remainder of their medical services out of pocket, then a reduced demand for our services or downward pricing pressures could result, which could have a material impact on our financial position.

Future requirements limiting access to or payment for medical services may negatively impact our future revenues or business. If legislation substantially changes the way healthcare is reimbursed by both governmental and commercial insurance carriers, it may negatively impact payment rates for certain medical services. We cannot predict at this time whether or the extent to which other proposed changes will be adopted, if any, or how these or future changes will affect the demand for our services.

We are subject to federal and state restrictions on advertising that may adversely affect our ability to advertise our clinics and services.

The growth of our healthcare business is dependent, in part, on advertising, which is subject to regulation by the Federal Trade Commission (“FTC”). We believe that we can structure our advertising practices to be in material compliance with FTC regulations and guidance. However, we cannot be certain that the FTC will not determine that our advertising practices are in violation of such laws and guidance.

Health Insurance Portability and Accountability Act (“HIPAA”) compliance is critically import to our continuing operations.

Our Company and our providers are covered entities under HIPAA if we or our clinical staff provide services that are reimbursable under Medicare or other third-party payors (e.g., orthopedic services). Although the covered healthcare providers themselves are primarily liable for HIPAA compliance, as a “business associate” to these covered entities we are bound indirectly to comply with the HIPAA privacy regulations, and we are directly bound to comply with certain of the HIPAA security regulations. Although we cannot predict the total financial or other impact of these privacy and security regulations on our business, compliance with these regulations could require us to incur substantial expenses, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we will continue to remain subject to any state laws that are more restrictive than the privacy regulations issued under the Administrative Simplification Provisions.

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We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Our internal computer systems and those of third parties with which we contract may be vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures despite the implementation of security measures. System failures, accidents or security breaches could cause interruptions in our operations and could result in a material disruption of our business operations, in addition to possibly requiring substantial expenditures of resources to remedy. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and our collections from third-party payors could be delayed.

The market for healthcare services is highly competitive.

The market for healthcare solutions including walk in clinics and telehealth services is competitive. We compete in a fragmented primary care market with direct and indirect competitors that offer varying levels of impact to our stakeholders such as insurance companies, patients, and employers. Our competitive success is contingent on our ability to simultaneously address the needs of key stakeholders efficiently and with superior outcomes at scale compared with competitors. We compete with walk-in clinics (e.g. MinuteClinic, Med Express), traditional healthcare providers, primary care medical practices (e.g. Oak Street Health, One Medical), care management and coordination, digital health (e.g. Ro, Hims, Alloy), hormone replacement specialty clinics (e.g. Herself Health, Midi, Revibe) and telehealth companies. Competition in our market involves rapidly changing technologies, evolving regulatory requirements and industry expectations, frequent new product and service introductions and changes in customer and patient requirements. If we are unable to keep pace with the evolving needs of our clients, members and partners and continue to develop and introduce new applications and services in a timely and efficient manner, demand for our solutions and services may be reduced and our business and results of operations would be harmed.

Our competitors may have greater name recognition, longer operating histories and significantly greater financial and other resources than we do (e.g. One Medical, Oak Street Health, Ro, Hims, Herself Health, Alloy, Midi). As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or patient requirements and may have the ability to initiate or withstand substantial price competition. In addition, our competitors have established, and may in the future establish, cooperative relationships with vendors of complementary technologies or services to increase the availability of their solutions in the marketplace. Accordingly, new competitors or alliances may emerge that have greater market share, a larger member or patient base, more widely adopted proprietary technologies, greater marketing expertise, greater financial resources, and larger sales forces than we have, which could put us at a competitive disadvantage. Our competitors could also be better positioned to serve certain segments of the healthcare market, which would limit our member and patient growth. If we are unable to compete in the healthcare market, our business would be harmed.

If we are forced to lower our prices for our services in order to compete with a better-financed or lower-cost provider of medical healthcare services, our medical revenues and results of operations could decline.

Some of our current competitors, or other companies which may choose to enter the industry in the future, may have substantially greater financial, technical, managerial, marketing, or other resources and experience than we do and may be able to compete more effectively. Similarly, competition could increase if the market for healthcare services does not experience growth, and existing providers compete for market share. Additional competition may develop, particularly if the price for services or reimbursement decreases. Our management, operations, strategy, and marketing plans may not be successful in meeting this competition.

A decline in consumer disposable income could adversely affect the number of clinical visits and could have a negative impact on our financial results.

After payments by commercial healthcare insurance companies or government programs, including Medicare, the remaining portion of the cost of medical care is paid by the patient. Some of our patients may not have the financial resources to pay for the services they receive at our primary care clinics, which are ultimately not reimbursed by their healthcare payer. Accordingly, our operating results may vary based upon the impact of changes in the disposable income of patients using our services, among other economic factors. A significant decrease in consumer disposable income in a weak economy may result in a decrease in the number of visits to our clinics, and a related decline in our revenues and profitability. In addition, weak economic conditions may cause some of our patients to experience financial distress or declare bankruptcy, which may negatively impact our accounts receivable and collection experience.

To pursue our business strategy, we will need to raise additional capital. If we are unable to raise additional capital, our business may fail.

We may need to raise additional capital to pursue our business plan, which includes hiring additional Nurse Practitioners to expand our business operations and to acquire or develop new primary care clinics. We believe that we have access to capital resources through possible public or private equity offerings, debt financing, corporate collaborations, or other means. If the economic climate in the United States does not continue to improve or further deteriorates, our ability to raise additional capital could be negatively impacted. If we are unable to secure additional capital, we may be required to curtail our initiatives and take additional measures to reduce costs to conserve our cash in amounts sufficient to sustain operations and meet our financial obligations.

Risks Related to this Offering and Our Securities

We are a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, it may choose to prepare the disclosure in the prospectus relying on scaled disclosure requirements for smaller reporting companies in Regulation S-K and in Article 8 of Regulation S-X. and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “smaller reporting companies” including, but not limited to less extensive narrative disclosure than required of other reporting companies and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

Following the completion of this offering, we will be required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us and could have a negative effect on our results of operations, financial condition, or business.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly, and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional staff, and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth will also require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our results of operations, financial condition, or business.

As an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may also delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, as permitted by the JOBS Act.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. It is anticipated that a significant portion of the offering will be used for acquisition and integration, if it is not successful, it could harm our business and financial condition.

There has been a limited trading market for our Common Stock to date.

While our Common Stock is currently quoted on OTC Markets, Inc., the trading volume is extremely limited. We are quoted on the OTC Markets under the trading symbol “FCHS.” We intend to list our common stock on the NYSE. There can be no assurance that there will be an active market for the Company’s common stock. A lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

The market for our common stock may fluctuate significantly.

The stock market in general has experienced extreme price and volume fluctuations. The market prices of the securities of healthcare services companies have historically been highly volatile and may be highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our Common Stock:

●	changes in government regulation of the medical industry;

●	changes in reimbursement policies of third-party insurance companies, self-insured companies or government agencies;

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates or recommendations by securities analysts;

●	developments involving corporate collaborators, if any;

●	changes in accounting principles; and

●	the loss of any of our key healthcare providers or management personnel.

In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results and financial condition.

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Holders of the Offered Preferred Stock and the Warrants will have no rights as shareholders until such holders exercise conversion rights in respect of the conversion of the Series D Convertible Preferred Stock underlying the Warrants.

Holders of the Offered Preferred Shares or Warrants purchased in this offering only acquire our common shares upon conversion of the Series D Convertible Preferred Stock underlying the Offered Preferred Shares or the Warrant Preferred Stock, meaning holders will have no rights with respect to our common shares until the conversion of the Series D Convertible Preferred Stock into common shares. Upon the conversion into common shares of the Series D Convertible Preferred Stock issuable upon exercise of the Warrants or the conversion rights in respect of the Offered Shares purchased, such holders will be entitled to exercise the rights of shareholders only as to matters for which the record date occurs after the exercise/ conversion date.

If you purchase the Offered Preferred Stock sold in this offering and assuming its conversion into shares of our common stock, you will experience immediate and substantial dilution in your investment.

Since the price per share of our Offered Preferred Stock being offered in this offering exceeds the net tangible book value per share of our common stock outstanding prior to this offering, you will suffer immediate and substantial dilution with respect to the net tangible book value of the Offered Preferred Stock you purchase in this offering, assuming conversion of the Preferred Stock into shares of our common stock. After giving effect to the sale by us all 3,800,000 shares of Offered Preferred Stock covered by this prospectus, based on an assumed combined public offering price of $5 per share of Offered Preferred Stock and accompanying Warrants (which is equal to $5 per share on an as-converted-to-common stock basis), after deducting underwriting discounts and commissions and other estimated offering expenses payable by us and assuming conversion of the Offered Preferred Stock into shares of our common stock and payment of all dividends accrued on the Offered Preferred Stock in shares of common stock upon conversion of the Offered Preferred Stock at an assumed conversion price of $5 and an assumed stated value per share of $5, you will experience immediate dilution of $4.96 per share of common stock, representing the difference between our pro forma as adjusted net tangible book value per share of common stock as of September 30, 2025, and the effective offering price per share of common stock (assuming no exercise of the over-allotment option). If any of our outstanding options or warrants are exercised, you could experience further dilution. For the purpose of this calculation, the entire purchase price for the shares of Offered Preferred Stock and accompanying warrants is being allocated to the shares of Offered Preferred Stock, and shares issuable upon exercise of the Warrants have not been included. Furthermore, the exercise of outstanding warrants and options may result in further dilution of your investment. See the section entitled “Dilution” on for a more detailed illustration of the dilution you will incur if you participate in this offering.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

Even with the proceeds from this offering, we expect we will need to raise additional capital, potentially shortly after this offering. In order to raise additional capital in the future, we may offer shares of common stock or other securities convertible into or exchangeable for our common stock. We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will also incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

There is no public market for the Preferred Stock or the Warrants being offered by us in this offering.

There is no established public trading market for the Preferred Stock or the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Preferred Stock or the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Offered Preferred Stock and the Warrants will be limited.

The Offered Preferred Stock and the Warrants are speculative in nature.

The Offered Preferred Stock and Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed conversion price or exercise price, respectively, subject to certain adjustments contained therein. Specifically, (i) holders of the Offered Preferred Stock may acquire the shares of common stock issuable upon conversion of such Offered Preferred Stock at an assumed conversion price of $5 per share of common stock, which conversion price is subject to certain adjustments contained in the Certificate of Designations and (ii) holders of the Warrants may acquire the shares of Series D Convertible Preferred Stock issuable upon exercise of such Warrants at an assumed exercise price of $5 per share, which exercise price is subject to certain adjustments contained in the Warrants. Moreover, following this offering, the market value of the Offered Preferred Stock and the Warrants is uncertain and there can be no assurance that the market value of the Offered Preferred Stock and the Warrants, if any, will equal or exceed their public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the conversion price of the Offered Preferred Stock or the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders to convert their shares of Offered Preferred Stock and/or exercise their Warrants and/ or convert their shares of Warrant Preferred Stock.

Holders of the Offered Preferred Stock and the Warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying the warrants until such holders convert their shares of Offered Preferred Stock or Warrant Preferred Stock and acquire our common stock, except as otherwise provided in the Offered Preferred Stock, the Warrants or the Warrant Preferred Stock.

Until holders of the Offered Preferred Stock and the Warrants acquire shares of our common stock upon conversion or exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such Offered Preferred Stock and Warrants. Upon conversion of the Offered Preferred Stock and the Warrant Preferred Stock, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the conversion date or the exercise date, as applicable.

The Certificate of Designations for the Series D Convertible Preferred Stock contains anti-dilution provisions that may result in the reduction of the conversion price for the Series D Convertible Preferred Stock in the future. This feature may result in an indeterminate number of shares of common stock being issued upon conversion or exercise, as applicable.

The Certificate of Designation for our Series D Convertible Preferred Stock contains anti-dilution provisions, which provisions require the lowering of the Conversion Price on any unconverted Series D Convertible Preferred Stock Preferred Stock to the purchase price of future offerings by us (subject to certain exclusions). If in the future we issue securities for less than the Conversion Price of our Series D Convertible Preferred Stock, we will be required to reduce the relevant Conversion Price of any unconverted Series D Convertible Preferred Stock, which will result in a greater number of shares of Common Stock being issuable upon conversion, which in turn will have a greater dilutive effect on our shareholders. In addition, as there is no floor price on the Conversion Price, we cannot determine the total number of shares issuable upon conversion. As such, it is possible that we may not have sufficient available shares to satisfy the conversion of the Series D Convertible Preferred Stock if we enter into a future transaction that results in the reduction of the Conversion Price. If we do not have sufficient available shares for any Series D Convertible Preferred Stock conversions, we will be required to increase our authorized shares, which may not be possible and will be time consuming and expensive. The potential for such Conversion Price adjustments may depress the price of our Common Stock regardless of our business performance, and, as a result, we may find it more difficult to raise additional equity capital while our Series D Convertible Preferred Stock is outstanding.

The Series D Convertible Preferred Stock provides for the payment of dividends in cash or in shares of our common stock, and we may not be permitted to pay such dividends in cash, which will require us to have shares of common stock available to pay the dividends.

Each share of Series D Convertible Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 9% per annum of the state value per share, until the fifth anniversary of the date of issuance of the Series D Convertible Preferred Stock. The dividends are payable, at our discretion, in cash, out of any funds legally available for such purpose, or in pay-in-kind shares of common stock calculated based on the conversion price, subject to adjustment as provided in the Certificate of Designations. The conversion price is subject to reduction if in the future we issue securities for less than the conversion price of our Offered Preferred Stock. As such, it is possible that we will not have sufficient available shares to pay the dividend in common stock, which would require the payment of the dividend in cash. We will not be permitted to pay the dividend in cash unless we are legally permitted to do so under Delaware law, which requires cash to be available from surplus or net profits neither of which we currently have available.

Aspects of the tax treatment of the securities may be uncertain.

The tax treatment of the Offered Preferred Stock and the Warrants is uncertain and may vary depending upon whether you are an individual or a legal entity and whether or not you are domiciled in the United States. In the event you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the Offered Preferred Stock and the Warrants.

A significant percentage of the Company’s common stock and Series A Super Voting Preferred Stock is held by a small number of shareholders.

Three (3) beneficial owners hold approximately 50.13% of our outstanding common stock as of January 30, 2026. Additionally, Lance Friedman, our Chief Executive Officer, holds all of the 4 outstanding shares of our Series A Super Voting Preferred Stock, which shares are entitled to that number of votes equal to the number of votes that all issued and outstanding shares of the Common Stock and all other voting securities of the Company are entitled to, as of any such date of determination, plus one million (1,000,000) votes. As a result, these shareholders are currently able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. For additional details regarding our beneficial ownership and our outstanding securities, please see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” beginning on page 65. Additionally, until the closing of the offering, the current concentration of ownership among the three beneficial owners holding shares of our common stock and the Series A Super Voting Preferred Stock might harm the market price of our common stock by delaying, deferring or preventing a change in corporate control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us. Upon the completion of the contemplated 1 for 2,000 reverse split (which was approved by the Board of Directors of the Company on September 15, 2024) applicable to all the shares currently held by all of the three current largest shareholders followed by the offering under the IPO Prospectus and the Resale Prospectus, we anticipate that our three largest shareholders of our common stock will collectively hold less than 1% of our total voting power. Further, upon completion of the offering, all of the 4 outstanding shares of our Series A Super Voting Preferred Stock will be cancelled and none of the Series A Super Voting Preferred Stock will be outstanding. Since no individual, company or persons acting as a group (as described in Section 13(d) of the Securities Exchange Act of 1934, as amended) will own a majority of our voting power at the closing of the offering, we will not be a “controlled company” under the corporate governance standards for companies listed on the NYSE American.

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The issuance of our common stock in connection with the exercise of the warrants held by the selling stockholders could cause substantial dilution, which could materially affect the trading price of our common stock.

In order to facilitate the strategic pivot as described in this Registration Statement under “Our Business – Strategic Pivot” and provide the opportunity for existing investors to preserve the value of their respective prior investment(s) in the 10% OID Senior Secured Convertible Notes and accompanying warrants, 35% OID Super Priority Senior Secured Convertible Notes and accompanying warrants, Series B 10% Convertible Preferred Stock and accompanying warrants and other short term promissory notes and warrants, a private placement offering of 20% OID convertible notes, certain shares of common stock and warrants (collectively, referred to as a “Strip”) was proposed to all such investors (“Private Placement”). While shares of Common Stock under the Strip (which will comprise the Resale Shares) will be issued to the selling stockholders immediately after the reverse split and immediately prior to the offering under the IPO Prospectus and the Resale Prospectus, the additional shares of Common Stock issued pursuant to conversion of 20% OID convertible notes and the exercise of the warrants will result in dilution to the then existing holders of Common Stock and increase the number of shares eligible for resale in the public market. Sales of a substantial number of such shares in the public market could adversely affect the market price of our Common Stock.

Resales by the selling stockholders under the Resale Prospectus may have an adverse effect on the market price of our Common Stock.

The 3,000,010 shares of Common Stock being offered under the Resale Prospectus for the account of the selling stockholders (and which shares will be issued immediately after the proposed 1 for 2,000 reverse split but before the offering under the IPO Prospectus and the Resale Prospectus) equal approximately 9.10% of the 32,958,288 shares of our common stock outstanding as of January 30, 2026. After accounting for the proposed 1 for 2,000 reverse split and the issuance of the shares to be included under the Resale Prospectus (which resale shares are not subject to the proposed 1 for 2,000 reverse split), such resale shares will equal approximately 35.74% of the 8,393,979 shares of our common stock outstanding after the offering under the IPO Prospectus and the Resale Prospectus. See “The Offering - Common Stock to be outstanding immediately after this offering” on page 7 above.

Sales of the shares offered under the Resale Prospectus, or the potential of such sales, may have an adverse effect on the market price, liquidity and the demand for our Common Stock and such sales could also affect our company’s ability to raise additional capital in the equity markets in the future.

Further, while the selling stockholders have expressed an intent not to sell the common stock registered pursuant to the Resale Prospectus prior to the closing of or concurrently with the initial public offering, the sales of our common stock registered in the IPO Prospectus and the Resale Prospectus may result in two offerings taking place sequentially or concurrently. The offerings are expected to be concurrent, and accordingly a price difference between the units sold under the IPO Prospectus and the shares sold in the Resale Prospectus is unlikely. However, the prices may differ if the offerings are not concurrent and accordingly, in such an event, purchasers purchasing pursuant to the Resale Prospectus could pay more or less than the price in the initial public offering pursuant to this prospectus, which could affect the price and liquidity of, and demand for, our Common Stock.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to grow, market our services and cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the near future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our Common Stock as a dividend. Therefore, you should not expect to receive cash dividends on our Common Stock.

We expect that our quarterly results of operations will fluctuate, and this fluctuation could cause our stock price to decline.

Our quarterly operating results are likely to fluctuate in the future. These fluctuations could cause our stock price to decline. The nature of our business involves variable factors, such as our ability to acquire new patients, successfully establishing the value of the self-pay services, and creating a differentiating customer service experience that will effectively distinguish us among our competitors which could cause our operating results to fluctuate. Due to the possibility of fluctuations in our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance.

“Penny stock” rules may make buying or selling our securities difficult which may make our stock less liquid and make it harder for investors to buy and sell our securities.

Trading in our securities is subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the near future. The SEC has adopted regulations that define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Our former Chief Executive Officer, Christian C. Romandetti, Sr., was arrested on November 15, 2018, on a conspiracy to commit securities fraud charge.

Our former Chief Executive Officer, Christian C. Romandetti, Sr., has pled guilty to conspiracy to commit securities fraud and has tarnished the Company’s reputation which has led to a precipitous decline in the Company’s goodwill and business.

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Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Provisions of our Certificate of Incorporation (“Certificate”) and bylaws and applicable provisions of Delaware law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in our Certificate and bylaws:

●	limit who may call stockholder meetings;
●	do not provide for cumulative voting rights; and
●	provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

In addition, Section 203 of the Delaware General Corporation Law may limit our ability to engage in any business combination with a person who beneficially owns 15% or more of our outstanding voting stock unless certain conditions are satisfied. The restriction lasts for a period of three years following the share acquisition. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. The potential inability to obtain a control premium could reduce the price of our Common Stock.

Failure to achieve and maintain internal controls in accordance with Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as we grow or as such control standards are modified, supplemented or amended from time to time; we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud. If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, among other things:

Factors that might cause these differences include the following:

●	We will need a significant amount of capital to conduct our proposed business plan and, unless we are able to raise sufficient funds or generate sufficient revenues, we may be forced to discontinue our operations.

●	If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

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●	We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

●	We depend heavily on key personnel, and turnover of key senior management could harm our business.

●	Managed care organizations and insurance companies may prevent their members from using our services which would cause us to lose current and prospective patients.

●	The healthcare industry and Health Care Providers’ medical practices, including the healthcare and other services that we and our affiliated Health Care Providers provide, are subject to extensive and complex federal, state, and local laws and regulations, compliance with which imposes substantial costs on us

All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise after the date of this prospectus, except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $17,080,000, or approximately $19,702,000, if the underwriters exercise their option to purchase an additional 570,000 additional shares of Offered Preferred Stock and/or Warrants to purchase up to 570,000 shares of Warrant Preferred Stock, assuming an initial public offering price of $5.00 per unit and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per unit would increase (decrease) the net proceeds to us by approximately $3,496,000, assuming that the number of Offered Preferred Stock and/ or Warrants offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions. We may also increase or decrease the number of Shares we are offering. Each increase (decrease) of 1,000,000 shares in the number of Offered Preferred Stock and/ or Warrants offered by us would increase (decrease) the net proceeds to us by approximately $4,600,000, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions.

We intend to use the net proceeds from this offering as follows:

	Without over allotment	With over allotment
Acquisitions: Expand our distribution footprint by acquiring companies which fit with our overall business strategy**	$9,000,000	$9,000,000
Hiring of key personnel: Including medical, sales and management professionals	2,000,000	2,500,000
Working Capital: D&O insurance, build scalable infrastructure, clinic level operational expenses, and general corporate purposes	4,580,000	6,002,000
Marketing expenses: Marketing to acquire clients, build brand and services awareness	1,500,000	2,200,000
Total	$17,080,000	$19,702,000

** Of the $17,080,000 (or $19,702,000 in the case of over-allotment) of net proceeds to be utilized for acquisitions:

(a)	approximately $9,000,000 or 52.69% of the total net proceeds from this offering (or 45.68% in the case of over-allotment) would be used to acquire all of shares of the capital common stock of Pointe Medical Services, Inc., a Florida corporation (a primary care & internal medicine clinic), Pointe Med Pharmacy, Inc., a Florida corporation (a full-service community pharmacy), Livewell MD, LLC, a Florida limited liability company (full-service compounding pharmacy located in Northeast Florida), and Livewell Drugstore, LLC, d/b/a TruLife Pharmacy, a Florida limited liability company (a compounding pharmacy); and
(b)	approx. $0 or 0% would be used to acquire all of the physical and intellectual property of The Good Clinic, Inc., a Minnesota company, which is a primary care clinic concept specializing in providing whole person primary care and wellness. The Good Clinic, Inc. is being acquired with the common stock of the Company.

For additional details relating to the potential target businesses, see “Business - Business Overview” on page 47.

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Pending the use of the net proceeds of this offering, we plan to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will pay all of our own expenses and certain expenses of the underwriters related to this offering. See “Underwriting” on page 73. Acquisitions will make up most of the use of proceeds.

DIVIDEND POLICY

Holders are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for the development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2025, and as adjusted to give effect to the sale of shares in this offering, the purchases of Pointe Med/LiveWell and The Good Clinic and the exchange of certain notes payable and other liabilities and the 1 for 2,000 reverse stock split of 32,958,288 shares of common stock of the Company outstanding as of September 30, 2025 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split does not apply to shares exchanged for notes and certain other liabilities or issued related to the purchases of Pointe Med/LiveWell and The Good Clinic.

You should read the following table in conjunction with the “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our consolidated financial statements and related notes included elsewhere in this prospectus.

		Pro Forma
	September 30,	September 30,
	2025	2025
	(unaudited)	(unaudited)
Cash and cash equivalents	$2,430	$12,812,450
Debt:
Accounts payable	11,098,453	9,436,347
Notes payable, current portion	25,658,086	2,427,500
Lease liabilities, current	404,447	98,330
Other current liabilities	-	5,664,664
Notes payable	-	476,876
Lease liabilities, non current	2,994,260	179,807
Total Debt	40,155,246	18,283,524

Stockholders’ (deficit) equity:
Series A Super Voting Preferred Stock	-	-
Series B Convertible Preferred Stock	1	-
Series C Convertible Preferred Stock	-	328
Series D Convertible Preferred Stock	-	3,800
Common Stock	32,958	8,394
Additional paid-in capital	35,206,268	90,518,637
Accumulated deficit	(71,281,363)	(71,369,368)
Total stockholders’ (deficit) equity	$(36,042,136)	$19,161,792
Total capitalization	$4,115,540	$50,257,766

Unless otherwise indicated, the information in this prospectus assumes (i) no exercise of any Warrants issued in this offering, (ii) no exercise of the options or warrants described above, and (iii) no exercise by the representative of its option to purchase additional Offered Preferred Stock and/or Warrants to cover over-allotments, if any.

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DILUTION

If you invest in our Series D Convertible Preferred Stock in this offering, your interest will be diluted to the extent of the difference between the initial public offering price and the pro forma as adjusted net tangible deficit per share of our common stock immediately after this offering (assuming conversion of all of the Series D Convertible Preferred Stock into shares of Common Stock). For the purposes of such calculation, the entire purchase price for the shares of Offered Preferred Stock and accompanying Warrants is being allocated to the shares of Offered Preferred Stock, and the shares issuable upon exercise of the accompanying Warrants have not been included.

As of September 30, 2025, we had a historical net tangible deficit of ($36,042,136) or ($1.09) per share (or ($2,187.14 prior to the reverse stock split) considering a retroactive application of the 1 for 2,000 reverse stock split) of the 32,958,288 shares of common stock of the Company outstanding as of January 30, 2026 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split does not apply to shares exchanged for notes and certain other liabilities or issued related to the purchases of Pointe Med/LiveWell and The Good Clinic.

The number of shares of our common stock to be outstanding after this offering is based on 16,479 (32,958,288 shares prior to the 1 for 2,000 reverse stock split) of the 32,958,288 shares of common stock of the Company outstanding as of September 30, 2025 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split does not apply to the Resale Shares as well as shares exchanged for notes and certain other liabilities or issued related to the purchases of Pointe Med/LiveWell and The Good Clinic. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus considered the following:

●	Excludes 11,656,581 shares upon exercise of warrants outstanding prior to this Offering.

●	Includes the issuance of 3,800,000 shares of common stock upon assumed conversion of Offered Preferred Stock and/ or Warrants.

●	Excludes the issuance of 1,710,000 shares of common stock upon assumed conversion of the dividends on Offered Preferred Stock.

●	Includes the issuance of 7,197,500 commitment shares related to the 20% OID Convertible Debt (of which 3,000,010 shares are included under the Resale Prospectus).

●	Excludes the issuance of shares pursuant to exercise of 550,000 warrants issued to Roderic Prat and Puritan Partners LLC.

●	Includes issuance of 1,180,000 shares of common stock related to the purchases of Pointe Med/LiveWell (480,000 shares) and The Good Clinic (700,000 shares).

We determine dilution per share to investors participating in this offering by subtracting pro forma as adjusted net tangible deficit per share after this offering from the assumed initial public offering price per share paid by investors participating in this offering. The following table illustrates this dilution on a per share basis to new investors:

Assumed Conversion Price (1)	$5.00
Net tangible book value per share as of September 30, 2025 after the reverse stock split (2)	(1.37)
Increase per Share to existing stockholders attributable to investors purchasing units in this offering	1.83
Pro forma net tangible book value per Share, to give effect to this offering	0.46
Dilution in net tangible book value per Share to new investors purchasing units in this offering	$4.54

(1)	For the purpose of calculating dilution in this section, it is assumed that the Series D Preferred Stock is converted to common stock

(2)	32,958,288 shares of common stock of the Company outstanding as of September 30, 2025 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split does not apply to shares exchanged for notes and certain other liabilities or issued related to the purchases of Pointe Med/LiveWell and The Good Clinic.

The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

Each $1.00 increase or decrease in the assumed Conversion Price of $5.00, would increase or decrease, as applicable, our pro forma as adjusted net tangible book value per share after this offering by $0.27, respectively, and dilution per share to new investors purchasing units in this offering by $0.73, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, assuming no exercise of the Warrants being offered in this offering, that no value is attributed to such Warrants and that such Warrants are classified as and accounted for as equity, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase of one million shares in the number of Series D Convertible Preferred Stock offered by us, as set forth on the cover page of this prospectus, would increase our pro forma as adjusted net tangible book value per share after this offering by $0.14 and decrease the dilution per share to new investors purchasing units in this offering by $0.14, assuming no change in the Conversion Price and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of one million shares in the number of Series D Convertible Preferred Stock offered by us, as set forth on the cover page of this prospectus, would decrease our pro forma as adjusted net tangible book value per share after this offering by $0.14 and increase the dilution per share to new investors purchasing in this offering by $0.14, assuming no change in the Conversion Price and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, our pro forma adjusted net tangible book value would be $2,622,000, or approximately $0.04 per share, representing an immediate increase in the adjusted net tangible book value to existing stockholders of approximately $1.86 per share and immediate dilution of approximately $(4.50) per share to new investors purchasing units in this offering, assuming an initial public offering price of $5.00, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The table below summarizes as of September 30, 2025, adjusted pro forma basis described above, the number of shares of our common stock, the total consideration and the average price per share (i) paid to us by existing stockholders and (ii) to be paid by new investors purchasing our Offered Preferred Stock in this offering at an assumed initial public offering price of $5.00, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	16,479	0.4%	$10,088,229	34.7%	$612.19
New investors	3,800,000	99.6%	$19,000,000	65.3%	$5.00
Total	3,816,479	100%	$29,088,229	100%	$7.62

The table above includes the effect of the 1 for 2,000 reverse stock split of the 32,958,288 shares of common stock of the Company outstanding as of September 30, 2025 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split does not apply to shares exchanged for notes and certain other liabilities or issued related to the purchases of Pointe Med/LiveWell and The Good Clinic. The table above does not give effect to the contemplated conversion of any Series C Convertible Preferred Stock of the Company issued and outstanding.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and the provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share or 266,666 shares of common stock, par value $0.001 pro forma for the 1 for 2,000 reverse split (which was approved by the Board of Directors of the Company on September 15, 2024) and 10,000,000 shares of preferred stock of which (i) 40,000 Preferred shares were allocated to the Series B Convertible Preferred Stock, par value $0.01 per share, (ii) 4 Preferred shares were allocated to the Series A Super Voting Preferred Stock, par value $0.10 per share, and (iii) 50,000 Preferred shares were allocated to Series C Preferred Stock, par value $0.0001 per share, authorized for issuance.

Common Stock

Common stock outstanding

As of January 30, 2026, there were 32,958,288 shares of our common stock outstanding, or 16,479 common shares as adjusted on a proforma basis for the 1 for 2,000 reverse stock split of the 32,958,288 shares of common stock of the Company to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split does not apply to the Resale Shares or shares exchanged for notes and certain other liabilities or issued related to the purchases of Pointe Med/LiveWell and The Good Clinic.

Voting rights

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively.

Dividend rights

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available.

Rights upon liquidation

Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other rights

Holders of our common stock do not have any pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.

Warrants to be Issued in this Offering

See “Description of Securities we are Offering” on page 71.

Preferred Stock

Under the terms of our certificate of incorporation, our Board is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

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Series B Preferred Convertible Stock

The Company is authorized to issue 40,000 shares, $0.01 par value Series B preferred stock.

Each share of the Series B preferred stock is convertible into 10,000 shares of common stock in the Company. The Series B 10% Convertible Preferred Stock has a 10% dividend rate and has preference in liquidation so that holders of Series B 10% Convertible Preferred Stock are paid in full prior to any payments to holders of common stock of the Corporation. The Series B 10% Convertible Preferred Stock shall be automatically converted into shares of common stock of the Company on the effective date of the Company’s S-1 filing with the U.S. Securities and Exchange Commission.

As of January 30, 2026, there were 147 shares of Series B 10% Convertible Preferred Stock issued and outstanding.

Series A Super Voting Preferred Stock

The Company is authorized to issue 4 shares of its Series A Super Voting Preferred Stock, $0.10 par value per share.

The holders of the Series A Super Voting Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Company’s Common Stock, and on all such matters, the four (4) shares of Series A Super Voting Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of the Common Stock and all other voting securities of the Company are entitled to, as of any such date of determination, plus one million (1,000,000) votes, it being the intention that the holders of the Series A Super Voting Preferred Stock shall have effective voting control of the Company, on a fully diluted voting basis. Accordingly, each share of Series A Super Voting Stock shall entitle the holder to that number of votes as is equal to 12.5% of the outstanding shares of Common Stock and all other voting securities of the Company are entitled to, as of such date of determination, plus 250,000 votes. The holders of the Series A Super Voting Preferred Stock shall vote together with the holders of Common Stock as a single class.

As of January 30, 2026, Lance Friedman, our Chief Executive Officer holds all 4 outstanding shares of the outstanding Series A Super Voting Preferred Stock. Upon completion of the offering, all of the 4 outstanding shares of our Series A Super Voting Preferred Stock will be cancelled and none of the Series A Super Voting Preferred Stock will be outstanding.

Series C Preferred Convertible Stock

In July 2024, the Board of Directors of the Company authorized a new class of preferred stock, Series C Convertible Preferred Stock. The Company is authorized to issue 50,000 shares, $0.0001 par value Series C Convertible Preferred Stock.

As of January 30, 2026, there were 0 shares of Series C Convertible Preferred Stock issued and outstanding.

Series D Preferred Stock to be Issued in this Offering

See “Description of Securities we are Offering” on page 71.

Potentially Dilutive Equity Instruments

Warrants

The Company issued warrants in 2024, 2023 and 2022 to employees, consultants, and in connection with debt issuances. Warrants to purchase shares of the Company’s common stock warrants have a five-year term, are fully vested upon issuance, exercisable upon the completion of a Qualified Financing typically at a cash exercise price equal to 93.75% of the per share price of Company’s common stock sold to third-party investors in that Qualified Financing. In the nine months ended September 30, 2024 and 2023, the Company issued 1,720,313 and 294,231 warrants, respectively, and for the years ended December 31, 2023 and 2022, the Company issued 527,731 and 4,210,960 warrants respectively in connection with debt issuances.

As of September 30, 2024 and December 31, 2023, there was a total of 13,494,477 and 11,774,664 warrants outstanding, respectively. Approximately 11,409,415 of these warrants terminate upon the effectiveness of the Series C Exchange Agreements.

Anti-Takeover Effects

Our certificate of incorporation and bylaws will include a number of provisions that may have the effect of delaying, deferring, or preventing a party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. The provisions include the items described below.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our second amended and restated certificate of incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

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Limitations of Director Liability and Indemnification of Directors, Officers, and Employees

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We currently do not have a policy of directors’ and officers’ liability insurance but intend to obtain such a policy in the near future.

Our bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. The results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Limits on Special Meetings

Special meetings may be called for any purpose and at any time by the Chairman of the Board, the President (if there be one) or by any member of the Board. Business transacted at each special meeting shall be confined to the purposes stated in the notice of such meeting.

Election and Removal of Directors

Our Board is elected annually by our stockholders. The number of directors that shall constitute the whole Board shall not be less than one (1) nor more than five (5) directors. Directors are elected by a plurality of the votes of shares of our capital stock present in person or represented by proxy at a meeting and entitled to vote in the election of directors. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Any director may be removed from office at any time for cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of at least 50% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

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Amendments to Our Governing Documents

The affirmative vote of the holders of at least 50% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Article VI of our Certificate of Incorporation.

Our bylaws may be amended or repealed, and new bylaws may be adopted by the stockholders and/or the Board. Any bylaws adopted, amended, or repealed by the Board may be amended or repealed by the stockholders.

Listing

We intend to apply to list our common stock on the NYSE under the symbol “FCHS.” No assurance can be given that our application will be approved.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “Selected Consolidated Financial and Other Data” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus. Our fiscal year ends on December 31.

In accordance with Rule 405 of Regulation C, the Company has determined that Pointe Med/LiveWell is the predecessor entity. As such the Management’s Discussion and Analysis of Financial Condition and Results of Operation are those of Pointe Med/LiveWell and separately, FCHS.

Overview

First Choice Healthcare Solutions, Inc. (“FCHS,” “the Company,” “we,” “our” or “us”) is actively engaged in pivoting the Company’s strategy away from the orthopedic portion of our business model following our strategic decisions in February 2023 to eliminate unprofitable service offerings and operations. We are now planning to focus on the expansion of our primary care business with the intent of developing a national chain of innovative primary care and wellness clinics focused on delivering life improvement services (anti-aging, weight management, and hormone replacement) and pharmacy services, in key high growth markets throughout the U.S. We will eliminate all rehabilitative services concurrently with the closing of this offering and focus on the core business of The Good Clinic and LiveWell pharmacy.

Our Growth Strategy

Our go forward strategy is to utilize our two acquisitions (for which we have entered into a definitive purchase agreement dated July 20, 2023 and an asset purchase agreement dated January 12, 2024) and the current administrative infrastructure to create a national system of innovative, branded primary care clinics offering a robust suite of primary care services as well as offering self-pay quality of life services. Our strategic commitment is to provide a more effective medical “home” by redefining primary care, through personalization of care and a broad spectrum of healthcare services that focus on improving the quality of life for our clients at every stage of their lives. We intend to deliver on this promise by providing a personalized care plan based on the client’s specific health needs/ goals and their individual body chemistries. This will include an assessment of their current health state, a review of their current diet and lifestyle choices, as well as a battery of lab and genetic tests designed to determine any imbalances in their body functions.

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Our business model is centered on providing the right personalized care to patients with the objective of improving their overall quality of life. Our providers will have the ability to offer a robust suite of primary care services which are typically reimbursed in most commercial insurance policies and governmental insurance programs such as Medicare, Medicaid, and TriCare. These services will include:

●	Preventive care: Annual physical exams, vaccinations and immunizations, Screenings (e.g., blood pressure, cholesterol, cancer, diabetes), health risk assessments, counseling on healthy lifestyle choices;
●	Diagnosis and treatment of acute conditions: Cold, flu, and respiratory infections, minor injuries (e.g., sprains, cuts), Urinary tract infections (UTIs), gastrointestinal issues (e.g., indigestion, nausea);
●	Chronic disease management: Diabetes care, hypertension (high blood pressure) management, asthma and chronic obstructive pulmonary disease (COPD), heart disease and hyperlipidemia (high cholesterol);
●	Women’s health services: Pap smears and pelvic exams, family planning and contraception, prenatal and postpartum care;
●	Men’s health services: Prostate exams, testicular exams, screening for erectile dysfunction;
●	Mental health care: Depression and anxiety screenings, stress management and counseling, substance abuse screenings, referrals for specialized mental health services;
●	Pediatric care: Well-child visits, growth and development monitoring, vaccinations and immunizations, acute illness care for children (e.g., ear infections, colds);
●	Geriatric care: Health assessments for older adults, fall risk assessments, management of age-related conditions (e.g., arthritis, memory loss);
●	Coordination of care and referrals: Referrals to specialists (e.g., cardiologists, dermatologists); and
●	Health education and counseling: Diet and nutrition advice, smoking cessation programs, exercise and fitness recommendations, chronic disease prevention.

Our current proformas and financial projections estimate these primary care services will represent approximately 85% of our clinic level revenue. The remaining 15% of our projected clinic level revenue will be generated by a suite of quality of life services to include, anti-aging regenerative medicine, hormone replacement therapy, Botox treatments, cosmetic dermatology, medically assisted weight management, and biohacking which are primarily self-pay. Under the self-pay model, the patient pays for the healthcare services out of pocket without the expectation of any reimbursement from private or governmental insurance plans/ services. Offering services outside a patient’s insurance plan may require the company to discount these services which in turn could negatively impact our revenue and profitability targets set for these services. For additional details regarding the risks in relation to such quality of life services under the new growth strategy being primarily self-pay, please see “Risk Factors - Our quality of life services will be based primarily on the self-pay model, which could lead to fewer patients utilizing these services or the need for us to discount such services, which could limit our growth and negatively impact our operations resulting in us missing our financial projections.” on page 24.

Our providers will also have the ability to refer patients to our on-site laboratory diagnostics, internal compounding pharmacy, and quality of life services when medically appropriate. By consolidating these cutting-edge quality of life services (which are generally self-pay services) with our internal compounding pharmacy we believe that we will not only deliver a better healthcare experience for our clients, but we will also deliver greater revenue opportunity for the clinics through the sale of prescription medications and over the counter nutraceuticals at attractive margins for the Company.

While we are confident in the market size of our business opportunity, the strength of our strategy, and the experience of our management team, we face well established, specialized competitors including but not limited to virtual competitors (e.g. Hims, Ro, REX MD, or Renew Youth for men’s health, Alloy and Midi for women’s health), brick and mortar clinics (e.g. Revibe, Herself Health, Oak Street Medical, or One Medical), and individual private practices specializing in a subset of the services we will provide. The market for healthcare solutions including primary care clinics, online medical providers and compounding pharmacies is competitive. We operate in a fragmented healthcare market with direct and indirect competitors that offer varying levels of systemic medical services. Our financial success is contingent on our ability to address the needs of patients efficiently and with superior service experience and medical outcomes compared to our competitors. We believe our strategy of combining a full suite of primary care services and the specialized services of our competition in an operational environment focused on providing high quality care, excellent customer experience, personalized care plans and personalized medications will deliver our desired financial performance.

Competition in our market involves rapidly changing technologies, evolving regulatory requirements and industry expectations, frequent new product and service introductions and changes in customer and patient requirements. If we are unable to keep pace with the evolving needs of our clients and continue to develop and introduce new applications and services in a timely and efficient manner, demand for our solutions and services may be reduced and our business and results of operations would be harmed. Accordingly, we cannot guarantee we will succeed in executing our strategy. See “Risk Factors” section of this prospectus for a discussion of the risks and challenges facing the Company in implementing and achieving our Growth Strategy.

It is our plan that the cost of our “back-office operations” will not increase in direct relation to the growth of our network of primary care clinics, which will allow us to sustain profit margins across our business operations with a cost effective and scalable back office. As the numbers of our care providers and primary care clinics increase, the economies of scale for our back-office operations will also increase.

Critical Accounting Policies

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the recoverability and, provision against bad debt, the fair value of the Company’s stock, and stock-based compensation. Actual results may differ from these estimates.

Basis of Accounting

Our consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of these consolidated financial statements requires our management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and related notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of financial statements.

Revenue Recognition

On January 1, 2018, the Company adopted the new revenue recognition accounting standard issued by the Financial Accounting Standards Board (“FASB”) and codified in the ASC as Topic 606 (“ASC 606”). The revenue recognition standard in ASC 606 outlines a single comprehensive model for recognizing revenue as performance obligations, defined in a contract with a customer as goods or services transferred to the customer in exchange for consideration, are satisfied. The standard also requires expanded disclosures regarding the Company’s revenue recognition policies and significant judgments employed in the determination of revenue.

The Company applied the modified retrospective approach to all contracts when adopting ASC 606. As a result, at the adoption of ASC 606 what was previously classified as the provision for bad debts in the statement of operations is now reflected as implicit price concessions (as defined in ASC 606) and therefore included as a reduction to net operating revenues in 2018. For changes in credit issues not assessed at the date of service, the Company will prospectively recognize those amounts in other operating expenses in the statement of operations. For periods prior to the adoption of ASC 606, the provision for bad debts has been presented consistent with the previous revenue recognition standards that required it to be presented separately as a component of net operating revenues.

When appropriate, the Company disaggregates revenue in its financial disclosures giving consideration to information regularly reviewed by the chief operating decision maker for evaluating the financial performance of the Company or disclosures presented outside the financial statements, as required by ASC 606-10-5.

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Patient Service Revenue

Our revenues generally relate to net patient fees received from various payers and patients themselves under contracts in which our performance obligations are to provide services to the patients. Revenues are recorded during the period our obligations to provide services are satisfied. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies, including plans offered through the health insurance exchanges) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers. The payment arrangements with third-party payers for the services we provide to the related patients typically specify payments at amounts less than our standard charges and generally provide for payments based upon predetermined rates for services or discounted fee-for-service rates. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For non-employees, the cost of goods obtained or services received in exchange for an award of share-based compensation is measured based on the grant date fair value of the equity instruments issued or the fair value of the liabilities incurred, and is recognized in the period that the goods are received or over the period that the services are provided in exchange for the award, in accordance with ASC 718-10-30. For employees and directors, the fair value of the award is measured on the grant date and the fair value of the award is re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash. Upon exercise of a common stock equivalent, the Company issues new shares of common stock out of its authorized shares.

Income Tax

Deferred taxes are provided on liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Results of Operations for Pointe Med/LiveWell for the Three Months Ended September 30, 2025 and 2024

Overview

For the three months ended September 30, 2025, and September 30, 2024, we reported net income attributable to shareholders of $514,740 and $173,098, respectively, an increase of $341,642.

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The following table sets forth, for the periods indicated, our results of operations:

	Three months ended Sept. 30,
	2025	2024
Revenue
Revenue, net of discounts	$1,792,564	$1,430,590
Cost of sales	288,896	206,514
Gross profit	1,503,668	1,224,076

Operating expenses
Compensation expense	742,819	671,538
Selling, general and administrative expenses	456,941	373,735
Total operating expenses	1,199,759	1,045,273
Operating income	303,909	178,803
Other income
Miscellaneous income	209,429	-
Interest expense, net	29,829	(7,883)
Total other income, net	239,254	(7,833)
Net income before income taxes	543,162	170,970
Income taxes expense	(106)	(139)
Net income	543,056	170,831
Non-controlling interest	28,316	(2,267)
Net income attributable to shareholders	$514,740	$173,098

Revenues

Total revenue was $1,792,564 and $1,430,590 for the three months ended September 30, 2025 and 2024, respectively, an increase of $361,974 or 25%. The increase was the result of increased sales volume and improved pricing in the retail and compounding pharmacy units.

Cost of Sales

Total cost of sales was $288,896 and $206,514 for the three months ended September 30, 2025 and 2024, respectively, an increase of $82,382 or 39%. The increase in cost of sales was the result of increased volume of source materials to support increased sales volumes.

Gross Profit

Gross profit was $1,503,668 and $1,224,076 for the three months ended September 30, 2025 and 2024, respectively, an increase of $279,592 or 23%. The gross profit margin was 84% and 85% for the three months ended September 30, 2025 and 2024, respectively, a decrease of 1 percentage point. The decrease in the gross profit margin was primarily the result of the increased sales volume combined with higher cost of sales for source materials in the retail and compounding pharmacy units.

Operating Expenses

Operating expenses include the following:

	Three Months Ended Sept. 30, 2025	Three Months Ended Sept. 30, 2024
Compensation expense	$742,819	$671,538
Selling, general and administrative expenses	456,941	373,735
Total operating expenses	$1,199,759	$1,045,273

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Compensation expense increased by 10% or $70,281 for the three months ended September 30, 2025, compared to the three months ended September 30, 2024.

Selling, general and administrative expenses increased by $83,206 or 22% for the three months ended September 30, 2025, compared to the three months ended September 30, 2024. The increase is driven by increased costs from vendors providing business services.

Miscellaneous income (expense)

Miscellaneous income of $209,429 for the three months ended September 30, 2025 is driven by unrealized investment gains and favorable adjustments to prior year lease liabilities. $0 Miscellaneous income was recorded for the three months ended September 30, 2024.

Interest expense, net

Interest expense, net was $29,824 for the three months ended September 30, 2025 as compared to ($7,833) for the three months ended September 30, 2024. The increase of $37,657 is the result of SBA loan payments being applied fully to principal versus past payments being applied fully to interest.

Net Income attributable to shareholders

Net income attributable to shareholders for the three months ended September 30, 2025 totaled $514,740, which compared to income of $173,098 for the three months ended September 30, 2024. The increase is a result of the operating expenses discussed above, partially offset by an increase in net revenue.

Results of Operations for Pointe Med/LiveWell for the Nine Months Ended September 30, 2025 and 2024

Overview

For the nine months ended September 30, 2025, and September 30, 2024, we reported net income attributable to shareholders of $1,444,050 and $605,682, respectively, an increase of $838,368.

The following table sets forth, for the periods indicated, our results of operations:

	Nine months ended Sept. 30,
	2025	2024
Revenue
Revenue, net of discounts	$5,107,040	$4,286,015
Cost of sales	$787,971	714,942
Gross profit	4,319,069	3,571,073

Operating expenses
Compensation expense	2,073,661	1,982,274
Selling, general and administrative expenses	1,283,645	1,210,695
Total operating expenses	3,357,306	3,192,969
Operating income	961,764	378,104
Other income
Miscellaneous income	618,415	411,537
Interest expense, net	(12,757)	(168,502)
Total other income, net	605,658	243,035
Net income before income taxes	1,567,422	621,139
Income taxes expense	(29,205)	(541)
Net income	1,538,217	620,598
Non-controlling interest	94,167	14,916
Net income attributable to shareholders	$1,444,050	$605,682

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Revenues

Total revenue was $5,107,040 and $4,286,015 for the nine months ended September 30, 2025 and 2024, respectively, an increase of $821,025 or 19%. The increase was the result of increased sales volume and improved pricing in the retail and compounding pharmacy units.

Cost of Sales

Total cost of sales was $787,971 and $714,942 for the nine months ended September 30, 2025 and 2024, respectively, a decrease of $73,029 or 10%.

Gross Profit

Gross profit was $4,319,069 and $3,571,073 for the nine months ended September 30, 2025 and 2024, respectively, an increase of $747,996 or 20%. The gross profit margin was 85% and 83% for the nine months ended September 30, 2025 and 2024, respectively, an increase of 2 percentage points. The increase in the gross profit margin was primarily the result of the increased sales volume combined with a reduction in cost of sales for source materials in the retail and compounding pharmacy units.

Operating Expenses

Operating expenses include the following:

	Nine Months Ended Sept. 30, 2025	Nine Months Ended Sept. 30, 2024
Compensation expense	$2,073,661	$1,982,274
Selling, general and administrative expenses	1,283,645	1,210,695
Total operating expenses	$3,357,306	$3,192,969

Compensation expense increased by 4.6% or $91,387 for the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024.

Selling, general and administrative expenses increased by $72,950 or 6% for the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024.

Miscellaneous income (expense)

Miscellaneous income of $618,415 for the nine months ended September 30, 2025 is driven by unrealized investment gains and favorable adjustments to prior year lease liabilities. Miscellaneous income of $411,537 for the nine months ended September 30, 2024 is driven by unrealized investment gains.

Interest expense, net

Interest expense, net was ($2,757) for the nine months ended September 30, 2025 as compared to ($168,502) for the nine months ended September 30, 2024. The decrease of $155,745 is the result of SBA loan payments being applied fully to principal versus past payments being applied fully to interest.

Net Income attributable to shareholders

Net income attributable to shareholders for the nine months ended September 30, 2025 totaled $1,444,050, which compared to income of $605,682 for the nine months ended September 30, 2024. The increase is a result of the operating expenses discussed above, partially offset by an increase in net revenue.

Liquidity and Capital Resources

Net cash provided by our operating activities for the nine months ended September 30, 2025 totaled $2,244,898, which compared to net cash provided by our operations for the nine months ended September 30, 2024 of $572,183.

Net cash flows used in investing activities was $1,135,496 for the nine months ended September 30, 2025, compared to net cash used in investing activities $32,049 for the nine months ended September 30, 2024. The increase in the net cash used in investing activities was primarily the result of increased purchases of investments.

Net cash used in financing activities was $1,082,351 for nine months ended September 30, 2025, compared to net cash used in financing activities of $459,061 for the nine months ended September 30, 2024. The increase in the net cash used in financing activities was primarily the result of increased distributions to shareholders as well as SBA loan payments.

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Results of Operations for Pointe Med/LiveWell for the Years Ended December 31, 2024 and 2023

Overview

For the year ended December 31, 2024, and December 31, 2023, we reported a net income attributable to shareholders of $1,414,493 and $164,672, respectively, an increase of $1,249,821. The increase in the net income was attributable to a reduction in operating expenses and non-operating expenses. The decrease in operating expenses resulted from a decrease in selling, general and administrative expenses. The decrease in non-operating expenses was the result of decreases in interest expenses, including the amortization of original issue discount and deferred financing costs. Overall, these shifts have been aligned with the Company’s strategic pivot described under “Business” and elsewhere in this registration statement.

The following table sets forth, for the periods indicated, our results of operations:

	Year Ended December 31,
	2024	2023
Revenue
Revenue, net of discounts	$5,649,346	$5,684,873
Cost of sales	(864,436)	(1,208,780)
Gross profit	4,784,910	4,476,093

Operating expenses
Compensation expense	2,337,819	2,502,844
Selling, general and administrative expenses	1,614,989	1,607,810
Total operating expenses	3,952,808	4,110,654
Operating income	832,102	365,439
Other income
Miscellaneous income, net	888,122	43,581
Interest expense, net	(233,462)	(233,118)
Total other income (expenses), net	654,660	(189,537)
Net income before income taxes	1,486,762	175,902
Income taxes expense	(936)	—
Net income before income taxes	1,485,826	175,902
Non-controlling interest	71,333	11,230
Net income attributable to shareholders	$1,414,493	$164,672

Revenues

Total revenue was $5,649,346, and $5,684,873 for the year ended December 31, 2024 and 2023, respectively, a decrease of $35,527 or 1%. The decrease in sales was primarily the result of normalized demand post COVID.

Cost of Sales

Total cost of sales was $864,436 and $1,208,780 for the year ended December 31, 2024 and 2023, respectively, an decrease of $165,025 or 28%. Cost of Sales decrease is reflective of the costs of providing a higher volume of services as patient demand increased following the easing of COVID pandemic restrictions.

Gross Profit

Gross profit was $4,784,910 and $4,476,093 for the year ended December 31, 2024 and 2023, respectively, an increase of $308,817 or 7%. The gross profit margin was 85% and 79% for the year ended December 31, 2024 and 2023, respectively, an increase of 6 percentage points.

Operating Expenses

Operating expenses include the following:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Compensation expense	$2,337,819	$2,502,844
Selling, general and administrative expenses	1,614,989	1,607,810
Total operating expenses	$3,952,808	$4,110,654

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Compensation expense decreased by 7% to $165,025 for the year ended December 31, 2024, compared to for the year ended December 31, 2023.

Selling, general and administrative expenses increased by $7,179 or 0.5% for the year ended December 31, 2024, compared to for the year ended December 31, 2023.

Miscellaneous income (expense)

Miscellaneous income for the year ended December 31, 2024 of $888,122 compared to miscellaneous income for the year ended December 31, 2023 of 43,581 was primarily driven by unrealized investment gains in 2024.

Interest expense, net

Interest expense, net increased by $344 for the year ended December 31, 2024, compared to for the year ended December 31, 2023.

Net Income (Loss)

Net income for the year ended December 31, 2024 totaled $1,486,762, which compared to $175,902 for the year ended December 31, 2023. The change is a result of the miscellaneous income discussed above result in increase of net income.

Net Income (Loss) attributable to shareholders

Net income attributable to shareholders for the nine months ended December 31, 2024 totaled $1,414,493, which compared to a loss of $164,672 for the year ended December 31, 2023. The change is a result of the miscellaneous income discussed above result in increase of net income.

Liquidity and Capital Resources

Net cash provided by our operating activities for the year ended December 31, 2024 totaled $606,997, which compared to net cash used in our operations for the year ended December 31, 2023 of $353,010. The primary driver of the change is net income in 2024 as compared to 2023 is due to change in fair value of investment.

Net cash flows provided in investing activities was $136,915 for the year ended December 31, 2024, compared to net cash used by investing activities was $452,847 for the year ended Dec 31, 2023. The increase in the net cash provided by investing activities in the year ended December 31, 2024 was primarily the result of increase in fair value of investments for the year ended December 31, 2024.

Net cash used by financing activities was $614,190 for the year ended December 31, 2024, compared to net cash provided in financing activities of $36,046 for the year ended December 31, 2023. The year ended December 31, 2024 includes distributions to shareholders compared to no distributions to shareholders in the year ended December 31, 2023.

Results of Operations for First Choice Healthcare Solutions, Inc. for the Nine Months Ended September 30, 2025 and 2024

Overview

For the nine months ended September 30, 2025, and September 30, 2024, we reported a net loss of $3,500,214 and $3,954,535, respectively, a decrease of $454,321 or 11%. The decrease in the net loss was largely attributable to forgiveness of $471,300 related to our PPP loan.

Results of Operations

Nine months ended September 30, 2025, as Compared to Nine months ended September 30, 2024

The following is a discussion of the results of operations for the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024.

Revenues

Total revenue was $5,686 for the nine months ended September 30, 2025, increasing from (19,801) in the prior year. Net patient service revenue accounted for all of the total revenue in 2025. The effective increase in patient service revenue was the result of a write-off in 2024.

Operating Expenses

Operating expenses include the following:

	Nine Months Ended Sept. 30, 2025	Nine Months Ended Sept. 30, 2024
Salaries and benefits	$400,854	$330,815
Other operating expenses	792,356	810,983
General and administrative	578,674	238,210
Depreciation and amortization	13,836	25,965
Total operating expenses	$1,785,720	$1,405,973

The major components of operating expenses include salaries and benefits, practice supplies and other operating costs, depreciation and general and administrative expenses, which included legal, accounting and professional fees associated with being a public entity.

General and administrative expenses were $578,674 for the nine months ended September 30, 2025 as compared to $238,210 for the nine months ended September 30, 2024, an increase of $340,464. The increase in spending is primarily due to additional rent expenses for the new leases in Minnesota.

Net Loss from Operations

Net loss from operations for the nine months ended September 30, 2025 totaled $3,500,214, which compared to a loss from operations of $3,954,535 for the nine months ended September 30, 2024. The decrease is a result of the interest expenses and PPP forgiveness as discussed above.

Interest Income (expense)

Interest expense decreased to $2,143,153 for the nine months ended September 30, 2025, which compared to interest expense of $2,464,385 for the nine months ended September 30, 2024. The decrease in 2025 was primarily due to forgiveness of the PPP loan.

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Net Loss attributable to FCHS Shareholders

As a result of all the above, we reported net loss attributable to common shareholders of $3,500,214 for the nine months ended September 30, 2025 as compared to net loss attributable to common shareholders of $3,954,535 reported for the same year period in the prior year.

Liquidity and Capital Resources

As of September 30, 2025, we had cash of $2,430 and accounts receivables of $0. This is compared to cash of $19,915 and accounts receivable of $0 as of December 31, 2024.

The Company believes that the current cash balance as of September 30, 2025, along with the continued execution of its business development plan, will allow the Company to further improve its working capital.

However, in order to execute the Company’s business development plan, which there can be no assurance we will achieve, the Company may need to raise additional funds through public or private equity offerings, debt financings, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may be required to curtail its business development initiatives and take additional measures to reduce costs to conserve its cash. See Note 7 Going Concern.

Net cash used in our operating activities for the nine months ended September 30, 2025 totaled $552,485, which compared to net cash used in our operations for the nine months ended September 30, 2024 of $685,385. The decrease in cash used for the nine months ended September 30, 2025 was due primarily to a decrease in accounts payable.

Net cash flows in investing activities was $10,000 for the nine months ended September 30, 2025, compared to net cash used in investing activities of $1,638,987 for the nine months ended September 30, 2024 was primarily the result of proceeds from the sale of assets.

Net cash provided in financing activities was $525,000 for nine months ended September 30, 2025, compared to net cash provided in financing activities of $942,500 for the nine months ended September 30, 2024. The cash flows provided in our financing activities were the result of additional convertible debt investment.

	Nine Months Ended	Nine Months Ended
	Sept. 30, 2025	Sept. 30, 2024
Proceeds from issuance of convertible notes	$615,000	$942,500
Interest paid	(90,000)	—
Net cash provided by financing activities	$525,000	$942,500

Inflation

Our opinion is that inflation has not had, and is not expected to have, a material effect on our operations.

Off-Balance Sheet Arrangements

At September 30, 2025, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

New Accounting Pronouncements

We do not expect recent accounting pronouncements will have a material impact on our condensed consolidated financial position, results of operations or cash flows. See Footnote 2 in the accompanying condensed consolidated financial statements for additional information.

Results of Operations for First Choice Healthcare Solutions, Inc. for the Years Ended December 31, 2024 and 2023

Overview

For the years ended December 31, 2024, and 2023, we reported a net loss of $3,941,488 and $8,261,964, respectively, a decrease of $4,320,476 or 52%. The decrease in the net loss was primarily attributable to a decrease in selling, general and administrative expenses and a decrease in interest expense for the year ended December 31, 2024 as compared to December 31, 2023, as well a gain on forgiveness of a PPP loan for the year ended December 31, 2024.

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The following table sets forth, for the periods indicated, our results of operations:

	For the Year Ended December 31,
	2024	2023
Revenue
Revenue, net of discounts	$-	$29,985
Gross (deficit) profit	-	29,985

Operating expenses
Compensation expense	382,476	253,844
Selling, general and administrative expenses	906,815	2,186,571
Total operating expenses	1,289,291	2,440,415
Operating loss	(1,289,291)	(2,410,430)
Other expenses
Loss on sale of equipment	-	(56,751)
Miscellaneous income	88,878	215,206
PPP loan forgiveness	812,324	-
Interest expense, net	(3,348,103)	(5,919,257)
Total other expenses, net	(2,446,902)	(5,760,802)
Loss before income taxes	(3,736,193)	(8,171,232)
Income taxes expense	(111,950)	—
Net loss	(3,848,143)	(8,171,232)
Preferred stock dividends	(93,345)	(90,732)
Net loss attributable to common shareholders	$(3,941,488)	$(8,261,964)

Revenues

The Company discontinued most services in 2023 and there were no revenue producing services in 2024.

Operating Expenses

The major components of operating expenses include practice salaries and benefits, practice supplies and other operating costs, depreciation, and general and administrative expenses, which included legal, accounting, and professional fees associated with being a public entity.

Compensation expense increased $128,632 or 50% to $382,476 for the year ended December 31, 2024, compared to $253,844 for the year ended December 31, 2023. The increase was primarily due to an increase in accrued base compensation for Lance Friedman, CEO, and reimbursement of individual health insurance costs in lieu of company funded health benefits. The Company also accrued additional payroll expenses for other employee benefits and payroll taxes as well as to cover payroll settlement cases from 2023.

Selling, general and administrative expenses decreased $1,279,756 or 59% to $906,815 for the year ended December 31, 2024, as compared to $2,186,571 for the year ended December 31, 2023. The decrease was primarily due to a reduction of overhead costs associated with our physical therapy services locations which were terminated in the second quarter of 2024.

Other Expenses, net

Other expenses, net decreased $3,313,900 or 58% to $2,446,902 for the year ended December 31, 2024 compared to other expenses net of $5,760,802 for the year ended December 31, 2023. The decrease was primarily due to a $2,842,193 decrease in interest expense for the year ended December 31, 2024 as compared to December 31, 2023, as well as a gain on forgiveness of a PPP loan for the year ended December 31, 2024.

Liquidity and Capital Resources

As of December 31, 2024, we had cash of $19,915 and accounts receivable, net totaling $0. This compared to cash of $12,607 and accounts receivable, net of $92,444 as of December 31, 2023.

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting which contemplates continuity of operations, realization of assets, liabilities, and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company has a working capital deficit as of December 31, 2024 and has generated recurring net losses since its emergence from bankruptcy in April 2022.

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During the fiscal year ended December 31, 2024, the Company experienced operating losses of approximately $1.6 million and corresponding cash outflows from operations of approximately $1.7 million. This performance reflected challenges in operating and restructuring the Company as a result of the previous issues that confronted the Company in the healthcare market, such as growing referral bases and negotiating favorable contract rates with third party payors for services rendered, as well as the negative impact of the CEO indictment in November 2018 and the bankruptcy from June 2020. As a result of the former CEO’s actions the Company has been subject to litigation as well as incurring damage to its relationships with its employees and referral sources. The Company’s ability to continue as a going concern is dependent upon the success of its continuing efforts to acquire profitable companies, grow its revenue base, reduce operating costs, especially as related to provider services, and access additional sources of capital, and/or sell assets. The Company believes that it will be successful in repairing its relationships with employees and referral sources, generating growth and improved profitability resulting in improved cash flows from operations. Additionally, headcount was reduced in October 2021 and again in January 2023 to generate reductions in operating costs while the Company focused on developing and executing its future business strategy.

However, in order to execute the Company’s business development plan, which there can be no assurance we will achieve, the Company may need to raise additional funds through public or private equity offerings, debt financings, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may have to curtail its business development initiatives and take additional measures to reduce costs in order to conserve its cash, thus raising substantial doubt about its ability to continue as a going concern more than one year from the date of issuance of the 2024 financial statements included in this filing.

Net cash used in operating activities for the year ended December 31, 2024 totaled $1,706,636, which compared to net cash used in operations for the year ended December 31, 2023, of $6,795,445. The decrease in net cash used in operations of $5,088,809, was due primarily due to a decrease in net loss for the year ended December 31, 2024 compared to the year ended December 31, 2023.

Net cash provided by investing activities was $7,000 for the year ended December 31, 2024, compared to $63,779 net cash provided by investing activities for the year ended December 31, 2023. The decrease in net cash provided by investing activities was the result of higher net sales of equipment for the year ended December 31, 2023

Net cash provided by financing activities was $1,706,945 for the year ended December 31, 2024, compared to net cash provided by financing activities of $6,737,053 for the year ended December 31, 2023. The decrease in cash flows from financing activities were the result of decreased debt borrowings.

Inflation

Inflation has not had, and is not expected to have, a material effect on our operations.

Climate Change

Neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

Off-Balance Sheet Arrangements

At December 31, 2024, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the allowance for deferred taxes, credit losses, the fair value of the Company’s stock, and stock-based compensation. Actual results may differ from these estimates. See the notes to the notes to the consolidated financial statements for additional information.

New Accounting Pronouncements

We do not expect any recent issued, but not yet adopted accounting pronouncements will have a material impact on our consolidated financial position, results of operations or cash flows. See Footnote 2 in the accompanying consolidated financial statements for additional information.

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BUSINESS

Business Overview

Strategic Pivot

In February of 2023, three of our four board members resigned as the Company management made the strategic decision to pivot away from the unprofitable orthopedic services portion of our business model, described above, to leveraging our management services infrastructure to support the development and growth of a national chain of branded primary care and wellness clinics following our exit from bankruptcy. The Company has migrated away from offering orthopedic services other than select physical therapy support. Following these resignations and shift in company strategy, our sole board member is Mr. Lance Friedman, the Company’s Chief Executive Officer (“CEO”). The Company has identified new board members and intends to bring in such persons to fill the full Board of Directors upon the completion of this offering.

To establish this new strategy, we took the following steps:

●	On July 20, 2023, the Company entered into a definitive purchase agreement to acquire all of the shares of the capital common stock of Pointe Medical Services, Inc., a Florida corporation, Pointe Med Pharmacy, Inc., a Florida corporation, Livewell MD, Inc., a Florida corporation, and Livewell Drugstore, Inc., d/b/a TruLife Pharmacy, a Florida corporation for $15,800,000 to be paid in a combination of cash, assumption and/or payoff of debt, stock issuance, earn out, and performance bonus. Minority shareholders of Livewell Drugstore, Inc. will be given as consideration a fixed amount of restricted common stock in connection with the stock purchase of Livewell Drugstore, Inc. as is allocated based upon the Seller’s valuation of Livewell Drugstore multiplied by the minority shareholder ownership percentage.

●	On January 25, 2024, the Company entered into an asset purchase agreement to acquire all of the physical (primarily medical equipment, furniture and fixtures) and intangible assets (comprising the goodwill and the trademark ‘The Good Clinic’ registered on April 6, 2021 (Trademark No. 90077963)) of The Good Clinic, a Minnesota company, which is a primary care clinic concept specializing in providing whole person primary care and wellness, in an all-stock deal for $3,500,000.

Our Growth Strategy

Our go forward strategy is to utilize our two acquisitions and the current administrative infrastructure to create a national system of innovative, branded primary care and wellness clinics that also offer a suite of quality of life services. Our strategic commitment is to provide a more effective medical “home” by redefining primary care, through personalization of care and a broad spectrum of healthcare services that focus on improving the quality of life for our clients at every stage of their lives. We intend to deliver on this promise by providing a personalized care plan based on the client’s specific health needs / goals and their individual body chemistries. This will include an assessment of their current health state, a review of their current diet and lifestyle choices, as well as a battery of lab and genetic tests designed to determine any imbalances in their body functions.

Our provider staff will be comprised almost exclusively of Nurse Practitioners. The lower labor costs of employing Nurse Practitioners provides an approximate 25% margin improvement over the traditional primary care offices staffed with medical doctors. Additionally, studies prove Nurse Practitioners deliver care equal to and in some measures better than their physician counterparts.1 Our primary care clinics will offer and provide a robust suite of primary care services which are typically reimbursed in most commercial insurance policies and governmental insurance programs such as Medicare, Medicaid, and TriCare. These services will include:

●	Preventive care: Annual physical exams, vaccinations and immunizations, screenings (e.g., blood pressure, cholesterol, cancer, diabetes), health risk assessments, counseling on healthy lifestyle choices;
●	Diagnosis and treatment of acute conditions: Cold, flu, and respiratory infections, minor injuries (e.g., sprains, cuts), urinary tract infections (UTIs), gastrointestinal issues (e.g., indigestion, nausea);
●	Chronic disease management: Diabetes care, hypertension (high blood pressure) management, asthma and chronic obstructive pulmonary disease (COPD), heart disease and hyperlipidemia (high cholesterol);
●	Women’s health services: Pap smears and pelvic exams, family planning and contraception, prenatal and postpartum care;
●	Men’s health services: Prostate exams, testicular exams, screening for erectile dysfunction;
●	Mental health care: Depression and anxiety screenings, stress management and counseling, substance abuse screenings, referrals for specialized mental health services;
●	Pediatric care: Well-child visits, growth and development monitoring, vaccinations and immunizations, acute illness care for children (e.g., ear infections, colds);
●	Geriatric care: Health assessments for older adults, fall risk assessments, management of age-related conditions (e.g., arthritis, memory loss);
●	Coordination of care and referrals: Referrals to specialists (e.g., cardiologists, dermatologists); and
●	Health education and counseling: Diet and nutrition advice, smoking cessation programs, exercise and fitness recommendations, chronic disease prevention.

Our current proformas and financial projections estimate these primary care services will represent approximately 85% of our clinic level revenue. The remaining 15% of our projected clinic level revenue will be generated by a suite of quality of life services to include, anti-aging regenerative medicine, hormone replacement therapy, Botox treatments, cosmetic dermatology, medically assisted weight management, and biohacking which are primarily self-pay. Under the self-pay model, the patient pays for the healthcare services out of pocket without the expectation of any reimbursement from private or governmental insurance plans/ services. Offering services outside a patient’s insurance plan may require the company to discount these services which in turn could negatively impact our revenue and profitability targets set for these services. For additional details regarding the risks in relation to such quality of life services under the new growth strategy being primarily self-pay, please see “Risk Factors - Our quality of life services will be based primarily on the self-pay model, which could lead to fewer patients utilizing these services or the need for us to discount such services, which could limit our growth and negatively impact our operations resulting in us missing our financial projections.” on page 24.

We intend to differentiate our clinics from our competition by establishing our centers as the premier destinations for patient-centric personalized care, coordinated across our patients’ entire care continuums. By doing so, we expect to deliver more meaningful and collaborative provider-patient experiences, more effective treatment plans, faster recoveries, and reduced costs resulting from improved care coordination.

Our business model is centered on providing the right personalized care to patients with the objective of improving their overall quality of life. Our providers will have the ability to refer patients to our on-site laboratory diagnostic, internal compounding pharmacy, and quality of life services when medically appropriate. By consolidating these cutting-edge quality of life services (which are generally self-pay services) with our internal compounding pharmacy we believe that we will not only deliver a better healthcare experience for our clients, but we will also deliver greater revenue opportunity for the clinics through the sale of prescription medications and over the counter nutraceuticals at attractive margins for the Company.

While we are confident in the market size of our business opportunity, the strength of our strategy, and the experience of our management team, we face well established, specialized competitors including but not limited to virtual competitors (e.g. Hims, Ro, REX MD, or Renew Youth for men’s health, Alloy and Midi for women’s health), brick and mortar clinics (e.g. Revibe, Herself Health, Oak Street Medical, or One Medical), and individual private practices specializing in a subset of the services we will provide. The market for healthcare solutions including primary care clinics, online medical providers and compounding pharmacies is competitive. We operate in a fragmented healthcare market with direct and indirect competitors that offer varying levels of systemic medical services. Our financial success is contingent on our ability to address the needs of patients efficiently and with superior service experience and medical outcomes compared to our competitors. We believe our strategy of combining a full suite of primary care services and the specialized services of our competition in an operational environment focused on providing high quality care, excellent customer experience, personalized care plans and personalized medications will deliver our desired financial performance.

A key pillar of our growth strategy is the acquisition, operation, and expansion of LiveWell Drugstore Inc., d/b/a TruLife Pharmacy. This compounding pharmacy is operating at 3516 Enterprise Way #7, Green Cove Springs, Fl 32043. In the current configuration, the prescription compounding facilities occupy approximately 3,600 square feet of space with the opportunity for immediate expansion into an additional 1,700 square feet to accommodate increased compounding prescription demand. In addition to the expansion investment in physical infrastructure, management intends to invest in administrative improvements focused on improving the efficiency of the current operation. TruLife Pharmacy currently maintains active licenses in the states of Florida, Georgia, and Mississippi. In accordance with both state and federal pharmacy regulations, our strategy includes increasing the number of state licensures to include each of the states in which we operate our primary care clinics going forward.

1 American Association of Nurse Practitioners, “Discussion Paper on Quality of Nurse Practitioner Practice,” (2023); Barnett et. al, “The level of quality care nurse practitioners provide compared with their physician colleagues in the primary care setting: A systematic review,” (March 2022); Stanik-Hutt et. al, “The Quality and Effectiveness of Care Provided by Nurse Practitioners,” (September 2013); Carranza et. al., “Comparing quality of care in medical specialties between nurse practitioners and physicians,” (May 2020).

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Immediately after the closing of this offering, we will use the proceeds to, among other uses, complete the 100% stock purchase acquisition of LiveWell Drugstore, a currently operating compounding pharmacy. We intend to immediately utilize the current and unused capacity of this successful compounding pharmacy to facilitate our differentiating clinical strategy of offering personalized treatment plans enhanced with personalized prescription medication, when medically appropriate, at an overall lower cost for our clients. Our ability to deliver on this promise is the proven operations of the acquired medication compounding facility, offering both sterile and nonsterile formulations, that will fulfill most of the recommended prescribed therapies for our patients on a system-wide scale. As we grow the number of clinics, we may add other compounding pharmacies that would then supply medications to clinics within a specific region. This centra-fill approach to pharmacy care facilitates the Company’s ability to provide enhanced patient experience with initial medication fills, refill management, personalized medication counseling and the secure and private delivery of prescribed medications directly to the patient’s home or their choice of clinic location while simultaneously maximizing profitability via consolidated overhead and operating expenses. In addition to the fulfillment of individualized patient medication orders, also referred to as 503A, the Company intends to expand its compounding services to include non-patient specific medications, referred to as 503B, which will enable it to provide sterile and non-sterile medication inventories to patient care facilities that are owned and operated by the Company, as well as any unaffiliated patient care centers wishing to purchase compounded inventories.

The strategy of offering compounded medications carries significant risks to our business growth and financial performance and it represents potential liability issues. Although a compounding pharmacy can provide a stop gap alternative source of supply when medicines are in short supply and can offer customized pain medications, cancer drugs, hormone replacements, erectile dysfunction shots and other personalized medications, the successful operation of a compounding pharmacy requires technically trained staff, specialized equipment, strict facility management to maintain proper sterile conditions and detailed policies and procedures. Any unforeseen disruption in chemical component supply can halt our ability to produce and deliver the personalized medications we are offering our patients. This could result in a failure to deliver to the expectations of our clients, loss of revenue and/or poor financial return on the investment in the compounding pharmacy. These risks may be particularly heightened during the initial stages of executing our growth strategy, when we plan to operate with only one such compounding pharmacy. In addition, operating a compounding pharmacy comes with significant regulatory risks due to the stringent oversight from both state and federal agencies, primarily the U.S. Food and Drug Administration (FDA) and state boards of pharmacy. Our compounding pharmacy will have to strictly adhere to laws governing the preparation and dispensing of customized medications, ensuring compliance with standards set by the FDA’s Current Good Manufacturing Practices (CGMP) and the United States Pharmacopeia (USP), particularly USP Chapter <795> (non-sterile) and <797> (sterile compounding). Regulatory risks include failing to maintain sterile environments, improper labeling, or compounding medications from ingredients that are not FDA-approved. Noncompliance with the applicable regulations can result in penalties, product recalls, or suspension of operations. Our compounding pharmacy will also be required to perform significant tracking and documenting of every aspect of the compounding process to avoid liability issues, particularly with adverse patient outcomes. Given the heightened scrutiny on safety, we will have to constantly audit our processes to mitigate the risk of violations that could result in legal action or reputational damage.

Every clinical member of our provider teams will have cloud-based access to a robust Electronic Medical Record (EMR). Our EMR system fully complies with Stages 1 and 2 Meaningful Use standards defined by the Centers for Medicare & Medicaid Services Incentive Programs. These programs govern the use of electronic health records and allow us to earn incentive payments from the U.S. government, pursuant to the Health Information Technology for Economic and Clinical Health (HITECH) Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009. By employing this shared electronic medical record infrastructure, all patent information will be available across all Company supported healthcare locations including our compounding pharmacy. This technological investment and its utilization will significantly reduce the hazards associated with disparate healthcare information systems. The Company’s centra-fill pharmacists will have both the electronic prescription order as well as the complete medical record available to allow a rapid and thorough evaluation for any potential negative interaction with medications the patient is currently taking as well as avoiding negative impact on health conditions that patient may have. The ability to rapidly communicate with the prescribers regarding alternative medication therapies, when clinical scenarios arise warranting a change in pharmaceuticals, also allows for enhanced personalized patient experience and higher quality outcome. This powerful combination of personalized treatment plans and individualized medication therapeutics will provide us with a significant competitive advantage for attracting and retaining our patients. We anticipate that our clinics will have the added benefit of economies of scale, via billing, collections, purchasing, advertising, and compliance, which can each be fully leveraged to reduce expense and fuel income growth. We also aim to increase awareness of our brand by aligning with patients, medical institutions, insurers, employers, and other healthcare stakeholders in local markets that share our core values.

We believe that our centralized system of administrative infrastructure will allow us to achieve measurable cost and productivity efficiencies, as we expand the number of clinics we own and operate. We have specifically designed our centralized back-office system to alleviate care providers from business administration responsibilities associated with operating a medical practice or clinic, enabling them to focus strictly on caring for the patients we serve.

It is our plan that the cost of our “back-office operations” will not increase in direct relation to the growth of our network of primary care clinics, which will allow us to sustain profit margins across our business operations with a cost effective and scalable back office. As the numbers of our care providers and primary care clinics increase, the economies of scale for our back-office operations will also increase.

A key to our success will be our ability to provide the support of an experienced management team. The breadth of expertise of our employee base allows us to perform billing, compliance, accounting, marketing, advertising, legal, information technology and record keeping functions on behalf of our primary care clinics.

Specifically, we will provide all the administrative services necessary to support the practice of medicine by our Nurse Practitioners and primary care clinical staff:

●	Recruiting and Credentialing. Our experience in managing our historical orthopedic business with the addition of management team members’ operational expertise gained in our acquisitions provides us what we believe to be a solid base of experience in locating, qualifying, recruiting, and retaining experienced Health Care Providers. In addition to the verification of credentials, licenses and references of all prospective healthcare provider candidates, each caregiver undergoes Level 2 background checks.

●	Billing, Collection and Reimbursement. We assume responsibility for contracting with third-party payors for all our Health Care Providers; and we are responsible for billing, collection and reimbursement for services rendered by our clinics. Most of our third-party payors remit by EFT and wire transfers. Accordingly, every aspect of our business is positioned to achieve high productivity, lower administrative headcounts and lower per patient expenses. We provide our Nurse Practitioners with a training curriculum that emphasizes detailed documentation of and proper coding protocol for all services provided; and we provide comprehensive internal auditing processes, all of which are designed to achieve appropriate coding, billing, and collection of revenue for medical services. All our billing and collection operations will be controlled from our business offices located at our corporate headquarters in Melbourne, Florida.

●	Risk Management and Other Services. We maintain professional liability coverage for our group of healthcare providers. In addition, we provide a multi-faceted compliance program that is designed to assist our primary care clinics to fully comply with increasingly complex laws and regulations. We also manage all information technology, facilities management, legal support, marketing support, regulatory compliance, and other services.

Developing and operating additional primary care clinics in other geographic areas will take advantage of the economies of scale for our administrative back-office functions. Our business development plan calls for expansion in other cities and states at a pace that will allow us to maintain the same levels of quality and acceptable profitability from each geographic region. We believe that the scalable structure of our administrative back-office functions can efficiently support our expansion plans.

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High Technology Infrastructure Supporting High Touch Patient Experiences

Successful retail models in other industries have proven effective at using telecommunications, remote computing, mobile computing, cloud computing, virtual networks, and other leading-edge technologies to manage geographically diverse operating units. These technologies create an electronically distributed infrastructure which allows a central management team to monitor, support and control geographically dispersed operating units of a national operation.

We believe that our business model incorporates the best distributed infrastructure supported by these technologies. A central management team monitors and supports our medical operations and will support our future primary care clinics.

Our administrative operations are centered on a secure paperless practice management platform. We utilize a state-of-the-art, cloud-based electronic medical record (“EMR”) management system, which provides ready access to each patient’s test results from anywhere in the world where there is Internet connectivity, including diagnosis, patient, and provider notes, visit reports, billing information, insurance coverage, patient identification, and personalized care delivery requirements. Our EMR system fully complies with Stages 1 and 2 Meaningful Use standards defined by the Centers for Medicare & Medicaid Services Incentive Programs. These programs govern the use of electronic health records and allow us to earn incentive payments from the U.S. government, pursuant to the HITECH Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009.

We intend to grow by replicating the client satisfaction and acceptance of our clinics in other geographic markets, and by hiring additional Nurse Practitioners to serve patients in our current and future primary care clinics, all of which will be supported by our standardized policies, procedures, and clinic setup guidelines.

Third-Party Payors

Our current relationships with government-sponsored plans, including Medicare, managed care organizations and commercial health insurance payors are vital to our business. We seek to maintain professional working relationships with our third-party payors, streamline the administrative process of billing and collection, and assist our patients and their families in understanding their health insurance coverage and any balances due for co-payments, co-insurance, deductibles, or out-of-network benefit limitations.

We have also received compensation for professional services provided by our providers to patients based upon established rates for specific services provided, principally from third-party payors. Our billed charges are substantially the same for all parties in a geographic area, regardless of the party responsible for paying the bill for our services.

If we do not have a contractual relationship with a health insurance payor, we will notify the patient prior to the delivery of services and offer them the option of self-pay with instructions on how to file an out of network claim with their payor. Although we maintain standard billing and collections procedures, we will also provide discounts and/or payment option plans in certain hardship situations where patients and their families do not have the financial resources necessary to pay the amount due at the time services are rendered. Any amounts written-off related to private-pay patients are based on the specific facts and circumstances related to each individual patient account and are reviewed and approved by senior management.

U.S. Healthcare Market Outlook

According to a recent report published by The Centers for Medicare & Medicaid Services (“CMS”) which examined the market for 2022,2 health care expenditures continue to consume an increasing portion of most economies. In the U.S., health care spending increased 4.1% to $4.5 trillion in 2022, and now represents 17.3% of the U.S. Gross Domestic Product (“GDP”). An aging population and high levels of chronic conditions are contributing to expectations that healthcare expenditures will continue growing faster than the economy. The CMS estimates annual U.S. healthcare spending will grow at an average rate of 5.4% through 2031 and reach $7.1 trillion, or 19.6% of U.S. GDP, by 2031 we believe this trajectory is unsustainable and supports the widespread call for investment in expanding access to primary care.

2 The Centers for Medicare & Medicaid Services, Reports titled “National Health Expenditures 2022 Highlights”, (December 13, 2023); “CMS Releases 2023-2032 National Health Expenditure Projections,” (June 12, 2024).

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Despite the high cost of healthcare in our country, the quality of care in America also ranks among the worst in the industrialized world with chronic disease treatment representing 90% of our US healthcare spending and affecting over 60% of the adult population, according to the CDC. They are also the leading cause of death.

The care environment has long been characterized by unacceptable levels of practice variation and poor patient experience. There have been few effective incentives and little educational effort to inform and encourage consumers to adopt healthy behaviors. Also, the system has suffered from internal financial pressures to encourage providers to speed through patient encounters versus providing optimal personalized care. Moreover, much has been written such as the articles by Forbes magazine in September and October 20223 about the belief that stakeholders in the healthcare supply chain – consumers, providers, purchasers – are disconnected from one another, and their incentives are misaligned. Healthcare information does not flow easily among them, and they sometimes work at cross purposes. This fragmentation has fostered tremendous inefficiency, waste, and unnecessary redundancy, which ultimately compromises the delivery of quality care and the achievement of optimal outcomes. It is believed that it is these complex challenges that have helped create our healthcare affordability crisis.

The Patient Protection and Affordable Care Act (“PPACA”) and The Healthcare and Education Reconciliation Act of 2010 were signed into law to provide economic incentives and influence healthcare providers to facilitate delivery of coordinated, cost-conscious and affordable care to all Americans. In early 2014, the Health Insurance Marketplace began making it easier for people to compare qualified health plans, get answers to questions, find out if they are eligible for lower costs for private insurance or health programs like Medicaid and the Children’s Health Insurance Program, and enroll in health coverage.

Government Regulation

The healthcare industry is governed by a framework of federal and state laws, rules and regulations that are extensive and complex and for which, in many cases, the industry has the benefit of only limited judicial and regulatory interpretation. If one of our healthcare providers or their practices is found to have violated these laws, rules or regulations, our business, financial condition, and results of operations could be materially adversely affected. Moreover, the Affordable Care Act signed into law in March 2010 contains numerous provisions that are reshaping the United States healthcare delivery system, and healthcare reform continues to attract significant legislative interest, regulatory activity, new approaches, legal challenges, and public attention that create uncertainty and the potential for additional changes. Healthcare reform implementation, additional legislation or regulations, and other changes in government policy or regulation may affect our reimbursement, restrict our existing operations, limit the expansion of our business, or impose additional compliance requirements and costs, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our Common Stock.

As a healthcare organization, we face significant risks due to the highly complex regulatory environment in the US, particularly when dealing with both commercial and governmental payers such as Medicare, Medicaid, and TRICARE. The constantly evolving nature of healthcare regulations—covering reimbursement rates, billing codes, quality standards, provider licensure/ credentialing, patient privacy—poses a continual compliance challenge. Failure to adhere strictly to these regulations can lead to severe financial penalties, exclusion from federal programs, and even criminal charges for fraud. For example, improper billing or coding errors in Medicare claims can trigger audits, fines, and repayments that could destabilize our financial health.

Moreover, as a management team we must navigate varying state level requirements as we expand to multiple, new markets across the country. These state specific regulatory requirements often include different, sometimes conflicting rules, adding complexity to the successful execution of our strategic plan and financial success. Inadequate training of staff, misinterpretation of policies, or breakdowns in administrative processes can lead to noncompliance. Beyond financial repercussions, these risks extend to reputational damage, reduced patient trust, and loss of contracts or government partnerships, which could undermine our long-term viability. Therefore, we must invest heavily in compliance programs, legal counsel, and internal audits to mitigate these risks.

Fraud and Abuse Provisions

Existing federal laws governing Medicare, TRICARE, and other federal healthcare programs (the “FHC Programs”), as well as similar state laws, impose a variety of fraud and abuse prohibitions on healthcare companies like us. These laws are interpreted broadly and enforced aggressively by multiple government agencies, including the Office of Inspector General of the Department of Health and Human Services, the Department of Justice (the “DOJ”) and various state authorities.

3 Forbes, “Addressing The Disconnect Between American Healthcare And Modern Society,” (September 16, 2022); Forbes, “In Our Flawed Healthcare System, Patients Need To Take More Control,” (October 20, 2022).

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The fraud and abuse laws include extensive federal and state regulations applicable to our financial relationships with hospitals, referring to healthcare providers and other healthcare entities. In particular, the federal anti-kickback statute prohibits the offer, payment, solicitation, or receipt of any remuneration in return for either referring Medicare, TRICARE or other FHC Program business, or purchasing, leasing, ordering, or arranging for or recommending any service or item for which payment may be made by an FHC Program. In addition, federal physician self-referral legislation, commonly known as the “Stark Law,” prohibits a physician from ordering certain designated health services reimbursable by Medicare from an entity with which the physician has a prohibited financial relationship. These laws are broadly worded and, in the case of the anti-kickback statute, have been broadly interpreted by federal courts, and potentially subject many healthcare business arrangements to government investigation and prosecution, which can be costly and time consuming.

There are a variety of other types of federal and state fraud and abuse laws, including laws authorizing the imposition of criminal, civil and administrative penalties for filing false or fraudulent claims for reimbursement with government healthcare programs. These laws include the civil False Claims Act (“FCA”), which prohibits the submitting of or causing to be submitted false claims to the federal government or federal government programs, including Medicare, the TRICARE program for military dependents and retirees, and the Federal Employees Health Benefits Program. The FCA also applies to the improper retention of known over payments and includes “whistleblower” provisions that permit private citizens to sue a claimant on behalf of the government and thereby share in the amounts recovered under the law and to receive additional remedies.

In addition, federal and state agencies that administer healthcare programs have at their disposal statutes, commonly known as “civil money penalty laws,” that authorize substantial administrative fines and exclusion from government programs in cases where an individual or company that filed a false claim, or caused a false claim to be filed, knew or should have known that the claim was false or fraudulent. As under the FCA, it often is not necessary for the agency to show that the claimant had actual knowledge that the claim was false or fraudulent in order to impose these penalties.

If we were excluded from any government-sponsored healthcare programs, not only would we be prohibited from submitting claims for reimbursement under such programs, but we would also be unable to contract with other healthcare providers, such as hospitals, to provide services to them. It could also adversely affect our ability to contract with, or to obtain payment from, non- governmental payors.

Government Reimbursement Requirements

In order to participate in the Medicare program, we must comply with stringent and often complex enrollment and reimbursement requirements. These programs provide for reimbursement on a fee-schedule basis rather than on a charge- related basis, we generally cannot increase our revenue by increasing the amount we charge for our services. To the extent our costs increase, we may not be able to recover our increased costs from these programs, and cost containment measures and market changes in non-governmental insurance plans have generally restricted our ability to recover, or shift to non-governmental payors, these increased costs. In attempts to limit federal and state spending, there have been, and we expect that there will continue to be, several proposals to limit or reduce Medicare reimbursement for various services.

HIPAA and Other Privacy Laws

Numerous federal and state laws, rules and regulations govern the collection, dissemination, use and confidentiality of protected health information, including the federal Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), and its implementing regulations, violations of which are punishable by monetary fines, civil penalties and, in some cases, criminal sanctions. As part of our medical record keeping, third-party billing, research, and other services, we and our affiliated practices collect and maintain protected health information on the patients that we serve.

Health and Human Services Security Standards require healthcare providers to implement administrative, physical, and technical safeguards to protect the integrity, confidentiality and availability of individually identifiable health information that is electronically received, maintained, or transmitted (including between us and our affiliated practices). We have implemented security policies, procedures and systems designed to facilitate compliance with the HIPAA Security Standards.

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In February 2009, Congress enacted the Health Information Technology for Economic and Clinical Health Act (“HITECH”) as part of the American Recovery and Reinvestment Act (“ARRA”). Among other changes to the law governing protected health information, HITECH strengthens and expands HIPAA, increases penalties for violations, gives patients new rights to restrict uses and disclosures of their health information, and imposes several privacy and security requirements directly on our “Business Associates,” which are third parties that perform functions or services for us or on our behalf.

In addition to the federal HIPAA and HITECH requirements, numerous other state and certain other federal laws protect the confidentiality of patient information, including state medical privacy laws, state social security number protection laws, human subjects research laws and federal and state consumer protection laws. In some cases, state laws are more stringent than HIPAA and therefore, are not preempted by HIPAA.

Environmental Regulations

Our healthcare operations generate medical waste that must be disposed of in compliance with federal, state, and local environmental laws, rules, and regulations. Our office-based operations are subject to compliance with various other environmental laws, rules, and regulations. Such compliance does not, and we anticipate that such compliance will not materially affect our capital expenditures, financial position, or results of operations.

Compliance Program

We maintain a compliance program that reflects our commitment to complying with all laws, rules, and regulations applicable to our business and that meets our ethical obligations in conducting our business (the “Compliance Program”). We believe our Compliance Program provides a solid framework to meet this commitment and our obligations as a provider of healthcare services, including:

●	a Compliance Committee consisting of our senior executives.

●	our Code of Ethics, which is applicable to our employees, officers, and directors.

●	a disclosure program that includes a mechanism to enable individuals to disclose on a confidential or anonymous basis to our Chief Executive Officer, or any person who is not in the disclosing individual’s chain of command, issues or questions believed by the individual to be a potential violation of criminal, civil, or administrative laws.

●	an organizational structure designed to integrate our compliance objectives into our corporate offices and primary care clinics; and

●	education, monitoring, and corrective action programs, including a disclosure policy designed to establish methods to promote the understanding of our Compliance Program and adherence to its requirements.

The foundation of our Compliance Program is our Code of Ethics which is intended to be a comprehensive statement of the ethical and legal standards governing the daily activities of our employees, affiliated professionals, independent contractors, officers, and directors. All our personnel are required to abide by, and are given thorough education regarding, our Code of Ethics. In addition, all employees are expected to report incidents that they believe in good faith may be in violation of our Code of Ethics.

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Acquisitions

The Company has entered into definitive purchase agreements to acquire the following four companies.

Pointe Medical Services

Pointe Medical Services (“Pointe Medical”) is a primary care and internal medicine clinic specializing in whole person healthcare and partnering with their clients to achieve optimal health. Pointe Medical is continually striving to educate patients in maintaining a healthy lifestyle in the interest of preventing disease and improving their quality of life.

At Pointe Medical, the following services are offered:

●	Family Medicine from Children to Seniors
●	Internal Medicine & Wellness
●	Women’s & Men’s Care
●	Diagnostic Services: (Bone Density, Body Composition, EKG, etc.)
●	Dietary Consultations/Nutraceuticals/Peptides
●	Medi spa Services: Botox, Juvéderm
●	Laboratory Testing includes pharmacogenetic testing.
●	Weight Loss
●	Hormone Replacement Therapy

Live Well Drugstore

Live Well Drugstore (“Live Well”) is a full-service compounding pharmacy located in Northeast Florida which delivers an assortment of medications used to treat various illnesses and conditions. Live Well has United States Pharmacopeia 795 and 797 compliant facilities providing specialty medications for their patients. The organization has the ability to expand to other practices focusing on overall health & personalized care. It is the mission of Live Well to provide clients with the best comprehensive medical care available, including a variety of in-house services focused on treating and educating our clients on the wide variety of health problems that develop as we age, or we acquire through injury or illness.

Specializing in:

●	Hormone Optimization
●	Sexual Enhancement
●	Anti-Aging
●	Weight Management
●	Pain Management

Once the acquisition is closed management plans to begin the process of attaining FDA approval for Live Well to become an FDA-registered 503B pharmacy, which allows it to provide services to a much larger population. Although management believes the process can be completed in a reasonable time, the process has not commenced yet and we may find that Live Well cannot qualify for this designation, or the process may take longer than anticipated.

Compounding pharmacies can provide a stop gap alternative source of supply when medicines are in short supply and can offer customized pain medications, cancer drugs hormone replacements, erectile dysfunction shots and other personalized medications. We believe Live Well is well positioned to provide compounded versions of unavailable commercial medications to patients and providers. After attaining 503B status, Live Well will be able to provide custom compounded medications for in-office administration by medical providers. Additional examples of products we plan to offer include IV antibiotics, IV therapy such as Chelation treatments, Vitamin C and/or Vitamin D3 infusions, Myers Cocktails, injectable steroids such as Testosterone, amino acid therapy, and many other treatments that may be difficult to obtain. As the volume of business increases, we plan to expand our compounding pharmacy operations to other states to make these same services available to more patients across the country. This will require additional staffing and administrative oversight costs to expand the contractual relationships we have established with our raw product suppliers needed to deliver the planned compounded medications. The Company is also actively seeking additional qualified and FDA approved suppliers for these components to minimize supply disruptions caused by raw material shortages. Any failure to expand relationships with raw product suppliers or partners with additional qualified suppliers may impact our ability to timely source the materials required for preparation and delivery of such unavailable commercial medications, which may have an adverse effect on our business and results of operations.

Pointe Med Pharmacy

Pointe Med Pharmacy (“Pointe Med”) is a full-service community pharmacy offering a broad range of medications many of which are covered by third-party insurance plans. In addition to traditional manufactured medications, Point Med also compounds custom prescription drugs pursuant to a medical provider’s order. Pointe Med specializes in compounding for hormone replacement therapy, pain management, anti-aging, sexual enhancement, and weight management.

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Pointe Med is a provider for the following major insurance companies, among others:

●	Aetna
●	Ambetter
●	Avmed
●	Beechstreet
●	Blue Cross Blue Shield
●	Cigna
●	First Health
●	Great West
●	Humana
●	Medicare and most Medicare Replacement Plans
●	Oscar
●	PHCS
●	Railroad Medicare
●	Tricare Standard/Prime
●	United Healthcare

The Good Clinic

The Good Clinic (“Good Clinic”) is an innovative healthcare concept that we believe has the potential to redefine primary care delivery. The Good Clinic concept is based on a tech-forward, relationship-driven approach to primary care in clinics staffed by Nurse Practitioners. These clinics will be placed in the retail space typically available in high density housing buildings. This street level retail location strategy offers the competitive advantages of ease of access and convenience for healthcare consumers as well as allowing the developers of high-density housing to offer their tenants a unique, innovative, and differentiating amenities.

The key differentiator of The Good Clinic is the operational focus of delivering personalized treatment plans based on the individualized healthcare needs and goals of clients as well as offering convenience and quality by providing expanded primary care and quality of life healthcare both in the clinics as well as via telehealth. This strategy allows the Nurse Practitioners to address not just patients’ immediate concerns but thinking ahead to their overall well-being.

The assets in this acquisition include physical assets (medical equipment, computers, signage, furniture, and exam tables) and intangible assets (goodwill), to establish the first four clinics. We believe the acquisition of this concept will complement the Point Medical acquisition in a new market outside of Florida. The acquisition will facilitate our ability to bring a more personal approach to primary care – connecting patients with a knowledgeable, compassionate team of professionals as well as allowing The Good Clinic to utilize Live Well Drugstore creating expanded revenue streams for the Company.

Our Competitive Strengths

Although the healthcare services market is highly competitive, we believe the following strengths and market dynamics provide us with a competitive advantage in opening five (5) clinics by December 2025. As additional capital is available to the Company, we will pursue opening a total of thirty (30) new clinics in the next four years:

●	Experienced management team - with a proven track record of growing healthcare services companies, including companies operating in our current space.

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●

Cost Advantage - Based on Bureau of Labor Statistics for primary care providers, the May 2023 median annual pay for a Nurse Practitioner was $126,260 compared to the median annual pay for Family Medicine Physicians which was $240,790. CMS established Nurse Practitioners reimbursement at 85% of physician reimbursement for the same medical, surgical, and diagnostic procedure or service. Based on these considerations, we believe we will have at least a twenty five percent (25%) labor cost advantage over the traditional primary care service provider by employing Nurse Practitioners as the primary healthcare professionals as compared to a traditional physician-employed primary care model.

●	Diversified product line including

○	Insurance paid (Commercial, Medicare and Medicaid)
○	Preventative care
○	Hormone replacement therapy
○	Women’s health
○	Men’s health
○	Regenerative medicine
○	Appropriate aging
○	Functional medicine
○	Bio hacking
○	Personalized care
○	Nutrition coaching
○	Medically assisted weight loss
○	Population health services management
○	Telehealth care
○	Laboratory services
○	Pharmacy care focused on personalized care for our clients. (higher margin compounding pharmaceutical products streamlined distribution to patients)
○	In-clinic product sales of vitamins, and nutraceuticals self-pay services utilizing medically appropriate treatments not covered by insurance for whole health improvements.

●	Large healthcare market opportunity

○	U.S.’s total spending on healthcare equaled 17.3% of GDP at about $4.5 trillion in 2022 according to the Centers for Medicare & Medicaid Services.
○	Grand View Research, in one of their independent reports[4] values the US primary care market at $271.0 billion in 2023 and expects it to expand at a compound rate (CAGR) of 3.36% from 2024 to 2030. The WHO calls primary health care “the most inclusive, equitable, cost-effective and efficient approach to enhance people’s physical and mental health, as well as their social well-being.” CMS in their Primary Care First Model brief notes, “Primary care is central to a high-functioning healthcare system and thus, there is an urgent need to preserve and strengthen primary care.” The Good Clinic locations will provide net new primary care access for the US healthcare consumer.

Our Healthcare Services Business

The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere herein.

We intend to open primary care clinics around the United States in select markets, utilizing the experience, expertise, and training of licensed, advanced degreed nurse practitioners (“Nurse Practitioners”). Nurse Practitioners have a lower employment cost and provide a 25% higher margin than MD’s staffed clinics. Nurse Practitioners focus on longitudinal patient care increasing early detection and improving the management of chronic and acute care conditions.

We intend that our clinics will provide complete primary care, basic behavioral healthcare including care in the areas of depression, anxiety and attention deficit hyperactivity disorder and basic dermatological services in the areas of Botox injections, skin procedures, biopsies, cancer screening and acne treatment for our consumers. The practices will focus on whole-person health and prevention. With the support of our compounding pharmacy operation, we believe that we will be positioned to offer cutting edge personalized medicine including Hormone Replacement Therapy (“HRT”), Testosterone Replacement Therapy (“TRT”), Peptides, and Biohacking. We seek to create a jointly developed long term personalized care plan with each individual that focuses on the patient’s individual quality of life goals. Our practices will accept most major commercial insurances, Medicare, Medicaid, and self-pay patients. We support pricing transparency and maintain a published price list for self-pay patients.

In addition to the traditional fee-for-service medical care, we will offer a variety of services focused on personalized care for both individuals and self-funded employers. Our personalized care offers will include dermatological services, weight management, nutritional and diabetes coaching. Most of our personalized care products and services will not be covered by insurance and will be paid for by the consumer at the time of service. We will offer our services both in the clinics, as well as via telehealth and will seek to facilitate same day and next day appointments for the client’s convenience.

4 Grand View Research, “U.S. Primary Care Physicians Market Size, Share & Trends Analysis Report” (November 2023).

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Our team is committed to compassionate care, patient education, and improving the lives of our patients. Care is focused on each patient’s full continuum of care, which requires a more personalized approach to treatment. It is the mission of our team to customize care to ensure that each patient’s needs, values, and choices are always considered.

Our patient-centric culture strives to include providing an inviting, easily accessible, peaceful, healing environment that is aesthetically pleasing and designed specifically to allay patient fear, anxiety, and discomfort. The design and decor of our clinic lobbies and diagnostic and treatment rooms are intended to define and reinforce a strong and relevant brand image of quality, patient-centered care.

Time is allocated to patient education and prevention with follow up visits to track the health journey and monitor improvements and increase patient satisfaction.

Market Opportunity

According to a recent report published by CMS which examined the market for 2022,5 health care expenditures continue to consume an increasing portion of most economies. In the U.S., health care spending increased 4.1% to $4.5 trillion in 2022, representing 17.3% of the U.S. Gross Domestic Product (“GDP”). An aging population and high levels of chronic conditions are contributing to expectations that health care expenditures will continue growing faster than the economy. The CMS estimates annual U.S. healthcare spending will grow at an average rate of 5.4% through 2031 and reach $7.1 trillion, or 19.6% of U.S. GDP, by 2031 we believe this trajectory is unsustainable and supports the widespread call for investment in expanding access to primary care.

As published by Forbes Books February 23, 2024:6

●	Adults in the U.S. who have a primary care provider have a 19% lower chance of premature death than those who only see specialists for their care.
●	Patients with a primary care provider save 33% on healthcare costs compared to those who only see specialists.
●	Catching and treating problems during regular check-ups is far less expensive than treating an advanced illness — in fact, if everyone saw a primary care provider first for their care, it would save the U.S. an estimated $67 billion each year.

While we are confident in the market size of our business opportunity, the strength of our strategy, and the experience of our management team, we face well established, specialized competitors including but not limited to virtual competitors (e.g. Hims, Ro, REX MD, or Renew Youth for men’s health, Alloy and Midi for women’s health), brick and mortar clinics (e.g. Revibe, Herself Health, Oak Street Medical, or One Medical), and individual private practices specializing in a subset of the services we will provide. The market for healthcare solutions including primary care clinics, online medical providers and compounding pharmacies is competitive. We operate in a fragmented healthcare market with direct and indirect competitors that offer varying levels of systemic medical services. Our financial success is contingent on our ability to address the needs of patients efficiently and with superior service experience and medical outcomes compared to our competitors. We believe our strategy of combining a full suite of primary care services and the specialized services of our competition in an operational environment focused on providing high quality care, excellent customer experience, personalized care plans and personalized medications will deliver our desired financial performance.

Objective of Acquisitions: Offering Personalized Care

Target market:

The target market for our prospective personalized care business includes individuals of all ages who are interested in improving their quality of life and overall health and well-being, focusing not only on the basics of primary care but also on anti-aging, medical weight loss, regenerative medicine, biohacking, obesity reduction, stem cell therapies and sexual health. We aim to focus on urban and suburban areas in states (currently 27 and the District of Columbia) that grant Nurse Practitioners full practice authority and where we believe there is high demand for personalized care services and products. Our initial expansion will focus on building operations in northeast and southwest Florida and Minnesota for 2025 and 2026. We have initiated evaluation of the Denver and Phoenix markets for potential future expansion opportunities.

5 The Centers for Medicare & Medicaid Services, “National Health Expenditures 2022 Highlights”, (December 13, 2023); The Centers for Medicare & Medicaid Services, “CMS Releases 2023-2032 National Health Expenditure Projections,” (June 12, 2024).

6 Forbes Books, “Primary Care: Why it is important and how to increase access to it,” (February 23, 2024).

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Products and Services:

Our company aims to offer a range of personalized care services and products to meet the needs of our target market. We aim to provide a variety of medical weight loss, bio-identical hormone replacement therapy and other personalized therapies. We will also offer nutrition coaching to help clients develop healthy eating habits and customized meal plans. In addition, we will offer a monthly subscription service to our clients that offers a reduction in our prices for all non-insurance-based pharmacy services, creating value for both the client and the Company.

Marketing and Sales:

Our marketing strategy includes a variety of marketing channels such as digital ads, SEO optimization, as well as select radio and television advertising to reach our target market. We will enhance these efforts with employer programs, social media advertising, email marketing, and influencer partnerships. We will also leverage word-of-mouth referrals by providing excellent customer service, by creating a welcoming and supportive environment. In addition, we will offer introductory discounts and referral incentives to encourage new customers to try our services. We will also set up an internal referral program where providers identify the customer’s needs and make a recommendation to our other services and programs.

Overall Strategy:

The personalized care industry presents a significant growth opportunity for our business to differentiate our approach to primary care. By offering high-quality services and products, we aim to become a leading provider of personalized care solutions and achieve long-term success. With a strong marketing and sales strategy and a focus on customer satisfaction, we are confident in our ability to achieve our growth goals and become a top player in the industry.

MEDICAL WEIGHT LOSS

The pharmaceutical weight loss market includes prescription and over-the-counter medications that are used to aid weight loss.

Market Size and Growth:

According to a report from Goldman Sachs Research in October 2023,7 the pharmaceutical weight loss market size was valued at $6 billion and could grow to $100 billion by 2030. The increasing prevalence of obesity and physical and psychological issues of being overweight has fueled the growing demand for weight loss medications and programs. The rising awareness of the benefits of weight loss are some of the factors driving the growth of the pharmaceutical weight loss market and personalized care industry.

Application Segments:

The pharmaceutical weight loss market can be segmented by application, including obesity, type 2 diabetes, and others. The obesity segment is expected to hold the largest market share due to the high prevalence of obesity and overweight people, particularly in developed countries.

Product Segments:

The pharmaceutical weight loss market can also be segmented by the type of product, including appetite suppressants, fat absorption inhibitors, and others. The appetite suppressants segment is expected to hold the largest market share due to their ability to reduce hunger and promote satiety.

7 Goldman Sachs, “Why the anti-obesity drug market could grow to $100 billion by 2030,” (October 30, 2023).

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End-User Segments:

The pharmaceutical weight loss market can be segmented by end-users, including hospitals and clinics, retail pharmacies, and others. The retail pharmacies segment is expected to hold the largest market share due to the availability of over-the-counter weight loss medications.

HORMONE REPLACEMENT THERAPY (“HRT”)

Hormone Replacement Therapy includes Estrogen Replacement Therapy, Human Growth Hormone Replacement Therapy, Thyroid Replacement Therapy, Testosterone Replacement Therapy, and others. Each of these segments has gained significant attention in recent years.

HRT is commonly used to treat symptoms of menopause, such as hot flashes, night sweats, and mood swings, as well as symptoms of aging, including decreased energy levels and libido.

Market Size and Growth:

According to Global Market Insights’ November 2023 report, the HRT market size was valued at $6.9 billion in 2022 and is expected to grow to $13.4 billion by 2032.8 The increasing prevalence of menopausal symptoms, the rising awareness of the benefits of HRT, and the growing demand for personalized medicine are some of the factors driving the growth of the HRT market.

Application Segments:

The HRT market can be segmented by application, including menopause, hypothyroidism, fatigue, low libido, erectile dysfunction, and others. The menopause segment is expected to hold the largest market share due to the population of women reaching menopausal age and experiencing menopausal symptoms of their mothers and the rising awareness of the benefits of HRT in treating these symptoms.

Product Segments:

The HRT market can also be segmented by the type of product, including creams and gels, pills and tablets, patches, injections, and others. The creams and gels segment are expected to hold the largest market share due to their ease of use and convenience.

End-User Segments:

The HRT market can be segmented by end-users, including hospitals and clinics, specialty centers, and others. The specialty centers segment is expected to hold the largest market share due to its expertise in HRT and personalized treatment options.

8 Global Market Insights, “U.S. Hormone Replacement Therapy Market,” (November 2023).

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PEPTIDES:

Peptides are short chains of amino acids that play an essential role in various biological processes, including protein synthesis, cell signaling, and immune response. Peptides have been gaining significant attention in the pharmaceutical and biotech industries due to their potential therapeutic applications, including drug development and personalized medicine.

Market Size and Growth:

According to the November 2023 report from Global Market Insights,9 the US peptides market size was valued at USD $17.8 billion in 2022 and is expected to grow at a CAGR of 7.0% from 2023 to 2030. The increasing prevalence of chronic diseases such as cancer, diabetes, and cardiovascular diseases is one of the major drivers of the growth of the peptides market. Additionally, the growing demand for peptide-based drugs and the increasing investments in research and development activities are expected to further drive market growth.

Application Segments:

The peptides market can be segmented by application, product, technology, and end-user. Based on application, the market can be segmented into cancer, metabolic disorders, cardiovascular diseases, respiratory diseases, infectious diseases, and others. The cancer segment is expected to hold the largest market share due to the increasing incidence of cancer worldwide.

Product Segments:

The peptides market can also be segmented based on the type of product, such as branded and generic peptides. Branded peptides are expected to hold the largest market share due to the high cost of development and manufacturing.

Technology Segments:

The peptide market can be segmented based on technology, such as solid-phase peptide synthesis, liquid-phase peptide synthesis, and recombinant DNA technology. Solid-phase peptide synthesis is the most used technology for peptide synthesis due to its high efficiency, flexibility, and cost-effectiveness.

End-user Segments:

The peptides market can be segmented based on end-users, such as pharmaceutical and biotech companies, academic and research institutes, and contract research organizations. The pharmaceutical and biotech companies’ segment is expected to hold the largest market share due to the increasing demand for peptide-based drugs.

Conclusion:

Overall, the peptides market is expected to witness significant growth in the coming years, driven by the increasing prevalence of chronic diseases, the growing demand for peptide-based drugs, and the increasing investments in research and development activities. With the development of new technologies and the increasing focus on personalized medicine, the demand for peptides is expected to further increase, creating significant growth for the providers of these products.

9 Global Market Insights, “U.S. Peptide Therapeutics Market,” (November 2023).

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REGENERATIVE MEDICINE

Our company aims to provide innovative regenerative medicine solutions to patients looking for advanced treatment options for chronic and degenerative diseases. We will offer a range of cutting-edge regenerative therapies, including stem cell therapy, platelet-rich plasma (PRP) therapy, exosome therapy, and shockwave therapy. Our goal is to become a leading provider of regenerative medicine solutions in the industry.

Market Analysis:

According to Grand View Research in their independent report titled “U.S. Regenerative Medicine Market Size, Share and Trends Analysis,”10 the regenerative medicine US market size was estimated at $16.8 billion in 2023, and it is projected to grow at a CAGR of 16.72% from 2024 to 2030. The primary drivers of this growth are the increasing prevalence of chronic and degenerative diseases, growing demand for non-invasive and effective treatment options, and the rise in investment in research and development.

Target market:

Our target market includes patients suffering from chronic and degenerative diseases, athletes, as well as those seeking alternative treatments for their conditions, and those seeking to increase their lifespan. We will focus on urban and suburban areas where there is high demand for regenerative medicine solutions. In addition, we will actively recruit clients from our primary care clinics and ancillary programs.

Products and Services:

We will offer a range of regenerative medicine therapies designed to meet the needs of our target market. Our core offerings include:

●	Stem Cell Therapy: We use advanced stem cell technology to regenerate damaged tissue and promote healing.

●	Platelet-Rich Plasma (PRP) Therapy: We use a patient’s own blood to promote healing and repair damaged tissue.

●	Exosome Therapy: We use exosomes, which are small vesicles that carry signals between cells, to promote regeneration and healing.

●	Shockwave Therapy: We use targeted soundwaves to reduce pain and inflammation, improve blood flow, and promote stem cell activity.

●	Telomere cell life extenders

Conclusion:

Overall, we believe that our company has strong growth potential in the rapidly expanding regenerative medicine industry. By providing advanced and effective therapies, we aim to become a leading provider of regenerative medicine solutions and achieve long-term success. With a strong marketing and sales strategy and a focus on patient satisfaction, we are confident in our ability to achieve our growth goals and become a top player in the industry.

BIOHACKING PROGRAMS

Our company aims to provide cutting-edge biohacking solutions to individuals looking to optimize their health and personalized care, increase their lifespan, and objectively reverse their biological age. We will offer a range of products and services that incorporate the latest advances in biohacking technology, including innovative technologies and devices, high-end supplements, and personalized coaching.

10 Grand View Research, “U.S. Regenerative Medicine Market Size, Share and Trends Analysis Report by Product (Cell-based Immunotherapies, Gene Therapies), By Therapeutic Category, And Segment Forecasts, 2024 – 2030.”

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Market Analysis:

The biohacking industry has seen significant growth over the past few years, and it is expected to continue expanding. According to Market Research Future, in 2023, the biohacking market was estimated at $23.9 billion, and it is projected to grow at a CAGR of 19.48% to $67.9 billion by 2032. Rising frequency of chronic diseases, awareness of biohacking, and demand for smart devices and drugs are the key market drivers enhancing the market growth.11

Target market:

Our target market includes individuals who are looking to upgrade their bodies and mind, including top athletes, fitness enthusiasts, health-conscious consumers, corporate executives, and aging populations. We will focus on elite groups and corporations, and urban and suburban areas where there is high demand for biohacking solutions. In addition, we will actively recruit clients from our primary care clinics and ancillary programs.

Products and Services:

We offer a range of biohacking products and services designed to meet the needs of our target market. Our core offerings include:

●	Diagnostic (wearable) devices: We offer a range of home-use and wearable devices that monitor biometric data and provide real-time feedback to optimize health and performance.

●	Supplements & infusions: We offer a range of supplements and infusions designed to support longevity, including cognitive function, immune support, and stress management.

●	Technologies: Brain Tap, Cold therapy, FIR, grounding technologies, PEMF, Hydrogen water, vibration platforms, and frequency medicine.

●	Personalized Coaching: We offer personalized coaching programs that incorporate biohacking techniques, including breathwork, visualization, and manifesting.

Conclusion:

Overall, we believe that our company has strong growth potential in the rapidly expanding biohacking industry. By providing cutting-edge products and services, we aim to become a leading provider of biohacking solutions and achieve long-term success. With a strong marketing and sales strategy and a focus on customer satisfaction, we are confident in our ability to achieve our growth goals and become a top player in the industry.

Legal Proceedings

From time to time, we may become involved in lawsuits and legal proceedings which arise in the ordinary course of business including potential disputes with patients. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Our contracts with hospitals generally require us to indemnify them and their affiliates for losses resulting from the negligence of our care providers. Although we currently maintain liability insurance coverage intended to cover professional liability and certain other claims, we cannot assure that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us in the future where the outcomes of such claims are unfavorable to us. Liabilities in excess of our insurance coverage, including coverage for professional liability and certain other claims, could have a material adverse effect on our business, financial condition, and results of operations.

We are not a party to any pending legal proceedings, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates are involved in a proceeding adverse to our business or have a material interest adverse to our business.

Our Headquarters

Our corporate headquarters is located in the heart of downtown Melbourne, Florida, close to all major hospitals. The address is 95 Bulldog Blvd, Suite 202, Melbourne, Florida 32901. Our corporate website is www.myfchs.com.

Employees

As of December 31, 2024, our workforce included one (1) full-time, salaried, employee and seven contract staff professionals located in the United States. We have never experienced any employment-related work stoppages and consider relations with our employees to be good.

11 Market Research Future, “Global Biohacking Market Overview,” (2023).

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MANAGEMENT

Executive Officers and Directors

The following table and biographical summaries set forth information, including principal occupation and business experience about our executive officer:

Name	Age	Positions Held

Lance Friedman	63	Chief Executive Officer and Director

Bradley D. Case	49	Chief Operating Officer

Joseph Clemente	57	Director

Gary E. Stein	75	Director

James Hennig	67	Director

Mara Jacobs	57	Director

Lance B. Friedman is the CEO and Chairman of the Board of the Company since June 25, 2020. Additionally, he is the founder and principal of Blackstone Capital Advisors, Inc., since 1999, and Cobra Alternative Capital Strategies LLC, both international corporate and capital markets advisory firms. Mr. Friedman is a founding member and Director of Investor Relations at Aspire BioPharma Inc., a biotechnology firm based in Puerto Rico, since April 2021. He holds a Bachelor of Arts in Political Science, graduating Magna Cum Laude from the American University and attended the Harriman Institute at Columbia University. Mr. Friedman also holds a Juris Doctorate from the Benjamin Cordoza School of Law at Yeshiva University.

Bradley D. Case is the Chief Operating Officer of the Company since June 10, 2025. Mr. Case brings more than 30 years of leadership experience in healthcare across a variety of verticals including patient care, insurance services, post-acute care, health technology and medical device manufacturing. He served as the President of The Good Clinic and was the CEO of Estrella Health, having previously held senior leadership roles at UnitedHealth Group, Influence Health, and WellStack. He holds a Bachelor of Arts in Political Science from the University of Colorado Denver.

Joseph Clemente will serve as our director and Chief Financial Officer upon the consummation of this offering. He brings to the board and management over two decades of C-Suite and senior leadership experience, recognized for transforming finance into a strategic driver of growth and operational excellence. He has held pivotal roles across diverse industries, including serving as Chief Financial Officer at BirdieBox, a luxury gifting company. Previously, as Vice President of Finance & Strategy at Cumulus Media and Vice President of Media Finance & Operations at Neptune Retail Solutions, he navigated complex market challenges, delivered multimillion-dollar cost savings, and implemented advanced financial systems that optimized performance across large organizations. Additionally, he previously served as the Chief Financial Officer of TVGM Holdings. With a track record of leading private equity–backed companies, negotiating high-value contracts, and directing global teams, he consistently aligns financial stewardship with business objectives to maximize profitability and shareholder value. He holds an MBA from the University of Wisconsin–Madison and a BS in Finance and International Business from New York University and brings a rare combination of strategic vision, operational expertise, and disciplined financial leadership that makes him a valuable asset to any board or executive team.

Gary E. Stein will serve as our director upon the consummation of this offering. He brings to the Board more than 45 years of legal, financial, business development, capital markets, and senior management experience. Mr. Stein currently serves as the CFO of Engineering Mechanics Corporation of Columbus, a specialty engineering consulting firm in the nuclear and oil & gas pipeline industry. From 2013-2023 he was the General Counsel and CFO for Kiefner and Associates, Inc., Applus+ Engineering Group North America, a wholly owned subsidiary of Applus+, a Madrid-listed public company. He formerly served as cabinet member to former Ohio Governor James A. Rhodes, responsible for the State of Ohio’s $120 billion unemployment trust fund, and an operation of 5,000 employees with 122 offices around the State of Ohio. Mr. Stein has also served as General Counsel for MRC Group, a market research firm. He also previously served as President of DB Capital Corporation, an investment firm. Prior to DB Capital, he was General Counsel and CFO of Pinnacle Technologies Resources, a technology consulting firm to Fortune 100 companies. Earlier, he served as VP, General Counsel at Team Logos Corporation, a regional retail chain of sports stores, and earlier served as Managing Director at Financial Asset Management. He holds a Juris Doctorate and Bachelor of Arts in Political Science and Marketing from Capital University. We believe that Mr. Stein is qualified to server as a member of the Board because of his extensive business background.

James Hennig will serve as our director upon the consummation of this offering. He brings to the Board more than 40 years’ experience in bringing to market innovative infusion services, specialty pharmacies and pharmacy operations. Mr. Hennig currently serves as the Network Director of Infusion Pharmacy at Hackensack Meridian Health. He previously served as the Director of Pharmacy at Cardinal Health/CareWell Health Medical Center. Additional previous experience includes managing specialty pharmacy operations at Personal RX and as President of Triad Therapeutics, Inc., a start-up home infusion therapy company. Mr. Hennig was also the founder and President of Medical Associates of America, Inc., which developed and managed physician owned, integrated retail and mail pharmacies throughout the United States. He is a Registered Pharmacist and holds a Bachelor of Science in Pharmacy from the Arnold and Marie Schwartz College of Pharmacy and Health Sciences at Long Island University.

Mara Jacobs will serve as our director upon the consummation of this offering. She is a seasoned executive producer with a remarkable track record of bringing diverse and high-profile projects to life. She has played a key role in major productions, including In the Heights (2021), The Odd Life of Timothy Green (2012), and The Condemned (2007), where her sharp attention to detail and creative vision ensured these projects exceeded expectations. Collaborating with industry leaders such as Oprah Winfrey, Mara also was an executive producer on the remake of The Color Purple (2023) by Warner Bros. Pictures. Mara’s ability to navigate the complexities of the entertainment world and deliver compelling content consistently makes her a standout leader in the field. Beyond her creative expertise, Mara has an extensive background in finance, having managed multimillion-dollar budgets for major Hollywood studios. Her experience in overseeing large-scale financial operations, optimizing resources, and driving profitability positions her as a valuable asset to any organization. Mara’s strategic financial acumen and thorough understanding of budget management will bring a solid foundation to the Company’s Audit Committee. Her commitment to financial excellence ensures that she brings a solid foundation and strategic insight to the table, making her the ideal resource ensuring both innovative growth and financial stability for the Company. She holds a Bachelor of Economics from New York University.

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Board Composition

Director Independence

Our business and affairs are managed under the direction of our Board, which will consist of five (5) members upon completion of this offering (comprising Lance B. Friedman, Joseph Clemente, Gary E. Stein, James Hennig and Mara Jacobs). The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the applicable provisions of the NYSE listing standards and the Exchange Act. Currently, 3 of our proposed directors (namely, Gary E. Stein, James Hennig and Mara Jacobs) qualify as independent directors under the NYSE’s listing standards and Rule 10A-3 and Rule 10C-1 of the Exchange Act. The additional directors to be appointed on the Board have provided their consents to serve on the Board closer to the completion of this offering.

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Board Committees

The Company presently has no committees of the Board of Directors. Prior to the February 2023 board resignations, the Company had three (3) committees of the Board of Directors: (i) the Audit Committee; (ii) the Nominating and Governance Committee; and (iii) the Compensation Committee. Each committee was comprised solely of independent directors within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the NYSE. The Company plans to appoint new directors and re-establish the three (3) committees described above and discussed below in the third quarter of 2025.

Audit Committee

The Audit Committee will be responsible for assisting the Board in oversight and monitoring of the Company’s financial statements and other financial information provided by the Company to its shareholders and others; compliance with legal, regulatory, and public disclosure requirements; the independent auditors, including their qualifications and independence; treasury and finance matters; and the auditing, accounting, and financial reporting process generally. The Company’s Audit Committee shall comprise of three members, namely Mr. Gary E. Stein (who shall be the Chairman of the Audit Committee), Mr. James Hennig and Ms. Mara Jacobs.

Compensation Committee

The Compensation Committee will be responsible for reviewing and approving the compensation arrangements for the Board’s executive officers, including the CEO, administers the Company’s equity compensation plans, and reviewing the Board’s compensation.

Nominating and Governance Committee

The Nominating and Governance Committee will be responsible for assisting the Board in identifying qualified individuals to become directors, recommends director nominees for election at each annual shareholder meeting, and developing and recommending corporate governance guidelines and standards for business conduct and ethics.

Role of Board of Directors in Risk Oversight Process

Our Board is primarily responsible for overseeing our risk management processes. Our Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. Our Board focuses on the most significant risks we face in our general risk management strategy, and also ensures that the risks we undertake are consistent with our Board’s appetite for risk. While our Board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Code of Ethics

We have adopted a Code of Ethics for adherence by our Chief Executive Officer and Interim Chief Financial Officer to ensure honest and ethical conduct, full, fair and proper disclosure of financial information in our periodic reports filed pursuant to the Securities Exchange Act of 1934, and compliance with applicable laws, rules, and regulations. Upon the completion of this offering, the full text of our code of conduct will be posted on our website under the Investor Relations section. We intend to disclose future amendments to, or waivers of, our Code of Ethics, as and to the extent required by SEC regulations, at the same location on our website identified above or in public filings. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our securities.

Corporate Governance Guidelines

We have adopted corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the chairman of the Board and Chief Executive Officer and Interim Chief Financial Officer, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.

Involvement in Certain Legal Proceedings

To our knowledge, with the exception of our former Chief Executive Officer Chris Romandetti, Sr., our current directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities, or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC, or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes for the fiscal years ended December 31, 2025, 2024 and 2023, the total compensation of the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (“Named Executive Officers”).

Name and Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Award ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total Compensation ($)
Lance Friedman (1)	2025	$375,000	$—	$—	—	—	—	$71,643	$446,643
Chief Executive Officer	2024	$370,833	$—	$—	—	—	—	$71,643	$442,476
	2023	$56,166	$—	$—	—	—	—	$255,562	$311,728

Ernest Scheidemann (2)	2025	$29,350	$—	$—	—	—	—	$—	$29,350
Former Interim Chief Financial Officer	2024	$225,463	$—	$—	—	—	—	$—	$225,463
	2023	$17,250	$—	$—	—	—	—	$—	$17,250

Michael Howe (3)	2025	$—	$—	$—	—	—	—	$—	$—
Former Chief Operating Officer	2024	$—	$—	$—	—	—	—	$—	$—
	2023	$—	$—	$—	—	—	—	$—	$—

Phillip J. Keller (4)	2025	$—	$—	$—	—	—	—	$—	$—
Former CFO, Secretary & Treasurer	2024	$—	$—	$—	—	—	—	$—	$—
	2023	$127,562	$—	$—	—	—	—	$119,141	$246,703

(1)	Mr. Friedman was appointed as CEO as of June 2020. Of the $446,642 and $442,476 total compensation earned for the fiscal year ended December 31,2025 and December 31, 2024, no amounts have been paid to Mr. Friedman by the Company. Other compensation comprises board of director fees amounting to $60,000 and health benefits amounting to $11,643. See “Employment and Consulting Agreements – Employment Agreement with Lance Friedman, CEO” below and Exhibit 10.5 of this report on Form 10-K for additional details and material terms of Mr. Friedman’s employment agreement with the Company.

(2)	Mr. Scheidemann was appointed as the Interim Chief Financial Officer pursuant to a consulting agreement between the Company and FinTrust Consulting, LLC (of which Ernest J. Scheidemann, Jr. was the Managing Member at the time of entering into the agreement), dated December 19, 2023. Subsequently, on February 25, 2025, Mr. Scheidemann resigned from his position. Of the $225,463 total compensation earned for the fiscal year ended December 31, 2024, $200,963 was paid by the Company to Mr. Scheidemann.

(3)	Mr. Howe was appointed as the Chief Operating Officer as of February 1, 2024. Subsequently, on June 10, 2025, Mr. Howe resigned from his position.

(4)	Mr. Keller was appointed CFO as of July 24, 2017, interim CEO as of November 19, 2018, and re-appointed CFO on July 1, 2022. Mr. Keller began a leave of absence on January 1, 2024 and his employment was terminated in March 2024.

Employment and Consulting Agreements

Employment agreement with Lance Friedman, CEO

The Company entered into an employment agreement (the “CEO Employment Agreement”) with Lance Friedman dated March 1, 2021 and amended as of March 1, 2024, to serve as the Company’s Chief Executive Officer. Pursuant to the terms and conditions set forth in the CEO Employment Agreement, Mr. Friedman is entitled to receive an annual base salary of $375,000.

In addition to the base salary, Mr. Friedman shall be eligible to receive an annual bonus in an amount equal to 100% of the base salary (60% cash and 40% stock grant) for achievement of target-level performance objectives (“Target Bonus”) with the eligible amount of such bonus being more or less than the Target Bonus in the event of achievement below or above target-performance objectives, in each case as determined by the Board in its discretion.

Employment agreement with Bradley Case, COO

The Company entered into an employment agreement (“COO Employment Agreement”) with Bradley Case, dated June 10, 2025, to serve as the Company’s Chief Operating Officer. Pursuant to the terms and conditions set forth in the COO Employment Agreement, Mr. Case is entitled to receive an annual base salary of $225,000.

In addition to the base salary, Mr. Case will be paid $25,000 upon completion of the uplist and S-1 registration offering and shall be eligible to receive an annual bonus in an amount equal to 50% of the base salary (60% cash and 40% stock grant) for achievement of target-level performance objectives (“Target Bonus”) with the eligible amount of such bonus being more or less than the Target Bonus in the event of achievement below or above target-performance objectives, in each case as determined by the Board in its discretion.

Outstanding Equity Awards at 2024 Fiscal Year-End

Outstanding equity awards at 2024 fiscal year-end are comprised of Restricted Stock Units (“RSU”). There were no equity awards granted during the years ended December 31, 2024 and December 31, 2023.

Compensation of Directors

Following resignations of the previous directors on the board of the Company and the shift in the Company’s strategy, our sole board member is Mr. Lance Friedman, who is also the Company’s Chief Executive Officer (“CEO”). During the financial year ended December 31, 2024, our sole board member was Mr. Friedman. For information related to the compensation of Mr. Friedman in the financial year 2024, see “Executive Compensation — Summary Compensation Table” above.

Potential Payments upon Termination or Change in Control

We do not have any contract, agreement, plan or arrangement that provides for any payment to any of our Named Executive Officers at, following, or in connection with a termination of the employment of such Named Executive Officer, a change in control of our Company or a change in such Named Executive Officer’s responsibilities.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There have been no transactions since January 1, 2023, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

In connection with this offering, we expect to adopt a written related party transactions policy that will provide that transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party must be approved by our audit committee. This policy will become effective on the date on which the registration statement of which this prospectus is part is declared effective by the SEC. Pursuant to this policy, the audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

Security beneficial ownership table

The following table sets forth information as of January 30, 2026 based on information obtained from the persons named below, with respect to the beneficial ownership of our common and preferred stock by (i) each person (including groups) known to us to be the beneficial owner of more than five percent (5%) of our Common Stock, or (ii) each Director and Officer, and (iii) all Directors and Officers of our Company, as a group. Except as otherwise indicated, all stockholders have sole voting and investment power with respect to the shares listed as beneficially owned by them, subject to the rights of spouses under applicable community property laws.

Name of Beneficial Owner	Shares of Common Stock beneficially owned (1) (2)	Percentage

Beneficial Owners of more than 5%:
Kristen Jones Romandetti (3)	8,856,599	26.82%
Steward Physician Contracting (4)	5,000,000	15.17%
C.T. Capital, Ltd. (5)	2,666,667	8.09%
Executive Officers and Directors:
Lance B. Friedman	-	-
Joseph Clemente	-	-
Bradley D. Case	-	-
Gary E. Stein	-	-
James Hennig	-	-
Mara Jacobs	-	-

(1)	Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Based on 32,958,288 (16,479 on a pro forma basis after giving effect to the 1 for 2,000 reverse split) shares of Common Stock issued and outstanding as of January 30, 2026.

(3)	Kristen Jones Romandetti is the spouse of our former Chief Executive Officer, Christian C. Romandetti, Sr. and her address is 3540 Charlton Pl., Melbourne, FL 32934.

(4)	The natural person with voting and dispositive control of the shares held by Steward Physician Contracting is Ralph de la Torre and his address is c/o Steward Health Care 1900 N Pearl St., Suite 2400, Dallas, Texas 75201.

(5)	On June 13, 2013, we entered into a Loan and Security Agreement (the “Loan Agreement”) with C.T. Capital, Ltd, a Florida Limited Partnership. Under the Loan Agreement and subsequent amendments, C.T. Capital committed to make an accounts receivable line of credit to a maximum aggregate amount of $2,500,000. C.T. Capital may convert all or any portion of the outstanding principal amount – up to $2,000,000 – or interest on the loan into our Common Stock at a price equal to $0.75 per share. In December 2016, C.T. Capital converted $1,400,000 of the outstanding principal amount to 1,866,667 shares of Common Stock. For purposes of percent ownership calculation, we have assumed that the remaining $600,000 eligible for conversion to equity was converted into our Common Stock at a price of $0.75 per share. The natural person with voting and dispositive control of the shares held by C.T. Capital is Jeffrey Scott Roschman, and his address is c/o C.T. Capital, Ltd., 6300 NE 1st Avenue, Ste 202 Ft. Lauderdale, FL 33334.

Equity Compensation Plans

On March 14, 2012, we adopted our 2011 Incentive Stock Plan (the “2011 Plan”), pursuant to which 500,000 shares of our Common Stock are reserved for issuance as awards to employees, directors, officers, consultants, and other service providers of our Company and its subsidiaries (an “Optionee”). The term of the 2011 Plan is ten years from January 6, 2012, its effective date. On December 29, 2023, by written resolution, the Company’s Board of Directors terminated the 2011 Plan.

Description of Securities

The Company has 200,000,000 shares of Common Stock, par value $0.001 per share, authorized for issuance (266,666 shares, par value $0.001 on a proforma basis adjusted for the contemplated 1 for 2,000 reverse split), 10,000,000 shares of Preferred Stock, of which (i) 40,000 Preferred shares were allocated to the Series B Convertible Preferred Stock, par value $0.01 per share, (ii) 4 Preferred shares were allocated to the Series A Super Voting Preferred Stock, par value $0.10 per share, and (iii) 50,000 Preferred shares were allocated to Series C Preferred Stock, par value $0.0001 per share.

As of January 30, 2026 there were 32,958,288 (16,479 on a proforma basis adjusted for the contemplated 1 for 2,000 reverse split) shares of Common Stock, 147 shares of Series B 10% Convertible Preferred Stock, 4 shares of Series A Super Voting Preferred Stock, 0 shares of Series C Convertible Preferred Stock that are issued and outstanding and 0 shares of Series D Convertible Preferred Stock that are issued and outstanding.

The holders of the Series A Super Voting Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Company’s Common Stock, and on all such matters, the four (4) shares of Series A Super Voting Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of the Common Stock and all other voting securities of the Company are entitled to, as of any such date of determination, plus one million (1,000,000) votes, it being the intention that the holders of the Series A Super Voting Preferred Stock shall have effective voting control of the Company, on a fully diluted voting basis. Accordingly, each share of Series A Super Voting Stock shall entitle the holder to that number of votes as is equal to 12.5% of the outstanding shares of Common Stock and all other voting securities of the Company are entitled to, as of such date of determination, plus 250,000 votes. The holders of the Series A Super Voting Preferred Stock shall vote together with the holders of Common Stock as a single class. Currently, Lance Friedman, our Chief Executive Officer holds all 4 outstanding shares of the Series A Super Voting Preferred Stock. Upon completion of the offering, all of the 4 outstanding shares of our Series A Super Voting Preferred Stock will be cancelled and none of the Series A Super Voting Preferred Stock will be outstanding.

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SHARES ELIGIBLE FOR FUTURE RESALE

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock on the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

After completion of this offering and the offering under the Resale Prospectus and after giving effect to:

a)	issuance of 7,197,500 commitment shares issuable to selling stockholders under the Private Placement (as defined above)
c)	a 1 for 2,000 reverse stock split of the 32,958,288 shares of common stock of the Company outstanding as of January 30, 2026 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split does not apply to shares exchanged for notes and certain other liabilities or issued related to the purchases of Pointe Med/LiveWell and The Good Clinic; and
d)	issuance of 1,180,000 shares of common stock issued related to the purchases of Pointe Med/LiveWell (480,000 shares) and The Good Clinic (700,000 shares).

we will have 8,393,979 Shares outstanding, assuming no conversion of the Offered Preferred Stock, no conversion of dividends on Offered Preferred Stock into shares of common stock and no exercise of the Warrants issued in this offering. For more information, please refer to “The Offering - Common Stock to be outstanding immediately after this offering” on page 7 above.

The common shares and common shares underlying the Offered Preferred Stock and the Warrants sold in this offering sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the securities are purchased by our “affiliates” as that term is defined in Rule 144 and except certain securities that will be subject to the lock-up period described below after completion of this offering. Any securities owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

Any of the shares held by our directors, officers, and holders of at least 1% of our outstanding securities will be subject to 180-day lock-up restriction described under “Underwriting” on page 73. Accordingly, there will be a corresponding increase in the number of shares that become eligible for sale after the lock-up period expires. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, Shares will be available for sale in the public market as follows:

●	beginning on the date of this prospectus, all of the shares sold in this offering will be immediately available for sale in the public market (except as described above);

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●	beginning 180 days from _________, 2025, at the expiration of the lock-up period for our officers, directors, and holders of at least 1% of our outstanding securities, additional shares will become eligible for sale in the public market, all of which shares will be held by affiliates and subject to the volume and other restrictions of Rule 144 and Rule 701 as described below.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors and holders of at least 1% of outstanding shares of our common stock and securities exercisable for or convertible into our common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 180 days from the date of effectiveness of the offering.

The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the underwriters waive this extension in writing; provided, however, that this lock-up period extension shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an emerging growth company (as defined in the JOBS Act) prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its stockholders that restricts or prohibits the sale of securities held by the emerging growth company or its stockholders after an initial public offering date.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the Shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding immediately after the completion of this offering. This share information reflects a 1 for 2,000 reverse stock split of the 32,958,288 shares of common stock of the Company outstanding as of January 30, 2026 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. The reverse stock split does not apply to shares exchanged for notes and certain other liabilities or issued related to the purchases of Pointe Med/LiveWell and The Good Clinic.; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales of our common stock made in reliance upon Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain material U.S. federal income tax considerations that may be associated with the purchase, ownership, and disposition of our common shares, the Series D Convertible Preferred Stock and the Warrants (which we refer to collectively as our securities) and the exercise or lapse of such warrants by non-U.S. holders (as defined below). This discussion is based on current provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership or any of the following:

●	a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding, and disposing of shares of our common stock.

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THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON STOCK CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of our Common Stock.”

Subject to the discussion below regarding “—Foreign Account Tax Compliance,” dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of Our Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with a trade or business continued by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

●	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied: or

●	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe that we currently are not, and we do not anticipate becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

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Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:

●	a U.S. person;

●	a “controlled foreign corporation” for U.S. federal income tax purposes;

●	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

●	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally is imposed on any dividends paid on our common stock and a U.S. federal withholding tax of 30% generally will be imposed on gross proceeds from the disposition of our common stock (beginning January 1, 2019) paid to (i) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial U.S. owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S., OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a summary of the material terms of the Offered Preferred Stock and the Warrants. For additional information about our authorized capital stock, we refer you to our Certificate of Incorporation and Bylaws that are currently in effect and which are included as exhibits to this Registration Statement, respectively, and our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2024. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information.”

Series D Convertible Preferred Stock

The following summary of certain terms and provisions of the Offered Preferred Stock that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions, terms and conditions of the Series D Convertible Preferred Stock contained in the Certificate of Designations of the Series D Convertible Preferred Stock, the form of such Certificate of Designations will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form Certificate of Designations for a complete description of the terms and conditions of the Series D Convertible Preferred Stock.

Our Series D Convertible Preferred Stock is convertible into shares of our Common Stock (subject to the beneficial ownership limitations as provided in the Certificate of Designation), based upon the Conversion Price per share of Common Stock, subject to adjustment as provided in the Certificate of Designation and discussed further below, at any time at the option of the holder prior to the fifth anniversary of the closing of the offering, at which time all shares of outstanding Series D Convertible Preferred Stock shall automatically and without any further action by the holder be converted into shares of our Common Stock at the then effective Conversion Price, provided that the holder will be prohibited from converting Series D Convertible Preferred Stock into shares of our Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

The Conversion Price of the Series D Convertible Preferred Stock, subject to adjustment pursuant to the Series D Convertible Preferred Stock Certificate of Designation, as discussed further below, is expected to be set by us, with input from the Underwriter, at the time of pricing the offering and is expected to be based upon the closing price of our Common Stock immediately prior to such pricing but may be at a discount to the then current market price of our Common Stock. The number of shares of Common Stock into which each share of Series D Convertible Preferred Stock is convertible into is determined by dividing the Offering Price by the Conversion Price. Thus, if the Conversion Price is $5.00, each share of Series D Convertible Preferred Stock, exclusive of dividends, is convertible into 1 share of Common Stock. As to any fraction of a share which a holder would otherwise be entitled to receive upon such conversion, at our election, we may either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round to the nearest whole number. If the Conversion Price is set lower, or it is adjusted pursuant to the anti-dilution provision discussed below, the number of shares of Common Stock to be issued upon conversion will increase. For example, if the Conversion Price is lowered to $2.50, each share of Series D Convertible Preferred Stock that has not previously been converted, exclusive of dividends, we be convertible into approximately 2 shares of Common Stock. As to any fraction of a share which a holder would otherwise be entitled to receive upon such conversion, at our election, we may either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round to the nearest whole number.

The Certificate of Designation for our Series D Convertible Preferred Stock contains anti-dilution provisions, which provisions require the lowering of the Conversion Price on any unconverted Series D Convertible Preferred Stock to the purchase price of future offerings by us (subject to certain exclusions). If in the future we issue securities for less than the Conversion Price of our Series D Convertible Preferred Stock, we will be required to reduce the relevant Conversion Price of any unconverted Series D Convertible Preferred Stock, which will result in a greater number of shares of Common Stock being issuable upon conversion, which in turn will have a greater dilutive effect on our shareholders. More specifically, except in connection with certain exempt issuances stipulated in the Certificate of Designation, the Certificate of Designation stipulates that if, at any time while the Series D Convertible Preferred Stock is outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition) any Common Stock or any securities which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) at an effective price per share that is lower than the then Conversion Price of the Preferred Stock (such lower price, the “Base Conversion Price”) then the Conversion Price of the Series D Convertible Preferred Stock then outstanding automatically will be reduced to equal the Base Conversion Price at the time such Common Stock or Common Stock Equivalents are issued.

As there is no floor price on the Base Conversion Price or other limit on the potential adjustment of the Conversion Price, if the Conversion Price is adjusted as indicated above, we cannot determine the total number of shares issuable upon conversion. As such, it is possible that we will not have sufficient available shares to satisfy the conversion of the Series D Convertible Preferred Stock if we enter into a future transaction that results in the reduction of the Conversion Price. If we do not have sufficient available shares for any Series D Convertible Preferred Stock conversions, we will be required to increase our authorized shares, which will require shareholder approval, which may not be possible and will be time consuming and expensive. The potential for such Conversion Price adjustments may depress the price of our Common Stock regardless of our business performance, and, as a result, we may find it more difficult to raise additional equity capital while our Series D Convertible Preferred Stock is outstanding. See, “Risk Factors” for additional information.

The holders of Series D Convertible Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 9% per annum of the $5.00 Stated Value per share from the date of issuance of such share of Series D Convertible Preferred Stock until the fifth anniversary of the closing of the offering. The dividends become payable in shares of Common Stock (i) upon any conversion of the Series D Convertible Preferred Stock, (ii) on each such other date as our Board of Directors may determine, subject to written consent of the holders of Series D Convertible Preferred Stock holding a majority of the then issued and outstanding Series D Convertible Preferred Stock, (iii) upon our liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, including any merger or consolidation, sale of all or substantially all of our assets, exchange or conversion of all of our Common Stock by tender offer, exchange offer or reclassification; provided, however, that if Series D Convertible Preferred Stock is converted into shares of Common Stock at any time prior to the fifth anniversary of the closing of the offering, the holder will receive a make-whole payment in an amount equal to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Series D Convertible Preferred Stock being converted for the period commencing on the conversion date and ending on the fifth anniversary of the closing of the offering, less the amount of all prior dividends paid on such converted Series D Convertible Preferred Stock before the date of conversion. Make-whole payments are payable in shares of Common Stock.

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With respect to any dividend payments and make-whole payments paid in shares of Common Stock, the number of shares of Common Stock to be issued to a holder of Series D Convertible Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the Conversion Price then in effect.

In the event of our liquidation, dissolution, or winding up, holders of our Series D Convertible Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series D Convertible Preferred Stock if such shares had been converted to Common Stock immediately prior to such event (without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Series D Convertible Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

The holders of the Series D Convertible Preferred Stock have no voting rights, except as required by law. Any amendment to our articles of incorporation, bylaws or Certificate of Designation that adversely affects the powers, preferences and rights of the Series D Convertible Preferred Stock requires the approval of the holders of a majority of the shares of Series D Convertible Preferred Stock then outstanding.

The Series D Convertible Preferred Stock will not be listed on the NYSE American or any other exchange or trading market. We do not plan on making an application to list the Series D Convertible Preferred Stock on the NYSE American, any other national securities exchange or any other nationally recognized trading system. The Common Stock issuable upon conversion of the Series D Convertible Preferred Stock is listed on the OTC under the symbol “FCHS.” Shares of Series D Convertible Preferred Stock will be issued in book-entry form.

This offering also relates to the shares of Common Stock issuable upon exercise of the Series D Convertible Preferred Stock.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Form. The Warrants will be issued in book-entry form.

Exercisability. The Warrants are exercisable into shares of Series D Convertible Preferred Stock at any time after the date of issuance up to the fifth anniversary of the closing of the offering, at which time any unexercised Warrants will expire and cease to be exercisable. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Series D Convertible Preferred Stock purchased upon such exercise. No fractional shares of Series D Convertible Preferred Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Price; Anti-Dilution. The initial exercise price per share of Series D Convertible Preferred Stock purchasable upon exercise of the Warrants is $5.00 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Series D Convertible Preferred Stock.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the Warrants and a trading market is not expected to develop.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

We, with the consent of the Warrant holders holding all of the then outstanding Warrants, may increase the exercise price, shorten the expiration date and amend all other Warrant terms. We may lower the exercise price or extend the expiration date without the consent of investors. This prospectus also relates to the offering of the shares of our Common Stock issuable upon exercise, if any, of such Warrants.

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UNDERWRITING

Pursuant to an engagement letter dated as of February 8, 2025, we have engaged RBW Capital Partners LLC acting through Dawson James Securities, Inc. to act as the book-running manager and representative of the several underwriters (the “Representative”) in this offering. We intend to enter into an underwriting agreement with respect to the securities being offered. In connection with this offering and subject to certain terms and conditions, the underwriters named below will agree to purchase, and we will agree to sell, all of the securities in this offering to the underwriters.

Underwriter	Number of Preferred Shares	Number of Warrants
RBW Capital Partners LLC acting through Dawson James Securities, Inc.
Total

The underwriters intend to agree to purchase all such securities other than those covered by the over-allotment option to purchase additional securities described below, if it purchases any such securities. The obligations of the underwriters may be terminated upon the occurrence of certain events to be specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations will be subject to customary conditions and representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters will offer the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by the underwriters’ counsel and other conditions specified in the underwriting agreement. The underwriters will reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The delivery to the purchasers of the shares of Offered Preferred Stock and Warrants in this offering is expected to be made on or about ___________, 2025, subject to satisfaction of certain customary closing conditions.

Option to Purchase Additional Securities

We have granted the underwriters an option to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to 570,000 additional shares of Offered Preferred Stock and/or Warrants to purchase up to 570,000 shares of Warrant Preferred Stock within 45 days from the date of this prospectus solely to cover over-allotments, if any.

Fees and Expenses

We will pay the Representative a fee equal to 8.0% of the gross proceeds of the offering. We have also agreed to reimburse the Representative for its road show, diligence and legal expenses, including reasonable “blue sky” fees and expenses, up to an aggregate for all such expenses of $75,000.

We estimate the total expenses of this offering, excluding the underwriters’ fees, will be approximately $400,000.

The following table summarizes the underwriting discount we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Share and Accompanying Warrant(1)	Total without Over-Allotment Option	Total with Over-Allotment Option(2)
Public offering price	$5.00	$19,000,000	$21,850,000
Total underwriting discount(3)	$0.40	$1,520,000	$1,748,000
Proceeds to us, before expenses	$4.60	$17,480,000	$20,102,000

(1)	The per share price represents the combined public offering price for one share of Offered Preferred Stock and a Warrant to purchase one share of common stock. The price of a share of the Offered Preferred Stock and accompanying Warrant in this prospectus assumes a combined public offering price of $5 per share and accompanying Warrant and a conversion price and exercise price per share of the Offered Preferred Stock and per Warrant of $5 per share, as the case may be.

(2)	Assumes the over-allotment option is exercised in full for preferred stock.

(3)	Represents an underwriting discount equal to 8.0% of the gross offering proceeds. Does not include a reasonable and accountable out-of-pocket expenses not exceeding $75,000 payable to the Representative.

Restriction on Sales of Capital Stock

The underwriting agreement will contain a restriction on sales of our capital stock by us, pursuant to which we will agree to not, for a period of ninety days after the date of the closing of this offering, subject to certain exceptions, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock.

In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of six months following the closing date, subject to certain exceptions. The Representative may waive this prohibition in its sole discretion and without notice.

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NYSE Listing

We have applied to have our shares of common stock listed on NYSE under the symbol “FCHS.” We will not consummate this offering unless our common stock is approved for listing on NYSE. There is no established public trading market for the common stock and there is no assurance that a market will develop.

Lock-Up Agreements

Our executive officers and directors have also agreed to a 180-day “lock-up”, beginning from the pricing of this offering that they beneficially own, including the issuance of common shares upon the exercise of currently outstanding convertible securities and options and options which may be issued. This means that, for a period of 180 days, following such pricing date, subject to certain limited exceptions, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Determination of Public Offering Price and Warrant Exercise Price

The final public combined offering price of the securities, the conversion price of the Offered Preferred Stock and the exercise price of the Warrants that we are offering, will be negotiated between us, Dawson James and the investors in this offering. The principal factors considered by us and the Representative in determining the final combined public offering price of the securities we are offering, as well as the exercise price of the Warrants that we are offering, included:

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies;
●	the information set forth in this prospectus and otherwise available to the Representative;
●	our past and present financial performance and an assessment of our management;
●	our prospects for future earnings and the present state of our products;
●	the current status of competitive products and services and developments by our competitors;
●	our history and prospects, and the history and prospects of the industry in which we compete;
●	the general condition of the securities markets at the time of this offering; and
●	other factors deemed relevant by the Representative and us, including a to be negotiated discount to the trading price.

Other Matters

We have agreed to indemnify the Representative and certain other persons against certain liabilities, including civil liabilities under the Securities Act and the Exchange Act to advance costs of defense incurred in respect of those liabilities, and to contribute to payments that the Representative may be required to make in respect of those liabilities.

In order to facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Preferred Stock and/or common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Preferred Stock and/or common stock compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of the Offered Preferred Stock and/or common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the Offered Preferred Stock and/or common stock above independent market levels or prevent or retard a decline in the market price of the Offered Preferred Stock and/or common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

This prospectus in electronic format may be made available on websites or through other online services maintained by the Representative, or by its affiliates. Other than this prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative and should not be relied upon by investors.

From time to time, the Representative may provide various investment banking and other financial services for us for which services they may in the future receive customary fees. Except for services provided in connection with this offering, the Representative has not provided any investment banking or other financial services preceding the date of this prospectus.

Regulation M Compliance

The Representative may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Representative will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Representative. Under these rules and regulations, the Representative may not (i) engage in any stabilization activity in connection with our securities and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the Representative, or by its affiliates. Other than this prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as Representative, and should not be relied upon by investors.

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Determination of Offering Price

Prior to this proposed offering, there has been no public market for our common stock. The initial public offering price will be negotiated between the underwriters and us. In determining the initial public offering price of our common stock, the underwriters will consider, among other things:

●	the prospects for our company and the industry in which we operate;

●	our financial information;

●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

●	the prevailing conditions of U.S. securities markets at the time of this offering;

●	the recent market prices of, and the demand for, publicly traded Shares of generally comparable companies;

●	our past and present financial and operating performance; and

●	other factors deemed relevant by us and the underwriters.

Neither we nor the underwriters can assure investors that an active trading market will develop for our common Shares, or that the Shares will trade in the public market at or above the initial public offering price.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the Company have been hired on a contingent basis and neither of them will receive a direct or indirect interest in the Company.

EXPERTS

Our financial statements from January 1, 2023, through period ending December 31, 2024, have been audited by Bush & Associates CPA LLC, an independent registered public accounting firm as set forth in its report and are included in reliance upon such report given on the authority of such firm as experts in accounting.

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LEGAL MATTERS

Sichenzia Ross Ference Carmel LLP, New York, New York, will pass upon the validity of the shares of our common stock to be sold in this offering. Manatt, Phelps & Phillips LLP will act on behalf of the underwriters in this offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules, and amendments to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The SEC maintains a website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website.

Upon completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.myfchs.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such a website is not incorporated by reference and is not a part of this prospectus.

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FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

POINTE MED LIVE WELL GROUP

F-1

FIRST CHOICE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in dollars)

	As of September 30, 2025	As of December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,430	$19,915
Other Current Assets	1,173	72,270
Total current assets	3,603	92,185
Property, plant and equipment, net	150,653	222,816
Operating lease right-of-use assets	3,445,332	3,734,869
Deposits	513,522	461,132
Total assets	$4,113,110	$4,511,002

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$11,098,453	$8,634,991
Operating lease liabilities, current portion	404,447	367,125
Notes payable	25,658,086	24,272,066
Total current liabilities	37,160,986	33,274,182

Long term liabilities:
PPP loan payable	-	471,300
Operating lease liabilities, non-current portion	2,994,260	3,237,060
Total liabilities	$40,155,246	$36,982,542

Stockholders’ deficit:
Series A Super Voting Preferred Stock; 4 shares authorized, issued and outstanding at September 30, 2025 and December 31, 2024	-	-
Series B Convertible Preferred stock; $0.01 par value, 40,000 shares authorized, 147 and 147 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1	1

Common stock, $0.001 par value, 100,000,000 shares authorized 32,958,288 and 32,958,288 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	32,958	32,958
Additional paid-in capital	35,206,268	35,276,650
Treasury stock, 74,453 common shares, at cost	—	—
Accumulated deficit	(71,281,363)	(67,781,149)
Total stockholders’ deficit	(36,042,136)	(32,471,540)
Total liabilities and stockholders’ deficit	$4,113,110	$4,511,002

See the accompanying notes to these unaudited condensed consolidated financial statements.

F-2

FIRST CHOICE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue
Revenue, net of discounts	$230	$(29,955)	$5,686	$(19,801)
Gross profit	230	(29,955)	5,686	(19,801)

Operating expenses
Compensation expense	145,616	111,660	400,854	330,815
Selling, general and administrative expenses	475,778	308,338	1,384,866	1,075,158
Total operating expenses	621,394	419,998	1,785,720	1,405,973
Operating loss	(621,164)	(449,953)	(1,780,034)	(1,425,774)
Other income (expenses)
Gain (loss) on sale of equipment		1,100	(48,327)	5,250
PPP Loan Forgiveness		-	471,300	-
Interest expense, net	(841,724)	(368,354)	(2,143,153)	(2,464,387)
Total other income (expenses), net	(841,724)	(367,254)	(1,720,180)	(2,459,137)
Loss from continuing operations before income taxes	(1,462,888)	(817,207)	(3,500,214)	(3,884,911)
Income taxes expense (benefit)	-	-	-	-
Net loss	(1,462,888)	(817,207)	(3,500,214)	(3,884,911)
Preferred stock dividends	-	(23,209)	-	(69,624)
Net loss attributable to common shareholders	$(1,462,888)	$(840,416)	$(3,500,214)	$(3,954,535)

Basic and diluted loss per common share
Net loss per common share	$(0.04)	$(0.02)	$(0.11)	$(0.12)
Weighted average number of common shares outstanding, basic and diluted	32,958,288	32,958,288	32,958,288	32,958,288

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

For the Three and Nine Months Ended September 30, 2025 and September 30, 2024

(unaudited, in dollars)

	Common stock		Preferred stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2023	32,958,288	$32,958	147	$1	$35,369,995	$(63,933,006)	$(28,530,052)
Dividends payable on Preferred Stock	—	—	—	—	(23,209)	—	(23,209)
Net loss	—	—	—	—	—	(1,205,342)	(1,205,342)
Balance, March 31, 2024	32,958,288	$32,958	147	$1	$35,346,786	$(65,138,348)	$(29,758,603)
Dividends payable on Preferred Stock	—	—	—	—	(23,206)	—	(23,206)
Net loss	—	—	—	—	—	(1,862,361)	(1,862,361)
Balance, June 30, 2024	32,958,288	$32,958	147	$1	$35,323,580	$(67,000,709)	$(31,644,170)
Dividends payable on Preferred Stock					(23,210)		(23,210)
Net loss	—	—	—	—	—	(817,207)	(817,207)
Balance, September 30, 2024	32,958,288	$32,958	147	$1	$35,300,370	$(67,817,914)	$(32,484,587)

	Common stock		Preferred stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2024	32,958,288	$32,958	147	$1	$35,276,650	$(67,781,149)	$(32,471,540)
Dividends payable on Preferred Stock					(23,460)		(23,460)
Net loss	—	—	—	—	—	(1,397,892)	(1,397,892)
Balance, March 31, 2025	32,958,288	$32,958	147	$1	$35,253,190	$(69,179,041)	$(33,892,892)

Dividends payable on Preferred Stock					(23,461)		(23,461)
Net loss	—	—	—	—	—	(639,436)	(639,436)
Balance, June 30, 2025	32,958,288	$32,958	147	$1	$35,229,729	$(69,818,477)	$(34,555,789)
Dividends payable on Preferred Stock					(23,460)		(23,460)
Net loss	—	—	—	—	—	(1,462,887)	(1,462,888)
Balance, September 30, 2025	32,958,288	$32,958	147	$1	$35,206,269	$(71,281,364)	$(36,042,136)

See the accompanying notes to these unaudited condensed consolidated financial statements.

F-4

FIRST CHOICE HEALTHCARE SOLUTIONS, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in dollars)

	For the Nine Months Ended Sept 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(3,500,214)	$(3,884,911)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	13,836	25,965
Loss on sale of assets	48,327	-
Forgiveness of PPP Loan	(471,300)	-
Interest expense	2,143,153	-
Amortization of debt discount	-	260,246
Preferred dividends – accrued	-	69,624
Provision for bad debts	-	1,582
Changes in operating assets and liabilities:
Accounts receivable	-	41,661
Other current assets	18,707	(301,920)
Decrease in leased assets	289,537	260,373
Increase in deposits		-
Increase in accounts payable and accrued liabilities	1,110,947	2,978,967
Decrease in lease liabilities	(205,478)	1,233,798
Net cash provided by (used in) operating activities	$(552,485)	$685,385

Cash flows from investing activities:
Proceeds from the sale of fixed assets	10,000	-
Purchase of Property & Equipment		(1,638,987)
Net cash (used in) provided by investing activities	$10,000	$(1,638,987)

Cash flows from financing activities:
Interest paid	(90,000)	-
Proceeds from issuance of convertible notes	615,000	942,500
Net cash provided by (used in) financing activities	$525,000	$942,500

Net change in cash	(17,485)	(11,102)
Cash, beginning of period	19,915	12,607
Cash, end of period	$2,430	$1,505

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental disclosure of cash flow information:
Note Payable addition from OID	$-	$235,625
Common shares issued for convertible notes - inducement	$-	$15,812

See the accompanying notes to these unaudited condensed consolidated financial statements.

F-5

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2025

(Unaudited)

NOTE 1— ORGANIZATION, BUSINESS AND PRINCIPLES OF CONSOLIDATION

First Choice Healthcare Solutions, Inc. (“FCHS,” “the Company,” “we,” “our” or “us”) is actively engaged in implementing a defined growth strategy aimed at building a network of localized, integrated healthcare services platforms, comprised of nurse practitioner driven primary care clinics providing services including family primary care, anti-aging, dermatology, weight loss, hormone replacement therapy, functional and genetic testing, nutritional counseling, as well as behavioral health.

The audited condensed consolidated financial statements of First Choice Healthcare Solutions, Inc., a Delaware corporation, since February 13, 2012, include the accounts of the Company and its direct and indirect wholly owned subsidiaries: FCID Medical, Inc. (“FCID Medical”) is the subsidiary under which we own and operate First Choice Medical Group of Brevard, LLC, (“FCMG”), our original medical services practice. And the Good Clinic Properties, LLC.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principals in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all the information and disclosures required by U.S. GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024. The results of operations for the nine months ended September 30, 2025 are not necessarily indicative of the operating results for the full year ending December 31, 2025 or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related disclosures of the Company as of December 31, 2024, and for the year then ended, which were filed with the Securities and Exchange Commission (“SEC”) on Form 10-K on May 13, 2025.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with U. S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the recoverability and useful lives of long-lived assets, provision against bad debt, the fair value of the Company’s stock, and stock-based compensation. Actual results may differ from these estimates.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

F-6

Patient Service Revenue

Our revenues relate to net patient fees received from various payers and patients themselves under contracts in which our performance obligations are to provide services to the patients. Revenues are recorded during the period our obligations to provide services are satisfied. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies, including plans offered through the health insurance exchanges) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers. The payment arrangements with third-party payers for the services we provide to the related patients typically specify payments at amounts less than our standard charges and provide for payments based upon predetermined rates for services or discounted fee-for-service rates. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals.

Concentrations of credit risk

The Company’s financial instruments are exposed to a concentration of customer risk and accounts receivable risk. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts receivables

Accounts receivables are carried at their estimated collectible amounts net of doubtful accounts. The Company analyzes its history and identifies trends for each major payer sources of revenue to estimate the appropriate allowance for doubtful accounts and provision for bad debts. Management regularly reviews data about these major payer sources of revenue in evaluating the sufficiency of the contractual allowances.

Patient receivables are accounts receivables from services provided to patients who have third-party coverage. The Company analyzes contractually due amounts and provides a provision for bad debts, if necessary. The Company records a provision for bad debts in the period of service on the basis of past experience or when indications are the patients are unable or unwilling to pay the portion of their bill for which they are responsible. The difference between the standard rates (or the discounted rates if negotiated) and the amounts actually collected after all reasonable collection efforts have been exhausted, is charged off against the allowance for doubtful accounts.

Net loss per share

Basic net loss per common share is based upon the weighted-average number of common shares outstanding. Diluted net loss per common share is the same as basic net loss per common share as the inclusion of potentially dilutive common shares would be anti-dilutive.

	Nine months ended Sept. 30,
	2025	2024
Numerator:
Net loss attributable to First Choice Healthcare Solutions, Inc.	$(3,500,214)	$(3,954,535)

Denominator:
Weighted-average common shares, basic and dilutive	32,958,288	32,958,288

Basic and dilutive loss per common share	$(0.11)	$(0.12)

F-7

Basic net loss per share is computed on the basis of the weighted average number of common shares outstanding during each year. Diluted net loss per share is computed similar to basic net loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company uses the “if-converted” method for calculating the earnings per share impact of outstanding convertible debentures, whereby the securities are assumed converted and an earnings per incremental share is computed. Options, warrants and their equivalents are included in earnings per share calculations through the treasury stock method. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. In addition, there were no vested restricted stock for periods presented. Potentially dilutive securities excluded from the basic and diluted net income per share are as follows:

	Sept. 30, 2025	Sept. 30, 2024
Convertible debt	1,025,231,949	1,132,213,935
Warrants to purchase common stock	11,656,581	13,756,977
Incentive shares payable issued with convertible notes	4,410,938	3,271,875
Restricted stock awards		1,357,308
Total	1,043,268,989	1,150,600,095

Stock-based compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash. Upon exercise of a common stock equivalent, the Company issues new shares of common stock out of its authorized shares.

Long-lived assets

The Company follows a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 15 years.

The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Leases

In February 2016, the FASB issued ASC 842, Leases, (“ASC 842”) to increase transparency and comparability among organizations by requiring the recognition of right-of-use (ROU) assets and lease liabilities on the balance sheet for leases previously classified as operating leases. The Company adopted ASC 842 effective January 1, 2022 and recognized and measured operating leases existing at, or entered into after, January 1, 2021 (the beginning of the earliest comparative period presented) using a modified retrospective approach, with certain practical expedients available (see Note 4). The Company’s accounting for finance leases under ASC 842 remained unchanged.

F-8

In accordance with ASC 842, the Company determines if an arrangement is a lease at inception. Operating lease assets and liabilities are recognized at the lease commencement date. Operating lease liabilities represent the present value of lease payments not yet paid. Operating lease assets represent our right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepayments or accrued lease payments, initial direct costs, lease incentives, and impairment of operating lease assets. To determine the present value of lease payments not yet paid, we estimate incremental borrowing rates corresponding to the reasonably certain lease term. If the estimate of our incremental borrowing rate was changed, our operating lease assets and liabilities could differ materially.

Finance leases lease assets and liabilities are recognized at the lease commencement date at the present value of the future lease payments not yet paid using the Company’s incremental borrowing rate, Assets acquired under finance lease are included in property and equipment, while finance lease obligations are included in other current liabilities and other long- term liabilities on the consolidated balance sheets.

Income taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company follows a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of September 30, 2025 or December 31, 2024. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

Treasury Stock

The Company uses the cost method when it purchases its own common stock as treasury shares and displays treasury stock as a reduction of shareholders’ deficit.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.
●	Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.
●	Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

F-9

The carrying value of the Company’s cash, accounts receivable, accounts payable, short-term borrowings (including lines of credit and notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of September 30, 2025, and December 31, 2024, the Company did not have any items that would be classified as level 1, 2 or 3 disclosures.

Reclassifications

Certain reclassifications have been made to prior year data to conform to the current year’s presentation. These reclassifications had no impact on reported loss.

Recent accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

NOTE 3— NOTES PAYABLE

See Footnote 1 for the potential exchange of Series C Preferred stock to settle certain notes payable liabilities in connection with the Offering.

Non-Convertible Notes Payable

20% Cash Payment Notes

During the years ended December 31, 2022 and December 31, 2021, the Company issued eighteen non-convertible notes payable to individuals for a total face value of $2,076,158. The notes were due within 60 days from the dates of issuance, were interest free, with a 20% cash payment on the principal amount of the note and were unsecured. During the years ended December 31, 2024 and 2023, the Company repaid or refinanced cumulative principal of $1,283,521 and $156,000, respectively. The balance of the non-convertible notes payable as of June 30, 2025 and December 31, 2024 was $2,995,137 and 2,607,636 respectively.

PPP Loans

In 2020, the Company and its two subsidiaries received Paycheck Protection Plan (“PPP”) loans under the Cares Act totaling $1,386,580. The PPP loans were expected to be forgiven by the U.S. Small Business Association (“SBA”) and as such, were not made eligible for any distributions under the amended joint Plan of Reorganization which was approved on February 23, 2021(the “Plan”). The Plan further required the Company to file proper forgiveness applications with the SBA no later than February 19, 2021. The Company successfully filed for and received forgiveness confirmation for one of the PPP loans for $103,618 plus interest. The remaining two PPP loans forgiveness applications were not properly completed and filed. The Company reinitiated the two forgiveness applications with the SBA and expects the remaining loans to be forgiven in full. As of December 31, 2024, the Company had a total of PPP loans payable of $471,300 including accrued interest. The Company received confirmation from the SBA of full forgiveness of the final PPP loan for $471,300 on April 24, 2025.

F-10

Other Non-Convertible Notes

As of September 30, 2025 and December 31, 2024, there were $2,293,963 and $2,239,019, respectively, of Other Non-Convertible Notes. The Notes have fixed interest rates that range up to 18%. As of September 30, 2025, the Notes include $2,142,105 due to the Company’s Chief Executive Officer and $151,858 due to the Company’s prior Chief Financial Officer. The Notes due to the Chief Executive Officer and prior Chief Financial Officer relate to deferred compensation, payments to third party service provides, and other normal course of business items. As of December 31, 2024, the Notes include $1,626,983 due to the Company’s Chief Executive Officer, $151,858 due to the Company’s prior Chief Financial Officer, and $460,178 due to multiple unrelated parties. The Notes due to the Chief Executive Officer and prior Chief Financial Officer relate to deferred compensation, payments to third party service provides, and other normal course of business items.

Non-convertible notes payable as of September 30, 2025 and December 31, 2024 are comprised of the following:

	September 30, 2025	December 31, 2024
20% Cash Payment Notes	$3,376,387	$2,607,636
PPP Loans Payable	-	471,300
Other Non-Convertible Notes	2,293,963	2,239,019
Less current portion	(5,670,350)	(4,846,655)
Long term portion	$-	$471,300

Fees and discounts are deferred and amortized over the life of the non-convertible note payable. During the nine months ended September 30, 2025 and 2024, the Company recognized a total of $583,736 and $0, respectively, from the amortization of original issuance debt discounts. The outstanding balance of debt discount as of September 30, 2025 and December 31, 2024 was $8,507 and $214,812 respectively.

Convertible Notes Payable

10% OID Senior Secured Convertible Notes

The Company entered into Security Purchase Agreements with lenders for the sale of 10% original issue discount senior secured promissory notes (“10% Notes”) and warrants to purchase shares of the Company’s common stock equal to 50% of the face value. The 10% Notes accrue interest at 10% per annum payable quarterly, are convertible into shares of the Company’s common stock at the option of the holder at any time. The conversion price in effect on the conversion date shall be equal to: the lesser of 75% of the price per share of Common Stock paid by other investors for a majority of the Common Stock issued in the qualified financing (as defined under the 10% Notes) or seventy five cents ($0.75), subject to adjustment therein.

The 10% Notes have full ratchet and anti-dilution provisions, a principal adjustment provision upon default, providing for a principal increase to 110% at maturity if unpaid, 120% at Nine months if unpaid and 130% at 12 months if unpaid. The 10% Notes were due March 31, 2022 and to date, all default provisions have been waived. The amounts due under the 10% Secured Convertible Notes are secured by assets of the Company pursuant to a security agreement.

Warrants to purchase shares of the Company’s common stock have a five-year term, are exercisable upon the completion of a “Qualified Financing” at a cash exercise price equal to the lower of 93.75% of the per share price of Company’s common stock sold to third-party investors in that Qualified Financing, or $0.75 per share, subject to adjustment. The value of the warrants was recorded as debt discounts that are being amortized to interest expense over the life of the notes.

At September 30, 2025 and December 31, 2024, the balance of 10% notes was $5,973,000 and $5,973,000, original issuance discounts were $0 and $0, discounts from warrants were $0 and $0, discounts from deferred finance costs were $0 and $0 respectively.

35% OID Super Priority Senior Secured Convertible Notes

The Company entered into Security Purchase Agreements with lenders for the sale of 35% original issue discount senior secured promissory notes (“35% Notes”), warrants to purchase shares of the Company’s common and shares of the Company’s common stock as incentives. The 35% Notes have a 35% original issuance discount being amortized to interest expense through maturity, are non-interest bearing, are due at the earlier of six months from the date of issue or upon the occurrence of a liquidity event and are prepayable by the Company at any time at a premium of 120% of the outstanding balance. Upon the occurrence of default, the holder shall have the right, at the holder’s option, to convert the 35% Note in whole or in part, including any outstanding principal amount, interest and any fees and any and all other outstanding amounts owing thereon, in each case, at the lower of 1) 75% of average of the two lowest closing prices of the Company’s common stock during the fifteen (15) consecutive trading days ending on the trading day immediately prior to the applicable conversion; or 2) a 25% discount to lowest share price sold by the Company based on any subsequent financings with other investors.

Warrants to purchase shares of the Company’s common stock warrants have a five-year term, are exercisable upon the completion of a Qualified Financing at a cash exercise price equal to 93.75% of the per share price of the Company’s common stock sold to third-party investors in a Qualified Financing.

At September 30, 2025 and December 31, 2024, the balance of 35% notes was $5,600,462 and $5,600,462, original issuance discounts were $0 and $0, discounts from warrants were $0 and $0, discounts from deferred finance costs were $0 and $0 and discounts from incentive shares were $0 and $0, respectively.

The original issuance discount, deferred financing costs and the relative fair value of the warrants and incentive shares are being amortized to interest expense through maturity. During the nine months ended September 30, 2025 and 2024, the Company recognized $0 and $0 in interest expense from the amortization of original issuance discounts, $0 and $0 in interest expense from the amortization of debt discounts from warrants and $0 and $0 in amortization of incentive shares, respectively.

F-11

20% OID Unsecured Convertible Notes Payable

The Company entered into Security Purchase Agreements with lenders for the sale of 20% original issue discount promissory notes (“20% Notes”), warrants to purchase shares of the Company’s common stock with a five-year term, exercisable at any time at the option of the holder at a cash exercise price equal to 85% of the per share price of Company’s common stock sold to third-party investors in a qualified financing and incentive shares of the Company’s common stock. The 20% Notes accrue interest at 10% per annum, principal and interest are due at the earlier of six months from the date of issue or upon the occurrence of a liquidity event.

The holder shall have the right to convert the principal amount of the 20% Note and any accrued interest into Common Stock (i) on a qualified financing at a price equal to 85% of the qualified offering price; or (i) otherwise at a conversion price equal to: a 10% discount to the VWAP for the five days preceding the date of conversion subject to a maximum price of $1.00, subject to adjustment therein. The 20% OID Notes are not convertible into shares of Series C Preferred Stock of the Company.

At September 30, 2025 and December 31, 2024, the balance of 20% Notes was $2,427,500.

The original issuance discount, relative fair value of the warrants and incentive shares are being amortized to interest expense through maturity. During the nine months ended September 30, 2025, the Company recognized $0 in interest expense from the amortization of original issuance discounts of the 20% Notes and $0 in amortization of incentive shares and $0 in accrued interest on the 20% Notes. During the nine months ended September 30, 2025, the Company recognized $8,250 in interest expense from the amortization of original issuance discounts of the 20% Notes and $1,803 in amortization of incentive shares and $1,727 in accrued interest on the 20% Notes.

Convertible notes payable as of September 30, 2025 and December 31, 2024 were comprised of the following:

	September 30, 2025	December 31, 2024
10% OID Senior Convertible Notes Payable, past due, interest at 10%, secured by assets, convertible at $0.75 per share	$5,973,000	$5,973,000
Amount 35% OID Super Priority Senior Convertible Notes Payable, due in 2 years from date of issuance, interest at 35%, secured by assets, convertible upon qualifying financing	5,600,462	5,600,462
20% OID Senior Convertible Notes Payable, past due, interest at 10%, secured by assets, convertible at max $1.00 per share	2,427,500	2,427,500
Total	14,000,962	14,000,962
Less: unamortized discounts	(251,809)	(214,812)
Total	$13,749,153	$13,786,150
Less current portion	(13,749,153)	(13,786,150)
Long-term portion	$-	$-

NOTE 4— LEASES

See Footnote 1 for the potential exchange of Series C Preferred stock to settle certain lease liabilities in connection with the Offering.

Operating Leases

As a result of the adoption of ASC 842 on January 1, 2021, the Company recognized a lease liability which represents the present value of the remaining operating lease payments discounted using our incremental borrowing rate of 5.0%, and a right-of-use asset.

F-12

Operating leases consist of an office and clinic locations and have remaining terms of approximately 7 and 1 years, respectively, and include options to extend the leases for additional periods. Generally, the lease term is the minimum of the noncancelable period of the lease or the lease term inclusive of reasonably certain renewal periods. If the estimate of our reasonably certain lease term was changed, our depreciation and rent expense could differ materially.

Contractual lease payments were as follows as of September 30, 2025:

2025	$320,256
2026	721,131
2027	739,152
2028	756,907
2029	773,719
Thereafter	1,726,996
Total Lease Payments	5,038,161
Less Interest	(1,639,454)
Total Lease Liabilities	$3,398,707
Less: Current Portion	(404,447)
Long-Term Liabilities	$2,994,260

Sale/Leaseback

On March 31, 2016, the Company entered into a lease of Marina Towers under a sale/leaseback transaction, via a 10-year absolute triple-net master lease agreement, to expire in 2026. The Company has two successive options to renew the lease for five-year periods on the same terms and conditions and did not have any residual interest or the option to repurchase the facility at the end of the lease term.

During October 2021, the Company, through the eighteenth judicial circuit court in Brevard County, Florda, received an order approving joint stipulation for alternative resolution to the Company’s real estate lease in Melbourne, Florida. The order terminated the Company’s use of floors three and four of the building immediately, while terminating its right to possession and use of floors three and five at December 31, 2021. The order also terminated the existing lease payment schedule, replacing it with the following:

●	Payment of $50,000 on October 12, 2021

●	The following rent installment payments:

I.	$200,000 by October 19, 2021
II.	$250,000 by November 15, 2021
III.	$306,166 by December 15, 2021
IV.	$275,000 by January 7, 2022
V.	$31,166 by January 15, 2022
VI.	$300,000 by February 8, 2022
VII.	$31,166 by February 15, 2022

Upon receipt of the Order, the Company recorded a liability and lease settlement expense for the amount of the order, or $1,443,498. As of September 30, 2025, the Company has paid approximately $200,000 of this obligation and has an open accounts payable liability remaining of approximately $1,200,000. The Company is working to reach a settlement with the landlord.

F-13

NOTE 5 — CAPITAL STOCK

The Company has 100,000,000 shares of Common Stock, par value $0.001 per share, authorized for issuance, 1,000,000 shares of Preferred Stock, of which (i) 40,000 Preferred shares were allocated to the Series B Convertible Preferred Stock, par value $0.01 per share, (ii) 4 Preferred shares were allocated to the Series A Super Voting Preferred Stock, par value $0.10 per share and (iii) 50,000 Preferred shares were allocated to Series C Preferred Stock, par value $0.0001 per share, authorized for issuance.

Series A Super Voting Preferred Stock

The holders of the Series A Super Voting Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Company’s Common Stock, and on all such matters, the four (4) shares of Series A Super Voting Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of the Common Stock and all other voting securities of the Company are entitled to, as of any such date of determination, plus one million (1,000,000) votes, it being the intention that the holders of the Series A Super Voting Preferred Stock shall have effective voting control of the Company, on a fully diluted voting basis. Accordingly, each share of Series A Super Voting Stock shall entitle the Holder to that number of votes as is equal to 12.5% of the outstanding shares of Common Stock and all other voting securities of the Company are entitled to, as of such date of determination, plus 250,000 votes. The holders of the Series A Super Voting Preferred Stock shall vote together with the holders of Common Stock as a single class. Currently, Lance Friedman, our Chief Executive Officer holds all 4 outstanding shares of the Series A Super Voting Preferred Stock.

In connection with the issuance of the 20% OID Convertible Notes, the Company was to issue incentive shares of unrestricted common stock. As of September 30, 2025, none of the incentive shares were issued and were recorded as a Common Share Payable current liability.

NOTE 6 — STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK UNITS

Options

The Company does not have an Incentive Stock Plan in place.

Restricted Stock Units (“RSUs”)

All previously issued RSUs were terminated as part of the bankruptcy. No RSUs were issued after the bankruptcy. As such, there are no RSUs outstanding as of September 30, 2025 and December 31, 2024

Warrants

Warrants in connection with 10% OID Senior Secured Convertible Notes

In connection with the issuance of the 10% Senior Secured Convertible Notes the Company issued warrants. The warrants can only be exercised upon a qualified offering. The warrants have an exercise price equal to 93.75% of the price of the qualified offering, subject to a minimum exercise price of $1, coverage of 50% and a term of five years.

Warrants in connection with 35% OID Super Priority Senior Secured Convertible Notes

In connection with the issuance of the 35% Senior Secured Convertible Notes the Company issued warrants. The warrants can only be exercised upon a qualified offering. The warrants have an exercise price equal to 93.75% of the price of the qualified offering, subject to a minimum exercise price of $1, coverage of 50% and a term of five years.

Warrants in connection with 20% OID Unsecured Convertible Notes Payable

In connection with the issuance of the 20% Unsecured Convertible Notes the Company issued warrants. The warrants have an exercise price equal to 85% of the price of the qualified financing price (s defined under the warrant), coverage of 150% and a term of five years from the date of the warrant.

F-14

Warrants in connection with Series B Preferred Convertible Stock

In connection with the issuance of the Series B Preferred Convertible Stock the Company issued warrants. The warrants can only be exercised upon a qualified offering. The warrants have an exercise price equal to 93.75% of the price of the qualified offering, subject to a minimum exercise price of $1, coverage of 50% and a term of five years.

Warrants in connection with Non-Convertible Notes

In connection with the issuance of the Non-Convertible Notes the Company issued warrants. The warrants have an exercise price equal to $0.05 and a term of 5 years.

Other Warrants issued to Service Providers

The Company issued 850,000 warrants to four holders in consideration provided by them to the Company during its restructuring and bankruptcy proceedings. Of these, 200,000 warrants issued to one holder have a term of 5 years and an exercise price of $0.05, 350,000 warrants issued to one holder have a term of 5 years and an exercise price of $0.25 and 300,000 warrants (150,000 each issued to two separate holders) have a term of 5 years and an exercise price of 93.75% of the next qualifying offering.

Warrants outstanding as of September 30, 2025 and December 31, 2024.

	September 30, 2025	December 31, 2024
10% OID Senior Secured Convertible Notes	2,986,500	2,986,500
35% OID Super Priority Senior Secured Convertible Notes	2,800,231	2,800,231
20% OID Unsecured Convertible Notes Payable	3,641,250	3,641,250
Series B Preferred Convertible Stock	528,600	528,600
Non-Convertible Notes	850,000	850,000
Other Warrants	850,000	850,000
Total	11,656,581	11,656,581

Transactions involving stock warrants issued are summarized as follows:

Number of
Shares
Outstanding at December 31, 2024:	11,656,581
Issued	—
Exercised	—
Expired	—
Outstanding at September 30, 2025:	11,656,581

NOTE 7 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting which contemplates continuity of operations, realization of assets, liabilities, and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company has a working capital deficit as of September 30, 2025 and has generated recurring net losses since its emergence from bankruptcy in April 2022.

During the nine months ending September 30, 2025, the Company experienced operating losses of approximately $3.5 million and corresponding cash outflows from operations of approximately $0.55 million. This performance reflected challenges in operating and restructuring the Company because of the previous issues that confronted the Company in the healthcare market, such as growing referral bases and negotiating favorable contract rates with third party payors for services rendered, as well as the negative impact of the CEO indictment in November 2018 and the bankruptcy from June 2020. As a result of the former CEO’s actions the Company has been subject to litigation as well as incurring damage to its relationships with its employees and referral sources. The Company’s ability to continue as a going concern is dependent upon the success of its continuing efforts to acquire profitable companies, grow its revenue base, reduce operating costs, especially as related to provider services, and access additional sources of capital, and/or sell assets. The Company believes that it will be successful in repairing its relationships with employees and referral sources, generating growth and improved profitability resulting in improved cash flows from operations. Additionally, headcount was reduced in October 2021 and again in January 2023 to generate reductions in operating costs while the Company focused on developing and executing its future business strategy.

However, in order to execute the Company’s business development plan, which there can be no assurance we will achieve, the Company may need to raise additional funds through public or private equity offerings, debt financing, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may have to curtail its business development initiatives and take additional measures to reduce costs in order to conserve its cash, thus raising substantial doubt about its ability to continue as a going concern more than one year from the date of issuance of the 2024 financial statements included in this filing.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated its September 30, 2025, financial statements for subsequent events and transactions through November 11, 2025, the date the financial statements were available to be issued for possible disclosure and recognition in the financial statements.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders,

First Choice Healthcare Solutions, Inc.

Melbourne, Florida

OPINION ON THE CONSOLIDATED FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheets of First Choice Healthcare Solutions, Inc. (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, change in stockholders’ deficit, and cash flows for the years then ended December 31, 2024, and 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

BASIS FOR OPINION

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the consolidated financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

April 15, 2025

PCAOB ID Number 6797

F-16

FIRST CHOICE HEALTHCARE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$19,915	$12,607
Accounts receivable, net	-	92,444
Prepaid and other current assets	72,270	2,583
Total current assets	92,185	107,634
Property, plant and equipment, net	222,816	262,243
Operating lease right-of-use assets	3,734,869	2,437,358

Other Assets:
Deferred tax asset	-	111,949
Deposits	461,132	204,048
Total other assets	461,132	315,997
Total assets	$4,511,002	$3,123,232

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$8,634,991	$8,410,879
Operating lease liabilities, current portion	367,125	299,244
Notes payable, current portion	24,272,066	19,217,018
Total current liabilities	33,274,182	27,927,141

Long term liabilities:
PPP loan payable	471,300	1,283,624
Operating lease liabilities, non-current portion	3,237,060	2,442,519
Total long-term liabilities	3,708,360	3,726,143

Total liabilities	36,982,542	31,653,284
Stockholders’ equity deficit:
Series A Super Voting Preferred Stock; $0.01 par value, 4 shares authorized, issued and outstanding at December 31, 2024 and 2023, respectively	-	-
Series B Convertible Preferred stock; $0.01 par value, 40,000 shares authorized, 147 and 147 shares issued and outstanding at December 31, 2024 and 2023, respectively	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized 32,958,288 and 32,958,288 shares issued and outstanding at December 31, 2024 and 2023, respectively	32,958	32,958
Additional paid-in capital	35,276,650	35,369,995
Treasury stock, 74,453 common shares, at cost	—	—
Accumulated deficit	(67,781,149)	(63,933,006)
Total stockholders’ deficit	(32,471,540)	(28,530,052)
Total liabilities and stockholders’ deficit	$4,511,002	$3,123,232

The accompanying notes are an integral part of these consolidated financial statements.

F-17

FIRST CHOICE HEALTHCARE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2024	2023
Revenue
Revenue, net of discounts	$-	$29,985
Gross (deficit) profit	-	29,985

Operating expenses
Compensation expense	382,476	253,844
Selling, general and administrative expenses	906,815	2,186,571
Total operating expenses	1,289,291	2,440,415
Operating loss	(1,289,291)	(2,410,430)

Other income (expenses)
Loss on sale of equipment	-	(56,751)
Miscellaneous income	88,876	215,206
PPP loan forgiveness	812,325	-
Interest expense, net	(3,348,103)	(5,919,257)
Total other expenses, net	(2,446,902)	(5,760,802)
Loss before income taxes	(3,736,193)	(8,171,232)
Income taxes expense	(111,950)	—
Net loss	(3,848,143)	(8,171,232)
Preferred stock dividends	(93,345)	(90,732)
Net loss attributable to common shareholders	$(3,941,488)	$(8,261,964)

Basic and diluted loss per common share
Net loss per common share	$(0.12)	$(0.25)
Weighted average number of common shares outstanding, basic and diluted	32,958,288	32,958,288

The accompanying notes are an integral part of these consolidated financial statements.

F-18

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

TWO YEARS ENDED DECEMBER 31, 2024

					Additional
	Common stock		Preferred stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2022	32,958,288	$32,958	141	$1	$35,323,323	$(55,761,775)	$(20,405,493)
Warrants issued for debt discount	—	—	—	—	1,672	—	1,672
Proceeds from issuance of Preferred stock	—	—	6	—	45,000	—	45,000
Net loss	—	—	—	—	—	(8,171,232)	(8,171,232)
Balance, December 31, 2023	32,958,288	$32,958	147	$1	$35,369,995	$(63,933,006)	$(28,530,052)

Net loss	—	—	—	—		(3,848,143)	(3,848,143)
Preferred stock dividend		—	—	—	(93,345)	—	(93,345)
Balance, December 31, 2024	32,958,288	$32,958	147	$1	$35,276,650	$(67,781,149)	$(32,471,540)

The accompanying notes are an integral part of these consolidated financial statements.

F-19

FIRST CHOICE HEALTHCARE SOLUTIONS, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,848,143)	$(8,171,232)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	34,569	44,805
Interest expense	3,348,103	-
Loss on disposition of assets	-	189,867
Amortization of debt discount	-	1,429,386
Amortization of deferred financing costs	-	76,927
Preferred dividends – accrued	(95,488)	90,732
Provision for bad debts	92,444	41,513
Forgiveness of PPP loan	(812,324)	-
Changes in operating assets and liabilities:
Accounts receivable	-	1,182,044
Other current assets	(69,687)	(77,926)
(Increase) decrease in leased assets	(1,297,511)	2,044,087
Deposit	(257,083)	-
Deferred tax asset	111,950	-
Accounts payable and accrued liabilities	224,112	(1,842,150)
(Increase) decrease in lease liabilities	862,422	(1,803,498)
Net cash used in operating activities	(1,706,636)	(6,795,445)

Cash flows from investing activities:
Proceeds from sale of fixed assets	7,000	146,697
Purchase of property and equipment	-	(82,918)
Net cash provided by investing activities	7,000	63,779

Cash flows from financing activities:
Payments on notes payable	-	(173,764)
Proceeds from issuance of convertible notes	1,706,945	6,865,817
Proceeds from sale of preferred stock	-	45,000
Net cash provided by financing activities	1,706,945	6,737,053

Net change in cash	7,309	5,387
Cash, beginning of period	12,607	7,219
Cash, end of period	$19,915	$12,607

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	-

Supplemental disclosure of cash flow information:
Note Payable addition from OID	$-	$351,712
Warrants issued for debt discount	$-	$1,672
Common shares issued for convertible notes - inducement	$-	$2,703

F-20

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 1— ORGANIZATION, BUSINESS AND PRINCIPLES OF CONSOLIDATION

First Choice Healthcare Solutions, Inc. (“FCHS” or the “Company”) was incorporated on December 15, 2011 in the state of Delaware. The consolidated financial statements are those of the Company and its owned subsidiary FCID Medical, Inc. (“FCID Medical”), incorporated on November 5, 2010 in the state of Florida, and its wholly owned subsidiary First Choice Medical Group of Brevard, LLC (“FCMG”), incorporated on September 16, 2011 in the state of Delaware, and The Good Clinic Properties, LLC (“Good Clinic”), the subsidiary under which we have leased clinic facilities.

On June 15, 2020, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”). The Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, as amended, modified or supplemented (the “Plan”) was confirmed by the Bankruptcy Court on February 23, 2021 and became effective on April 28, 2022, the date on which the Company emerged from bankruptcy (the “Effective Date”), with a new Board of Directors and certain new officers (see Note 13).

On July 20, 2023, the Company entered into a definitive purchase agreement to acquire all of the shares of the capital common stock of Pointe Medical Services, Inc., a Florida corporation, Pointe Med Pharmacy, Inc., a Florida corporation, Livewell MD, LLC, a Florida limited liability company, and Livewell Drugstore, LLC, d/b/a TruLife Pharmacy, a Florida limited liability company (collectively “Pointe Med Pharmacy”) for $15,800,000 to be paid in a combination of cash, assumption and/or payoff of debt, stock issuance, earn out, and performance bonus. Minority shareholders of Livewell Drugstore, LLC will be given as consideration a fixed amount of restricted common stock in connection with the stock purchase of Livewell Drugstore, Inc. as is allocated based upon the Seller’s valuation of Livewell Drugstore, LLC multiplied by the minority shareholder ownership percentage.

On January 25, 2024, the Company entered into an asset purchase agreement to acquire all of the physical property (primarily medical equipment, furniture and fixtures) and intangible assets (comprising the goodwill and the trademark ‘The Good Clinic’ registered on April 6, 2021 (Trademark No. 90077963)) of The Good Clinic, Inc. a Minnesota company, which is a primary care clinic concept specializing in providing whole person primary care and wellness, in an all-stock deal for $3,500,000

On May 13, 2024 the Company filed a Form S-1 with the SEC, which was subsequently amended on September 9, 2024, December 30, 2024, March 11, 2025 and July 2, 2025.

Simultaneously with the closing of the Offering, the Company will settle certain notes payable and other liabilities, including certain lease obligations, by the issuance of Series C Preferred stock.

The Offering will be made on firm commitment basis. As such the Company may not be able to raise $15.0 million. In connection with the Offering the Company intends to uplist to the NYSE. In order to list on the NYSE, the Company must raise at least $15.0 million. If the Company is unable to raise at least $15.0 million, the public offering will not close and the Purchases will not close and the exchange of notes and certain other liabilities will not close.

There can be no assurance that the Company will complete the Offering and the related purchases and settlement of certain liabilities.

F-21

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with U. S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the recoverability and useful lives of long-lived assets, provision against bad debt, the fair value of the Company’s stock, and stock-based compensation. Actual results may differ from these estimates.

Revenue Recognition

On January 1, 2018, the Company adopted the new revenue recognition accounting standard issued by the Financial Accounting Standards Board (“FASB”) and codified in the ASC as Topic 606 (“ASC 606”). The revenue recognition standard in ASC 606 outlines a single comprehensive model for recognizing revenue as performance obligations, defined in a contract with a customer as goods or services transferred to the customer in exchange for consideration, are satisfied. The standard also requires expanded disclosures regarding the Company’s revenue recognition policies and significant judgments employed in the determination of revenue.

The Company applied the modified retrospective approach to all contracts when adopting ASC 606. As a result, at the adoption of ASC 606 what was previously classified as the provision for bad debts in the statement of operations is now reflected as implicit price concessions (as defined in ASC 606) and therefore included as a reduction to net operating revenues in 2018. For changes in credit issues not assessed at the date of service, the Company will prospectively recognize those amounts in other operating expenses on the statement of operations. For periods prior to the adoption of ASC 606, the provision for bad debts has been presented consistent with the previous revenue recognition standards that required it to be presented separately as a component of net operating revenues.

The Company recognizes revenue when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Patient Service Revenue

Our revenues relate to net patient fees received from various payers and patients themselves under contracts in which our performance obligations are to provide services to the patients. Revenues are recorded during the period our obligations to provide services are satisfied. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies, including plans offered through the health insurance exchanges) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers. The payment arrangements with third-party payers for the services we provide to the related patients typically specify payments at amounts less than our standard charges and provide for payments based upon predetermined rates for services or discounted fee-for-service rates. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals.

Concentrations of credit risk

The Company’s financial instruments are exposed to a concentration of customer risk and accounts receivable risk. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management. There were no revenues and accounts receivables were written off for the year ended December 31, 2024. For the year ended December 31, 2024 revenues are concentrated with two customers for 10.9% and 6.5%.

Accounts receivables

Accounts receivables are carried at their estimated collectible amounts net of doubtful accounts. The Company analyzes its history and identifies trends for each major payer sources of revenue to estimate the appropriate allowance for doubtful accounts and provision for bad debts. Management regularly reviews data about these major payer sources of revenue in evaluating the sufficiency of the contractual allowances.

Patient receivables are accounts receivables from services provided to patients who have third-party coverage. The Company analyzes contractually due amounts and provides a provision for bad debts, if necessary. The Company records a provision for bad debts in the period of service on the basis of past experience or when indications are the patients are unable or unwilling to pay the portion of their bill for which they are responsible. The difference between the standard rates (or the discounted rates if negotiated) and the amounts actually collected after all reasonable collection efforts have been exhausted, is charged off against the allowance for doubtful accounts.

F-22

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Net loss per share

Basic net loss per common share is based upon the weighted-average number of common shares outstanding. Diluted net loss per common share is the same as basic net loss per common shares as the inclusion of potentially dilutive common shares would be anti-dilutive.

	Year ended December 31,
	2024	2023
Numerator:
Net loss attributable to First Choice Healthcare Solutions, Inc.	$(3,941,488)	$(8,261,964)

Denominator:
Weighted-average common shares, basic and dilutive	32,958,288	32,958,288

Basic and dilutive loss per common share	$(0.12)	$(0.25)

Basic net loss per share is computed on the basis of the weighted average number of common shares outstanding during each year. Diluted net loss per share is computed similar to basic net loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company uses the “if-converted” method for calculating the earnings per share impact of outstanding convertible debentures, whereby the securities are assumed converted and an earnings per incremental share is computed. Options, warrants and their equivalents are included in earnings per share calculations through the treasury stock method. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. In addition, there were no vested restricted stock for periods presented. Potentially dilutive securities excluded from the basic and diluted net income per share are as follows:

	December 31,
	2024	2023
Convertible debt	1,132,213,935	2,810,648,817
Warrants to purchase common stock	13,756,977	11,774,164
Incentive shares payable issued with convertible notes	3,271,875	1,568,250
Restricted stock awards	1,357,308	1,357,308
Total	1,150,600,095	2,825,348,539

Stock-based compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash. Upon exercise of a common stock equivalent, the Company issues new shares of common stock out of its authorized shares.

F-23

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Long-lived assets

The Company follows a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 15 years.

The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Leases

In February 2016, the FASB issued ASC 842, Leases, (“ASC 842”) to increase transparency and comparability among organizations by requiring the recognition of right-of-use (ROU) assets and lease liabilities on the balance sheet for leases previously classified as operating leases. The Company adopted ASC 842 effective January 1, 2022 and recognized and measured operating leases existing at, or entered into after, January 1, 2021 (the beginning of the earliest comparative period presented) using a modified retrospective approach, with certain practical expedients available (see Note X). The Company’s accounting for finance leases under ASC 842 remained substantially unchanged,

In accordance with ASC 842, the Company determines if an arrangement is a lease at inception. Operating lease assets and liabilities are recognized at the lease commencement date. Operating lease liabilities represent the present value of lease payments not yet paid. Operating lease assets represent our right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepayments or accrued lease payments, initial direct costs, lease incentives, and impairment of operating lease assets. To determine the present value of lease payments not yet paid, we estimate incremental borrowing rates corresponding to the reasonably certain lease term. If the estimate of our incremental borrowing rate was changed, our operating lease assets and liabilities could differ materially.

Finance leases lease assets and liabilities are recognized at the lease commencement date at the present value of the future lease payments not yet paid using the Company’s incremental borrowing rate, Assets acquired under finance lease are included in property and equipment, while finance lease obligations are included in other current liabilities and other long- term liabilities on the consolidated balance sheets.

F-24

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Income taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company follows a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2024 and 2023. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

Treasury Stock

The Company uses the cost method when it purchases its own common stock as treasury shares and displays treasury stock as a reduction of shareholders’ deficit.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.
●	Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.
●	Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s cash, accounts receivable, accounts payable, short-term borrowings (including lines of credit and notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2024, and 2023, the Company did not have any items that would be classified as level 1, 2 or 3 disclosures.

Reclassifications

Certain reclassifications have been made to prior year data to conform to the current year’s presentation. These reclassifications had no impact on reported loss.

F-25

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Recent accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

Unlisted other accounting standards that have been issued by the FASB or other standards-setting bodies are not currently expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In July 2023, the FASB issued ASU 2023-03, Presentation of Financial Statement (Topic 205), Income Statement - Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation - Stock Compensation (Topic 718), to amend various SEC paragraphs in the Accounting Standards Codification to reflect the issuance of SEC Staff Accounting Bulletin No. 120, among other things. The ASU does not provide any new guidance so there is no transition or effective date associated with it. The Company is currently assessing the impact of adopting ASU 2023-03 on the consolidated financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, that would enhance disclosures for significant segment expenses for all public entities required to report segment information in accordance with ASC 280. ASC 280 requires a public entity to report for each reportable segment a measure of segment profit or loss that its chief operating decision maker (“CODM”) uses to assess segment performance and to make decisions about resource allocations. The amendments in ASU 2023-07 are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 for the year ended December 31, 2024. There was no impact from the adoption of ASU 2023-07.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in ASU 2023-09 address investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. Early adoption is permitted. A public entity should apply the amendments in ASU 2023-09 prospectively to all annual periods beginning after December 15, 2024. The Company is currently evaluating the impact of ASU 2023-09 on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments and subsequent updates. ASU 2016-13 changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The new guidance will replace the current incurred loss approach with an expected loss model. The new expected credit loss impairment model will apply to most financial assets measured at amortized cost and certain other instruments, including trade and other receivables, loans, held-to-maturity debt instruments, net investments in leases, loan commitments and standby letters of credit. ASU 2016-13 is effective for smaller public companies in fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. There was no impact from the adoption of ASU 2016-13.

F-26

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 3 — PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at December 31, 2024 and 2023 are as follows:

	2024	2023
Building improvements	$110,838	$110,838
Computer equipment	70,636	70,636
Medical equipment	214,297	221,297
Office equipment	20,866	20,866
Property plant and equipment, gross	416,637	423,637
Less: accumulated depreciation	(193,821)	(161,394)
Property plant and equipment, net	$222,816	$262,243

During the year ended December 31, 2024 and 2023, depreciation expense charged to operations was $34,469 and $42,181, respectively.

During 2024, the Company disposed of physical therapy equipment and furniture and fixtures with a book value of $7,000.

NOTE 4 — INVESTMENTS

On March 1, 2023, the Company entered an agreement with Coastal Neurology, Inc. (“Coastal”) to provide for the escrow of a non-refundable good faith deposit of $150,000 to cover transaction costs in conjunction with the Company’s proposed stock purchase agreement of Coastal. Under the terms of the agreement, if the Company failed to undertake a funding offering as specified in the agreement by March 31, 2023, and therefore was unable to close the acquisition by May 30, 2023 because of lack of funds, then the escrow deposit was to be released in full to Coastal no later than May 31, 2023. As the Company was only able to make $103,000 of the required good faith deposit in full to the escrow agent, the proposed Coastal acquisition was abandoned and the $103,000 was written off.

NOTE 5— NOTES PAYABLE

See Footnote 1 for the potential exchange of Series C Preferred stock to settle certain notes payable liabilities in connection with the Offering.

Non-Convertible Notes Payable

20% Cash Payment Notes

During the years ended December 31, 2022 and December 31, 2021, the Company issued eighteen non-convertible notes payable to individuals for a total face value of $2,076,158. The notes were due within 60 days from the dates of issuance, were interest free, with a 20% cash payment on the principal amount of the note and were unsecured. During the years ended December 31, 2024 and 2023, the Company repaid or refinanced cumulative principal of $1,283,521 and $156,000, respectively. The balance of the non-convertible notes payable as of December 31, 2024 and 2023 is $2,607,636 and $792,637, respectively.

PPP Loans

In 2020, the Company and its two subsidiaries received Paycheck Protection Plan (“PPP”) loans under the Cares Act totaling $1,386,580. The PPP loans were expected to be forgiven by the U.S. Small Business Association (“SBA”) and as such, were not made eligible for any distributions under the amended joint Plan of Reorganization which was approved on February 23, 2021(the “Plan”). The Plan further required the Company to file proper forgiveness applications with the SBA no later than February 19, 2021. The Company successfully filed for and received forgiveness confirmation for one of the PPP loans for $103,618 plus interest. The remaining two PPP loans forgiveness applications were not properly completed and filed. During the year ended December 31, 2024 the Company received forgiveness for one PPP loan for $812,324. The Company has reinitiated forgiveness applications with the SBA and expects the remaining loans to be forgiven in full. As of December 31, 2024 and December 31, 2023, the Company had a total of PPP loans payable of $471,300 and $1,283,624, respectively, including accrued interest.

Other Non-Convertible Notes

As of December 31, 2024 and December 31, 2023, there were $2,239,019 and $1,960,276, respectively, of Other Non-Convertible Notes. The Notes have fixed interest rates that range up to 18%. At December 31, 2024, the Notes include $1,626,983 due to the Company’s Chief Executive Officer, $151,858 due to the Company’s prior Chief Financial Officer, and $460,178 due to multiple unrelated parties. The Notes due to the Chief Executive Officer and prior Chief Financial Officer relate to deferred compensation, payments to third party service provides, and other normal course of business items. At December 31, 2023, the Notes include $1,350,623 due to the Company’s Chief Executive Officer, $157,298 due the Company’s prior Chief Financial Officer, and $246,220 due to multiple unrelated parties. The Notes due to the Chief Executive Officer and prior Chief Financial Officer relate to deferred compensation, payments to third party service provides, and other normal course of business items.

F-27

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Non-convertible notes payable as of December 31, 2024 and 2023 are comprised of the following:

	December 31,	December 31,
	2024	2023
20% Cash Payment Notes	$2,607,636	$2,909,119
PPP Loans Payable	471,300	1,283,624
Other Non-Convertible Notes	2,239,019	1,960,276
Less current portion	(4,846,655)	(2,909,119)
Long term portion	$471,300	$1,283,624

Fees and discounts are deferred and amortized over the life of the non-convertible note payable. During the years ended December 31, 2024 and 2023, the Company recognized a total of $0 and $2,135,500, respectively, from the amortization of original issuance debt discounts. The outstanding balance of debt discount at December 31, 2024 and 2023 was $214,812 and $0, respectively.

Convertible Notes Payable

10% OID Senior Secured Convertible Notes

The Company entered into Security Purchase Agreements with lenders for the sale of 10% original issue discount senior secured promissory notes (“10% Notes”) and warrants to purchase shares of the Company’s common stock equal to 50% of the face value. The 10% Notes accrue interest at 10% per annum payable quarterly, are convertible into shares of the Company’s common stock at the option of the holder at any time. The conversion price in effect on the conversion date  shall be equal to: the lesser of 75% of the price per share of Common Stock paid by other investors for a majority of the Common Stock issued in the qualified financing (as defined under the 10% Notes) or seventy five cents ($0.75), subject to adjustment therein.

The 10% Notes have full ratchet and anti-dilution provisions, a principal adjustment provision upon default, providing for a principal increase to 110% at maturity if unpaid, 120% at Nine months if unpaid and 130% at 12 months if unpaid. The 10% Notes were due March 31, 2022 and to date, all default provisions have been waived. The amounts due under the 10% Secured Convertible Notes are secured by assets of the Company pursuant to a security agreement.

 Warrants to purchase shares of the Company’s common stock have a five-year term, are exercisable upon the completion of a “Qualified Financing” at a cash exercise price equal to the lower of 93.75% of the per share price of Company’s common stock sold to third-party investors in that Qualified Financing, or $0.75 per share, subject to adjustment. The value of the warrants was recorded as debt discounts that are being amortized to interest expense over the life of the notes.

At December 31, 2024 and 2023, the balance of 10% notes was $5,973,000 and $5,973,000, original issuance discounts were $0 and $0, discounts from warrants were $0 and $0, discounts from deferred finance costs were $0 and $0, and accrued interest was $2,536,309 and $828,527, respectively. During the years ended December 31, 2024 and 2023, the Company recognized $0 and $0 in interest expense from the amortization of original issuance discounts, $0 and $0 in interest expense from the amortization of debt discounts from warrants, $0 and $0 from the amortization of deferred finance costs, and $1,048,304 and $660,764 in accrued interest, respectively.

35% OID Super Priority Senior Secured Convertible Notes

The Company entered into Security Purchase Agreements with lenders for the sale of 35% original issue discount senior secured promissory notes (“35% Notes”), warrants to purchase shares of the Company’s common and shares of the Company’s common stock as incentives. The 35% Notes have a 35% original issuance discount being amortized to interest expense through maturity, are non-interest bearing, are due at the earlier of six months from the date of issue or upon the occurrence of a liquidity event and are prepayable by the Company at any time at a premium of 120% of the outstanding balance. Upon the occurrence of default, the holder shall have the right, at the holder’s option, to convert the 35% Note in whole or in part, including any outstanding principal amount, interest and any fees and any and all other outstanding amounts owing thereon, in each case, at the lower of 1) 75% of average of the two lowest closing prices of the Company’s common stock during the fifteen (15) consecutive trading days ending on the trading day immediately prior to the applicable conversion; or 2) a 25% discount to lowest share price sold by the Company based on any subsequent financings with other investors.

During the year ended December 31, 2023, the Company issued 35% Notes with a face value of $538,462, original issuance discounts of $188,462 and $70,000 of deferred financing costs for cash of $280,000, refinancing of 10% notes of $0. The holders received 269,231 warrants to purchase the Company’s common stock and 100,000 shares of the Company’s common stock during the year ended December 31, 2023.

F-28

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Warrants to purchase shares of the Company’s common stock warrants have a five-year term, are exercisable upon the completion of a Qualified Financing at a cash exercise price equal to 93.75% of the per share price of the Company’s common stock sold to third-party investors in a Qualified Financing.

At December 31, 2024 and 2023, the balance of 35% notes was $5,600,462 and $5,600,462, original issuance discounts were $0 and $0, discounts from warrants were $0 and $0, discounts from deferred finance costs were $0 and $0 and discounts from incentive shares were $0 and $0, respectively.

The original issuance discount, deferred financing costs and the relative fair value of the warrants and incentive shares are being amortized to interest expense through maturity. During the years ended December 31, 2024 and 2023, the Company recognized $0 and $224,025 in interest expense from the amortization of original issuance discounts, $0 and $1,672 in interest expense from the amortization of debt discounts from warrants, $0 and $0 from the amortization of deferred finance costs, and $0 and $48,774 in amortization of incentive shares, respectively.

20% OID Unsecured Convertible Notes Payable

The Company entered into Security Purchase Agreements with lenders for the sale of 20% original issue discount promissory notes (“20% Notes”), warrants to purchase shares of the Company’s common stock with a five-year term, exercisable at any time at the option of the holder at a cash exercise price equal to 85% of the per share price of Company’s common stock sold to third-party investors in a qualified financing and incentive shares of the Company’s common stock. The 20% Notes accrue interest at 10% per annum, principal and interest are due at the earlier of six months from the date of issue or upon the occurrence of a liquidity event.

The holder shall have the right to convert the principal amount of the 20% Note and any accrued interest into Common Stock (i) on a qualified financing at a price equal to 85% of the qualified offering price; or (i) otherwise at a conversion price equal to: a 10% discount to the VWAP for the five days preceding the date of conversion subject to a maximum price of $1.00, subject to adjustment therein.

The 20% OID Notes are not convertible into shares of Series C Preferred Stock of the Company.

During the year ended December 31, 2024, the Company issued 20% Notes with a face value of $2,427,500 and original issuance discounts of $434,375 for cash of $1,993,125. The holders received warrants to purchase 1,967,875 shares of the Company’s common stock and 5,134,375 incentive shares of the Company’s common stock. At December 31, 2024 and 2023, the balance of 20% Notes was $2,427,500 and $468,250. Accrued interest totaled $211,274 and $1,727 at December 31, 2024 and 2023, respectively.

The original issuance discount, relative fair value of the warrants and incentive shares are being amortized to interest expense through maturity. During the year ended December 31, 2024, the Company recognized $0 in interest expense from the amortization of original issuance discounts of the 20% Notes and $0 in amortization of incentive shares and $209,502 in accrued interest on the 20% Notes. During the year ended December 31, 2023, the Company recognized $8,250 in interest expense from the amortization of original issuance discounts of the 20% Notes and $1,803 in amortization of incentive shares and $1,727 in accrued interest on the 20% Notes.

Convertible notes payable as of December 31, 2024 and 2023 are comprised of the following:

	December 31, 2024	December 31, 2023
10% OID Senior Convertible Notes Payable, past due, interest at 10%, secured by assets, convertible at $0.75 per share	$5,973,000	$5,973,000
Amount 35% OID Super Priority Senior Convertible Notes Payable, due in 2 years from date of issuance, interest at 35%, secured by assets, convertible upon qualifying financing	5,600,462	5,600,462
20% OID Senior Convertible Notes Payable, past due, interest at 10%, secured by assets, convertible at max $1.00 per share	2,427,500	468,250
Total	14,000,962	12,041,712
Less: unamortized discounts	(214,812)	-
Total	$13,786,150	$12,041,712
Less current portion	(13,786,150)	(12,041,712)
Long-term portion	$-	$-

F-29

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

As a result of the issuance of the above convertible debt, the Company incurred approximately $527,051 in fees and commissions as well as $3,002,702 in original issuance discounts. Fees and discounts are deferred and amortized over the life of the related convertible note. During the years ended December 31, 2024 and 2023, the Company recognized a total of $85,000 and $281,712, respectively, from the amortization of original issuance debt discounts. The outstanding balance of debt discount at December 31, 2024 and 2023 was $0 and $85,000, respectively.

NOTE 6— LEASES

See Footnote 1 for the potential exchange of Series C Preferred stock to settle certain lease liabilities in connection with the Offering.

Operating Leases

As a result of the adoption of ASC 842 on January 1, 2021, the Company recognized a lease liability which represents the present value of the remaining operating lease payments discounted using our incremental borrowing rate of 5.0%, and a right-of-use asset.

Operating leases consist of an office and a clinic location and have remaining terms of approximately 7 and 1 years, respectively, and both include options to extend the leases for additional periods. Generally, the lease term is the minimum of the noncancelable period of the lease or the lease term inclusive of reasonably certain renewal periods. If the estimate of our reasonably certain lease term was changed, our depreciation and rent expense could differ materially.

On August 1, 2024, the Company entered into a lease of a clinic facility sixty-six-month triple-net lease agreement, to expire in 2029. The Company has one option to renew the lease for a five-year period on the same terms and conditions with fair market value rent increases.

On September 1, 2024, the Company entered into a lease of a clinic facility six-year triple-net lease agreement, to expire in 2030. The Company has one option to renew the lease for a five-year period on the same terms and conditions with annual rent increases.

Contractual lease payments are as follows as of December 31, 2024:

2025	$768,208
2026	721,131
2027	739,152
2028	756,907
2029	773,719
Thereafter	1,726,996
Total Lease Payments	5,486,113
Less Interest	(1,881,928)
Total Lease Liabilities	$3,604,185
Less: Current Portion	(367,125)
Long-Term Liabilities	$3,237,060

Sale/Leaseback

On March 31, 2016, the Company entered into a lease of Marina Towers under a sale/leaseback transaction, via a 10-year absolute triple-net master lease agreement, to expire in 2026. The Company has two successive options to renew the lease for five-year periods on the same terms and conditions and did not have any residual interest or the option to repurchase the facility at the end of the lease term.

F-30

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

During October 2021, the Company, through the eighteenth judicial circuit court in Brevard County, Florda, received an order approving joint stipulation for alternative resolution to the Company’s real estate lease in Melbourne, Florida. The order terminated the Company’s use of floors three and four of the building immediately, while terminating its right to possession and use of floors three and five at December 31, 2021. The order also terminated the existing lease payment schedule, replacing it with the following:

●	Payment of $50,000 on October 12, 2021

●	The following rent installment payments:

I.	$200,000 by October 19, 2021
II.	$250,000 by November 15, 2021
III.	$306,166 by December 15, 2021
IV.	$275,000 by January 7, 2022
V.	$31,166 by January 15, 2022
VI.	$300,000 by February 8, 2022
VII.	$31,166 by February 15, 2022

Upon receipt of the Order, the Company recorded a liability and lease settlement expense for the amount of the order, or $1,443,498. As of December 31, 2023, the Company has paid approximately $200,000 of this obligation and has an open accounts payable liability remaining of approximately $1,200,000. The Company is working to reach a settlement with the landlord.

Finance Leases

The Company adopted ASC 842 on January 1, 2021.

On May 31, 2018, the Company entered into a lease agreement for the use of equipment with 60 monthly payments of $2,112 payable through April 2023 with an effective interest rate of 5.00% per annum. The Company failed to make all payments as required under the lease agreement which resulted in the lender filing a complaint in the County Court of Brevard County, Florida (“Court”). In June 2023 the Court issued an order to the Company to return the equipment. The Company has accrued $19,473 to cover final payment and subsequently has reached an agreement to settle this debt for $9,000.

NOTE 7 — CAPITAL STOCK

The Company has 100,000,000 shares of Common Stock, par value $0.001 per share, authorized for issuance, 1,000,000 shares of Preferred Stock, of which (i) 40,000 Preferred shares were allocated to the Series B Convertible Preferred Stock, par value $0.01 per share, (ii) 4 Preferred shares were allocated to the Series A Super Voting Preferred Stock, par value $0.10 per share and (iii) 50,000 Preferred shares were allocated to Series C Preferred Stock, par value $0.0001 per share, authorized for issuance.

As of December 31, 2024, there were 32,958,288 shares of Common Stock, 147 shares of Series B 10% Convertible Preferred Stock, 4 shares of Series A Super Voting Preferred Stock, and 0 shares of Series C Convertible Preferred Stock that are issued and outstanding.

Series A Super Voting Preferred Stock

The holders of the Series A Super Voting Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Company’s Common Stock, and on all such matters, the four (4) shares of Series A Super Voting Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of the Common Stock and all other voting securities of the Company are entitled to, as of any such date of determination, plus one million (1,000,000) votes, it being the intention that the holders of the Series A Super Voting Preferred Stock shall have effective voting control of the Company, on a fully diluted voting basis. Accordingly, each share of Series A Super Voting Stock shall entitle the holder to that number of votes as is equal to 12.5% of the outstanding shares of Common Stock and all other voting securities of the Company are entitled to, as of such date of determination, plus 250,000 votes. The holders of the Series A Super Voting Preferred Stock shall vote together with the holders of Common Stock as a single class. Currently, Lance Friedman, our Chief Executive Officer holds all 4 outstanding shares of the Series A Super Voting Preferred Stock.

Series B Preferred Convertible Stock

The Company is authorized to issue 40,000 shares, $0.01 par value Series B preferred stock.

Each share of the Series B preferred stock is convertible into 10,000 shares of common stock in the Company. The Series B 10% Convertible Preferred Stock shall have a 10% dividend rate and have preference in liquidation so that holders of Series B 10% Convertible Preferred Stock are paid in full prior to any payments to holders of common stock of the Company. The Series B 10% Convertible Preferred Stock shall be automatically converted into shares of common stock of the Company on the effective date of the Corporation’s S-1 filing with the Securities Exchange Commission.

In the second quarter of 2022, the Company issued 141 shares of Series B preferred stock with a par value of $0.01 per share and a purchase price of $6,750 per share to 15 investors for $1,057,200 which includes a 10% discount of $105,450 and cash of $951,750. The terms of these Series B issuances included a 10% share price discount and a 10% dividend. The Company paid $53,994 in fees to brokers related to these issuances.

F-31

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

In the second quarter of 2023, the Company sold 6 shares of Series B, 10% convertible preferred stock, with a par value of $0.01 per share and a purchase price of $7,500 per share to 1 investor for $50,000 which includes a 10% discount of $5,000 and cash of $45,000. The Company paid $0 in fees to brokers related to these issuances.

As of December 31, 2024, and 2023, the total Series B preferred shares outstanding were 147 and 147 shares, respectively.

Common stock

During the years ended December 31, 2024, and December 31, 2023, the Company did not issue any shares of its common stock.

In connection with the issuance of the 35% OID Super Priority Convertible Notes in 2022, the Company was to issue 1,000,000 incentive shares of unrestricted common stock. In connection with the issuance of the 35% OID Super Priority Convertible Notes in 2023, the Company was to issue 100,000 incentive shares of unrestricted common stock. In connection with the issuance of the 20% OID Convertible Notes in 2023, the Company was to issue 468,250 incentive shares of unrestricted common stock. As of December 31, 2024 and 2023, none of the incentive shares were issued and were recorded as a Common share payable current liability.

NOTE 8 — STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK UNITS

Options

On March 14, 2012, we adopted our 2011 Incentive Stock Plan (the “2011 Plan”), pursuant to which 500,000 shares of our Common Stock are reserved for issuance as awards to employees, directors, officers, consultants, and other service providers of our Company and its subsidiaries (an “Optionee”). The term of the 2011 Plan is ten years from January 6, 2012, its effective date. On December 29, 2023, by resolution, the Company’s Board of Directors formally terminated the 2011 Plan.

Restricted Stock Units (“RSUs”)

All previously issued RSUs were terminated as part of the bankruptcy. No RSUs were issued after the bankruptcy. As such, there are no RSUs outstanding as of December 31, 2024 and 2023.

Warrants

Warrants in connection with 10% OID Senior Secured Convertible Notes

In connection with the issuance of the 10% Senior Secured Convertible Notes the Company issued warrants. The warrants can only be exercised upon a qualified offering. The warrants have an exercise price equal to 93.75% of the price of the qualified offering, subject to a minimum exercise price of $1, coverage of 50% and a term of five years.

Warrants in connection with 35% OID Super Priority Senior Secured Convertible Notes

In connection with the issuance of the 35% Senior Secured Convertible Notes the Company issued warrants. The warrants can only be exercised upon a qualified offering. The warrants have an exercise price equal to 93.75% of the price of the qualified offering, subject to a minimum exercise price of $1, coverage of 50% and a term of five years.

Warrants in connection with 20% OID Unsecured Convertible Notes Payable

In connection with the issuance of the 20% Unsecured Convertible Notes the Company issued warrants. The warrants have an exercise price equal to 85% of the price of the qualified financing price (s defined under the warrant), coverage of 150% and a term of five years from the date of the warrant.

Warrants in connection with Series B Preferred Convertible Stock

In connection with the issuance of the Series B Preferred Convertible Stock the Company issued warrants. The warrants can only be exercised upon a qualified offering. The warrants have an exercise price equal to 93.75% of the price of the qualified offering, subject to a minimum exercise price of $1, coverage of 50% and a term of five years.

Warrants in connection with Non-Convertible Notes

In connection with the issuance of the Non-Convertible Notes the Company issued warrants. The warrants have an exercise price equal to $0.05 and a term of 5 years.

Other Warrants issued to Service Providers

The Company issued 850,000 warrants to four holders in consideration provided by them to the Company during its restructuring and bankruptcy proceedings. Of these, 200,000 warrants have a term of 5 years issued to one holder and an exercise price of $0.05, 350,000 warrants issued to one holder have a term of 5 years and an exercise price of $0.25 and 300,000 warrants (150,000 each issued to two separate holders) have a term of 5 years and an exercise price of 93.75% of the next qualifying offering.

F-32

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Warrants outstanding as of December 31, 2024 and 2023 were as follows.

	December 31, 2024	December 31, 2023
10% OID Senior Secured Convertible Notes	2,986,500	2,986,500
35% OID Super Priority Senior Secured Convertible Notes	2,800,231	2,800,231
20% OID Unsecured Convertible Notes Payable	3,641,250	702,375
Series B Preferred Convertible Stock	528,600	528,600
Non-Convertible Notes	850,000	850,000
Other Warrants	850,000	850,000
Total	11,656,581	8,717,706

Transactions involving stock warrants issued are summarized as follows:

Number of
Shares
Outstanding at December 31, 2022:	8,015,331
Issued	702,375
Exercised	—
Expired	—
Outstanding at December 31, 2023:	8,717,706
Issued	2,938,875
Exercised	—
Expired	—
Outstanding at December 31, 2024:	11,656,581

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Employee employment contracts

The Company, from time to time, enters into employment contracts with its healthcare providers. These contracts are generally for a three (3) year term; may be terminated for “Cause,” as defined therein; include customary provisions for restrictive covenants; and provide for compensation that is derived from the revenue generated by work performed by the healthcare providers.

Litigations, Claims and Assessments

From time to time, we may become involved in lawsuits and legal proceedings which arise in the ordinary course of business including potential disputes with patients. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Our contracts with hospitals require us to indemnify them and their affiliates for losses resulting from the negligence of our healthcare providers.

Although we currently maintain liability insurance coverage intended to cover professional liability and certain other claims, we cannot assure that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us in the future where the outcomes of such claims are unfavorable to us. Liabilities in excess of our insurance coverage, including coverage for professional liability and certain other claims, could have a material adverse effect on our business, financial condition, and results of operations.

On May 31, 2018, the Company entered into a lease agreement for the use of equipment with 60 monthly payments of $2,112 payable through April 2023 with an effective interest rate of 5.00% per annum. The Company failed to make all payments as required under the lease agreement which resulted in the lender filing a complaint in the County Court of Brevard County, Florida (“Brevard Court”). In June 2023 the Brevard Court issued an order to the Company to return the equipment. The lender subsequently liquidated the equipment from which the proceeds were netted against the total claim. On January 25, 2024, the Brevard Court granted a $19,473 judgement in favor of the lessor of an equipment lease. In March 2024, the Company and the creditor negotiated a revised settlement amount of $9,000.

On September 20, 2021, GMR Melbourne, LLC (“GMR”) filed a complaint in The Eighteenth Judicial Circuit Court in Brevard County, Florda for breach of contract as it relates to a facilities Lease Agreement entered into in March 2017, claiming the Company defaulted on the lease payments totaling $1,455,095. During October 2021, the Company, through The Eighteenth Judicial Circuit Court in Brevard County, Florda, received an order approving joint stipulation for alternative resolution to the Company’s real estate lease in Melbourne, Florida. The order terminated the Company’s use of floors three and four of the building immediately, while terminating its right to possession and use of floors three and five at December 31, 2021. The order also replaced the existing lease payment schedule with a series of eight payments to be completed by February 15, 2022. Upon receipt of the order, the Company recorded a liability and lease settlement expense for the amount of the order, or $1,443,498. As of December 31, 2024, the Company has paid approximately $200,000 of this obligation and has an open accounts payable liability remaining of approximately $1,200,000. The Company is working to reach a settlement with the landlord.

F-33

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

On May 11, 2023, Coastal Neurology, Inc. (“Coastal”) filed a complaint in The Circuit Court of the Seventh Judicial Circuit in and for Volusia County, Florida, for breach of contract as it relates to an Escrow Agreement and a failure to pay Coastal $100,000, seeking damages, costs, and interest. The Company asserted that no funds were required to be deposited under the escrow agreement, and that the escrow agreement is not valid and enforceable under Florida law. Subsequently. in 2024, Coastal withdrew the complaint.

At December 7, 2023, the Company received correspondence from attorneys retained by CBL & Associates Properties, Inc. (“CBL”) as it relates to the collection of remaining lease payments plus collection costs on a care facility Lease Agreement where the Company vacated the premises on August 24, 2022, and defaulted on the remaining lease payments totaling $66,999. The total amount being sought by the collection attorney including collection costs is $84,051 which is accrued by the company. The Company is working to reach a settlement with CBL.

On May 31, 2023, MBABJB Holdings Family Limited Partnership (“MBAB”) filed a complaint in The Circuit Court of the Eighteenth Judicial Circuit in and for Brevard County, Florida for breach of contract as it relates to a facilities Lease Agreement entered into on January 4, 2017, claiming the Company defaulted on the lease payments totaling $87,350. On August 24, 2023, the plaintiffs filed a motion for a summary judgment to Default. At December 12, 2023, the Plaintiff’s motion was granted for the sum of $102,884 including attorney fees and costs which is accrued by the company.

On June 15, 2020, Ackerman, LLP was engaged by the Company to represent the Company in its bankruptcy filing and proceedings. Ackerman was awarded fees by the court totaling $548,000, inclusive of a payment plan. The Company defaulted on the payment plan obligation and as a result, Ackerman filed a motion for summary judgment for the unpaid fees. The motion was granted by the court. The Company was able to partially satisfy the judgment, however, $203,115 of these legal fees remain unpaid.

The Company is named as a defendant in several employment related matters primarily resulting from unpaid wages following restructuring related staff reductions and terminations, the majority of the cases have been settled and paid directly or through DOL minimum wage collection and distribution to hourly employees.

F-34

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 10 - INCOME TAXES

The following is a breakdown of the loss before the provision for income taxes:

	Year Ended December 31,
	2024	2023
Loss before provision for income taxes	$(3,736,193)	$(8,171,232)

The Company accounts for income taxes in accordance with ASC 740, which requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be fully realized and, accordingly, has provided a valuation allowance as of December 31, 2024 and 2023.

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740,”Income Taxes”. Deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws on the date of enactment.

The Company’s deferred tax assets are as follows:

	Year Ended December 31,
	2024	2023
Deferred tax assets:
NOL Carryforward	$6,391,691	$6,391,691
AMT Credit	-	111,950
Total deferred tax assets	$6,391,691	6,503,641
Valuation allowance	(6,391,691)	(6,391,641)
Net deferred tax asset	$-	$111,950

Net operating losses and tax credit carryforwards as of December 31, 2024, are as follows:

Amount
Net operating losses, federal & state	$6,391,691

The net operating loss and tax credit carryforwards was last calculated upon the filing of the Company’s 2019 Federal tax returns. Subsequent returns have not been filed as of the date of this report due to ongoing liquidity constraints. The Company has only experienced additional operating losses in the fiscal periods since 2019.

Utilization of U.S. net operating losses and tax credit carryforwards may be limited by “ownership change” rules, as defined in Section 382 of the Internal Revenue Code. Similar rules may apply under state tax laws. The Company has not conducted a study to date to assess whether a limitation would apply under Section 382 of the Internal Revenue Code as and when it starts utilizing its net operating losses and tax credits. The Company will continue to monitor activities in the future. In the event the Company previously experienced an ownership change, or should experience an ownership change in the future, the amount of net operating losses and research and development credit carryovers available in any taxable year could be limited and may expire unutilized.

The Company establishes reserves for uncertain tax positions based on the largest amount that is more-likely-than-not to be sustained. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. It is the Company’s policy to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2024, and 2023, respectively, the Company has no accrued interest or penalties related to uncertain tax positions.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2024 or 2023. The Company is not currently aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

F-35

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 11 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting which contemplates continuity of operations, realization of assets, liabilities, and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company has a working capital deficit as of December 31, 2024 and has generated recurring net losses since its emergence from bankruptcy in April 2022.

During the year ended December 31, 2024, the Company experienced operating losses of approximately $1.3 million and corresponding cash outflows from operations of approximately $1.7 million. This performance reflected challenges in operating and restructuring the Company as a result of the previous issues that confronted the Company in the healthcare market, such as growing referral bases and negotiating favorable contract rates with third party payors for services rendered, as well as the negative impact of the CEO indictment in November 2018 and the bankruptcy from June 2020. As a result of the former CEO’s actions the Company has been subject to litigation as well as incurring damage to its relationships with its employees and referral sources. The Company’s ability to continue as a going concern is dependent upon the success of its continuing efforts to acquire profitable companies, grow its revenue base, reduce operating costs, especially as related to provider services, and access additional sources of capital, and/or sell assets. The Company believes that it will be successful in repairing its relationships with employees and referral sources, generating growth and improved profitability resulting in improved cash flows from operations. Additionally, headcount was reduced in October 2021 and again in January 2023 to generate reductions in operating costs while the Company focused on developing and executing its future business strategy.

However, in order to execute the Company’s business development plan, which there can be no assurance we will achieve, the Company may need to raise additional funds through public or private equity offerings, debt financings, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may have to curtail its business development initiatives and take additional measures to reduce costs in order to conserve its cash, thus raising substantial doubt about its ability to continue as a going concern more than one year from the date of issuance of the 2024 financial statements included in this filing.

NOTE 12 – BANKRUPTCY

On June 15, 2020 (the “Petition Date”), the Company, First Choice Healthcare Solutions, Inc., and its wholly owned subsidiaries, First Choice Medical Group of Brevard, LLC, FCID Medical, Inc., and Marina Towers, LLC (collectively, the “Debtors”), filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”). As of the Petition Date, the Debtors were defendants in multiple lawsuits. The main goals of the Debtors in filing Bankruptcy was to confirm a plan of reorganization assuring a fair distribution of the Debtors’ assets to its creditors, attempt to bring as many assets in the form of settlements with the Debtors’ various claimants into the estate, and also establish a claims resolution process to resolve the securities arbitration and litigation claims in a fair and cost-effective manner.

The Debtors Amended Joint Plan of Bankruptcy Under Chapter 11 of the United States Bankruptcy Code (the “Plan”) was confirmed by the Bankruptcy Court on February 23, 2021 and became effective on April 28, 2022, the date on which the Company emerged from bankruptcy (the “Effective Date”). The Company installed a new Board of Directors, with the operations of the Debtors continuing to be overseen by the Debtors existing executive officers.

The Company did not experience an ownership change under Section 382 of the Internal Revenue Code (the “Code”). and believe the total available and utilizable net operating loss (“NOL”) at December 31, 2023 is approximately $6.4 million with was no limit under Section 382 of the Code on the use as of December 31, 2023 (see Note 11: Federal Income Taxes to the consolidated financial statements in Item 8 of this Annual Report on 10-K).

F-36

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Due to there being no change to the equity interests in the Company as a result of the Bankruptcy, the criteria for applying fresh-start reporting on emergence were not met.

In connection with the Plan becoming effective, among other things:

●	The Debtors were approved to fund distributions under the Plan with a capital raise in an amount of up to $2,500,000 with an overallotment amount of an additional $500,000, for an aggregate of $3,000,000 million dollars through the insurance of secured convertible promissory notes (“Secured Convertible Notes”) issued at an original issue discount of 10%. The Secured Convertible Notes are due two years from the date of issuance, accrue interest at a rate of 10% per annum to be paid quarterly either in cash or in shares of the Company’s common stock, as determined by the Debtor, secured by a first priority lien on all Debtor assets other than those already subject to first priority liens.

Principal and accrued interest is to be converted on or before the maturity date into shares of Debtor common stock issued its next common stock offering in an aggregate amount of at least $10,000,000 (“Qualified Financing”). The number of shares of Common Stock issuable upon conversion of each Note in a Qualified Financing shall be equal to (i) the amount of principal and accrued interest, divided by (ii) the lessor of 75% of the price per share of common stock paid by other investors for a majority of the common stock issued in the Qualified Financing or seventy-five cents ($0.75).

Each Secured Convertible Note holder will also receive 5-Year warrants (“Warrants”) to purchase shares of the Company’s common stock in an amount equal to 50% of the face value of its Secured Convertible Note. The Warrants will be exercisable upon the consummation of a Qualified Financing, five-year term and a cash exercise provision. The exercise price of the Warrants is equal to 93.75% of the per share price of common stock sold to third-party investors in the Qualified Financing.

●	FCHS was approved to sell $124,195 in accounts receivable and certain property.

●	FCHS was approved for the rejection request of two satellite clinic location leases in Melbourne, Florida and Merritt Island, Florida and to sublease an entire floor of its Melbourne Florida corporate headquarters. All other unexpired real estate leases were not rejected.

●	The Bankruptcy Court rejected a 2018 stock purchase agreement with Stewart Health Care System, LLC (“Stewart”), whereby, Stewart held a $7,500,000 put option to require the repurchase of the Company’s common stock.

The Plan provided for the following debtor classes of claims and settlement terms:

Class 1 – Priority Claims / Taxing Authorities, includes taxing authorities claims, including but not limited to an Allowed Claim of the Internal Revenue Service. Class 1 claims are deemed to be allowed priority claims to be paid in full in three equal quarterly cash installments, commencing on the first day of the first month following the effective date of the Plan, over a period of nine months, with interest.

Class 2 – Secured Claims (Equipment), includes claims from the financing of medical equipment and are deemed allowed secured claims, to be paid in full in two equally installment payments. The first installment payment due within forty-five days after the effective date of the Plan and the second and final installment payment shall be made within ninety days after the effective date of the Plan.

F-37

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Class 3 – General Unsecured Claims holders are to receive distributions equal to their pro rata share of $500,000, with plan interest, payable within ninety (90) days from the effective date of the Plan.

Class 4 – Ongoing Trade Claims are those that are allowed at the election of the Debtor and are to be paid in full in two equal installment payments. The first installment payment will occur within ninety days after the effective date of the Plan and the second and final installment payment shall be made within one hundred-fifty days after the effective date of the Plan.

Class 5 – Class Action Claims are to be settled through the establishment of a settlement fund (the “Settlement Fund”) in the amount of $1 million, to be contributed from the Debtors director and officer liability insurance policy provider. Accordingly, the Debtors accepted a settlement of a putative class action lawsuit by a group of its shareholders that was pending in the United States District Court for the Middle District of Florida. Class 5 consists of individuals or entities which purchased or otherwise acquired Debtor common stock between April 1, 2014, and November 14, 2018. The class action lawsuit was settled through an insurance claim in the amount of $1,000,000 not requiring any monetary settlement by the Company.

Additionally, prior to the effective date of the Plan, the Debtor agreed to the payment of $79,518 as settlement of a complaint filed in the Middle District of Florida alleging securities law violations, breaches of fiduciary duties, and unjust enrichment by certain current or former officers and directors of the Debtor.

Class 6- Truist PPP Loan Claim Class contains all claims related to the Debtors’ Payroll Protection Loans in the of $1,387,599, anticipated to be forgiven in accordance with SBA regulations with no distribution of Plan assets. The SBA has forgiven $812,324 in 2024, leaving a balance of $471,300 still in review.

Class 7 – Equity Interests, permits Debtors equity to be retained in the same proportion existing as of the Petition Date.

As a result of the Plan, the Company was relieved of $2,700,000  in book value liabilities for approximately $300,000 (their pro rata share of the $500,000 settlement) and $25,350,151 in liabilities to general unsecured claim holders for $200,000 (their pro rata share of the $500,000 settlement), resulting in the recognition of a total gain on discharge of prepetition liabilities of approximately $2.2 million, with $0 and $32,157, and $2,174,424 being recognized in the years ended December 31, 2023, December 31, 2022, and December 31, 2021 respectively

As part of the Company’s emergence from Chapter 11 bankruptcy, certain liabilities were discharged or settled under the confirmed Plan. The Company did not meet the criteria for fresh-start accounting under ASC 852-10-45-19, as there was no change to the equity interests as a result of the bankruptcy. As such, asset revaluations were not required, and the gain recognition was strictly based on liability settlements and debt forgiveness.

In accordance with ASC 852-10-45-29, the Company recognized a gain on the discharge of prepetition liabilities, which represents the difference between the carrying amount of the liabilities and the settlement amounts approved under the Plan.

This gain was determined in accordance with ASC 852-10-45-29, which requires that the effects of a reorganization, including gains from debt discharge, be reported separately as a reorganization item within the consolidated financial statements.

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date, up to March 31, 2025, the date that the condensed consolidated financial statements were available to be issued. Based upon this review, except as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 27, 2025, the Company issued 20% Notes with a face amount of $250,000.

On February 25, 2025, Ernest Scheidemann, the Interim Chief Financial Officer of the Company resigned from his position.

On March 11, 2025, the Company filed Form S1 Amendment No. 3 with SEC.

F-38

POINTE MEDICAL LIVE WELL GROUP

CONSOLIDATED BALANCE SHEETS

	As of September 30, 2025 (unaudited)	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$170,020	$142,969
Accounts receivable, net	78,056	46,951
Accounts receivable, other	709,182	709,182
Marketable securities; including securities pledged as collateral of $2,856,813 and 2,280,044 as of September 30, 2025 and December 31, 2024, respectively)	4,223,470	3,374,279
Inventory	157,008	191,515
Total current assets	5,337,735	4,464,896

Property, plant and equipment, net	227,949	232,565
Right-of-use assets	278,138	347,434
Intangible assets, net	5,590	7,458
Other non-current assets	6,832	6,832
Total assets	$5,856,245	$5,059,185

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$130,495	$193,247
Collateralized loan	1,094,940	743,386
Lease liability, right of use	98,330	93,942
Other current liabilities	249,571	127,884
Total current liabilities	1,573,336	1,158,459

Long term liabilities:
SBA loans	4,380,350	4,554,513
Other notes payable	476,876	515,250
Lease liability, right of use	179,807	253,491
Total liabilities	6,610,369	6,481,713

Stockholders’ equity (deficit):
Common stock	300	300
Additional paid-in capital	(1,699,403)	(829,590)
Retained earnings / (Accumulated deficit)	827,088	(616,962)
Total Pointe Med Live Well group stockholders’ (deficit)	(872,015)	(1,446,252)
Non-controlling interest	117,891	23,724
Total liabilities and stockholders’ equity (deficit)	$5,856,245	$5,059,185

F-39

POINTE MEDICAL LIVE WELL GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2025	2024	2025	2024
Revenue
Revenue, net of discounts	$1,792,564	$1,430,590	$5,107,040	$4,286,015
Cost of sales	288,896	206,514	$787,971	714,942
Gross profit	1,503,668	1,224,076	4,319,069	3,571,073

Operating expenses
Compensation expense	742,819	671,538	2,073,661	1,982,274
Selling, general and administrative expenses	456,941	373,735	1,283,645	1,210,695
Total operating expenses	1,199,759	1,045,273	3,357,306	3,192,969
Operating income	303,909	178,803	961,764	378,104
Other income
Miscellaneous income	209,429	-	618,415	411,537
Interest expense, net	29,824	(7833)	(12,757)	(168,502)
Total other income, net	239,254	(7833)	605,658	243,035
Net income before income taxes	543,162	170,970	1,567,422	621,139
Income taxes expense	(106)	(139)	(29,205)	(541)
Net income	543,056	170,831	1,538,217	620,598
Non-controlling interest	28,316	(2,267)	94,167	14,916
Net income attributable to shareholders	$514,740	$173,098	$1,444,050	$605,682

F-40

POINTE MEDICAL LIVE WELL GROUP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Three and Nine Months Ended September 30, 2025 and September 30, 2024

(unaudited)

	Common stock		Additional Paid in	(Accumulated Deficit) / Retained	Non-controlling
	Shares	Amount	Capital	Earnings	Interest	Total
Balance, December 31, 2024	—	$300	$(829,590)	$(616,962)	$23,724)	$(1,422,528)
Distributions	—	—	(158,144)	—		(158,144)
Net (loss) income	—	—	—	(155,171)	2,060	(153,111)
Balance, March 31, 2025	—	$300	$(987,734)	$(772,133)	$25,784	$(1,733,783)
Distributions	—	—	(179,747)	—		(179,747)
Net income	—	—	—	1,084,481	63,791	(1,148,272)
Balance, June 30, 2025	—	$300	$(1,167,481)	$312,348	$89,575	$(765,258)
Distributions	—	—	(531,922)	—		(531,922)
Net (loss) income	—	—	—	514,740	28,316	543,056
Balance, September 30, 2025	—	$300	$(1,699,403)	$827,088	$117,891	$(754,124)

	Common stock		Additional Paid in	(Accumulated Deficit) / Retained	Non-controlling
	Shares	Amount	Capital	Earnings	Interest	Total
Balance, December 31, 2023	—	$300	$(319,153)	$(2,031,455)	$(47,609)	$(2,397,917)
Distributions	—	—	(91,668)	—		(91,668)
Net income (loss)	—	—	—	146,972	(6,487)	140,485
Balance, March 31, 2024	—	$300	$(410,821)	$(1,884,483)	$(54,096)	$(2,349,100)
Distributions	—	—	(159,528)	—		(159,528)
Net income	—	—	—	285,612	23,670	309,282
Balance, June 30, 2024	—	$300	$(570,349)	$(1,598,871)	$(30,426)	$(2,199,346)
Distributions	—	—	(138,545)	—		(138,545)
Net (loss) income			—	173,098	(2,267)	170,831
Balance, September 30,2024	—	$300	$(708,894)	$(1,425,773)	$(32,693)	$(2,167,060)

F-41

POINTE MEDICAL LIVE WELL GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED

(unaudited)

	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net income	$1,538,217	$620,598
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	25,928	-
Unrealized loss on fair value of investments	618,415	186,359
Changes in operating assets and liabilities:
Increase in Accounts receivable	(31,105)	(80,306)
Increase in Accounts receivable, other	-	(1)
Decrease (Increase) in Inventory	34,507	(84,752)
Decrease in Right of Use Assets	69,296	82,114
(Decrease) Increase in Accounts payable and accrued expenses	(62,751)	100,383
Increase (Decrease) in Other current liabilities	121,687	(86,087)
(Decrease) in Lease liabilities	(69,296)	(166,125)
Net cash (used in) provided by operating activities	$2,244,898	$572,183

Cash flows from investing activities:
(Acquisition) of Investments, net	(1,116,052)	(106,661)
Purchase of property, plant and equipment, net	(19,444)	74,612
Net cash (used in) investing activities	(1,135,496)	(32,049)

Cash flows from financing activities:
Payments on notes payable	(38,375)	(38,373)
Payments on SBA loans	(174,163)	(31,206)
Proceeds from SBA loans	-	-
Payments of owners distributions	(869,813)	(389,741)
Net cash (used in) financing activities	(1,082,351)	(459,320)

Net change in cash	27,051	80,814
Cash, beginning of period	142,969	13,247
Cash, end of period	$170,020	$94,061

F-42

POINTE MEDICAL - LIVE WELL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2025

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The Pointe Medical Live Well group consists of four separate affiliated companies under common control, including Pointe Medical Services, Inc., a Florida corporation (PMSI), Pointe Med Pharmacy, Inc., a Florida corporation (PMPI), Livewell MD, Inc., a Florida corporation (LWMD), and Livewell Drugstore, Inc., d/b/a TruLife Pharmacy, a Florida corporation (LWDS). PMSI, PMPI, and LWMD are all wholly owned by one individual, and LWDS is 85% owned by that same individual with 15% owned by minority interest shareholders, which are accounted for as non-controlling interest in the financial statements.

On July 20, 2023, the Company entered into a definitive purchase and sale agreement to sell the capital common stock of Pointe Medical Services, Inc., a Florida corporation, Pointe Med Pharmacy, Inc., a Florida corporation, Livewell MD, Inc., a Florida corporation, and Livewell Drugstore, Inc., d/b/a TruLife Pharmacy, a Florida corporation for $15,800,000 to be paid in a combination of cash, assumption and/or payoff of debt, stock issuance, earn out, and performance bonus. Minority shareholders of Livewell Drugstore, Inc. will be given as consideration a fixed amount of restricted common stock in connection with the stock purchase of Livewell Drugstore, Inc. as is allocated based upon the Seller’s valuation of Livewell Drugstore multiplied by the minority shareholder ownership percentage.

The Company’s year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the four affiliated companies, PMSI, PMPI, LWDS, and LWMD. The Company recognizes the noncontrolling interests related to LWDS, a less-than-wholly-owned subsidiary, as equity in the consolidated financial statements separate from the parent entity’s equity. The net profit (loss) attributable to the noncontrolling interest is included in net income (loss) in the consolidated statements of operations. All material intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements. As of September 30, 2025, the Company had an retained earnings of $827,088, negative additional paid-in capital of $1,699,403 positive working capital of $3,764,400. For the nine months ended September 30, 2025 and 2024, the company had net income from operations of $543,056 and $170,831 respectively, and cash provided by operations of $2,244,898 and $572,183 respectively.

Despite the Company’s negative additional paid-in capital, the Company expects that existing operational cash flow will be sufficient to fund presently anticipated operations in the normal course of business for the twelve months following the date of these consolidated financial statements.

F-43

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these consolidated financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates and could materially impact the Company’s consolidated financial statements. There have been no material changes to the Company’s accounting estimates since the issuance of the Company’s consolidated financial statements for the nine months ended September 30, 2025.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On September 30, 2025 and December 31, 2024, the Company’s cash equivalents totaled $170,020 and $142,969, respectively.

Credit risk

The Company maintains its cash and cash equivalent balances in a financial institution that are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per depositor. While the Company’s cash balances typically exceed this limit, management does not believe the credit risk related to these balances is significant.

Accounts receivable, net

Management reviews outstanding balances on a regular basis to determine collectability. Collectability is based on customer history, the aging of amounts due, as well as any other current circumstances that could affect the collectability of amounts. When receivables are considered uncollectible, they are charged off against the allowance account. As of September 30, 2025 and December 31, 2024, accounts receivable are shown net of an allowance of $78,056 and $46,951, respectively.

Inventories, net

Inventories which are comprised of finished goods, bulk products, containers and packaging, are valued at the lower of cost or net realizable value. The Company’s inventories are valued under the first in, first out (“FIFO”) method or average cost method. The Company evaluates inventory levels quarterly value based upon assumptions about future demand and market conditions. Any inventory that has a cost basis in excess of its expected net realizable value, inventory that becomes obsolete, inventory in excess of expected sales requirements, inventory that fails to meet commercial sale specifications or is otherwise impaired is written down with a corresponding charge to the statement of operations in the period that the impairment is first identified.

Property and equipment, net

Property and equipment is recorded at cost. Assets with an estimated useful life greater than one year and cost exceeding $2,500 are capitalized. Depreciation expense is calculated using the straight line method over the estimated useful lives of the assets, noted below. Maintenance and repairs are charged to expense as incurred.

Estimated useful lives (years)
Furniture & fixtures	7
Office & computers	5
Medical Equipment	7

As of September 30, 2025 and December 31, 2024, the Company had $227,949 and $232,565, respectively in property, plant and equipment net of depreciation.

F-44

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions annually to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Leases

Under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 842, the determination of whether an arrangement is a lease is made at the lease’s inception and a contract is (or contains) a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined under the standard as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. Since the Company’s leases do not provide an implicit rate, to determine the present value of lease payments, management uses the Company’s incremental borrowing rate based on the information available at lease commencement. Operating lease ROU assets also includes any lease payments made and excludes any lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets. The Company currently has only month to month leases and therefore accounts for rent expense as rent payments are due and paid.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events, or changes in circumstances, indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not considered recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss, if any, is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Management has determined that long-lived assets were not impaired as of or for the periods ended September 30, 2025 and December 31, 2024.

Revenue and cost recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 606, “Revenue from Contracts with Customers”, when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

F-45

When appropriate, the Company disaggregates revenue in its financial disclosures giving consideration to information regularly reviewed by the chief operating decision maker for evaluating the financial performance of the Company or disclosures presented outside the financial statements, as required by ASC 606-10-5.

Patient Service Revenue

Our revenues relate to (i) net patient fees received from various third-party payers and patients themselves under contracts in which our performance obligations are to provide services to the patients and (ii) and patient fees, co-pays, and deductibles paid by patients themselves.

Revenues are recorded during the period our obligations to provide services are satisfied. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies, including plans offered through the health insurance exchanges) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers.

The payment arrangements with third-party payers for the services we provide to the related patients typically specify payments at amounts less than our standard charges and provide for payments based upon predetermined rates for services or discounted fee-for-service rates. Gross revenues are recorded at our standard rates upon completion of the performance obligations to the patients, and an estimate of the discounts applicable to third-party payers is recorded as contra revenue in the same period, based on the contractual arrangements with those third-party payers. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals.

The payment terms with third party payers typically involve processing time allowances resulting in payment within 30 to 60 days from the date of service. The payment terms with patients provides for services fees, co-pays, and deductibles to be due at the time of service.

Pharmacy Revenue

To the extent that pharmacy sales are not covered by third-party payers the Company records revenue when the product is delivered to the customer and the customer pays in cash. Pharmacy sales covered by third-party payers are recorded consistently with patient service revenue covered by third party payers described above.

Fair Value Measurement

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company can access.

Level 2	Inputs to the valuation methodology include:

	●	quoted prices for similar assets or liabilities in active markets;
	●	quoted prices for identical or similar assets or liabilities in inactive markets;
	●	inputs other than quoted prices that are observable for the asset or liability;
	●	inputs that are derived principally from or corroborated by observable market data by correlation or other means

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs.

Marketable securities are valued using quoted prices in active markets for identical assets are classified as available for sale and are valued at fair market value. Mutual funds are considered equity investments and are included in Marketable securities. The fair value of marketable securities is measured under Level 1 in the fair value hierarchy.

Recently adopted accounting standards

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), that requires lessees to recognize most leases on their balance sheets related to the rights and obligations created by those leases. The accounting treatment for finance leases and lessors remains relatively unchanged. The accounting standards update also requires additional qualitative and quantitative disclosures related to the nature, timing and uncertainty of cash flows arising from leases. In July 2018, the FASB approved an amendment to the new guidance that introduced an alternative modified retrospective transition approach granting companies the option of using the effective date of the new standard as the date of initial application. The Company adopted the standard using the effective date method on January 1, 2022.

F-46

The Company elected the transition package of practical expedients that is permitted by the standard. The package of practical expedients allows the Company to not reassess previous accounting conclusions regarding whether existing arrangements are or contain leases, the classification of existing leases, and the treatment of initial direct costs. Additionally, the Company elected certain other practical expedients offered by the new standard which it will apply to all asset classes, including the option not to separate lease and non-lease components and instead to account for them as a single lease component and the option not to recognize ROU assets and related liabilities that arise from short-term leases (i.e., leases with terms of twelve months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise).

As part of its adoption of the new lease accounting standard, the Company also implemented new internal controls and updated accounting policies and procedures, operational processes and documentation practices to enable the preparation of financial information on adoption.

NOTE 3 – Reclassification of Investments and Related Liability

During the quarter ended September 30, 2025, management reclassified a portion of investments previously presented as a single line item into marketable securities with a corresponding collateralized borrowing recognized as a liability. This reclassification, applied retrospectively to the comparative period ended December 31, 2024, enhances the transparency of the financial position without affecting previously reported equity, net income, or cash flows.

The impact of this presentation change on the consolidated balance sheets is as follows:

Line Item	As Previously Reported (Dec 31, 2024)	Reclassified (Dec 31, 2024)	September 30, 2025
Investments	$2,630,893	$-	$-
Marketable Securities	$-	$3,374,279	$4,223,470
Collateralized Borrowings	$-	$743,386	$1,094,940

NOTE 4 – INVENTORY

Inventory, net is stated at the lower of cost or net realizable value at First in, First out (“FIFO”) with cost determined under the moving average method. As of September 30, 2025 and December 31, 2024, inventory, net was $157,008 and $191,515, respectively.

NOTE 5 – NOTES PAYABLE

SBA Loans

As of September 30, 2025 and December 31, 2024, SBA-EIDL loans outstanding were $4,380,350 and $4,554,513, respectively. Installment payments of principal and interest are due Twenty-four (24) months from the date of the promissory notes. The interest rate is 3.75% per annum and payable Thirty (30) years from the date of the promissory notes.

Other Notes Payable

As of September 30, 2025 and December 31, 2024, other note payable outstanding were $476,876 and $515,250, respectively. The commercial promissory note issued by Community State Bank carries interest at a variable rate of 5% per annum. The interest rate changed on August 5, 2025 and on the same day of each year thereafter until the note is fully paid on or before August 20, 2040, the maturity date. The interest rate will never be greater than 18% or less than 5%.

NOTE 6 – LEASES

The Company leases space under an operating lease agreement dated October 1, 2019 with Live Well Realty, LLC, a related party, expiring on June 30, 2028, with an option to extend for one additional three-year period. The rest is made up of base rent and CAM charges.

The weighted average remaining lease term for operating leases is 3 years and the weighted average discount rate for operating leases is 4.13%.

The Company had equipment leases accounted for under operating and financing leases. Lease balances As of September 30, 2025 and December 31, 2024 were $278,138 and $347,433 respectively.

NOTE 7 – MARKETABLE SECURITIES

As of September 30, 2025 and December 31, 2024, marketable securities had a carrying value of $4,223,470 and $3,374,279, respectively, and cost of $2,534,832 and $2,294,150, respectively. As of September 30, 2025, marketable securities included equity securities, mutual funds and other investments of $2,490,516, $1,266,632 and $466,322, respectively. As of December 31, 2024, marketable securities included equity securities, mutual funds and other investments of $2,141,063, $977,670 and $981, respectively.

As of September 30, 2025, the Company had securities pledged as collateral of $2,856,813 for a margin loan of $1,094,940. As of December 31, 2024, the Company had securities pledged as collateral of $2,280,044 for a margin loan of $743,386.

The margin loan is subject to an agreement, which includes the fees for such loan and the required amount of collateral and stipulates that the pledged securities are held by the Company.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date, up to January 30, 2026, the date that the condensed consolidated financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-47

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To all Board of Directors and Shareholders

Pointe Medical Live Well group

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying condensed consolidated balance sheets of Pointe Medical Live Well group (the “company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended December 31, 2024 and 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Pointe Medical Live Well group as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

BASIS FOR OPINION

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the entity in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  This included specific procedures to evaluate the effects of the reclassification restatement described in Note 3, which we determined had no material impact on prior or current period results. We believe that our audit provides a reasonable basis for our opinion.

COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s accumulated deficit and negative additional paid-in capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RESTATEMENT CONSIDERATIONS

The Company reclassified prior-period financial statements to enhance the transparency.

Our audit procedures confirmed:

●	No material misstatement in prior periods under SEC Staff Accounting Bulletin 99 criteria
●	$0 impact on reported revenues, net loss, total equity, or cash flows across all restated periods
●	Compliance with ASC 250-10-50-7 requirements for revision restatements
●	Reclassifications represent a change in presentation vs. correction of errors

CRITICAL AUDIT MATTERS

The critical audit matters communicated are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

July 02, 2025, except for Note 3 and Note 7, as to which the date is January 30, 2026

PCAOB ID Number 6797

F-48

POINTE MEDICAL LIVE WELL GROUP

CONSOLIDATED BALANCE SHEETS

(Audited)

	As of December 31, 2024	As of December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$142,969	$13,247
Accounts receivable, net	46,951	51,362
Accounts receivable, other	709,182	709,182
Marketable securities; including securities pledged as collateral of $2,280,044 and $1,356,261 as of December 31, 2024 and December 31, 2023, respectively	3,374,279	2,357,074
Inventory	191,515	86,652
Total current assets	4,464,896	3,217,517

Property, plant and equipment, net	232,565	297,594
Right-of-use assets	347,434	597,175
Intangible assets, net	7,458	10,233
Other non-current assets	6,832	6,831
Total assets	$5,059,185	$4,129,350

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$193,247	$118,235
Collateralized loan	743,386	321,685
Lease liability	93,942	403,233
Other current liabilities	127,884	102,647
Total current liabilities	1,158,459	945,800

Long term liabilities:
SBA loans	4,554,513	4,607,100
Other notes payable	515,250	566,415
Lease liability	253,491	407,952
Total liabilities	6,481,713	6,527,267

Stockholders’ deficit:
Common stock	300	300
Additional paid-in capital	(829,590)	(319,153)
Accumulated deficit	(616,962)	(2,031,455)
Total Pointe Med Live Well group stockholders’ deficit	(1,446,252)	(2,350,308)
Non-controlling interest	23,724	(47,609)
Total liabilities and stockholders’ deficit	$5,059,185	$4,129,350

The accompanying notes are an integral part of these consolidated financial statements.

F-49

POINTE MEDICAL LIVE WELL GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

(Audited)

	Year Ended December 31,
	2024	2023
Revenue
Revenue, net of discounts	$5,649,346	$5,684,873
Cost of sales	(864,436)	(1,208,780)
Gross profit	4,784,910	4,476,093

Operating expenses
Compensation expense	2,337,819	2,502,844
Selling, general and administrative expenses	1,614,989	1,607,810
Total operating expenses	3,952,808	4,110,654
Operating income	832,102	365,439
Other income (expenses)
Miscellaneous income (expense), net	888,122	43,581
Interest expense, net	(233,462)	(233,118)
Total other income (expenses), net	654,660	(189,537)
Net income before income taxes	1,486,762	175,902
Income taxes expense	(936)	—
Net income before income taxes	1,485,826	175,902
Non-controlling interest	71,333	11,230
Net income attributable to shareholders	$1,414,493	$164,672

The accompanying notes are an integral part of these consolidated financial statements.

F-50

POINTE MEDICAL LIVE WELL GROUP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2024 AND 2023

(Audited)

	Common stock		Additional Paid in	Accumulated	Non-controlling
	Shares	Amount	Capital	Deficit	Interest	Total
Balance, December 31, 2022	—	$300	$(379,126)	$(2,196,127)	$(58,839)	$(2,633,792)
Additional paid in capital	—	—	59,973	—	—	59,973
Distributions	—	—	—	—	—	—
Net income	—	—	—	164,672	11,230	175,902
Balance, December 31, 2023	—	$300	$(319,153)	$(2,031,455)	$(47,609)	$(2,397,917)

Distributions	—	—	(510,437)	-	-	(510,437)
Net income	—	—		1,414,493	71,333	1,485,826
Balance, December 31, 2024	—	$300	$(829,590)	$(616,962)	$23,724	$(1,422,528)

The accompanying notes are an integral part of these consolidated financial statements.

F-51

POINTE MEDICAL LIVE WELL GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Audited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$1,485,826	$175,902
Adjustments to reconcile net to net cash provided by operating activities:
Depreciation and amortization	210,978	304,294
Unrealized loss on fair value of investments	(875,593)	16,848
Changes in operating assets and liabilities:
Decrease in Accounts receivable	4,411	4,640
Decrease in Accounts receivable, other	-	5,399
(Increase) / decrease in inventory	(104,863)	33,084
Decrease in right of use assets	249,741	-
Increase in accounts payable and accrued expenses	75,012	24,283
Increase / (decrease) in other current liabilities	25,237	(1,013)
(Decrease) in lease liabilities	(463,752)	(210,427)
Net cash provided by operating activities	606,997	353,010

Cash flows from investing activities:
Proceeds / (acquisition) of Investments, net	280,089	(306,714)
Purchase of property, plant and equipment, net	(143,174)	(146,133)
Net cash provided by / (used in) investing activities	136,915	(452,847)

Cash flows from financing activities:
Payments of notes payable	(51,165)	(24,027)
Payments on SBA loans	(52,588)	-
Proceeds from SBA loans	-	100
Proceeds from owners paid in capital	-	59,973
Payments of owners distributions	(510,437)	-
Net cash (used in) / provided by financing activities	(614,190)	36,046

Net change in cash	129,722	(63,791)
Cash, beginning of period	13,247	77,038
Cash, end of period	$142,969	$13,247

The accompanying notes are an integral part of these consolidated financial statements.

F-52

POINTE MEDICAL - LIVE WELL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The Pointe Medical Live Well group consists of four separate affiliated companies under common control, including Pointe Medical Services, Inc., a Florida corporation (PMSI), Pointe Med Pharmacy, Inc., a Florida corporation (PMPI), Livewell MD, Inc., a Florida corporation (LWMD), and Livewell Drugstore, Inc., d/b/a TruLife Pharmacy, a Florida corporation (LWDS). PMSI, PMPI, and LWMD are all wholly owned by one individual, and LWDS is 85% owned by that same individual with 15% owned by minority interest shareholders, which are accounted for as non-controlling interest in the consolidated financial statements.

On July 20, 2023, the Company entered into a definitive purchase and sale agreement to sell the capital common stock of Pointe Medical Services, Inc., a Florida corporation, Pointe Med Pharmacy, Inc., a Florida corporation, Livewell MD, Inc., a Florida corporation, and Livewell Drugstore, Inc., d/b/a TruLife Pharmacy, a Florida corporation for $15,800,000 to be paid in a combination of cash, assumption and/or payoff of debt, stock issuance, earn out, and performance bonus. Minority shareholders of Livewell Drugstore, Inc. will be given as consideration a fixed amount of restricted common stock in connection with the stock purchase of Livewell Drugstore, Inc. as is allocated based upon the Seller’s valuation of Livewell Drugstore multiplied by the minority shareholder ownership percentage.

The Company’s year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the four affiliated companies, PMSI, PMPI, LWDS, and LWMD. The Company recognizes the noncontrolling interests related to LWDS, a less-than-wholly-owned subsidiary, as equity in the consolidated financial statements separate from the parent entity’s equity. The net profit (loss) attributable to the noncontrolling interest is included in net income (loss) in the consolidated statements of operations. All material intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements. As of December 31, 2024, the Company had an accumulated deficit of $616,962 and positive working capital of $3,306,437. For the year ended December 31, 2024 and 2023, the company had income from operations of $832,102 and of $365,439 respectively, and cash flow from operations of $606,997 and $353,010 respectively.

Despite the Company’s accumulated deficit, the Company expects that existing operational cash flow will be sufficient to fund presently anticipated operations in the normal course of business for the twelve months following the date of these consolidated financial statements.

F-53

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these consolidated financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates and could materially impact the Company’s consolidated financial statements. There have been no material changes to the Company’s accounting estimates since the issuance of the Company’s consolidated financial statements for the fiscal year ended December 31, 2024.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2024 and December 31, 2023, the Company’s cash equivalents totaled $142,969 and $13,247, respectively.

Credit risk

The Company maintains its cash and cash equivalent balances in a financial institution that are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per depositor. While the Company’s cash balances typically exceed this limit, management does not believe the credit risk related to these balances is significant.

Accounts receivable, net

Management reviews outstanding balances on a regular basis to determine collectability. Collectability is based on customer history, the aging of amounts due, as well as any other current circumstances that could affect the collectability of amounts. When receivables are considered uncollectible, they are charged off against the allowance account. As of December 31, 2024 and December 31, 2023, accounts receivable are shown net of an allowance of $46,951 and $51,362, respectively.

Inventories, net

Inventories which are comprised of finished goods, bulk products, containers and packaging, are valued at the lower of cost or net realizable value. The Company’s inventories are valued under the first in, first out (“FIFO”) method or average cost method. The Company evaluates inventory levels quarterly value based upon assumptions about future demand and market conditions. Any inventory that has a cost basis in excess of its expected net realizable value, inventory that becomes obsolete, inventory in excess of expected sales requirements, inventory that fails to meet commercial sale specifications or is otherwise impaired is written down with a corresponding charge to the statement of operations in the period that the impairment is first identified.

Property and equipment, net

Property and equipment is recorded at cost. Assets with an estimated useful life greater than one year and cost exceeding $2,500 are capitalized. Depreciation expense is calculated using the straight line method over the estimated useful lives of the assets, noted below. Maintenance and repairs are charged to expense as incurred.

Estimated useful lives (years)
Furniture & fixtures	7
Office & computers	5
Medical Equipment	7

As of December 31, 2024 and December 31, 2023, the Company had $232,565 and $297,594, respectively, in property, plant and equipment net of depreciation.

F-54

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions annually to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Leases

Under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 842, the determination of whether an arrangement is a lease is made at the lease’s inception and a contract is (or contains) a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined under the standard as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. Since the Company’s leases do not provide an implicit rate, to determine the present value of lease payments, management uses the Company’s incremental borrowing rate based on the information available at lease commencement. Operating lease ROU assets also includes any lease payments made and excludes any lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets. The Company currently has only month to month leases and therefore accounts for rent expense as rent payments are due and paid.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events, or changes in circumstances, indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not considered recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss, if any, is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Management has determined that long-lived assets were not impaired as of or for the periods ended December 31, 2024 and December 31, 2023.

Revenue and cost recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 606, “Revenue from Contracts with Customers”, when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

F-55

When appropriate, the Company disaggregates revenue in its financial disclosures giving consideration to information regularly reviewed by the chief operating decision maker for evaluating the financial performance of the Company or disclosures presented outside the financial statements, as required by ASC 606-10-5.

Patient Service Revenue

Our revenues relate to (i) net patient fees received from various third-party payers and patients themselves under contracts in which our performance obligations are to provide services to the patients and (ii) and patient fees, co-pays, and deductibles paid by patients themselves.

Revenues are recorded during the period our obligations to provide services are satisfied. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies, including plans offered through the health insurance exchanges) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers.

The payment arrangements with third-party payers for the services we provide to the related patients typically specify payments at amounts less than our standard charges and provide for payments based upon predetermined rates for services or discounted fee-for-service rates. Gross revenues are recorded at our standard rates upon completion of the performance obligations to the patients, and an estimate of the discounts applicable to third-party payers is recorded as contra revenue in the same period, based on the contractual arrangements with those third-party payers. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals.

The payment terms with third party payers typically involve processing time allowances resulting in payment within 30 to 60 days from the date of service. The payment terms with patients provides for services fees, co-pays, and deductibles to be due at the time of service.

Pharmacy Revenue

To the extent that pharmacy sales are not covered by third-party payers the Company records revenue when the product is delivered to the customer and the customer pays in cash. Pharmacy sales covered by third-party payers are recorded consistently with patient service revenue covered by third party payers described above.

Recently adopted accounting standards

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), that requires lessees to recognize most leases on their balance sheets related to the rights and obligations created by those leases. The accounting treatment for finance leases and lessors remains relatively unchanged. The accounting standards update also requires additional qualitative and quantitative disclosures related to the nature, timing and uncertainty of cash flows arising from leases. In July 2018, the FASB approved an amendment to the new guidance that introduced an alternative modified retrospective transition approach granting companies the option of using the effective date of the new standard as the date of initial application. The Company adopted the standard using the effective date method on January 1, 2022.

The Company elected the transition package of practical expedients that is permitted by the standard. The package of practical expedients allows the Company to not reassess previous accounting conclusions regarding whether existing arrangements are or contain leases, the classification of existing leases, and the treatment of initial direct costs. Additionally, the Company elected certain other practical expedients offered by the new standard which it will apply to all asset classes, including the option not to separate lease and non-lease components and instead to account for them as a single lease component and the option not to recognize ROU assets and related liabilities that arise from short-term leases (i.e., leases with terms of twelve months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise).

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NOTE 3 – Reclassification of Investments and Related Liability

During the year ended December 31, 2024, management reclassified a portion of investments previously presented as a single line item into marketable securities with a corresponding collateralized borrowing recognized as a liability. This reclassification, applied retrospectively to the comparative period ended December 31, 2023, enhances the transparency of the financial position without affecting previously reported equity, net income, or cash flows.

The impact of this presentation change on the consolidated balance sheets is as follows:

Line Item	As Previously Reported (Dec 31, 2024)	Reclassified (Dec 31, 2024)
Investments	$2,630,893	$-
Marketable Securities	$-	$3,374,279
Collateralized Borrowings	$-	$743,386

Line Item	As Previously Reported (Dec 31, 2023)	Reclassified (Dec 31, 2023)
Investments	$2,035,389	$-
Marketable Securities	$-	$2,357,074
Collateralized Borrowings	$-	$321,685

NOTE 4 – INVENTORY

Inventory, net is stated at the lower of cost or net realizable value at First in, First out (“FIFO”) with cost determined under the moving average method. As of December 31, 2024 and December 31, 2023, inventory, net was $191,515 and $86,652, respectively.

NOTE 5 – NOTES PAYABLE

SBA Loans

As of December 31, 2024 and December 31, 2023, SBA-EIDL loans outstanding were $4,554,513 and $4,607,100, respectively. Installment payments of principal and interest are due Twenty-four (24) months from the date of the promissory notes. The interest rate is 3.75% per annum and payable Thirty (30) years from the date of the promissory notes.

Other Notes Payable

As of December 31, 2024 and December 31, 2023, other note payable outstanding were $515,250 and $566,415, respectively. The commercial promissory note issued by Community State Bank carries interest at a variable rate of 5% per annum. The interest rate may change on August 5, 2025 and on the same day of each year thereafter until the note is fully paid on or before August 20, 2040, the maturity date. The interest rate will never be greater than 18% or less than 5%.

NOTE 6 – LEASES

The Company leases space under an operating lease agreement dated October 1, 2019 with Live Well Realty, LLC, a related party, expiring on June 30, 2028. The rest is made up of base rent and CAM charges.

The weighted average remaining lease term for operating leases is 3.50 years and the weighted average discount rate for operating leases is 4.13%.

The Company had equipment leases accounted for under operating and financing leases. Lease balances as of December 31, 2024 and December 31, 2023 were $347,433 and $811,185 respectively.

NOTE 7 – MARKETABLE SECURITIES

As of December 31, 2024 and December 31, 2023, marketable securities had a carrying value of $3,374,279 and $2,357,074, respectively, and cost of $2,294,150 and $2,370,202, respectively. As of December 31, 2024, marketable securities included equity securities, mutual funds and other investments of $2,141,063, $977,670 and $981, respectively. As of December 31, 2023, marketable securities included equity securities, mutual funds and other investments of $2,899,083, $432,033 and $43,163, respectively.

As of December 31, 2024, the Company had securities pledged as collateral of $2,280,044 for a margin loan of $743,386. As of December 31, 2023, the Company had securities pledged as collateral of $1,356,261 for a margin loan of $321,685.

The margin loan is subject to an agreement, which includes the fees for such loan and the required amount of collateral and stipulates that the pledged securities are held by the Company.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date, up to July 2, 2025, except for Note 3 and Note 7, as to which the date is January 30, 2026 the date that the consolidated financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

F-57

3,800,000 Shares of Series D Convertible Preferred Stock

3,800,000 Shares of Common Stock Underlying the Series D Convertible Preferred Stock

Up to 1,710,000 Shares of Common Stock Issuable Upon Payment of all Dividends Accrued on the Series D Convertible Preferred Stock

Warrants to Purchase 3,800,000 Shares of Series D Convertible Preferred Stock

3,800,000 Shares of Series D Convertible Preferred Stock Issuable Upon Exercise of Warrants

3,800,000 Shares of Common Stock Issuable Upon Conversion of the

Series D Convertible Preferred Stock Underlying the Warrants

Up to 1,710,000 Shares of Common Stock Issuable Upon Payment of all Dividends Accrued on the Series D Convertible Preferred Stock Underlying the Warrants

190,000 Additional Shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock if the conversion price is lower than the initial conversion price of $5 per share

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

PRELIMINARY PROSPECTUS

_________, 2025

RBW Capital Partners LLC

Securities offered through Dawson James Securities, Inc., a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc. (FINRA)

Until   , (25 days after commencement of our initial public offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ALTERNATE PAGES FOR SELLING STOCKHOLDER PROSPECTUS

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

3,000,010,000 Shares

_____, 2025

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED January 30, 2026

3,000,010 Shares of

Common Stock

First Choice Healthcare Solutions, Inc.

This prospectus relates to 3,000,010 shares of common stock of First Choice Healthcare Solutions, Inc. (the “Company”, “we”, “us”, “our”) that may be sold from time to time by the selling stockholders named in this prospectus. 51,114 of such shares are issuable upon the exercise of warrants that two selling stockholders, namely Puritan Partners LLC and Roderic Prat have agreed to exercise upon the effective date of the registration statement. RBW Capital Partners LLC has no role in the offering of Resale Shares (defined herein).

The selling stockholders must sell their shares at a fixed price per share of $5.00, which is the per share price of the shares being offered in our initial public offering, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus (the “IPO Prospectus”), we have registered up to an aggregate of 3,800,000 shares of our Series D Convertible Preferred Stock, par value $0.001 per share (the “Offered Preferred Stock”) and warrants (the “Warrants”) to purchase up to 3,800,000 shares of our Series D Convertible Preferred Stock, par value $0.001 per share. Each share of Offered Preferred Stock we sell in this offering will be accompanied by one Warrant to purchase one share of our Series D Convertible Preferred Stock.

The 3,000,010 shares of common stock offered by the selling stockholders is defined herein as the “Resale Shares.”

We intend to apply to list our shares of common stock for trading on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance, under the symbol “FCHS.” No assurance can be given that our application will be approved. The consummation of this offering is conditioned on obtaining NYSE approval.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on the NYSE, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. No sales of the shares covered by this prospectus shall occur until the shares of common stock sold in our initial public offering begin trading on the NYSE. Currently, there is no public market for our common stock.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of information that should be considered before making a decision to purchase our securities.

Sales of the shares of our common stock registered in this prospectus and the IPO Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2025.

THE OFFERING

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering shares of Series D Convertible Preferred Stock, Warrants and common stock in connection with an initial public offering through the underwriters. The consummation of this offering by the selling stockholders is contingent upon approval of our shares being listed on the NYSE and the consummation of our public offering through the underwriters. Sales by stockholders that purchased our common units from the initial public offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

Alt-1

[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

Alt-2

[Alternate Page for Resale Prospectus]

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the selling stockholders identified in the table below of up to 3,000,010 shares of our common stock (the “Resale Shares”). 51,114 of such shares are issuable upon the exercise of warrants that two selling stockholders, namely Puritan Partners LLC and Roderic Prat have agreed to exercise upon the effective date of the registration statement. The transactions by which the selling stockholders (other than Puritan Partners LLC and Roderic Prat) acquired their securities from us involved the issue of 20% OID convertible notes, certain shares of common stock and warrants (collectively, referred to as a “Strip”) and were exempt under the registration provisions of the Securities Act. Two of the selling stockholders, namely Puritan Partners LLC and Roderic Prat received the warrants exercisable into 550,000 shares of common stock as consideration for services provided by them to the Company during its restructuring and bankruptcy proceedings. Of these 550,000 shares issuable to these selling shareholders, 51,114 shares to be issued to Roderic Prat and Puritan Partners LLC comprise the Resale Shares. The warrants issued to Puritan Partners LLC and a form of the warrants issued to Roderic Prat which is exercisable into shares of Common Stock has been provided as Exhibits 10.9 and 10.10 to this Registration Statement, respectively.

Background to bankruptcy proceedings and existing investors’ knowledge of reverse split applying to their existing investments and investments during bankruptcy proceedings:

As in all non-liquidation bankruptcies, in order to have sufficient capital to execute a business plan that the court will approve, there must be adequate funds to successfully implement that plan. In the case of the Company, we were offered by various creditors the option of “debtor in possession” or “DIP” financing, which the bankruptcy court ultimately did not prefer, recognizing that existing investors would be significantly diluted as any investment in the Company post-resolution of the bankruptcy proceedings would be subject to anti-dilution protection, as is the case with the investors in the Private Placement here (with the shares of the investors in the Private Placement not being subject to the 1 for 2,000 reverse split). The existing investors agreed to invest more to avoid conversion of the Chapter 11 to a Chapter 7 bankruptcy with the understanding that their existing shares would be subject to a reverse split and any additional investment in the Company post the resolution of bankruptcy would not.

As part of the resolution in the bankruptcy proceedings, the Company explored with its Company’s financial advisors at the time various alternatives available to the management pursuant to a traditional “DIP” financing. The financial advisors agreed to assist in an alternative financing that would have provided more capital to the Company with less pressure to repay in a very short maturity than that generally offered by “DIP” financiers. These alternative financing discussions were held primarily with the Company’s existing outstanding shareholder base (whose existing shares of common stock are subject to the 1 for 2,000 reverse split). The majority of the funding obtained by the Company during the bankruptcy and thereafter until the Private Placement (whereby the new investors’ shares are not subject to the reverse split) was primarily from existing shareholders (whose existing shares of common stock are subject to the 1 for 2,000 reverse split) on the understanding that their equity owned prior to the bankruptcy proceedings of the Company would most likely be significantly diluted moving forward. Such shareholders agreed to move forward with their investment in the Company on the aforementioned understanding and acknowledgement of significant dilution to the capital they would infuse as part of their plan. The bankruptcy court approved the plan on February 22, 2021 concluded and ordered to approve this alternative financing from the existing shareholders (whose existing shares of common stock are subject to the 1 for 2,000 reverse split) as opposed to the “DIP” financing. The court advised the Company that based on its experience, in almost all Chapter 11 bankruptcy cases, current equity is generally either entirely “wiped out” and is in effect as a class terminated and as to the creditors of the classes that are generally protected. In the Company’s case, there were six creditor classes above the equity class at the time. In fact, it was unusual that the management and board were able to get an approved plan where current equity had any place in the go forward company in the first place. The provisions and protections in the Company’s plan were granted and approved. The bankruptcy court granted its final decree on April 27, 2022 whereby the Company exited bankruptcy

The Company’s plan to exit bankruptcy was based in large part on this financing approved by the court which agreed to allow a series of protections to new investors who took the risk of financing a company which, just as likely could have been at that time liquidated and converted to a Chapter 7 bankruptcy. With the support and advice of the engaged licensed investment bankers, the alternative financing was discussed on a series of shareholder-wide zoom calls from July 2020 till mid-year 2023 when the Company exited bankruptcy.

Details of the Private Placement giving rise to right to receive 668,886 of the Resale Shares (not subject to the proposed reverse split):

In order to facilitate the strategic pivot as described in this Registration Statement under “Our Business – Strategic Pivot” and provide the opportunity for existing investors to preserve the value of their respective prior investment(s) in the 10% OID Senior Secured Convertible Notes and accompanying warrants, 35% OID Super Priority Senior Secured Convertible Notes and accompanying warrants, Series B 10% Convertible Preferred Stock and accompanying warrants and other short term promissory notes and warrants, a private placement offering of 20% OID convertible notes, certain shares of common stock and warrants (collectively, referred to as a “Strip”) was proposed to all such investors (“Private Placement”). The terms of the Private Placement, including terms relating to the contemplated reverse split not applying to the Resale Shares were proposed to the investors for the first time in April 2024 after open and fair feedback and negotiations with prospective stakeholders/investors as well as discussions with the then-existing shareholders of the Company, with consensus on all material terms, including but not limited to certain anti-dilution protections, convertible features, original issue discount and warrant coverage based upon the nature of the promissory notes being unsecured and highly speculative in nature.

Prior to the infusion of additional capital to sustain the Company’s operations in light of the Chapter 11 proceedings then pending, all existing investors in the Company then holding issued and outstanding shares of the Company were informed in writing as well as referenced on investor calls that the Company would have to offer anti-dilution protection for such new investment in order to avoid being converted to a Chapter 7 restructuring from the Chapter 11 filed and that capital would also involve an up list. The anti-dilution protection involved protection against a reverse split for securities issued or to be issued as part of the capital infusion, as it was evident that to invest funds during a bankruptcy, there would have to be a significant reverse split of the then current issued and outstanding shares to be able to meet NASDAQ or NYSE requirements pertaining to minimum share price. The Company did not receive any objection from the then-existing shareholders to such a proposal, with the investors recognizing the bankruptcy court’s view that in Chapter 11 bankruptcies, existing investors generally get “wiped out” while the new investors obtain various protections to safeguard their investments, including anti-dilution protections. Further, many of the existing shareholders at the time, who attended the meetings and reviewed the communications from the Company explaining the way forward for the Company to be able to exit bankruptcy also invested additional amounts which entitled them to securities not subject to dilution as a result of the potential reverse split. Accordingly, the shares to be issued to the selling stockholders immediately prior to the primary and resale offering are not subject to the contemplated 1 for 2,000 reverse split as part of the anti-dilution protection offered to them during the time of their investments.

The Private Placement offering was kept open from the time it was proposed to the investors in April 2024 until August 2025 in order to ensure that the Company was able to attract additional investment in order to ensure availability of working capital for the Company’s operations and to ensure that the Company remains current with respect to its regulatory filings and corporate compliances. Throughout the offering period, the selling stockholders which invested in the Private Placement were investing with the intention of facilitating the strategic pivot of the Company and the understanding that the shares they would receive from the Private Placement would not be subject to reverse splits. See “Our Business – Strategic Pivot” for additional details.

Alt-3

As a result of the Private Placement, the Company issued 2,582,500 Strips to 37 holders as of September 17, 2025, under which it is obligated to issue (a) 20% OID convertible notes (for a total face amount of $2,934,375 with a total original issue discount of $511,875); (b) warrant shares equal to the quotient of 150% of the face value of the 20% OID convertible note divided by the exercise price. For example, if the note face value is $100,000 and the exercise price is $2.00, the “Maximum Exercise Amount” would be equal to 75,000 Warrant Shares (150%*$100,000)/$2); and (c) 7,192,500 shares of Common Stock as part of the investment in the Strip.

Below are the material terms of the Private Placement. The subscribers in the Private Placement provided customary representations and warranties. A form of the subscription agreement executed by the subscribers has also been provided as Exhibit 10.8 to this Registration Statement:

●	The Company’s agreement with each subscriber in the Private Placement is a separate agreement and the sale of a Strip to each subscriber was a separate sale in the Private Placement.
●	20% OID Convertible Notes. Each such note has the rights, preferences, and limitations applicable as set forth in the form of such note annexed to the subscription agreement. Each note was issued at an original issue discount of 20%.
●	Warrants. Each warrant will entitle its holder to purchase the Company’s common stock at a purchase price of 85% of the per share price in a qualified financing (as such term is defined in the warrant). The quantity of common stock subject to purchase upon exercise of such warrant will be an amount equal to 150% of the face value of the 20% OID convertible note held by the subscriber divided by the exercise price.
●	Issuance of Common Stock. For each dollar invested, the Company agreed to issue the subscriber three (3) shares of its common stock for no additional consideration. The subscription agreement also stated that in the event that the Company effects a reverse split of its common stock in connection with a qualified offering, the number of shares of common stock issued to the subscribers will not be adjusted to reflect such reverse split. For any reverse splits that may occur after such qualified offering, the number of shares if still owned by the subscriber would adjust on the same terms as all other shareholders.
●	Registration Rights. The Strip also entitled the subscriber to the registration rights set forth in the registration rights agreement.

Transactions giving rise to remaining 51,114 shares of common stock forming part of the Resale Shares:

In addition to the 2,948,896 Resale Shares arising out of the Private Placement, 51,114 shares of Resale Shares to be sold by Puritan Partners LLC and Roderic Prat arise out of 550,000 warrants exercisable into 550,000 shares of common stock (200,000 for Roderic Prat and 350,000 for Puritan Partners LLC). The warrants were offered as consideration for services provided by them to the Company during its restructuring and bankruptcy proceedings. Of these 550,000 shares issuable to these selling shareholders, 51,114 shares (18,587 for Roderic Prat and 32,527 for Puritan Partners LLC) form part of Resale Shares.

The Resale Shares are contractually obligated to be issued to the selling stockholders under the subscription agreements for the Private Placement and will be issued immediately prior to completion of the offerings under the IPO Prospectus and the Resale Prospectus and immediately after the 1 for 2,000 reverse stock split of the 32,958,288 shares of common stock of the Company outstanding as of September 17, 2025 to be affected immediately after the effectiveness of this Registration Statement but prior to listing on the NYSE. Accordingly, the reverse stock split will not apply to shares to be sold: (a) under the IPO Prospectus; (b) by the selling stockholders under the Resale Prospectus or shares to be exchanged for notes and certain other liabilities; and (c) shares to be issued related to the purchases of Pointe Med/LiveWell and The Good Clinic.

The selling stockholders may sell some, all, or none of the Resale Shares. Unless otherwise indicated in the footnotes to the table below, no selling stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the selling stockholders. Unless otherwise indicated in the footnotes to the table below, we believe that (i) none of the selling stockholders are broker-dealers or affiliates of broker-dealers, and (ii) no selling stockholder has direct or indirect agreements or understandings with any person to distribute their Resale Shares. To the extent any selling stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually, but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the selling stockholders may change over time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders.

The first column lists the name of the selling stockholder.

The second column lists the number of shares of common stock beneficially owned by each selling stockholder before the offering as of June 30, 2025 before giving effect to the 1 for 2,000 reverse split and the issuance of shares of common stock of the Company to be issued to the selling stockholders under the terms of the Private Placement.

The third column states the percentage of shares beneficially owned by each selling stockholder before the offering as of June 30, 2025 before giving effect to the 1 for 2,000 reverse split and the issuance of shares of common stock of the Company to be issued to the selling stockholders under the terms of the Private Placement.

The fourth column states the number of shares to be issued to each selling stockholder immediately after the reverse split under the terms of the Private Placement but immediately prior to the offering under the IPO Prospectus and the Resale Prospectus.

The fifth column states the percentage of shares beneficially owned by each selling stockholder immediately after the reverse split under the terms of the Private Placement but immediately prior to the offering under the IPO Prospectus and the Resale Prospectus.

The sixth column states the number of shares of common stock being offered by the selling stockholders under the Resale Prospectus.

The seventh column states the number of shares beneficially owned by each selling stockholder after offering under the IPO Prospectus and Resale Prospectus.

The eighth column states the percentage of shares beneficially owned by each selling stockholder immediately after offerings under the IPO Prospectus and Resale Prospectus.

Selling Stockholder	Number of Shares Beneficially Owned Before offering under the IPO Prospectus and Resale Prospectus (before giving effect to reverse split and issuance of Resale Shares)	Percentage of Shares Beneficially Owned Before offering under the IPO Prospectus and Resale Prospectus (before giving effect to reverse split and issuance of Commitment Shares)	Number of Shares Issued After the Reverse Split (immediately before the offering under the IPO Prospectus and Resale Prospectus)	Percentage of Shares Beneficially Owned Immediately Before offering under the IPO Prospectus and Resale Prospectus (after giving effect to Reverse Split and issuance of Resale Shares) (%)	Number of Shares Being Offered for resale under the Resale Prospectus	Number of Shares Beneficially Owned After offering under the IPO Prospectus and Resale Prospectus	Percentage of Shares Beneficially Owned After offering under the IPO Prospectus and Resale Prospectus (%)(1)
Marina Turovets (2)		-	75,000	1.03	29,042	45,958	0.55%
CLEJ Holdings, LLC (3)	201,129	1	600,000	8.24	232,333	367,667	4.38%
Paul Bing (4)	-	-	150,000	2.06	58,083	91,917	1.10%
Apparao Kandru	-	-	75,000	1.03	29,042	45,958	0.55%
Paul Stamatis, Jr	-	-	225,000	3.09	87,125	137,875	1.64%
SLDK, Inc. (5)	-	-	75,000	1.03	29,042	45,958	0.55%
Venkateswarlu Vadlamudi	-	-	150,000	2.06	58,083	91,917	1.10%
Gopi Manne	-	-	150,000	2.06	58,083	91,917	1.10%
William Davis	-	-	75,000	1.03	29,042	45,958	0.55%
Vatsala Parchuri	-	-	75,000	1.03	29,042	45,958	0.55%
Robert N. Hutcheson (6)	167,000	1	75,000	1.03	29,042	45,958	0.55%
Stephen Nicholas (7)	-	-	150,000	2.06	58,083	91,917	1.10%
SUNEAN Investments, LP (8)	-	-	75,000	1.03	29,042	45,958	0.55%
Ocean View Living, LLC	-	-	75,000	1.03	29,042	45,958	0.55%
Gregory Gallina (9)	-	-	37,500	0.51	14,521	22,979	0.27%
GWDEP, LLC (10)	-	-	555,000	7.62	214,908	340,092	4.05%
Barbara Sher (11)	-	-	495,000	6.38	191,675	303,325	3.61%
Equity Trust Company fbo Raja Bonthu, IRA200428960	-	-	75,000	1.03	29,042	45,958	0.55%
Robert T. Lee, II	-	-	75,000	1.03	29,042	45,958	0.55%
Brice Lukasko Investments, LLC (12)	-	-	150,000	2.06	58,083	91,917	1.10%
Polansky Holdings, LP (13)	-	-	150,000	2.06	58,083	91,917	1.10%
Derek Strine	-	-	150,000	2.06	58,083	91,917	1.10%
Philip Rubinfeld	146,778	1	75,000	1.03	29,042	45,958	0.55%
622 Capital, LLC (14)	-	-	150,000	2.06	58,083	91,917	1.10%
Morhaf Ibrahim, MD	-	-	150,000	2.06	58,083	91,917	1.10%
Joseph Mannino	-	-	300,000	4.12	116,167	183,833	2.19%
Craig P. McGuinn, II	-	-	210,000	2.88	81,317	128,683	1.53%
Robin Moriarty	-	-	150,000	2.06	58,083	91,917	1.10%
Anthony Milone	-	-	50,000	0.69	19,363	30,637	0.36%
Point637 Advisors, LLC (15)	-	-	75,000	1.03	29,042	45,958	0.55%
Target Capital 1, LLC (16)	-	-	600,000	8.24	232,333	367,667	4.38%
Legend CAP Opportunity Fund, LLC (17)	75,000	1	1,050,000	12.36	406,583	643,417	7.67%
Steven Brandstetter	-	-	300,000	4.12	116,167	183,833	2.19%
Roderic Prat (18)	-	-	200,000	2.75	77,446	122,554	1.46%
Puritan Partners LLC (18)	-	-	350,000	4.81	135,529	214,471	2.56%
Nuvo Accessories Limited (19)	-	-	75,000	1.03	29,042	45,958	0.55%
William J. McCluskey			300,000	4.12	116,167	183,833	2.19%
			7,747,500		3,000,010	4,747,490

Alt-4

The Resale Shares shall not be subject to the contemplated 1 for 2,000 reverse split in accordance with the terms of the subscription agreements entered into by them. The selling stockholders received the right to be issued the Resale Shares by way of private placement transactions in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, whereby Puritan Partners LLC and Roderic Prat received warrants exercisable into shares of common stock of the Company as consideration for services to the Company, and the other selling stockholders entered into subscription agreements with the Company for the sale of the specified number of shares of common stock of the Company, and warrants and 10% convertible notes having the terms as set forth in such subscription agreements. The material terms under the subscription agreements are discussed below the footnotes to the table. The form of the subscription agreement entered into by the selling stockholders has also been filed as an exhibit to this Registration Statement.

*	Represents beneficial ownership of less than one percent.

1	Applicable percentage ownership after this offering is based on 8,393,979 shares of common stock outstanding immediately after the offering under the IPO Prospectus and the Resale Prospectus. For additional details, see “The Offering - Common Stock to be outstanding immediately after this offering” on page 7 above.
2	Does not include Series B Preferred Convertible Shares beneficially owned by Marina Turovets through Turov Management, LLC.
3	Includes CLEJ Holdings and LFG International JV, LLC with Daniel Lowy as the beneficial owner.
4	Does not include Series B Preferred Convertible Shares beneficially owned by Paul Bing.
5	Does not include Series B Preferred Shares owned by Doraraju Kurusamy and SLDK, Inc. as beneficial owner.
6	Does not include underlying shares of Super Priority 35% OID Convertible Note issued to Robert N. Hutcheson as holder.
7	Does not include 10% Senior Secured Convertible Note and Super Priority 35% OID Convertible Note underlying shares issued to Stephen Nicholas as holder.
8	Does not include Series B Convertible Preferred Shares beneficially owned by Anil Odhav through SUNEAN Investments LP.
9	Does not include Series B Convertible Preferred Shares held by Gregory Gallina as beneficial owner.
10	GWDEP, LLC with Daniel Powell as managing member.
11	Does not include 10% Senior Secured Convertible Note and Super Priority 35% OID Convertible Note underlying shares issued to Barbara Sher as holder.
12	Brice Lukasko as beneficial owner and managing member of Brice Lukasko Investments, LLC.
13	Joshua Polansky as beneficial owner and managing member of Polansky Holdings, LP.
14	Gary Clayburn, Jr as beneficial owner and managing member of 622 Capital, LLC.
15	Michael Jordan as beneficial owner and managing member of Point637 Advisors, LLC.
16	Dmitriy Shapiro as beneficial owner and managing member of Target Capital 1, LLC.
17	Evan Greenberg as beneficial owner and managing member of Legend CAP Opportunity Fund, LLC.
18	Indicates holders (namely Puritan Partners LLC and Roderic Prat) who hold warrants exercisable into 550,000 common shares, 51,114 of which form part of the Resale Shares. The warrants were issued to these holders as consideration for services provided to the Company during its restructuring and bankruptcy proceedings.
19	Sol Wahba as beneficial owner of Nuvo Accessories Limited.

Set forth below are the terms of the private placement offering under the subscription agreements entered into between the Company and certain selling stockholders involving the issue of 20% OID convertible notes, certain shares of common stock and warrants (collectively, referred to as a “Strip”) (such transaction, the “Private Placement”). Of the 3,000,010 Resale Shares, 2,948,896 shares arise out of the Private Placement. The terms of the Private Placement, including terms related to the exclusion of the common shares from the contemplated reverse split, were agreed upon and finalized after open and fair feedback and negotiations with consensus on all material terms, including but not limited to, certain anti-dilution protections, convertible features, original issue discount and warrant coverage based upon the nature of the promissory note being unsecured and highly speculative with great risk.

●	The Company’s agreement with each subscriber in the Private Placement is a separate agreement and the sale of a Strip to each subscriber was a separate sale in the Private Placement.
●	20% OID Convertible Notes. Each such note has the rights, preferences, and limitations applicable as set forth in the form of such note annexed to the subscription agreement. Each note was issued at an original issue discount of 20%.
●	Warrants. Each warrant will entitle its holder to purchase the Company’s common stock at a purchase price of 85% of the per share price in a qualified financing (as such term is defined in the warrant). The quantity of common stock subject to purchase upon exercise of the warrant will be an amount equal to 150% of the face value of the 20% OID convertible note held by the subscriber.
●	Issuance of Common Stock. For each dollar invested, the Company agreed to issue the subscriber three (3) shares of its common stock for no additional consideration. The subscription agreement also stated that in the event that the Company effects a reverse split of its common stock in connection with a qualified offering, the number of shares of common stock issued to the subscribers will not be adjusted to reflect such reverse split. For any reverse splits that may occur after such qualified offering, the number of shares if still owned by the subscriber would adjust on the same terms as all other shareholders.
●	Registration Rights. The Strip also entitled the subscribers to registration rights set forth in the registration rights agreement.

The subscribers in the Private Placement provided customary representations and warranties. The form of the 10% convertible notes, warrants and the registration rights agreement are annexed to the subscription agreement which has been filed as an exhibit to this Registration Statement.

In addition to the 2,948,896 Resale Shares arising out of the Private Placement being offered under the Resale Prospectus, 51,114 shares of Resale Shares to be sold by Puritan Partners LLC and Roderic Prat arise out of 550,000 warrants exercisable into 550,000 shares of common stock (200,000 for Roderic Prat and 350,000 for Puritan Partners LLC). The warrants were offered as consideration for services provided by them to the Company during its restructuring and bankruptcy proceedings. Of these 550,000 shares issuable upon exercise of the warrants to these selling shareholders, 51,114 shares (18,587 for Roderic Prat and 32,527 for Puritan Partners LLC) form part of Resale Shares under the Resale Prospectus.

Alt-5

[Alternate Page for Resale Prospectus]

PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the resale of the Resale Shares by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Resale Shares. We will pay all expenses (other than discounts, commissions, and transfer taxes, if any) relating to the registration of the Resale Shares in the registration statement of which this prospectus forms a part.

The selling stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the Resale Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for any underwriter discounts or commissions and any applicable transfer taxes. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Alt-6

[Alternate Page for Resale Prospectus]

LEGAL MATTERS

The validity of the shares of common stock covered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP.

Alt-7

PRELIMINARY PROSPECTUS

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered.

SEC registration fee		$6,771
FINRA filing fee		$7,133
NYSE listing fee	$	**
Legal fees and expenses		$275,000
Accounting fees and expenses		$50,000
Transfer agent and registrar fees		$7,000
Miscellaneous fees and expenses		$36,201
Total	$	**

All amounts are estimated, except the U.S. Securities and Exchange Commission registration fee, the NYSE listing fee and the FINRA filing fee.

**	To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

Our bylaws, subject to the provisions of the DGCL contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

II-1

The Company plans to enter into an underwriting agreement in connection with this offering that provides that the underwriter is obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Issuances of Unregistered Securities

Series B Convertible Preferred Stock

In the second quarter of 2022, the Company issued 141 shares of Series B convertible preferred stock (the “Series B Preferred Stock”) with a par value of $0.01 per share and a purchase price of $6,750 per share to 15 investors for $1,057,200 which included a 10% discount of $105,450 and cash of $951,750. The terms of these Series B Preferred Stock issuances included a 10% dividend payable in Series B Preferred Stock. The Company paid $53,994 in fees to brokers related to these issuances.

In the second quarter of 2023, the Company sold 6 shares of Series B Preferred Stock, with a par value of $0.01 per share and a purchase price of $7,500 per share to 1 investor for $50,000 which included a 10% discount of $5,000 and cash of $45,000. The Company paid $0 in fees to brokers related to this issuance.

As of December 31, 2024, December 31, 2023 and December 31, 2022, the total shares of Series B Preferred Stock outstanding were 147, 147 and 141 shares, respectively.

Common Stock

Steward Health Care

On March 1, 2018, the Company issued five (5) million shares (“Shares”) of the Company’s Common Stock for $7.5 million to Steward Physician Contracting Inc., a wholly owned subsidiary of Steward Health Care System LLC (“Steward”). The Shares were issued as part of the Company’s recently announced strategic partnership with Steward. As part of the sale, Steward was granted a put option to sell the Shares to the Company on or after April 1, 2022, under which put option Steward could sell up to fifty percent (50%) of the Shares to the Company, one-time during each of the subsequent two (2) calendar years. The Company shall have the obligation to accept Purchaser’s put notice and purchase the Shares at the per share price of the original issue price of $1.50. The put option was to expire if the market capitalization of the Company (as defined under the stock purchase agreement for the purchase of Shares) was equal to or more than $100,000,000. As part of the plan of bankruptcy issued by the Bankruptcy Court for the Middle District of Florida on February 23, 2021 which became effective on April 28, 2022, the put option was eliminated.

During the years ended December 31, 2023, December 31, 2022, and December 31, 2021, the Company did not issue any shares of its common stock.

Private Placement of Strips comprising 20% OID Convertible Notes, Warrants and Commitment Shares

In connection with the issuance of the 35% OID Super Priority Secured Convertible Notes in 2022, the Company was to issue 1,000,000 incentive shares of unrestricted common stock. In connection with the issuance of the 35% OID Super Priority Secured Convertible Notes in 2023, the Company was to issue 100,000 incentive shares of unrestricted common stock. In connection with the issuance of the 20% OID Convertible Notes in 2023, the Company was to issue 468,250 incentive shares of unrestricted common stock. As of December 31, 2023, none of the incentive shares were issued and were therefore recorded as a Common Share Payable current liability.

Further, in order to facilitate the strategic pivot as described in this Registration Statement under “Our Business – Strategic Pivot” and provide the opportunity for existing investors to preserve the value of their respective prior investment(s) in the 10% OID Senior Secured Convertible Notes and accompanying warrants, 35% OID Super Priority Senior Secured Convertible Notes and accompanying warrants, Series A 10% Convertible Preferred Stock and accompanying warrants and other short term promissory notes and warrants, a private placement offering of 20% OID convertible notes, certain shares of common stock and warrants (collectively, referred to as a “Strip”) was proposed to all such investors (“Private Placement”). As a result of the Private Placement, the Company issued 2,582,500 Strips to 37 holders as of September 17, 2025, under which it is obligated to issue (a) 20% OID convertible notes (for a total face amount of $2,934,375 with a total original issue discount of $511,875); (b) warrant shares equal to the quotient of 150% of the face value of the 20% OID convertible note divided by the exercise price. For example, if the note face value is $100,000 and the exercise price is $2.00, the “Maximum Exercise Amount” would be equal to 75,000 Warrant Shares (150%*$100,000)/$2); and (c) 7,192,500 shares of Common Stock as part of the investment in the Strip.

II-2

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

1.1***	Form of Underwriting Agreement

3.1	Certificate of Incorporation of First Choice Healthcare Solutions, Inc. (incorporated by reference to Annex B to the Company’s Information Statement on Schedule 14C, filed with the SEC on March 14, 2012)

3.2	Certificate of Amendment to Certificate of Incorporation of First Choice Healthcare Solutions, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 2, 2025)

3.3	Certificate of Designation for Series A Super Voting Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 10-K, filed with the SEC on April 15, 2025)

3.4	Certificate of Designation for Series B Preferred Stock of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 10-K, filed with the SEC on April 15, 2025)

3.5

Certificate of Designation for Series C Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1; No. 333-279357, as amended, originally filed with the Securities and Exchange Commission on May 13, 2024)

3.6	By-laws of the Company (incorporated by reference to Annex C to the Company’s Information Statement on Schedule 14C, filed with the SEC on March 14, 2012)

3.7

Form of Certificate of Designations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 2, 2025)

4.1	Form of Series D Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 2, 2025)

5.1***	Opinion of Sichenzia Ross Ference Carmel LLP

10.1	Share Exchange Agreement dated December 29, 2010, by and between the Company, FCID Medical, Inc., and FCID Holdings, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2011)

10.2	Loan and Security Agreement dated as of June 13, 2013, by and between C.T. Capital Ltd and First Choice Medical Group of Brevard, LLC (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.3

Asset Purchase Agreement dated January 25, 2024 by and between the Company and Leading Primary Care, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

10.4	Stock Purchase Agreement dated July 20, 2023 by and between the Company and Gary C. Bernard, as amended by addendum dated May 5, 2024 (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

10.5+	Employment agreement dated June 6, 2022 between the Company and Lance Friedman, as amended by the addendum dated March 1, 2024 (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

10.6+

Employment agreement dated June 10, 2025 between the Company and Bradley D. Case (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 2, 2025)

10.8	Form of Subscription Agreement between the Company and selling stockholders (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 11, 2025)

10.9	Warrant issued to Puritan Partners LLC (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 11, 2025)

10.10	Form of Warrant issued to Roderic Prat (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 11, 2025)

10.11*	Triple-net master lease agreement dated March 31, 2016 and termination order dated October 18, 2021 passed by the eighteenth judicial circuit court in Brevard County, Florida

10.12*	Form of Security Purchase Agreement for 10% OID Senior Secured Convertible Notes

10.13*	Form of Security Purchase Agreement for 35% OID Super Priority Senior Secured Convertible Notes

10.14*	Form of Security Purchase Agreement for 20% OID Unsecured Convertible Notes

21	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 15, 2025)

23.1*	Consent of Bush & Associates CPA LLC relating to financial information of First Choice Healthcare Solutions, Inc.

23.2*	Consent of Bush & Associates CPA LLC relating to financial information of Pointe Medical Live Well group

23.3***	Consent of Sichenzia Ross Ference Carmel LLP (contained in its form of opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (as seen on signature page herein)

99.1***	Consent of Director Nominee (Gary E. Stein)

99.2***	Consent of Director Nominee (Mara Jacobs)

99.3***	Consent of Director Nominee (James Hennig)

99.4***	Consent of Director Nominee and Executive Officer (Joseph Clemente)

107***	Filing Fee Table

* Filed herewith

*** Previously Filed

+ Indicates management contract or compensatory plan

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, State of Florida on the 30th day of January 2026.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC. (Registrant)

By:	/s/ Lance Friedman
Name:	Lance Friedman
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lance Friedman (with full power to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lance Friedman	Chief Executive Officer (Principal Executive Officer)	January 30, 2026
Lance Friedman

/s/ Lance Friedman	Principal Accounting Officer	January 30, 2026
Lance Friedman

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